As filed with the Securities and Exchange Commission on November 6, 2001
                                          Registration Statement No. 333-65702

==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                AMENDMENT NO. 3

                                      to
                            REGISTRATION STATEMENT
                                  ON FORM S-3
                                     UNDER
                          THE SECURITIES ACT OF 1933


                       MORGAN STANLEY ABS CAPITAL I INC.

            (Exact name of registrant as specified in its charter)

Delaware                                                             13-3939229
(State of incorporation)                                       (I.R.S. Employer
                                                            Identification No.)
                           1585 Broadway, 2nd Floor
                           New York, New York 10036
                                (212) 761-4000
              (Address, including zip code, and telephone number,
             including area code, of principal executive offices)


                               Craig S. Phillips
                                   President
                       Morgan Stanley ABS Capital I Inc.
                           1585 Broadway, 2nd Floor
                           New York, New York 10036
                                (212) 761-4000
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                                With a copy to:

Gregory D. Walker, Esq.             Siegfried Knopf, Esq.              Michael S. Gambro, Esq.           Christopher DiAngelo
Morgan Stanley & Co. Incorporated   Sidley Austin Brown & Wood LLP     Cadwalader, Wickersham & Taft     Dewey Ballantine LLP
1585 Broadway                       875 Third Avenue                   100 Maiden Lane                   1301 Avenue of the Americas
New York, New York 10036            New York, New York  10022          New York, New York 10038          New York, New York  10019


     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                    CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                     Proposed         Proposed
                                                                     Maximum          Maximum
                                                    Amount          Aggregate        Aggregate            Amount of
                  Title of                          to be             Price       Offering Price*        Registration
        Securities to Be Registered             Registered(1)       Per Unit*                                Fee
---------------------------------------------------------------------------------------------------------------------------
Asset Backed Securities.....................  $4,164,149,461(2)        100%        $4,164,149,461      $1,000,000(3)(4)
===========================================================================================================================


       * Estimated for the purpose of calculating the registration fee.
(1) This Registration Statement relates to the offering from time to time of an indeterminate amount of Asset Backed Securities in connection with any resales of them in market making transactions by an underwriter, to the extent required.
(2) Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this registration statement also relates to an aggregate principal amount of $164,149,461 of unsold asset backed securities previously registered by registrant under registration statement 333-64909.

(3)    Previously paid.

(4) This amount does not include the registration fee previously paid in connection with the $164,149,461 aggregate principal amount of securities referred to in footnote (2) above.

==============================================================================

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                               INTRODUCTORY NOTE

     Four forms of prospectus supplement are included in this registration statement. Prospectus supplement version #1 relates to a debt offering of notes by a Delaware business trust, backed by a pool of home equity line of credit mortgage loans. Prospectus supplement version #2 relates to an offering of certificates by a trust as to which a REMIC election is made, backed by a pool of closed-end home equity mortgage loans. Prospectus supplement version #3 relates to an offering of certificates by a trust as to which a REMIC election is made, backed by a pool of previously issued mortgage-backed securities. Prospectus supplement version #4 relates to securities that registrant intends to cause to be issued shortly after effectiveness of the registration statement. Each form of prospectus supplement relates only to the securities described in it and is a form that that may be used, among others, by registrant to offer asset backed securities under this registration statement.

                                             [Prospectus Supplement Version #1]


The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                 Subject To Completion, Dated November 6, 2001

        Prospectus Supplement To Prospectus dated _____________________
                          $___________ (approximate)
                          Home Equity Loan Trust 200_
        [____________] Home Equity Loan Asset-Backed Notes, Series 200_
                       Morgan Stanley ABS Capital I Inc.
                                   depositor


                        [____________________________]
                          seller and master servicer

The notes represent non-recourse obligations of the issuer only and do not represent an interest in or obligation of the depositor, the trustee or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

Review the information in "Risk Factors" on page S-12 in this prospectus supplement and on page 6 in the prospectus.

The Trust
o    will issue one class of senior notes.

The Notes
o are secured by the assets of the trust which includes a pool of adjustable rate home equity revolving credit-line loan agreements and both fixed and adjustable rate closed-end home equity loans

o have a floating rate of interest equal to one-month LIBOR plus __%, although the rate will be capped based on the weighted average net loan rate for the pool

o    currently have no trading market.

Credit Enhancement
o    A spread account will fund shortfalls in payments due on the notes.

o The seller's interest will absorb a limited portion of the losses on the mortgage loans, as described in this prospectus supplement under "Description of the Notes -- General".

o An irrevocable and unconditional guaranty insurance policy issued by [________] will guarantee payments on the notes.


     Morgan Stanley & Co. Incorporated, the underwriter, will buy all of the notes from the depositor and is offering the notes initially at the price to public below. [This prospectus supplement and the attached prospectus may be
used by [________], which is an affiliate of [           ] and therefore may
also be viewed as an affiliate of the trust, in connection with offers and sales related to market making transactions in the notes. These transactions
will be at prevailing market prices at the time of sale. [       ] may act as
principal or agent in these transactions.]


                                                    Per $1,000 of
                                                        Notes          Total
                                                    -------------     -------
Price to Public..................................... $                $
Underwriting Discount............................... $                $
Proceeds, before expenses, to the depositor......... $                $


Neither the SEC nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                          Morgan Stanley Dean Witter
                           _________________, 200_

     Persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with the offering, and may bid for, and purchase, the securities in the open market. See "Underwriting".


     This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus, dated _______, 200_ and attached to this prospectus supplement. Purchasers are urged to read both this prospectus supplement and the prospectus in full. Sales of the notes offered by this prospectus supplement may not be consummated unless the purchaser has received both this prospectus supplement and the prospectus. There is a Glossary on page S-69 where you will find definitions of the capitalized terms used in this prospectus supplement.


     No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus and if given or made, that information or representations must not be relied upon as having been authorized by the depositor or the underwriter. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus supplement in any jurisdiction in which, or to any person to whom, it is unlawful to make that offer or solicitation in that jurisdiction.

     Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

                               Table Of Contents
                                                                          Page
                                                                          ----
Prospectus Supplement
      Summary..............................................................S-4
      Risk Factors........................................................S-12
      The Insurer.........................................................S-15
      The Trust...........................................................S-15
      The Seller..........................................................S-17
      Description of the Mortgage Loans...................................S-19
      Description of the Notes............................................S-28
      Pool Factor.........................................................S-48
      Maturity and Prepayment Considerations..............................S-48
      Description of the Agreements.......................................S-50
      Use of Proceeds.....................................................S-60
      Material Federal Income Tax Consequences............................S-60
      ERISA Considerations................................................S-65
      Legal Investment Considerations.....................................S-67
      Underwriting........................................................S-67
      Legal Matters.......................................................S-68
      Experts.............................................................S-68
      Ratings.............................................................S-68
      Glossary............................................................S-69

Prospectus
      Risk Factors...........................................................6
      The Trust Fund........................................................10
      Use of Proceeds.......................................................30
      The Depositor.........................................................30
      Description of the Securities.........................................31
      Credit Enhancement....................................................50
      Yield and Prepayment Considerations...................................58
      The Agreements........................................................61
      Material Legal Aspects of the Loans...................................80
      Material Federal Income Tax Consequences.............................100
      State Tax Considerations.............................................128
      ERISA Considerations.................................................129
      Legal Investment.....................................................136
      Method of Distribution...............................................138
      Legal Matters........................................................139
      Financial Information................................................139
      Rating...............................................................139
      Where You Can Find More Information..................................140
      Incorporation of Certain Documents by Reference......................141
      Glossary.............................................................142

                                    Summary


     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus for additional information about the notes.

   ----------------------------------------------------------
       Home Equity Loan Asset-Backed Notes, Series 200_-_
   ----------------------------------------------------------
                          Initial
      Note Rate      Principal Balance       Maturity Date
   ----------------------------------------------------------
      1-month
      LIBOR +
      ___%           $________________       ____________
   ----------------------------------------------------------

     The maturity date stated above assumes no prepayments are made on the mortgage loans held by the trust. Since we expect prepayments on the mortgage loans will occur, we expect the actual maturity date for the notes will be significantly earlier than its maturity date stated above. We refer you to "Maturity and Prepayment Considerations" in this prospectus supplement for additional information.

     The note rate stated above is subject to a cap. If the rate calculated above for the notes based on LIBOR exceeds the weighted average of the net loan rates on any payment date, you will receive interest at the weighted average net loan rate. We refer you to "Description of the Notes--Payments on the Notes" for more information regarding the weighted average net loan rate and other limitations on the payment of interest on the notes.

The Seller and Master Servicer

o ________________________. As seller, _______ will sell the mortgage loans from its own portfolio to the depositor who will in turn immediately convey them to the trust. As master servicer, ______ will be responsible for servicing the mortgage loans after they are conveyed to the trust.

o ________________________ maintains its principal office at _____________________. Its telephone number is ____________.

o The master servicer will receive a monthly fee from the interest payments on the mortgage loans equal to ___% per annum on the principal balance of each mortgage loan.


We refer you to "The Seller" in this prospectus supplement for additional information.

The Depositor


o Morgan Stanley ABS Capital I Inc. The depositor will establish the trust. The depositor will also acquire the mortgage loans from the seller and will then immediately convey them to the trust.

o Morgan Stanley ABS Capital I Inc. maintains its principal office at 1585 Broadway, 2nd Floor, New York,

     New York 10036. Its telephone number is (212) 761-4000.


We refer you to "The Depositor" in the prospectus for additional information.

Trust


o Home Equity Loan Trust 200_-_. The trust has been formed in order to acquire the mortgage loans and issued the notes. We refer you to "The Trust--General" in this prospectus supplement for additional information.

Indenture Trustee

o [__________________________]. The indenture trustee will act as the noteholders' trustee and will be obligated to perform those tasks set out for it under the indenture.

Owner Trustee

o [__________________________]. The owner trustee will form the trust at the direction of the depositor, will issue the seller's interest and will act on behalf of the trust under the trust agreement.

Insurer

o [________________________]. The insurer will issue an irrevocable and unconditional guaranty insurance policy under which it will guarantee payments on the notes.


We refer you to "The Insurer" in this prospectus supplement for additional information.

Cut-Off Date


o ______________, 200_. The cut-off date is the date starting on which payments and other amounts received on the mortgage loans will be property of the trust.

Closing Date

o ______________, 200_. On the closing date the trust will acquire the mortgage loans and issue the notes.

Payment Date


o The __th day of each month, or if that day is not a business day, the next business day. The first payment date is ____________, 200_.

Collection Period


o    The calendar month preceding the month of a payment date.


Registration of Notes

     We will issue the notes in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the notes are book-entry, they will be registered in the name of the applicable depository, or in the name of the depository's nominee.

     We refer you to "Risk Factors-- Consequences on Liquidity and Payment Delay Because of Owning Book-Entry Notes" and "Description of the Notes--Book-Entry Notes" in this prospectus supplement for additional information.

Assets of the Trust

     The trust's assets include:


     o a pool of adjustable rate home equity revolving credit-line loan agreements, fixed rate closed-end home equity loans and adjustable rate closed-end home equity loans, in each case secured by either first or junior deeds of trust or mortgages on one- to four-family residential properties;

     o payments of interest and principal payments received on the mortgage loans on and after the cut-off date;

     o property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure;

     o rights under the hazard insurance policies covering the mortgaged properties;

     o amounts on deposit in the collection account, the distribution account and the spend account, all held in the name of the indenture trustee for the benefit of the noteholders and the insurer; and

     o   the insurance policy.


     During the life of the trust, all new advances made to mortgagors under the applicable credit line agreement will become assets of the trust. Due to these advances and any principal payments on the mortgage loans, the pool balance will generally fluctuate and differ from day to day.

The Mortgage Loans

1.       Mortgage Loan Statistics


On the closing date, the trust will acquire a pool of [adjustable rate home equity revolving credit-line loan agreements and fixed rate closed-end home equity loans]. These mortgage loans will have the following characteristics:

o    number of mortgage loans: _____

o    number of revolving credit-line loans: __________

o    number of closed-end loans:

o    aggregate principal balance: $__________

o    mortgaged property location: ___ states

o    average credit limit of revolving credit-line loans: $_____

o    credit limits on the revolving credit-line loans range: $____ to $____

o    aggregate credit limit of revolving credit line loans: $_________

o    aggregate outstanding principal balance of revolving credit line loans:
     $_________

o    interest rates as of ___________ range: _____% to ______%

o    weighted average interest rate as of the cut-off date _____%
     (approximate)

o percent by outstanding principal balance as of the cut-off date of mortgage loans having fixed interest rates: _____%

o percent by outstanding principal balance as of the cut-off date of mortgage loans having adjustable interest rates: _____%

o    loan age range: ____ to ____months

o    weighted average loan age: __ months

o credit limit utilization rate range for revolving credit-line loans: ___ to ___

o weighted average credit limit utilization rate for revolving credit-line loans: ___

o gross margin range for adjustable rate loans: ___ to ___; the gross margin is the fixed amount for each adjustable rate mortgage loan that is added to the floating index for that loan to determine its interest rate

o    weighted average gross margin for adjustable rate loans: __

o    combined loan-to-value ratio range, of ____% to _____% (approximate)

o    weighted average combined loan-to-value ratio ____% (approximate)

o all of the revolving credit-line loans bear interest at an adjustable rate based on [_________]

o balloon loans - loans with amortization schedules that don't fully amortize by their maturity date: ____% (approximate)


2.   Payment Terms of Mortgage Loans

     A.  Revolving Credit Line Loans


     o Each borrower under a revolving credit-line loan may borrow amounts from time to time up to the maximum amount of that borrower's line of credit. If borrowed amounts are repaid, they can be borrowed again.

     o Interest - Interest on each revolving credit-line loan is payable monthly on the related outstanding principal balance for each day in the billing cycle. The loan rate is variable and is equal to
         __________.


     Principal - The revolving credit-line loans have [a ten year draw period during which amounts may be borrowed under the credit line agreement, followed by a ten year repayment period during which the borrower must repay the outstanding principal of the loan].

     B.  Closed-End Home Equity Loans


     o The amount borrowed under a closed-end loan is fully disbursed on the date of origination of that loan and the borrower is not entitled to future advances of cash under that loan.

     o Interest on each closed-end loan is payable monthly on the related outstanding principal balance of the closed-end loan. The loan rate for most of the closed-end loans is fixed at origination of the closed-end loan. The loan rate for the remainder of the closed-end loans is variable and is equal to [________].


     C.  Simple Interest Loans


     o All of the loans compute interest based on a simple interest method. This means that interest is computed and charged to the borrower on the outstanding balance of the loan based on the number of days elapsed between the date through which interest was last paid on the loan through receipt of the borrower's most current payment. The portions of each monthly payment that are allocated to interest and principal are adjusted based on the actual amount interest charged on the simple interest basis.

We refer you to "Description of the Mortgage Loans" in this prospectus supplement for additional information.

The Notes

1.   General


     o   The notes will be secured by the assets of the trust.

     o Each month, the indenture trustee will calculate the amount you are owed.

     o If you hold a note on the day immediately preceding a payment date, you will be entitled to receive payments on that payment date.


2. Interest Payments: Interest on the notes for a payment date accrues during the period beginning on the prior payment date, or in the case of the first payment date, beginning on the closing date, and ending on the day before the payment date. The indenture trustee will calculate interest based on the actual number of days in the interest period and a year assumed to consist of 360 days. On each payment date, you will be entitled to the following amounts from your portion of interest collections on the mortgage loans:


     o interest at the related note rate that accrued during the interest period on your invested amount; and

     o any interest that was due on a prior payment date and not paid. In addition, interest will have accrued on the amount of interest which was previously due and not paid.

     Your portion of the interest collections on the mortgage loans will be equal to the interest collections on the mortgage loans for the related payment date multiplied by the investor floating allocation percentage for that payment date, less amounts due to the indenture trustee, the owner trustee and the insurer for payment of fees and premiums. The investor floating allocation percentage will initially equal __% and will vary over the life of the trust. We refer you to "Description of the Notes--General" and "--Payments on the Notes" in this prospectus supplement for additional information.

     3. Principal Payments During the Managed Amortization Period: The managed amortization period starts on the first payment date and ends on the payment date in __________ or earlier if events causing an acceleration of payment of principal occur. We refer you to "Description of the Notes--Payments on the Notes--Payments of Principal Collections" in this prospectus supplement for additional information. During the managed amortization period, the notes will be entitled to a payment of principal equal to the lesser of the following two amounts:

         ->  ___% of the principal collected during the prior calendar month;
             or

         -> the amount of principal collected during the prior calendar month minus advances made to the borrowers under the credit line agreements during that calendar month.

     4. Principal Payments After the Managed Amortization Period: On each payment date following the end of the managed amortization period, the notes will be entitled to a payment of principal equal to the amount described in the first -> above.


          We refer you to "Description of the Notes--Payments on the Notes" in this prospectus supplement for additional information.


Seller's Interest

     For purposes of allocating amounts received on the mortgage loans, the mortgage loan pool is divided into two portions:

         o the portion of the pool from which payments on the notes and payment of trust expenses will be made, which is referred to as the invested amount, and which on the closing date will have an aggregate principal balance equal to $________ or approximately __% of the initial pool balance; and

         o the remainder of the pool, ownership of which will constitute the seller's interest in the pool, and which on the closing date will have an aggregate principal balance equal to $________ or approximately __% of the initial pool balance.

     The relative percentage of the pool evidenced by the invested amount and the seller's interest will vary somewhat over the life of the trust as fluctuations in the pool balance and losses on defaulted mortgage loans occur. The seller's interest is not offered under this prospectus supplement. As described below, amounts payable on the seller's interest may not be available to make payments on the notes.

     Allocation of interest collections between the notes and the seller's interest: Interest collections will be allocated between the notes and the seller's interest so that the seller's interest receives

         o its percentage - which will equal 100% minus the investor floating allocation percentage - of interest collections, plus

         o its share of the investor floating allocation percentage of interest collections. We refer you to "Description of the Notes--Payments on the Notes--Application of Interest Collections" in this prospectus supplement for a description of the seller's share of these amounts.

     Allocation of principal collections between the notes and the seller's interest: Principal collections will be allocated between the notes and the seller's interest so that the seller receives principal equal to the lesser of

         o its percentage-- which will equal ___% [100% minus the investor fixed allocation percentage] - of principal collections and

         o the amount that would reduce the seller's interest to, but not below, the minimum seller's interest.

     The minimum seller's interest represents that portion of the seller's interest which provides credit enhancement to the notes since it is effectively subordinated to the notes.


Credit Enhancement

1.   The  Insurance Policy:
     [_______________] will issue an insurance policy which unconditionally guarantees the payment of:


         o   accrued and unpaid interest due on the notes;

         o   principal losses on the mortgage loans; and

         o   any principal amounts owed to noteholders on the maturity date.


     We refer you to "Description of the Notes--The Policy" in this prospectus supplement for additional information.


2. The Spread Account: Amounts on deposit in the spread account will be available to the indenture trustee to pay interest due on the notes and to cover principal losses on the mortgage loans prior to a draw on the insurance policy.

     The amount required to be on deposit in the spread account is for the benefit of the insurer and may increase or decrease without the consent of the noteholders; therefore, you should not rely on amounts on deposit in or required to be deposited to the spread account as a source of funds for payments on the notes.

     We refer you to "Description of the Notes--The Spread Account" in this prospectus supplement for additional information.

3. Limited Subordination of Seller's interest: After the spread account is depleted and prior to a draw on the policy, losses on the mortgage loans will be allocable to the seller's interest up to the amount represented by the minimum seller's interest. In addition, if the insurer defaults, some payments to the holder of the seller's interest will be made after payments to the notes.


     We refer you to "Description of the Notes" in this prospectus supplement for additional information.

Optional Termination

     The mortgage loans may be purchased by the owner of the seller's interest at its option on any payment date after:


         o the principal balance of the notes is reduced to any amount less than or equal to _% of the original principal balance of the notes; and

         o all amounts due and owing to the insurer and unreimbursed draws on the insurance policy, with interest on those draws have been paid.


     We refer you to "Description of the Agreements--Termination; Retirement of the Notes" in this prospectus supplement for additional information.

Legal Investment Considerations

     SMMEA defines "mortgage related securities" to include only first mortgages, and not second mortgages. Because the pool of mortgage loans owned by the trust includes junior mortgage loans, the notes will not be "mortgage related securities" under that definition. Some institutions may be limited in their legal investment authority to only first mortgages or "mortgage related securities" and will be unable to invest in the notes.

     We refer you to "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus for additional information.

Note Rating

     The trust will not issue the notes unless they receive the following ratings:

____ by __________________________.
____ by __________________________.
     A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by either rating agency.

     We refer you to "Ratings" and "Risk Factors--Note Rating Based Primarily on Claims-Paying Ability of the Insurer" in this prospectus supplement for additional information.

Federal Tax Consequences

     For Federal income tax purposes:


         o [Sidley Austin Brown & Wood LLP] [Cadwalader, Wickersham & Taft] Tax counsel is of the opinion that the notes will be treated as debt instruments.

         o You must agree to treat your note as indebtedness for federal, state and local income and franchise tax purposes.


     We refer you to "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for additional information.

ERISA Considerations

     The fiduciary responsibility provisions of ERISA can limit investments by some pension and other employee benefit plans. Pension and other employee benefit plans should be able to purchase investments like the notes so long as they are treated as debt under applicable state law and have no "substantial equity features." Any plan fiduciary considering whether to purchase the notes on behalf of a plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Internal Revenue Code and the availability of any exemptions.

     We refer you to "ERISA Considerations" in this prospectus supplement and the prospectus for additional information.

                                 Risk Factors

     You should carefully consider the following risk factors prior to any purchase of notes. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Balloon loans may involve a greater risk of default because they require large payments at maturity.

     Balloon loans pose a risk because a borrower must pay a large lump sum payment of principal -- commonly referred to as a "balloon payment" -- at the end of the loan term. The borrower's ability to pay the balloon payment due at maturity will depend on the borrower's ability to obtain adequate refinancing or funds from other sources. If the borrower is unable to pay the lump sum or refinance that amount, you will suffer a loss if the insurer fails to perform its obligations under the insurance policy and the other forms of credit enhancement are insufficient to cover the loss. Approximately ___% of the mortgage loans are balloon loans.

Recoveries on defaulted mortgage loans may be delayed by legal proceedings and reduced by liquidation expenses, and could result in losses.

     The liquidation of defaulted mortgage loans requires legal proceedings that could result in substantial delays. Further, liquidation expenses, which include legal fees, real estate taxes and maintenance and preservation expenses, will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the insurer fails to perform its obligations under the insurance policy.

     We refer you to "Material Legal Aspects Of The Loans--Foreclosure/ Repossessions" in the prospectus.

The rate of principal payments on the mortgage loans is uncertain and will affect the rate of return on your investment.

     The yield to maturity on your notes will be directly related to the rate of principal payments on the mortgage loans. Please consider the following:


o If you purchased your note at a premium and you receive your principal faster than expected, your yield to maturity will be lower than you anticipated. If you purchased your note at a discount and you receive your principal slower than expected, your yield to maturity will be lower than you anticipated.

o Mortgagors may fully or partially prepay their mortgage loan at any time. However, some mortgage loans require that the mortgagor pay a fee with any prepayments in full within five years of origination, except that generally no fee is required for any prepayment in full made within twelve months of a loan's maturity date. This may result in the rate of prepayments being slower than would otherwise be the case.

o During the period that a borrower may borrow money under a revolving credit-line loan, the borrower may make monthly payments only for the accrued interest or may also repay some or all of the amounts previously borrowed. In addition, borrowers may borrow additional amounts up to the maximum amounts of their lines of credit. As a result, the amount the trust receives in any month (and in turn the amount of principal paid to you) may change significantly.

o All of the mortgage loans compute interest due on a simple interest method. This means that the amount of each monthly payment will vary each month if the monthly payment is not received on its scheduled due date.

o All the mortgage loans contain due-on-sale provisions. Due-on-sale provisions require the mortgagor to fully pay the mortgage loan when the mortgaged property is sold. Generally, the master servicer will enforce the due-on-sale provision unless prohibited by applicable law.

o The rate of principal payments on pools of mortgage loans is influenced by a variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

o Home equity loans generally are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than purchase money first lien mortgage loans.

o We cannot predict the rate at which borrowers will repay their mortgage loans, nor are we aware of any publicly available studies or statistics on the rate of prepayment of mortgage loans similar to the mortgage loans in the pool.

     We refer you to "Maturity And Prepayment Considerations" in the prospectus.

The ratings of the notes are dependent on the creditworthiness of the insurer.


     The rating on the notes depends primarily on an assessment by the rating agencies of the mortgage loans and upon the claims-paying ability of the note insurer. Any reduction of the rating assigned to the claims-paying ability of the insurer will likely cause a corresponding reduction on the ratings assigned to the notes. A reduction in the rating assigned to the notes will reduce the market value of the notes and will likely affect your ability to sell them. In general, the rating on your notes addresses credit risk and does not address the likelihood of prepayments.

     We refer you to "Ratings" in this prospectus supplement.

Most of the mortgage loans are secured by junior liens; in the event of a default, these mortgage loans are more likely to experience losses.

     Most of the mortgage loans are secured by mortgages which are junior in priority. For mortgage loans in the trust secured by first mortgages, the master servicer may consent under some circumstances to a new first priority lien on the mortgaged property regardless of the principal amount, which has the effect of making the first mortgage a junior mortgage. Mortgage loans that are secured by junior mortgages will receive proceeds from a sale of the related mortgaged property only after any senior mortgage loans and prior statutory liens have been paid. Mortgage loans secured by junior liens are therefore more likely than senior mortgage loans to experience losses in the event of defaults. If the remaining proceeds are insufficient to satisfy the mortgage loan in the trust and the insurer fails to perform its obligations under the insurance policy and the other forms of credit enhancement are insufficient to cover the loss, then:


o there will be a delay in payments to you while a deficiency judgment against the borrower is sought; and

o you may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

     We refer you to "Description of the Agreements -- Collection and Other Servicing Procedures on Mortgage Loans" in this prospectus supplement and "Material Legal Aspects of the Loans" in the prospectus.


Payments to and rights of investors may be adversely affected in the event of any bankruptcy of the seller.


     The sale of the mortgage loans from the seller to the depositor will be treated by the seller and the depositor as a "true sale" of the mortgage loans for bankruptcy purposes. If the seller were to become insolvent, a receiver or conservator for, or a creditor of, the seller, may nonetheless argue that the transaction between the seller and the trust is a pledge of mortgage loans as security for a borrowing rather than a sale. If the court were to accept these agreements, you could experience losses or delays in payments on your notes because:

o the indenture trustee would not be able to exercise remedies with respect to the mortgage loans on your behalf without permission from the court;

o the court might require the indenture trustee to accept property in exchange for the mortgage loans, and that property could be found to be of less value than the mortgage loans;

o the court might prevent the indenture trustee or the noteholders from taking some actions such as selling the mortgage loans or appointing a successor servicer;

o the court might order the sale of the mortgage loans, resulting in payment of the notes before their maturity; and

o tax or government liens on the seller's property that arose before the transfer of the mortgage loans could be paid from the collections on the mortgage loans before the collections could be used to make payments on your notes.

     An attempt to recharacterize the transactions, even if unsuccessful, could result in delays in payments to you. If the attempt were successful, the notes would be accelerated, and the indenture trustee's recovery on your behalf could be limited to the then current value of the mortgage loans or other collateral. Consequently, you could lose the right to future payments and you might not receive your anticipated principal and interest on the notes.


     [In the event of the seller's insolvency, there is a possibility that the FDIC could be appointed as a receiver or conservator and prevent the indenture trustee from taking any action with respect to the trust. The FDIC may enforce the seller's contracts and may have the power to cause the seller to continue to perform the master servicer's duties. This would prevent the appointment of a successor master servicer and prevent the liquidation of the mortgage loans or the early retirement of the notes.]

Due to geographic concentration, the notes may be particularly sensitive to conditions in specific regions.

     The mortgaged properties relating to the mortgage loans are located in __ states. However, __% of the mortgaged properties, by principal balance as of the cut-off date, are located in ______. If ____________ experiences in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, then the mortgage loans may experience higher rates of delinquencies, defaults and foreclosures than would otherwise be the case.

Less stringent underwriting standards could result in higher rates of loss on the mortgage loans.

     The seller's underwriting standards are generally less stringent than those of Fannie Mae or Freddie Mac with respect to credit history and other items. If a borrower has a poor credit history, the seller may still make a loan to the borrower. This approach to underwriting may result in higher rates of delinquencies, defaults and foreclosures than for mortgage loans underwritten in a more traditional manner.

                                  The Insurer

     The information set forth in this section have been provided by the [________], the insurer. No representation is made by the underwriters, the seller, the master servicer or any of their affiliates as to the accuracy of completeness of that information.

                           [Description of Insurer]

                                   The Trust

General

     The [_____________] Home Equity Loan Trust 200_-_ is a business trust formed under the laws of the State of Delaware pursuant to the trust agreement for the transactions described in this prospectus supplement. After its formation, the trust will not engage in any activity other than:


     (1) acquiring, holding and managing the mortgage loans and the other assets of the trust,

     (2) issuing the notes and the seller's interest,

     (3) making payments on the notes and the seller's interest and

     (4) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to those activities or in connection with those activities.

     The notes and the seller's interest will be delivered by the trust to the seller as consideration for the mortgage loans pursuant to the sale and servicing agreement.

     On the closing date, the trust will purchase mortgage loans having an aggregate principal balance of approximately $___________ as of the cut-off date from the seller pursuant to a sale and servicing agreement dated as of __________, 200_, among the trust, the depositor, the seller, the master servicer, the owner trustee and the indenture trustee. With respect to any date, the pool principal balance will equal to the aggregate principal balances of all mortgage loans as of that date.


     The assets of the trust will consist of

     (1) the mortgage loans, which will be secured by first- or junior-lien mortgages on the mortgaged properties and are described under "Description Of The Mortgage Loans" in this prospectus supplement,

     (2) payments of principal received on the mortgage loans on or after the cut-off date,

     (3) payments of interest received on the mortgage loans on or after the cut-off date, including payments of interest on the delinquent mortgage loans due prior to the cut-off date and received after the cut-off date,

     (4) property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure,

     (5) rights under the hazard insurance policies covering the mortgaged properties,

     (6) amounts on deposit in the collection account, the distribution account and the spread account and

     (7) the insurance policy.


     The assets of the trust will be pledged to the indenture trustee as security for the notes pursuant to the indenture dated as of _________, between the trust and the indenture trustee.

     The master servicer is obligated to service the mortgage loans pursuant to the sale and servicing agreement and will be compensated for its services as described under "Description of the Agreements--Servicing Compensation and Payment of Expenses" in this prospectus supplement.

     The trust's principal offices are located in __________________, in care of [____________________], as owner trustee, at the address set forth below.

The Owner Trustee

     [__________________] will act as the owner trustee under the trust agreement. [_________________] is a Delaware banking corporation and its principal offices are located at [__________________________________________].

                                  The Seller

                          [Description of the Seller]

Credit and Underwriting Guidelines

     [Description of the seller 's credit and underwriting guidelines]

Delinquency and Charge-Off Experience

     The following tables set forth the master servicer's delinquency and charge-off experience on its servicing portfolio of home equity lines of credit similar to and including the mortgage loans for the periods indicated. There can be no assurance that the delinquency and charge-off experience on the mortgage loans will be consistent with the historical information provided below. Accordingly, this information should not be considered to reflect the credit quality of the mortgage loans included in the trust, or a basis of assessing the likelihood, amount or severity of losses on the mortgage loans. The statistical data in the tables set forth below are based on all of the [mortgage loans][home equity lines of credit] in the master servicer's servicing, portfolio.


     In the following tables, delinquency as a percentage of aggregate principal balance of mortgage loans serviced for each period would be higher than those shown if a group of mortgage loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. This is because the master servicer's portfolio has been growing over the period covered in the tables. Expressing the delinquencies experienced on the mortgage loans originated over a particular period as a percentage of a growing pool will cause the resulting delinquencies to be smaller as a percentage of the total pool than would be the case if the pool were not growing.


Delinquency Experience of the Master Servicer's Portfolio of Home Equity Lines of Credit

     The following table sets forth information relating to the delinquency experience of mortgage loans similar to and including the mortgage loans for the ___ months ended _________, 200_, and the years ended December 31, 200_, December 31, 199_, December 31, 199_ and December 31, 199_.

     The delinquency percentage represents the number and principal balance of mortgage loans with monthly payments which are contractually past due mortgage loans for which the related borrower has declared bankruptcy are not included unless or until those loans are delinquent pursuant to their repayment terms.

     The 90 days or more category in the table below includes the principal balance of loans currently in process of foreclosure and loans acquired through foreclosure or deed in lieu of foreclosure.

                                                         Year Ended                                             ____ Months Ended
                  -----------------------------------------------------------------------------------------------------------------
                   December 31, 200_      December 31, 199_      December 31, 199_    December 31, 199_                  30, 200_
                   -----------------      -----------------      -----------------    -----------------                  --------
                   Number      Dollar     Number      Dollar      Number      Dollar     Number     Dollar      Number     Dollar
                  of Loans    Amount(1)  of Loans    Amount(1)   of Loans    Amount(1)  of Loans   Amount(1)   of Loans   Amount(1)
                  --------    ---------  --------    ---------   --------    ---------  --------   ---------   --------   ---------
 Portfolio....                 $                     $                       $                                            $
 Delinquency
 Percentage(1)                                                         %           %                                 %          %
  30-59 days..
  60-89.......                                                         %           %                                 %          %
  90 days or                                                           %           %                                 %          %
   more(2)....
 TOTAL........                       %                      %          %           %                                 %          %
_______________
(1)  Dollar amounts rounded to the nearest $1,000.

Charge-Off Experience of the Master Servicer's Portfolio of Home Equity Lines of Credit

     The following table sets forth information relating to the loan charge-off experience of mortgage loans similar to and including the mortgage loans for the ____ months ended ____________, 200_, and the years ended December 31, 200_, December 31, 199_, December 31, 199_ and December 31, 199_. Amounts charged-off during a period are expressed as a percentage of the average portfolio balance during that period. Charge-offs are amounts which have been determined by the master servicer to be uncollectible relating to the mortgage loans for each respective period and do not include any amount of collections or recoveries received by the master servicer subsequent to charge-off dates. The master servicer's policy regarding charge-offs provides that mortgaged properties are reappraised when a mortgage loan has been delinquent for 180 days and based upon the re-appraisals, a decision is then made concerning the amounts determined to be uncollectible. The average portfolio balance during the period is calculated by averaging the principal balances of the mortgage loans outstanding on the first and last days of each period. The average portfolio balance has been rounded to the nearest $1,000.

                                                                                                                      ____
                                                         Year Ended                                               Months Ended
                     ------------------------------------------------------------------------------------    ----------------------
                       December 31, 200_    December 31, 199_     December 31, 199_    December 31, 199_        ___________, 200_
                     -------------------- --------------------  -------------------- --------------------    ----------------------
 Average
 Portfolio
     Balance.........                $      $                     $                                             $
 Charge-Offs.........       $                 $                     $                                              $
 Charge-Offs
  as a %
  of Average
 Portfolio
   Balance...........               %                  %                     %                                    %(1)

_______________
(1)  Annualized.

Management's Discussion and Analysis

         [To come]

                       Description Of The Mortgage Loans


General

     All statistical information concerning the mortgage loans is based upon all of the mortgage loans included in the trust. All weighted averages described in this prospectus supplement are weighted on the basis of the cut-off date pool balance included in the trust unless otherwise indicated.

     Approximately ____% of the mortgage loans are fixed rate closed-end home equity loans evidenced by promissory notes. Approximately ____% of the mortgage loans are adjustable rate revolving home equity lines of credit.

     All mortgage loans were originated between _________ and ____________. The aggregate cut-off date principal balance of all mortgage loans was $___________, which is equal to the aggregate principal balances of the mortgage loans as of the close of business on the cut-off date (_____________, 200__). Approximately ____% of the mortgage loans were secured by a first mortgage on the related mortgaged property, ____% of the mortgage loans were secured by second mortgages and ___% of the mortgage loans were secured by third mortgages. No mortgage loan had a combined loan-to-value ratio greater than 100%. As of the cut-off date, all of the mortgage loans were secured by mortgaged properties that are one- to four-family residences. As of the cut-off date, ___% of the mortgage loans were secured by mortgaged properties that are owner-occupied, and ___% of the mortgage loans were secured by non-owner occupied mortgaged properties. Approximately ____%, ____% and ____% of the mortgage loans were secured by mortgaged properties in ________, _______ and ________, respectively. Approximately ____% of the mortgage loans were contractually delinquent 30 days or more. No mortgage loan was delinquent more than 60 days.


     The minimum principal balance of the revolving credit-line loans as of the cut-off date was $_______, the maximum principal balance of the revolving credit-line loans as of the cut-off date was $__________, and the average principal balance of the revolving credit-line loans as of the cut-off date was $________. As of the cut-off date, the loan rates on the revolving credit-line loans ranged from ______% per annum to _____% per annum and the weighted average loan rate was ____% per annum. The average credit limit utilization rate of the revolving credit-line loans was ____% as of the cut-off date. The weighted average combined loan-to-value ratio of the revolving credit-line loans was ___% as of the cut-off date. The weighted average junior mortgage ratio of the revolving credit-line loans as of the cut-off date was approximately ____%.

     The weighted average combined loan-to-value ratio of the closed-end home equity loans was ___% as of the cut-off date. The weighted average junior mortgage ratio of the closed-end home equity loans as of the cut-off date was approximately ____%.

     The junior mortgage ratio measures the proportion as of the cut-off date of junior to senior debt secured by the related mortgaged property. The ratio is determined for each revolving credit-line loan by dividing its credit limit by the sum of that credit limit and the outstanding balances at the time the revolving credit-line loan was originated of any mortgage loans senior to it. The weighted average junior mortgage ratio of the revolving credit-line loans is then calculated by determining the average of all of their junior mortgage ratios weighted based on the credit limit of each loan. The junior mortgage ratio for a closed-end home equity loan is determined by dividing its cut-off date principal balance by the sum of that balance and the outstanding balances at the time the closed-end home equity loan was originated of any mortgage loans senior to it. The weighted average junior mortgage ratio of the closed-end home equity loans is then calculated by determining the average of all of their junior mortgage ratios weighted based on the cut-off date principal balance of each loan.


     The combined loan-to-value ratio or CLTV of each revolving credit-line loan is the ratio, expressed as a percentage, of (a) the sum of (1) the greater of the credit limit and the current balance as of the cut-off date and
(2) the principal balance of any senior mortgage loan as of the origination of that mortgage loan, over (b) the value, based on an appraised value or other acceptable valuation method, for the related mortgaged property determined in the origination of that mortgage loan. The CLTV of each closed-end loan is the ratio, expressed as a percentage, of (1) the sum of (a) the original principal balance of the closed-end loan at the date of origination plus (b) the remaining principal balance of the senior lien(s), if any, at the date of origination of the closed-end loan divided by (2) the value of the related mortgaged property, based upon the appraisal made at the time of origination of that closed-end loan or other acceptable valuation method. The average credit limit utilization rate for the revolving credit-line loans as of the cut-off date is determined by dividing the sum of the cut-off date principal balances of the revolving credit-line loans by the sum of the credit limits of those loans.


     In no event will more than 5% of the cut-off date pool principal balance of the mortgage pool deviate from the characteristics of the mortgage loans described in this prospectus supplement.

Mortgage Loan Terms

     Revolving Credit-Line Loans. The revolving credit-line loans were originated pursuant to credit line agreements. Under the credit line agreements, the borrowers may receive an additional balance or a draw at any time during a draw period. The minimum amount of any draw that a borrower may receive is $100. The maximum amount of each draw with respect to any revolving credit-line loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the related credit line agreement at the time of the draw.

     Approximately ___% (by cut-off date pool balance) of the mortgage loans have original terms of 20 years, consisting of a draw period of 10 years and an amortization period of 10 years. During the amortization period, the borrower is obligated to make monthly payments equal to the sum of 1/120 of the unpaid balance of the mortgage loan at the end of the draw period plus accrued finance charges. The loan rate for each of these loans adjusts monthly. Minimal monthly principal payments may be required to be made by the borrowers during the draw period, but those payments will not be sufficient to fully amortize the mortgage loan the draw period.

     The borrower's right to make a draw under a revolving credit-line loan may be suspended, or the credit limit may be reduced under a number of circumstances, including, but not limited to, a material adverse change in the borrower's financial circumstances, a significant decline in the appraised value of the mortgaged property or a default by the borrower of any material obligation under the credit line agreement. Generally, a suspension or reduction will not affect the payment terms for previously drawn balances. In the event of default under a revolving credit-line loan, the right of the borrower to make a draw may be terminated and the entire outstanding principal balance of the revolving credit-line loan may be declared immediately due and payable. A default includes, but is not limited to, the borrower's failure to make any payment as required, any action or inaction by the borrower that adversely affects the mortgaged property or the rights in the mortgaged property or any fraud or material misrepresentation by the borrower in connection with the revolving credit-line loan. The credit limit may also be increased, upon completion of satisfactory underwriting review.

     Interest accrues on each revolving credit-line loan, payable monthly, on the related average daily outstanding principal balance for each billing cycle at a loan rate. The loan rate for each billing cycle is adjusted quarterly, except for the loans which have a ten year draw period which are adjusted monthly, and is equal to the index on the last day of the most recently ended March, June, September or December, or, for loans which have a ten year draw period, the twentieth day of the prior month plus a gross margin specified in the related credit line agreement, computed on the basis of a 365 day year times actual days elapsed. The billing cycle for each revolving credit-line loan is the calendar month preceding each due date.

     The due date for payments under each revolving credit-line loan is the twentieth day of each month.

     The interest on each revolving credit line loan accrued each month is calculated based on in index on the related adjustment date. The gross margins for the revolving credit-line loans as of the cut-off date ranged from ___% to ____%. The weighted average gross margins as of the cut-off date for the revolving credit-line loans was ___%. Substantially all of the revolving credit-line loans have a maximum loan rate of at least __% per annum. The revolving credit-line loans have a minimum loan rate equal to the greater of zero and the gross margin. No revolving credit-line loan has a periodic rate cap.

     Payments made by or on behalf of the borrower for each revolving credit-line loan are generally required to be applied, first, to any unpaid interest and second, to the principal balance outstanding with respect to the mortgage loan.


     Closed-end Loans. All of the closed-end loans are evidenced by mortgage or promissory notes secured by deeds of trust or mortgages on the related mortgaged properties. The closed-end loans provide that interest is charged to the borrowers, and payments are due, as of a scheduled day of each month which is fixed at the time of origination. Interest is computed on the simple interest basis and charged to the borrower on the outstanding principal balance of the related closed-end loan based on the number of days elapsed between the date through which interest was last paid through receipt of the borrower's most current monthly payment. The portions of each monthly payment that are allocated to interest and principal are adjusted based on the actual amount of interest charged on that basis. Interest accrues during the calendar month preceding each due date, computed on the basis of a 365 day year times actual days elapsed if the closed-end loan is an adjustable loan or a 360 day year of twelve 30-day months, if the closed-end loan is a fixed-rate loan.

     Approximately __% of the closed-end loans as of the cut-off date bear interest at an adjustable loan rate based on the index plus a gross margin, adjusted quarterly. The remaining closed-end loans bear interest at a fixed interest rate. For the adjustable rate closed-end loans, the adjustment date is the twentieth day of March, June, September or December. In connection with each adjustment, the monthly payment is adjusted to an amount sufficient to fully amortize the mortgage loan over its remaining term. The gross margins for the adjustable rate closed-end loans as of the cut-off date ranged from ___% to ___%. The weighted average gross margins as of the cut-off date for the adjustable rate closed-end loans was __%. Substantially all of the adjustable rate closed-end loans have a maximum loan rate of at least ___% per annum. The adjustable rate closed-end loans have a minimum loan rate equal to the gross margin. No adjustable rate closed-end loan has a periodic rate cap.

     The weighted average coupon of the fixed rate closed-end loans was _____% as of the cut-off date.


Mortgage Loan Pool Statistics

     The master servicer has computed the following additional information as of the cut-off date with respect to the mortgage loans to be included in the trust. The following tables are based on the cut-off date principal balances of all mortgage loans.

                             Combined Loan-To-Value Ratios

                                                                       Percent of
                                     Number of     Cut-Off Date      Pool by Cut-Off
Combined                             Mortgage       Principal              Date
Loan -to-Value Ratios                 Loans          Balance        Principal Balance
- ---------------------                 -----          -------        -----------------
 ______ to ______...............
 ______ to ______...............
 ______ to ______...............
 ______ to ______...............
 ______ to ______...............
 ______ to ______...............
 ______ to ______...............
 ______ to ______...............
 ______ to ______...............
 ______ to ______...............
 ______ to ______...............
 ______ to ______...............
 Total..........................                    $                      100.00%
                                      =====         ===========            ======

                                     Lien Priority

                                                                       Percent of
                                     Number of     Cut-Off Date      Pool by Cut-Off
                                     Mortgage       Principal              Date
Lien Priority                         Loans          Balance        Principal Balance
- -------------                         -----          -------        -----------------
 1..............................
 2..............................
 3..............................
 Unknown........................
      Total.....................                    $                      100.00%
                                      =====         ===========            ======


                                     Property Type

                                                                       Percent of
                                     Number of     Cut-Off Date      Pool by Cut-Off
                                     Mortgage       Principal              Date
Property Type                         Loans          Balance        Principal Balance
- -------------                         -----          -------        -----------------
 1- to 4-Family................       _____          $_______                  %
      Total.....................                     $                   100.00%
                                      =====          ========            ======


                                Owner Occupancy Status

                                                                       Percent of
                                     Number of     Cut-Off Date      Pool by Cut-Off
                                     Mortgage       Principal              Date
Owner Occupancy Status                Loans          Balance        Principal Balance
- ----------------------                -----          -------        -----------------
 Owner Occupied.................
 Non-Owner Occupied.............
 Unknown........................      ____           $_______             100.00%
      Total.....................                     $                    100.00%
                                      =====          ========             ======


                              Geographic Distribution(1)

                                                                       Percent of
                                     Number of     Cut-Off Date      Pool by Cut-Off
                                     Mortgage       Principal              Date
Owner Occupancy Status                Loans          Balance        Principal Balance
- ----------------------                -----          -------        -----------------
 ...............................
 ...............................
 ...............................
      Total.....................                     $                    100.00%
                                      =====          ========             ======

(1) Geographic location is determined by the address of mortgaged property securing each mortgage loan.

                                  Principal Balances

                                                                       Percent of
                                     Number of     Cut-Off Date      Pool by Cut-Off
                                     Mortgage       Principal              Date
Principal Balances                    Loans          Balance        Principal Balance
- ------------------                    -----          -------        -----------------
 $    0.01 - _________ .........
 ___________-_________ .........
 ___________-_________ .........
 ___________-_________ .........
 ___________-_________ .........
 ___________-_________ .........
 ___________-_________ .........
 ___________-_________ .........
 ___________-_________ .........
 ___________-_________ .........
 ___________-_________ .........
 ___________-_________ .........
 ___________ and greater .......
      Total.....................                     $                    100.00%
                                      =====          ========             ======


                              Revolving Credit-Line Loans
                                     Credit Limits

                                                                       Percent of
                                     Number of     Cut-Off Date      Pool by Cut-Off
                                     Mortgage       Principal              Date
Credit Limits                         Loans          Balance        Principal Balance
-------------                         -----          -------        -----------------
$       0.01- ________ .........
 ___________-_________ .........
 ___________-_________ .........
 ___________-_________ .........
 ___________-_________ .........
 ___________-_________ .........
 ___________-_________ .........
 ___________-_________ .........
 ___________-_________ .........
 ___________-_________ .........
 ___________-_________ .........
 ___________-_________ .........
 ___________-_________ .........
 ___________-_________ .........
 ___________ and greater .......
      Total.....................                     $                    100.00%
                                      =====          ========             ======

                              Revolving Credit-Line Loans

                            Credit Limit Utilization Rates

                                                                       Percent of
                                     Number of     Cut-Off Date      Pool by Cut-Off
                                     Mortgage       Principal              Date
Credit Limit Utilization Rates        Loans          Balance        Principal Balance
- ------------------------------        -----          -------        -----------------
 < ______%......................
 -
 ____ - ____ ...................
 ____ - ____ ...................
 ____ - ____ ...................
 ____ - ____ ...................
 ____ - ____ ...................
 ____ - ____ ...................
 ____ - ____ ...................
 ____ - ____ ...................
 ____ - ____ ...................
 ____ - ____ ...................
 ____ - ____ ...................
 ____ - ____ ...................
      Total.....................                     $                    100.00%
                                      =====          ========             ======


                                       Loan Age

                                                                       Percent of
                                     Number of     Cut-Off Date      Pool by Cut-Off
                                     Mortgage       Principal              Date
Loan Age                              Loans          Balance        Principal Balance
- --------                              -----          -------        -----------------
   0 months.....................
 1-  12.........................
 13- 24.........................
 25- 36.........................
 37- 48.........................
 49- 60.........................
 61- 72.........................
 73-84 .........................
 85-96 .........................
 97-108.........................
 109-120........................
 121-132 .......................
      Total.....................                     $                    100.00%
                                      =====          ========             ======

                           Loan Rates As Of The Cut-Off Date


                                                                       Percent of
                                     Number of     Cut-Off Date      Pool by Cut-Off
                                     Mortgage       Principal              Date
Loan Rates                            Loans          Balance        Principal Balance
- ----------                            -----          -------        -----------------
 ______ - ______ %..............
 ______ - ______ ...............
 ______ - ______ ...............
 ______ - ______ ...............
 ______ - ______ ...............
 ______ - ______ ...............
 ______ - ______ ...............
 ______ - ______ ...............
 ______ - ______ ...............
 ______ - ______ ...............
 ______ - ______ ...............
 ______ - ______ ...............
 ______ - ______ ...............
 ______ - ______ ...............
 ______ - ______ ...............
      Total.....................                     $                    100.00%
                                      =====          ========             ======



                  Gross Margin For Adjustable Rate Mortgage Loans(1)

                                                                       Percent of
                                     Number of     Cut-Off Date      Pool by Cut-Off
                                     Mortgage       Principal              Date
Gross Margin                          Loans          Balance        Principal Balance
- ------------                          -----          -------        -----------------
- -______ - ______%...............
- -______ - ______................
- -______ - ______................
- -______ - ______................
 ______ - ______................
 ______ - ______................
 ______ - ______................
 ______ - ______................
 ______ - ______................
 ______ - ______................
 ______ - ______................
 ______ - ______................
 ______ - ______................
      Total.....................                     $                    100.00%
                                      =====          ========             ======



_______________
(1) Each adjustable rate mortgage loan has a minimum loan rate equal to the greater of zero and the gross margin.



                   Maximum Rates For Adjustable Rate Mortgage Loans


                                                                       Percent of
                                     Number of     Cut-Off Date      Pool by Cut-Off
                                     Mortgage       Principal              Date
Maximum Rates                         Loans          Balance        Principal Balance
- -------------                         -----          -------        -----------------
 _____%.........................
 _____ .........................
      Total.....................                     $                    100.00%
                                      =====          ========             ======


                 Index Type For Adjustable Rate Mortgage Loans

                                                                       Percent of
                                     Number of     Cut-Off Date      Pool by Cut-Off
                                     Mortgage       Principal              Date
Index Type                            Loans          Balance        Principal Balance
- ----------                            -----          -------        -----------------
 [91-Day Treasury Bill..........
 Prime Rate.....................
 90-Day Cert. of Deposit........
 3-Year Treasury Note...........
 6-Month Treasury Bill].........
      Total.....................                     $                    100.00%
                                      =====          ========             ======



                                   Origination Year

                                                                       Percent of
                                     Number of     Cut-Off Date      Pool by Cut-Off
                                     Mortgage       Principal              Date
Origination Year                      Loans          Balance        Principal Balance
- ----------------                      -----          -------        -----------------
 198__ .........................
 198__ .........................
 198__ .........................
 198__ .........................
 199__ .........................
 199__ .........................
 199__ .........................
 199__ .........................
 199__ .........................
 199__ .........................
 199__ .........................
 199__ .........................
      Total.....................                     $                    100.00%
                                      =====          ========             ======

                              Delinquency Status

                                                                       Percent of
                                     Number of     Cut-Off Date      Pool by Cut-Off
                                     Mortgage       Principal              Date
Number of Days Delinquent             Loans          Balance        Principal Balance
- -------------------------             -----          -------        -----------------
 Current........................
 30 to 59.......................
      Total.....................                     $                    100.00%
                                      =====          ========             ======


                           Description of the Notes


     The trust will issue one class of notes pursuant to the indenture to be dated as of _________ __, 200__, between the trust and ________, as indenture trustee. The trust will also issue the seller's interest under the trust agreement to be dated as of _________ __, 200__, among the trust and __________, as owner trustee. The notes will be secured by the assets of the trust pursuant to the indenture. In addition, the depositor will enter into a sale and servicing agreement to be dated as of _________ __, 200__ among ____________, as seller, the trust, the indenture trustee and the master servicer. The indenture, the trust agreement and the sale and servicing agreement are collectively referred to as the agreements in this prospectus supplement. The forms of the agreements have been filed as exhibits to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries describe the material provisions of the agreements.


General

     The notes will be issued in minimum denominations of $1,000 and in multiples of $1 in excess of that amount. The notes will evidence specified undivided interests in the trust. The property of the trust will consist of:


     (1) each of the mortgage loans that from time to time are held under the sale and servicing agreement (including any Additional Balances arising after the cut-off date) and the mortgage files;

     (2) collections on the mortgage loans received on and after the cut-off date, including payments of interest on the delinquent mortgage loans due prior to the cut-off date and received on or after the cut-off date;

     (3) property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure;

     (4) rights under the hazard insurance policies covering the mortgaged properties;

     (5) amounts on deposit in the collection account, the distribution account and the spread account; and

     (6) the insurance policy.

     Each note represents the right to receive payments of interest at the note rate and payments of principal as described in this prospectus supplement.


     Definitive notes, if issued, will be transferable and exchangeable at the corporate trust office of the indenture trustee, which will initially act as note registrar. See "-- Book-Entry Notes" below. No service charge will be made for any registration of exchange or transfer of notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge.


     For purposes of allocating amounts received on the mortgage loans, the mortgage loan pool is divided into two portions:

     o The Investor Amount represents the portion of the pool from which payments on the notes and payment of trust expenses will be made. On the closing date the Original Invested Amount will equal $________ or approximately [10_.___]% of the initial pool balance. Subsequently, on each payment date, the Invested Amount will equal to the Original Invested Amount minus

(1) the amount of Principal Collections previously distributed on the notes, and minus

(2) an amount equal to the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amounts experienced on the mortgage loan pool from the cut-off date through the last day of the preceding calendar month.

     o The seller's interest represents the undivided ownership interest in the remainder of the pool. The amount of the seller's interest on any date is equal to the pool balance minus the Invested Amount and plus the amount of any principal collections already received on the mortgage loans that are being retained in the collection account to prevent the amount of the seller's interest from falling below the minimum seller's interest. The retention of principal collections in this manner provides credit enhancement to the notes and is further described below under "--Payment on the Notes--Seller Collections".

     The seller's interest will initially equal $_________ which represents approximately __% of the cut-off date pool balance. On the closing date, the minimum seller's interest will equal the seller's interest. Subsequently, the minimum seller's interest will equal [________________________]. The minimum seller's interest represents that portion of the seller's interest which provides credit enhancement to the notes since it is effectively subordinated to the notes. The seller as of any date is the owner of the seller's interest, which initially will be ____________.

     The pool balance will vary each day as principal is paid on the mortgage loans, liquidation losses are incurred, additional balances are drawn down by borrowers and mortgage loans are transferred to the trust. For example, the aggregate pool balance could increase if the total amount of additional balances drawn on the revolving credit-line loans exceeds the total principal payments on the mortgage loans. In that circumstance, the seller's interest could increase proportionately in relation to the Investor Amount and could exceed the minimum seller's interest.


     The seller has the right to sell or pledge the seller's interest at any time, provided:


     (1) the rating agencies have notified the seller, the insurer and the indenture trustee in writing that the action will not result in the reduction or withdrawal of the ratings assigned to the notes,

     (2) the insurer has consented in writing to the transfer and

     (3) other conditions specified in the sale and servicing agreement are satisfied.


Book-Entry Notes

     The notes will be book-entry notes. Persons acquiring beneficial ownership interests in the notes, or note owners, may elect to hold their notes through DTC in the United States, or Cedelbank or Euroclear in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The book-entry notes will be issued in one or more notes which equal the aggregate principal balance of the notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedelbank and Chase will act as depositary for Euroclear. Investors may hold beneficial interests in the book-entry notes in minimum denominations representing note principal balances of $1,000 and in multiples of $1 in excess of that amount. Except as described in this prospectus supplement, no beneficial owner of a book-entry note will be entitled to receive a physical or definitive note representing that note. Unless and until definitive notes are issued, it is anticipated that the only "noteholder" of the notes will be Cede & Co., as nominee of DTC. Note owners will not be noteholders as that term is used in the indenture. Note owners are only permitted to exercise their rights indirectly through participants and DTC.

     The beneficial owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry note will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Cedelbank or Euroclear, as appropriate.

     Note owners will receive all payments of principal of, and interest on, the notes from the indenture trustee through DTC and DTC participants. While the notes are outstanding, except under the circumstances described in this prospectus supplement, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit payments of principal of, and interest on, the notes. Participants and indirect participants with whom note owners have accounts with respect to notes are similarly required to make book-entry transfers and receive and transmit those payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, the DTC rules provide a mechanism by which note owners will receive payments and will be able to transfer their interest.

     Note owners will not receive or be entitled to receive definitive notes representing their respective interests in the notes, except under the limited circumstances described in this prospectus supplement. Unless and until definitive notes are issued, note owners who are not participants may transfer ownership of notes only through participants and indirect participants by instructing those participants and indirect participants to transfer notes, by book-entry transfer, through DTC for the account of the purchasers of the notes, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of notes will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing note owners.

     Because of time zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during that processing will be reported to the relevant Euroclear or Cedelbank participants on that business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the notes, see "Material Federal Income Tax Consequences - Foreign Investors" and "-- Backup Withholding" in this prospectus supplement.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Cedelbank participants and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary. However, cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities, in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank participants and Euroclear participants may not deliver instructions, directly to the European depositaries.

     DTC is a New York-chartered limited purpose trust company and performs services for its participants, some of which and/or their representatives own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry notes will be governed by the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, thus eliminating the need for physical movement of notes. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is regulated by the Luxembourg Monetary Institute. Cedelbank participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Cedelbank is also available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in this prospectus supplement. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator is the Belgian branch of a New York banking corporation which is member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts.

The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Payments on the book-entry notes will be made on each payment date by the indenture trustee to DTC. DTC will be responsible for crediting the amount of those payments to, the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing those payments to the beneficial owners of the book-entry notes that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry notes that it represents.


     Under a book-entry format, beneficial owners of the book-entry notes may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede. Payments with respect to notes held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Those payments will be covered by the tax reporting requirements of the relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Foreign Investors" and "-- Backup Withholding" in this prospectus supplement. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry notes, may be limited due to the lack of physical notes for those book-entry notes. In addition, issuance of the book-entry notes in book-entry form may reduce the liquidity of those notes in the secondary market since some potential investors may be unwilling to purchase notes for which they cannot obtain physical notes.


     Monthly and annual reports on the trust provided by the master servicer to Cede, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry notes of those beneficial owners are credited.

     DTC has advised the depositor and the indenture trustee that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the sale and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that those actions are taken on behalf of financial intermediaries whose holdings include those book-entry notes. Cedelbank or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the sale and servicing agreement on behalf of a Cedelbank participant or Euroclear participant only in accordance with its relevant rules and procedures and only if the relevant depositary is able to effect actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some notes which conflict with actions taken with respect to other notes.

     Definitive notes will be issued to beneficial owners of the book-entry notes, or their nominees, rather than to DTC, only if:

     o DTC or the trust advises the indenture trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry notes and the trust or the indenture trustee is unable to locate a qualified successor,

     o the seller, at its sole option, elects to terminate a book-entry system through DTC or

     o after the occurrence of an event of servicing termination, beneficial owners having percentage interests aggregating not less than 51% of the note principal balance of the book-entry notes advise the indenture trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the best interests of beneficial owners. Upon the occurrence of any of the events described in the immediately preceding sentence, the indenture trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive notes. Upon surrender by DTC of the global note or notes representing the book-entry notes and instructions for re-registration, the indenture trustee will issue definitive notes and then will recognize the holders of the definitive notes as noteholders under the indenture.


     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Assignment of Mortgage Loans


     At the time of issuance of the notes, the depositor will transfer to the trust all of its right, title and interest in and to each mortgage loan, including any additional balances arising in the future, related credit line agreements and mortgage notes, as applicable, and the mortgages and other related documents, including all collections received on or with respect to each mortgage loan on or after the cut-off date, exclusive of payments in respect of interest accrued on the mortgage loans in _____ and payments in respect of interest on the delinquent mortgage loans due prior to the cut-off date and received after the cut-off date. The trust, concurrently with that transfer, will deliver or cause to be delivered the notes to the depositor and the seller's interest to the seller. Each mortgage loan transferred to the trust will be identified on a mortgage loan schedule which will be attached as an exhibit to the indenture. The mortgage loan schedule will include information as to the cut-off date principal balance of each mortgage loan, as well as information with respect to the loan rate.

     The indenture trustee will review or cause to be reviewed the mortgage notes within 60 days of the closing date and the assignments of each mortgage within 180 days of the closing date. If any related document is found to be defective in any material respect and the defect is not cured within 90 days following notification to the seller by the owner trustee, the trust or the insurer, the seller will be obligated to accept the transfer of that mortgage loan from the trust. Upon the transfer, the principal balance of the mortgage loan will be deducted from the pool balance, thus reducing the amount of the seller's interest. If the deduction would cause the seller's interest to become less than the minimum seller's interest at that time, a transfer deficiency - calculated as the amount by which the seller's interest as so reduced is less than the minimum seller's interest - will be deemed to exist. In that event, the seller will be obligated to either substitute an eligible substitute mortgage loan or make a deposit into the collection account in the amount equal to the transfer deficiency. Any deduction, substitution or deposit will be considered for the purposes of the sale and servicing agreement a payment in full of that mortgage loan. Any transfer deposit amount will be treated as a principal collection. No transfer shall be considered to have occurred until the required deposit to the collection account is actually made. The obligation of the seller to accept a transfer of a defective mortgage loan is the sole remedy regarding any defects in the mortgage file and related documents available to the owner trustee, the indenture trustee or the noteholders.


     An eligible substitute mortgage loan is a mortgage loan substituted by the seller for a defective mortgage loan which must, on the date of substitution:


         o have an outstanding principal balance, or in the case of a substitution of more than one mortgage loan for a defective mortgage loan, an aggregate principal balance, that is approximately equal to the transfer deficiency relating to that defective mortgage loan;

         o have a loan rate not less than the loan rate of the defective mortgage loan and not more than 1% in excess of the loan rate of that defective mortgage loan;

         o have a loan rate based on the same index with adjustments to the loan rate made on the same adjustment date as that of the defective mortgage loan;

         o have a gross margin that is not less than the gross margin of the defective mortgage loan and not more than 100 basis points higher than the gross margin for the defective mortgage loan;

         o have a mortgage of the same or higher level of priority as the mortgage relating to the defective mortgage loan;

         o comply with each representation and warranty as to the mortgage loans set forth in the sale and servicing agreement, deemed to be made as of the date of substitution;

         o have an original combined loan-to-value ratio not greater than that of the defective mortgage loan; and

         o satisfy other conditions specified in the sale and servicing agreement.


     To the extent the principal balance of an eligible substitute mortgage loan is less than the related transfer deficiency, the seller will be required to make a deposit to the collection account equal to the difference. Any amounts will be treated as principal collections.

     The seller will make representations and warranties as to the accuracy in all material respects of information furnished to the owner trustee with respect to each mortgage loan, e.g., cut-off date principal balance and the loan rate. In addition, the seller will represent and warrant on the closing date that, among other things:


         o at the time of transfer to the trust, the seller has transferred or assigned all of its rights, title and interest in or granted a security interest in each mortgage loan and the related documents, free of any lien and

         o each mortgage loan complied, at the time or origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any representation and warranty which materially and adversely affects the interests of the noteholders or the insurer in the related mortgage loan and related documents, the seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the seller will be obligated to accept a transfer of the defective mortgage loan from the trust. The same procedure and limitations that are set forth in the two preceding paragraphs for the transfer of defective mortgage loans will apply to the transfer of a mortgage loan that is required to be transferred because of the breach of a representation or warranty in the sale and servicing agreement that materially and adversely affects the interests of the noteholders.


     Mortgage loans required to be transferred to seller as described in the preceding paragraphs are referred to as defective mortgage loans.

     Pursuant to the sale and servicing agreement, the master servicer will service and administer the mortgage loans as more fully set forth above.

Amendments to Credit Line Agreements

     So long as it is permitted to do so under applicable law, the master servicer may change the terms of the credit line agreements at any time provided that those changes (1) do not adversely affect the interest of the noteholders or the insurer, and (2) are consistent with prudent business practice. In addition, the sale and servicing agreement permits the master servicer, within limitations described in the sale and servicing agreement, to increase or reduce the credit limit of the related mortgage loan and reduce the gross margin for that mortgage loan.

Optional Transfers of Mortgage Loans to the Seller

     On any payment date the seller may, but shall not be obligated to, remove mortgage loans from the trust without notice to the noteholders. The seller is permitted to randomly designate the mortgage loans to be removed. Mortgage loans so designated will only be removed upon satisfaction of the conditions specified in the sale and servicing agreement, including:


     (1) the seller's interest as of the transfer date, after giving effect to removal, exceeds the minimum seller's interest;

     (2) the seller shall have delivered to the indenture trustee and the insurer a mortgage loan schedule containing a list of all mortgage loans remaining in the trust after that removal;

     (3) the seller shall represent and warrant that no selection procedures which the seller reasonably believes are adverse to the interests of the noteholders or the insurer were used by the seller in selecting those mortgage loans;

     (4) in connection with each retransfer of mortgage loans, the rating agencies shall have been notified of the proposed transfer and prior to the transfer date the rating agencies shall have notified the seller, the indenture trustee and the insurer in writing that the transfer will not result in a reduction or withdrawal of the ratings assigned to the notes without regard to the insurance policy; and

     (5) the seller shall have delivered to the indenture trustee and the insurer an officer's certificate confirming the satisfaction of the conditions set forth in clauses (1) through (3) above.


     As of any date of determination, the minimum seller's interest is an amount equal to the lesser of


     o   __% of the pool balance on that date and

     o   the seller's interest as of the closing date.


Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account


     The master servicer shall establish and maintain in the name of the indenture trustee the collection account which is a separate trust account for the benefit of the noteholders, the insurer and the seller, as their interests may appear. The collection account will be an eligible account. Upon receipt by the master servicer of amounts in respect of the mortgage loans, excluding amounts representing the servicing fee, the master servicer will deposit those amounts in the collection account. Not later than the determinate date which is the eighteenth day of the calendar month of each payment date, the master servicer will notify the indenture trustee of the amount of the deposit to be included in funds available for the related payment date. Amounts so deposited may be invested in permitted investments maturing no later than one business day prior to the date on which amounts on deposit in the collection account are required to be deposited in the distribution account.

     The indenture trustee will establish a distribution account into which will be deposited amounts withdrawn from the collection account for payment to noteholders on a payment date. The distribution account will be an eligible account. Amounts on deposit in an eligible account may be invested in permitted investments maturing on or before the business day prior to the related payment date. Net investment earnings on the funds in the distribution account will be paid to ____________.


     An eligible account is a segregated account that is


     (1) maintained with a depository institution whose debt obligations at the time of any deposit in an eligible account have the highest short-term debt rating by the Rating Agencies and whose accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the FDIC with a minimum long-term unsecured debt rating of "A1" by Moody's and "A" by S&P and Fitch, and which is any of

         o a federal savings and loan association duly organized, validly existing and in good standing under the applicable banking laws of any state,

         o an institution or association duly organized, validly existing and in good standing under the applicable banking laws of any state,

         o a national banking association duly organized, validly existing and in good standing under the federal banking laws or

         o    a principal subsidiary of a bank holding company,

         and in each case of the four bullets above, approved in writing by the insurer,

     (2) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or

     (3) otherwise acceptable to each rating agency and the insurer as evidenced by a letter from each rating agency and the insurer to the indenture trustee, without reduction or withdrawal of their then current ratings of the notes without regard to the insurance policy.

     Permitted investments are those specified in the prospectus under "Credit Enhancement -- Reserve Accounts."


Simple Interest Excess Sub-Account

     The sale and servicing agreement requires that the master servicer establish and maintain in the name of the indenture trustee the simple interest excess sub-account which is a sub-account of the collection account which must be an eligible account. The indenture trustee will transfer to the simple interest excess sub-account all net simple interest excess. Net simple interest excess means as of any payment date, the excess, if any, of the aggregate amount of simple interest excess over the amount of simple interest shortfall. Net simple interest shortfall means, as of any payment date, the excess, if any, of the aggregate amount of simple interest shortfall over the amount simple interest excess. Simple interest shortfall means, as of any payment date for each simple interest qualifying loan, the excess, if any, of
(1) 30 days' interest on the principal balance of all those mortgage loans at the loan rate, over (2) the portion of the monthly payment received from the mortgagor for that mortgage loan allocable to interest with respect to the related collection period. Simple interest excess means, as of any payment date for each simple interest qualifying loan, the excess, if any, of (1) the portion of the monthly payment received from the mortgagor for that mortgage loan allocable to interest with respect to the related collection period, over
(2) 30 days' interest on the principal balance of the mortgage loan at the loan rate. A simple interest qualifying loan as of any determination date is any mortgage loan that was neither prepaid in full during the related collection period and is not delinquent with respect to a payment that became due during the related collection period as of the close of business on the determination date following that collection period.

     The master servicer will withdraw amounts on deposit in the simple interest excess sub-account for deposit to the collection account prior to each payment date to pay net simple interest shortfalls.


     All funds in the simple interest excess sub-account may be invested in permitted investments. So long as no event of servicing termination shall have occurred and be continuing, any investment earnings on funds held in the simple interest excess sub-account are for the account of the master servicer. Upon receipt of notification of a loss on investment in the simple interest excess sub-account, the master servicer, including any predecessor master servicer, which directed the investments, shall promptly remit the amount of the loss from its own funds to the simple interest excess sub-account.


Allocations and Collections

     All collections on the mortgage loans will be allocated in accordance with the credit line agreements or the mortgage notes, as applicable, between Interest Collections and Principal Collections. Principal Collections and Interest Collections will in turn be allocated between the noteholders and the seller as described in this prospectus supplement.

     The indenture trustee will deposit any amounts withdrawn from the spread account or drawn under the insurance policy into the distribution account.


     The principal balance of a mortgage loan, other than a liquidated mortgage loan, on any day is equal to the cut-off date principal balance of the mortgage loan, plus any additional balances in respect of that mortgage loan and minus all collections credited against the principal balance of that mortgage loan in accordance with the related credit line agreement or mortgage note prior to that day. The principal balance of a liquidated mortgage loan after final recovery of related Liquidation Proceeds shall be zero. A liquidated mortgage loan, as to any payment date, is any mortgage loan in respect of which the master servicer has determined, based on the servicing procedures specified in the sale and servicing agreement, as of the end of the preceding collection period that all liquidation proceeds which it expects to recover with respect to the disposition of the related mortgaged property have been recovered.


Payments on the Notes


     Beginning with the first payment date (which will occur on _________ __, 200__), payments on the notes will be made by the indenture trustee or the paying agent based upon aggregate information provided by the master servicer on each payment date to the persons in whose names those notes are registered at the close of business on the day prior to each payment date or, if the notes are no longer book-entry notes, at the close of business on the last day of the month preceding that payment date. The term payment date means the twenty-fifth day of each month or, if that day is not a business day, then the next succeeding business day. Payments will be made by check or money order mailed or, upon the request of a noteholder owning notes having denominations aggregating at least $1,000,000, by wire transfer or otherwise to the address of the person entitled to those payments as it appears on the note register in amounts calculated as described in this prospectus supplement on the determination date. However, the final payment in respect of each note will be made only upon presentation and surrender of the note at the office or the agency of the indenture trustee specified in the notice to noteholders of the final payment. For purposes of the agreements, a business day is any day other than a Saturday or Sunday or a day on which the insurer or banking institutions in the States of [____________] are required or authorized by law to be closed.

     Interest Payments on the Notes. Interest due on the notes on any payment date will equal the interest accrued at the note rate on the note principal balance since the preceding payment date, or in the case of the first payment date, since the closing date. Interest will accrue on the notes on the basis of the actual number of days in the interest period and a 360-day year. Interest payments on the notes will be funded from Investor Interest Collections and, if necessary, from the insurance policy pursuant to its terms. Interest for any payment date due but not paid on that payment date will be due on the next payment date together with additional interest on the overdue interest amount at a rate equal to the applicable note rate.

     Application of Interest Collections. For each payment date, the master servicer will determine the amount of Investor Interest Collections for that payment date by multiplying the Interest Collections for that payment date by the Investor Floating Allocation Percentage for that payment date. The Investor Floating Allocation Percentage will initially equal __% and will vary over the life of the trust.

     On each payment date, the indenture trustee or the paying agent will apply the Investor Interest Collections as so determined in the following manner and order of priority:

          (1) as payment to the indenture trustee for its fee for services rendered pursuant to the sale and servicing agreement and as payment to the owner trustee for its fee for services rendered pursuant to the trust agreement;

          (2) as payment for the premium for the insurance policy; and

          (3) concurrently, as follows:

               (a) to the noteholders, the interest due on the notes on that payment date; and

               (b) to the holder of the seller's interest, the amount to which it is entitled in accordance with the provisions of the sale and servicing agreement, which will generally be equal to the amount accrued on a notional balance equal to the note principal balance at a rate equal to the excess of the Net WAC over the note rate.

The allocation of Investor Interest Collections between clauses (a) and (b) above will be made, except as described below, on a pro rata basis, meaning that if Investor Interest Collections are insufficient to pay both amounts in full, the shortfall will be shared proportionately by noteholders and the seller's interest. However, noteholders have the benefit of the spread account and the insurance policy, and the seller's interest does not. Thus if, notwithstanding the above, the amount on deposit in the spread account has been depleted and the insurer fails to pay under the insurance policy, the amount payable pursuant to clause (b) above on any subsequent payment date will be subordinated to payments due on the notes and therefore will be paid to the holder of the seller's interest only after all payments of principal and interest due on the notes are made on that payment date.

     Calculation of the Note Rate. Interest will be distributed on each payment date at the note rate for the related interest period. The note rate for a payment date will, except to the extent it is capped as described in the following sentence, equal the sum of (a) LIBOR, determined as specified in this prospectus supplement, as of the second business day prior to the immediately preceding payment date or as of two business days prior to the closing date, in the case of the first payment date plus (b) ___% per annum. Notwithstanding the foregoing, if the LIBOR-based rate for the notes on any payment date would exceed the Net WAC of the mortgage loan pool for that payment date, the note rate for that payment date will be capped at the Net WAC. In no event will the amount of interest required to be distributed on the notes on any payment date exceed the amount calculated at the Net WAC.

     The Net WAC of the mortgage loan pool for any payment date will equal the weighted average of the interest rates on all of the mortgage loans held by the trust, net of the servicing fee rate, the fee payable to the indenture trustee and the owner trustee and the rate at which the premium payable to the insurer is calculated, weighted on the basis of the daily balance of each mortgage loan during the calendar month preceding that payment date or in the case of the first payment date, the weighted average loan rate as of the cut-off date. As of the closing date the Net WAC will exceed the note rate by approximately ___%. However, the Net WAC will fluctuate due primarily to principal payments on the mortgage loans, the funding of additional balances on the revolving credit-line loans and fluctuations in the interest rates on the adjustable rate mortgage loans. In addition, fluctuations in the Net WAC will occur independently of fluctuations in LIBOR. Thus, the Net WAC could exceed the LIBOR-based rate for the notes for any one or more payment dates during the term of the notes, in which case the note rate for those payment dated will equal the capped rate.


     Calculation of the LIBOR Rate. On each payment date, LIBOR shall be established by the indenture trustee. As to any interest period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second business day prior to the first day of the interest period. Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If that rate does not appear on that page or alternative page, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the seller after consultation with the indenture trustee, as of 11:00 A.M., London time, on the day that is two business days prior to the immediately preceding payment date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the notes then outstanding. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by two or more major banks in New York City, selected by the seller after consultation with the indenture trustee, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the notes then outstanding. If no quotations can be obtained, the rate will be LIBOR for the prior payment date.


     Seller Collections. On each payment date, payments will be distributed on the seller's interest in the following amounts:

     o the portion of Investor Interest Collections allocable to the seller's interest as described above under "--Application of Interest Collections";

     o the amount of Interest Collections not allocated to Investor Interest Collections, i.e., the amount equal to the Interest Collections for that payment date multiplied by a percentage equal to 100% minus the Investor Floating Allocation Percentage for that payment date;

     o    the portion of Principal Collections equal to the lesser of

               (1) the seller's percentage -- which will equal ___% [100% minus the Investor Fixed Allocation Percentage] - of Principal Collections for that payment date, and

               (2) the amount that would reduce the seller's interest to, but not below, the minimum seller's interest.

     The seller's interest will be provide limited credit enhancement to the notes. First, as described above under "--Application of Interest Collections", the portion of Investor Interest Collections described in the first bullet above will be subordinated to payments on the notes if the spread account has been depleted and the insurer fails to pay on the insurance policy. Second, to the extent Principal Collections are not distributed to the seller's interest because of the limitations described in the third bullet above, they will be retained in the collection account until the seller's interest exceeds the minimum seller's interest, at which time the amount of that excess will be distributed on the seller's interest. However, for any period during which these Principal Collections that are otherwise distributable on the seller's interest are held in the collection account, those amounts held in the collection account will be available to made payments due on the notes to the extent necessary to permit the full amount due on the notes on any related payment date to be paid.

     Payments of Principal Collections. The amount of principal due on the notes on any payment date will depend on whether that payment date occurs during or after the managed amortization period. During the managed amortization period, additional balances drawn on the revolving credit-line loans will be funded out of Principal Collections on the mortgage loans and will reduce the amounts payable on the payment dates during that period as principal on the notes. After the managed amortization period, additional balances will be funded by the seller's interest and will not affect the amount payable as principal on the notes.

     The managed amortization period will begin on the first payment date and will end immediately after the payment date in _____________ or will end earlier if a rapid amortization event, as described below under "--Rapid Amortization Events", occurs.

     During the managed amortization period, the amount payable on each payment date as principal on the notes will be equal to the lesser of

     o the product of the Investor Fixed Allocation Percentage - which will be equal to __% for the full term of the notes - and the Principal Collections for the payment date and

     o the amount, but not less than zero, of Principal Collections for the payment date less the aggregate of additional balances created on the revolving credit-line loans during the preceding calendar month.

     Beginning with the first payment date following the end of the managed amortization period, the amount payable on each payment date as principal on the notes will be equal to the product of the Investor Fixed Allocation Percentage and the Principal Collections for the payment date.

     Payments of principal collections based upon the Investor Fixed Allocation Percentage may result in payments of principal to noteholders in amounts that are greater relative to the declining pool balance than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections to be distributed as principal on the notes. Principal Collections not allocated to the noteholders will be allocated to the seller's interest. The aggregate payments of principal to the noteholders will not exceed the original note principal balance.

     In addition, on the maturity date of the notes, if the notes have not previously been retired, noteholders will be entitled to receive as a payment of principal an amount equal to the remaining outstanding note principal balance.


     The Paying Agent. The paying agent shall initially be the indenture trustee, together with any successor to the indenture trustee in that capacity. The paying agent shall have the revocable power to withdraw funds from the distribution account for the purpose of making payments to the noteholders.


The Spread Account


     The sale and servicing agreement requires the master servicer to establish in the name of the indenture trustee on the closing date and to maintain the spread account which is a reserve account for the benefit of the insurer and the noteholders. On the closing date, the indenture trustee will make a deposit to the spread account, as specified in the sale and servicing agreement. No additional deposits will be required to be made to the spread account.

     On any payment date prior to giving effect to any draw on the insurance policy, amounts, if any, on deposit in the spread account will be available to make any of the following payments on the insurance policy in the following order of priority:

          (1) to the noteholders, any Insured Payment required to be made on that payment date;

          (2) to noteholders, the Investor Loss Amount for that payment date or unreimbursed Investor Loss Amounts from a previous payment date;

          (3) to reimburse the insurer for prior draws made under the insurance policy (with interest on those draws); and

          (4) to pay any other amounts owed to the insurer under the insurance policy or the related insurance agreement.

     The amount required to be on deposit at any time in the spread account is the spread account requirement. Any amounts on deposit in the spread account in excess of the spread account requirement will be distributed to the seller. The seller will not be required to refund any amounts previously and properly distributed to it, regardless of whether there are sufficient funds on a subsequent payment date to make a full payment to the holders of the notes on the payment date. Funds credited to the spread account may be invested in permitted investments specified in the prospectus under "Credit Enhancement -- Reserve Accounts" that are acceptable to the insurer and that are scheduled to mature on or prior to the next payment date. The spread account shall be an eligible account.

     The spread account is for the benefit of the insurer. Consequently, the spread account requirement may be decreased or the spread account may be terminated in full or other assets, including mortgage loans or a guarantee of the seller or a letter of credit issued on behalf of the seller, may be substituted for some or all of the assets held in the spread account, if any, in each case so long as the insurer consents to that action and the then current ratings of the notes assigned by the rating agencies are not lowered as a result. Any of the above actions, including any decrease in the spread account requirement, will occur at the insurer's discretion without any noteholder consent. As a result, noteholders should not rely on amounts on deposit in or required to be deposited in the spread account in evaluating the likelihood of receiving payments due on the notes.


Rapid Amortization Events

     As described in this prospectus supplement, the managed amortization period will continue through the payment date in __________, unless a rapid amortization event occurs prior to that date in which case the rapid amortization period will commence prior to that date. The rapid amortization period is the period commencing on the earlier of (x) the end of the managed amortization period and (y) the day, if any, upon which a rapid amortization event occurs and concluding upon the later of (1) termination of the trust and
(2) all amounts due and owing to the insurer and the noteholders have been paid. Rapid amortization event refers to any of the following events:


          (a) failure on the part of the seller (1) to make a payment or deposit required under the agreements or (2) to observe or perform in any material respect any other covenants or agreements of the seller set forth in the agreements, which failure continues unremedied for a period of 30 days after written notice;

          (b) any representation or warranty made by the seller in the agreements proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 30 days after written notice and as a result of which the interests of the noteholders or the insurer are materially and adversely affected; provided, however, that a rapid amortization event shall not be deemed to occur with respect to a breach of representation and warranty relating to a mortgage loan if the seller has purchased or made a substitution for the related mortgage loan or mortgage loans if applicable during that period or within an additional 60 days, with the consent of the indenture trustee and the insurer in accordance with the provisions of the sale and servicing agreement;

          (c) the occurrence of events of bankruptcy, insolvency or receivership relating to the seller;

          (d) the trust becomes required to register as an investment company within the meaning of the Investment Company Act of 1940, as amended; or

          (e) the aggregate of all draws under the insurance policy exceeds __% of the cut-off date pool balance.


     In the case of any event described in clause (a) or (b), a rapid amortization event will be deemed to have occurred only if, after the applicable grace period, if any, described in those clauses, either the indenture trustee or noteholders holding notes evidencing more than 51% of the percentage interests with the consent of the insurer or the insurer so long as there is no default by the insurer in the performance of its obligations under the insurance policy, by written notice to the seller and the master servicer, and to the indenture trustee if given by the noteholders, declare that a rapid amortization event has occurred as of the date of that notice. In the case of any event described in clause (c), (d) or (e) a rapid amortization event will be deemed to have occurred without any notice or other action on the part of the indenture trustee, the insurer or the noteholders immediately upon the occurrence of that event.

     In addition to the consequences of a rapid amortization event discussed above, if the seller voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the seller, on the day of any filing or appointment no further additional balances will be transferred to the trust, the seller will immediately cease to transfer additional balances to the trust and the seller will promptly give notice to the indenture trustee and the insurer of any filing or appointment.

     Notwithstanding the foregoing, if a conservator or trustee-in-bankruptcy is appointed for the seller and no rapid amortization event exists other than conservatorship, receivership or insolvency of the seller, the conservator or receiver may have the power to prevent the commencement of the rapid amortization period or the sale of mortgage loans described in this prospectus supplement.

The Policy

     The following information has been supplied by the insurer for inclusion in this prospectus supplement. Accordingly, the depositor does not make any representation as to the accuracy and completeness of this information.

     Under the insurance policy, the insurer, in consideration of the payment of the premium, unconditionally and irrevocably guarantees to any owner that an amount equal to each full and complete Insured Payment will be received by the indenture trustee, or its successor, as trustee for the __________, on behalf of the owners from the insurer, for distribution by the indenture trustee to each owner of each owner's proportionate share of the Insured Payment. The insurer's obligations under the insurance policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the indenture trustee, whether or not those funds are properly applied by the indenture trustee. Insured Payments shall be made only at the time set forth in the insurance policy and no accelerated Insured Payments shall be made regardless of any acceleration of the notes, unless that acceleration is at the sole option of the insurer.


     Insured Payments will consist of any Deficiency Amounts and any preference amounts.

     For any payment date, a Deficiency Amount will equal any amount by which

     o the amount of interest due on the notes on that payment date exceeds the Investor Interest Collections that are available in the distribution account for the payment of interest due on the notes on that payment date,

     o the aggregate principal balance of the notes exceeds the Invested Amount after giving effect to all other payments of principal on the notes on that payment date under the indenture, and

     o on the maturity date, the aggregate principal balance of the notes has not been paid in full after giving effect to all other payments of principal on the notes on that payment date under the indenture.

     A preference amount is any payment on any note which has been held to be preferential transfer under the federal bankruptcy code and which has been recovered from the noteholder in accordance with a final, non-appealable order of the court.

     The insurance policy does not cover shortfalls, if any, attributable to the liability of the trust or the indenture trustee for withholding taxes, if any, including interest and penalties in respect of any liability.

     The insurer will pay any Insured Payment that is a preference amount on the business day following receipt on a business day by the fiscal agent of

     (1) a certified copy of the order requiring the return of a preference payment,

     (2) an opinion of counsel satisfactory to the insurer that the order is final and not appealable,

     (3) an assignment in the form reasonably required by the insurer, irrevocably assigning to the insurer all rights and claims of the owner relating to or arising under the notes against the debtor that made the preference payment or otherwise with respect to the preference payment, and

     (4) appropriate instruments to effect the appointment of the insurer as agent for the owner in any legal proceeding, related to the preference payment, those instruments being in a form satisfactory to the insurer, provided that if those documents are received after 12:00 noon, New York City time, on a business day, they will be deemed to be received on the following business day. Payments in respect of preference amounts shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the owner and not to any owner directly unless the owner has returned principal or interest paid on the notes to the receiver or trustee in bankruptcy, in which case the payment shall be disbursed to the owner.


     The insurer will pay any other amount payable under the insurance policy no later than 12:00 noon, New York City time, on the later of the payment date on which the related Deficiency Amount is due or the third business day following receipt in New York, New York on a business day by ________________, as fiscal agent for the insurer or any successor fiscal agent appointed by the insurer of a notice; provided that if notice is received after 12:00 noon, New York City time, on a business day, it will be deemed to be received on the following business day. If any notice received by the fiscal agent is not in proper form or is otherwise insufficient for the purpose of making claim under the insurance policy, it shall be deemed not to have been received by the fiscal agent for purposes of this paragraph, and the insurer or the fiscal agent, as the case may be, shall promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

     Insured Payments due under the insurance policy unless otherwise stated in the insurance policy will be disbursed by the fiscal agent to the indenture trustee on behalf of the owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to preference amounts, any amount held by the indenture trustee for the payment of the Insured Payment and legally available to be paid to noteholders.

     The fiscal agent is the agent of the insurer only and the fiscal agent shall in no event be liable to the owners for any acts of the fiscal agent or any failure of the insurer to deposit or cause to be deposited, sufficient funds to make payments due under the insurance policy.

     Any notice under the insurance policy or service of process on the fiscal agent or the insurer may be made at the address listed below for the fiscal agent or the insurer or any other address as the insurer shall specify in writing to the indenture trustee.

     The current notice address of the fiscal agent is _______________________,
Attention: Municipal Registrar and Paying Agency. The fiscal agent may change its notice address at any time by specifying its new address to the indenture trustee in writing.

     The insurance policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles of New York law.

     The insurance provided by the insurance policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     The insurance policy is not cancelable for any reason. The premium on the insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the notes.

                                  Pool Factor

     The pool factor is a seven-digit decimal which the master servicer will compute monthly expressing the note principal balance of the notes as of each payment date after giving effect to any payment of principal on that payment date as a proportion of the original note principal balance. On the closing date, the pool factor will be 1.0000000. See "Description of the Notes--Payments on the Notes." After the closing date, the pool factor will decline to reflect reductions in the related note principal balance resulting from payments of principal to the notes.

     Pursuant to the sale and servicing agreement, monthly reports concerning the Invested Amount, the pool factor and various other items of information will be made available to the noteholders. In addition, within 60 days after the end of each calendar year, beginning with the 200 __ calendar year, information for tax reporting purposes will be made available to each person who has been a noteholder of record at any time during the preceding calendar year. See "Description of the Notes--Book-Entry Notes" and "--Reports to Noteholders" in this prospectus supplement.

                    Maturity and Prepayment Considerations


     The agreements, except as otherwise described in this prospectus supplement, provide that the noteholders will be entitled to receive on each payment date payments of principal, in the amounts described in this prospectus supplement under the heading "Description of the Notes," until the note principal balance is reduced to zero. The amount of principal due on the notes on any payment date will depend on whether that payment date occurs during or after the managed amortization period. During the managed amortization period, additional balances drawn on the revolving credit-line loans will be funded out of Principal Collections on the mortgage loans and will reduce the amounts payable on the payment dates during that period as principal on the notes. After the managed amortization period, additional balances will be funded by the seller's interest and will not affect the amount payable as principal on the notes.

     The notes will likely, over time, represent a declining percentage of the aggregate principal balance of the mortgage loans. This is because payments of principal made from Principal Collections on the mortgage loans will be based on a Fixed Allocation Percentage of

___% which is likely to be larger than the actual percentage of the aggregate principal balance of the mortgage loans represented by the notes. This results, in most cases, in larger distributions of principal to the holders than they would receive if they received the actual percentage of the amortizing balance of the mortgage loan pool represented by their notes. This is especially true during the rapid amortization period when the noteholders are entitled to receive Principal Collections and not a lesser amount. In addition, to the extent of losses allocable to the noteholders, noteholders may also receive as payment of principal the Investor Floating Allocation Percentage of the amount of those losses either from the spread account or draws under the insurance policy. The level of losses may therefore affect the rate of payment of principal on the notes.


     To the extent obligors make more draws than principal payments, the seller's interest may grow. Because during the rapid amortization period the noteholders' share of Principal Collections is based upon the Investor Fixed Allocation Percentage without reduction, an increase in the seller's interest due to additional draws may also result in noteholders receiving principal at a greater rate than would otherwise occur if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed to noteholders. The sale and servicing agreement permits the seller, at its option, upon satisfaction of the conditions specified in the sale and servicing agreement to remove mortgage loans from the trust at any time during the life of the trust, so long as the seller's interest after giving effect to that removal is not less than the minimum seller's interest. The removals may affect the rate at which principal is distributed to noteholders by reducing the overall pool balance and thus the amount of Principal Collections. See "Description of the Notes--Optional Retransfers of Mortgage Loans to the Seller."

     The prepayment experience with respect to the mortgage loans will affect the weighted average life of the notes.

     The rate of prepayment on the mortgage loans cannot be predicted. The depositor is not aware of any publicly available studies or statistics that accurately predict or forecast the rate of prepayment of the mortgage loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. Because the revolving credit-line loans generally do not amortize during the draw period, rates of principal payment on the mortgage loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on those mortgage loans. The prepayment experience of the trust with respect to the mortgage loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the credit line agreements and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. Substantially all of the mortgage loans contain "due-on-sale" provisions, and the master servicer intends to enforce those provisions, unless that enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Material Legal Aspects of Loans--Due-on-Sale Clauses" in the prospectus.

     As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the fixed rate closed-end loans, is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the interest rate on a mortgage loan, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing mortgage rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

     The yield to an investor who purchases the notes in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the mortgage loans is actually different than the rate anticipated by that investor at the time the notes were purchased.

     Collections on the mortgage loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for that month which, in the case of the revolving credit-line loans may be zero, or as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the revolving credit-line loans. It is possible that borrowers may fail to make scheduled payments. Collections on the mortgage loans may vary due to seasonal purchasing and payment habits of borrowers.

     No assurance can be given as to the level of prepayments that will be experienced by the trust but it can be expected that a portion of borrowers will not prepay their mortgage loans to any significant degree. See "Description of the Securities--Weighted Average Life of the Certificates" in the prospectus.

                         Description of the Agreements


     The following summary, together with related provisions in the prospectus, describes the material terms of the sale and servicing agreement, the trust agreement and the indenture. See "The Agreements" in the prospectus.


Reports to Noteholders

     Concurrently with each payment to the noteholders, the master servicer will forward to the indenture trustee for mailing to the noteholder and the insurer a statement setting forth among other items:

     (1) the Investor Floating Allocation Percentage for the preceding collection period;

     (2)  the amount being distributed to noteholders;

     (3) the amount of interest included in the payment and the related note rate;

     (4) the amount, if any, of overdue accrued interest included in the payment;

     (5) the amount, if any, of the remaining overdue accrued interest after giving effect to the payment;

     (6)  the amount, if any, of principal included in the payment;

     (7) the amount, if any, of the reimbursement of previous Liquidation Loss Amounts included in the payment;

     (8) the amount, if any, of the aggregate unreimbursed Liquidation Loss Amounts after giving effect to the payment;

     (9)  the servicing fee for the payment date;

     (10) the Invested Amount and the note principal balance, each after giving effect to the payment;

     (11) the pool balance as of the end of the preceding collection period;

     (12) the number and aggregate principal balances of the mortgage loans as to which the minimum monthly payment is delinquent to 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the collection period;

     (13) the book value of any real estate which is acquired by the trust through foreclosure or grant of deed in lieu of foreclosure; and

     (14) the amount of any draws on the insurance policy.

     In the case of information furnished pursuant to clauses (2), (3) in respect of the amount of interest included in the payment, (4) and (8) above, the amounts shall be expressed as a dollar amount per note with a $1,000 denomination.

     Each year commencing in , the master servicer will be required to forward to the indenture trustee a statement containing the information set forth in clauses (3) and (6) above aggregated for that calendar year.

Collection and Other Servicing Procedures on Mortgage Loans

     The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the sale and servicing agreement, follow those collection procedures it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the mortgage loans. Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.


     With respect to the mortgage loans, the master servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that the arrangement is consistent with the master servicer's policies with respect to the home equity mortgage loans it owns or services. In accordance with the terms of the sale and servicing agreement, the master servicer may consent to the placing of a subsequent senior lien in respect of a mortgage loan provided that

     o the mortgage loan held by the trust was in a second lien position as of the cut-off date, and the senior loan was subsequently either paid in full or is being refinanced by the senior lien now being placed on the mortgaged property,

     o following the placement of the senior lien, the mortgage loan held by the trust is in no lower than a second lien position, and

     o the principal amount of the senior mortgage loan now being originated is no greater than the outstanding principal amount of the senior mortgage loan that was secured by the mortgaged property as of the date the mortgage loan held by the trust was originated.


Hazard Insurance

     The master servicer will cause to be maintained for each mortgage loan fire and hazard insurance with extended coverage customary in the area where the mortgaged property is located in an amount which is at least equal to the lesser of (1) the outstanding principal balance on the mortgage loan and any related senior lien(s); and (2) the maximum insurable value of the improvements securing the mortgage loan. Generally, if the mortgaged property is in an area identified in the Federal Register by FEMA as FLOOD ZONE "A", flood insurance has been made available and the master servicer determines that the insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, the master servicer will cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (a) the outstanding principal balance of the mortgage loan and any related senior lien(s), if any, or (b) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. Any amounts collected by the master servicer under those policies, other than amounts to be applied to the restoration or repair of the mortgaged property, or to be released to the borrower in accordance with customary mortgage servicing procedures, will be deposited in the collection account except to the extent the master servicer is permitted to retain those amounts as servicing compensation or is permitted to withdraw those amounts under the sale and servicing agreement.

     In the event that the master servicer obtains and maintains a blanket policy as provided in the sale and servicing agreement insuring against fire and hazards of extended coverage on all of the mortgage loans then, to the extent that policy names the master servicer or its designee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance of the mortgage loans without coinsurance, and otherwise complies with the requirements of the first paragraph of this subsection, the master servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

Realization Upon Defaulted Mortgage Loans

     The master servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing those mortgage loans that come into default when, in accordance with applicable servicing procedures under the sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with foreclosure or other conversion, the master servicer will follow those practices it deems necessary or advisable and that are in keeping with its general subordinate mortgage servicing activities. The master servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, that foreclosure, correction or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to noteholders or the seller.

Servicing Compensation and Payment of Expenses

     With respect to each collection period, the master servicer will receive from interest collections in respect of the mortgage loans a portion of that interest collections as a monthly servicing fee in the amount equal to % per annum on the aggregate principal balances of the mortgage loans as of the first day of the related collection period or as of the cut-off date for the first collection period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

     The master servicer will pay ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the sale and servicing agreement. In addition, the master servicer will be entitled to reimbursement for expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of noteholders to receive any related net liquidation proceeds.

Evidence as to Compliance

     The sale and servicing agreement provides for delivery on or before May 31 in each year, beginning on May 31, , to the indenture trustee, the rating agencies and the insurer of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the sale and servicing agreement throughout the preceding fiscal year, except as specified in that statement.

Matters Regarding the Master Servicer and the Seller

     The sale and servicing agreement provides that the master servicer may not resign as master servicer, except in connection with a permitted transfer of servicing, unless (1) those duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its subsidiaries or affiliates or (2) upon the satisfaction of the following conditions: (a) the master servicer has proposed a successor master servicer that is reasonably acceptable to the indenture trustee and the insurer in writing; (b) the rating agencies have confirmed to the indenture trustee and the insurer that the appointment of the proposed successor master servicer as the master servicer will not result in the reduction or withdrawal of the then current rating of the notes; and (c) the proposed successor master servicer is acceptable to the insurer. No resignation will become effective until the indenture trustee or a successor master servicer has assumed the master servicer's obligations and duties under the sale and servicing agreement.

     The master servicer may perform any of its duties and obligations under the sale and servicing agreement through one or more subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding any arrangement with subservicers, the master servicer will remain liable and obligated to the indenture trustee, the owner trustee, the noteholders and the insurer for the master servicer's duties and obligations under the sale and servicing agreement, without any diminution of those duties and obligations and as if the master servicer itself were performing them.

     Any person into which, in accordance with the sale and servicing agreement, the seller or the master servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the seller or the master servicer is a party, or any person succeeding to the business of the seller or the master servicer, will be the successor to the master servicer under the sale and servicing agreement.

     The sale and servicing agreement provides that the master servicer will indemnify the trust, the indenture trustee and the owner trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the master servicer's actions or omissions in connection with the servicing and administration of the mortgage loans which are not in accordance with the provisions of the sale and servicing agreement. In the event of an event of servicing termination resulting in the assumption of servicing obligations by a successor master servicer, the successor master servicer will indemnify the seller for any losses, claims, damages and liabilities of the seller as described in this paragraph arising from the successor master servicer's actions or omissions. The sale and servicing agreement provides that neither the seller nor the master servicer nor their directors, officers, employees or agents will be under any other liability to the trust, the indenture trustee, the owner trustee, the noteholders or any other person for any action taken or for refraining from taking any action pursuant to the sale and servicing agreement. However, neither the seller nor the master servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the seller or the master servicer in the performance of its duties under the sale and servicing agreement or by reason of reckless disregard of its obligations under the agreement. In addition, the sale and servicing agreement provides that the master servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the sale and servicing agreement and which in its opinion may expose it to any expense or liability. The master servicer may, in its sole discretion, undertake any legal action which it considers necessary or desirable with respect to the sale and servicing agreement, the rights and duties of the parties to the sale and servicing agreement and the interests of the noteholders and the insurer under the sale and servicing agreement.

Events of Servicing Termination

     Events of servicing termination will consist of:


     (1) any failure by the master servicer to deposit in the collection account any deposit required to be made under the sale and servicing agreement;

     (2) any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement which, in each case, materially and adversely affects the interests of the noteholders or the insurer and continues unremedied for 30 days after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the insurer or noteholders evidencing percentage interests aggregating not less than 25%;

     (3) events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the master servicer and actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations; or

     (4) loss or delinquency tests set forth in the sale and servicing agreement are not met. Under other circumstances, the indenture trustee shall, at the direction of the insurer, or may, with the consent of the insurer, or the holders of notes evidencing an aggregate, undivided interest in the trust of at least 51% of the note principal balance may with the consent of the insurer so long as there is no default by the insurer in the performance of its obligations under the insurance policy deliver written notice to the master servicer terminating all the rights and obligations of the master servicer under the sale and servicing agreement.


     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) or (2) above for a period of ten or 30 business days, respectively, shall not constitute an event of servicing termination if the delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and was caused by an act of God, or other similar occurrence.

Rights Upon an Event of Servicing Termination

     So long as an event of servicing termination remains unremedied, either the indenture trustee shall at the direction of the insurer or may, with the consent of the insurer, or noteholders evidencing an aggregate, undivided interest in the trust of at least 51% of the note principal balance with the consent of the insurer, may terminate all of the rights and obligations of the master servicer under the sale and servicing agreement and in and to the mortgage loans, whereupon the indenture trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. In the event that the indenture trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan master servicer with all licenses and permits required to perform its obligations under the sale and servicing agreement and having a net worth of at least $15,000,000 and acceptable to the insurer to act as successor to the master servicer under the sale and servicing agreement. Pending that appointment, the indenture trustee will be obligated to act in that capacity unless prohibited by law. The successor will be entitled to receive the same compensation that the master servicer would otherwise have received. A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer where the only event of servicing termination that has occurred is an insolvency event.

Events of Default under the Indenture

     Events of default under the indenture include:

          (1) default in the payment of any interest or principal payment when the same becomes due and payable and continuance of that default for a period of five days;

          (2) failure on the part of the trust to perform in any material respect any other covenant or agreement under the indenture, which continues for a period of thirty days after notice is given; and

          (3) events of bankruptcy, insolvency, receivership or liquidation of the trust.

Remedies on Event of Default under the Indenture

     If an event of default under the indenture has occurred and is continuing, either the indenture trustee or the majority of the then outstanding amount of the notes may declare the principal amount of the notes due and payable immediately. That a declaration may be rescinded by a majority of the then outstanding amount of the notes.

     If the principal of the notes has been declared due and payable as described in the preceding paragraph, the indenture trustee may elect not to liquidate the assets of the trust provided that the assets are generating sufficient cash to pay interest and principal as it becomes due and payable to the noteholders.

     However, the indenture trustee may not sell or otherwise liquidate the assets of the trust following an event of default, other than one described in clause (1) above, unless (a) the holders of 100% of the notes and the insurer consents to the sale, or (b) the proceeds of the sale or liquidation are sufficient to pay all amounts due and owing to the noteholders and the insurer, or (c) the indenture trustee determines that the assets of the trust would not be sufficient on an ongoing basis to make all payments on the notes as they become due and payable and the indenture trustee obtains the consent of the holders of 66-2/3% of the percentage interests of the notes.

Matters Regarding the Indenture Trustee and the Owner Trustee

     Neither the indenture trustee nor any director, officer or employee of the indenture trustee will be under any liability to the trust of the noteholders for taking any action or for refraining from the taking of any action in good faith pursuant to the indenture, or for errors in judgment; provided, that none of the indenture trustee or any of its directors, officer or employees will be protected against any liability that would otherwise be imposed on it by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the indenture. The indenture trustee and any of its directors, officers, employees or agents will be indemnified by the trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture, other than any loss, liability or expense incurred by reason of its own willful malfeasance, bad faith or negligence in the performance of its duties under the indenture, or by reason of its reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated will be the successor to the indenture trustee under the indenture.

     The owner trustee, the indenture trustee and any of their respective affiliates may hold notes in their own names or as pledgees. For the purpose of meeting the legal requirements of some jurisdictions, the master servicer, the owner trustee and the indenture trustee acting jointly, or in some instances, the owner trustee or the indenture trustee acting alone, will have the power to appoint co-trustees or separate trustees of all or any part of the trust. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the sale and servicing agreement and the trust agreement and the indenture trustee by the indenture will be conferred or imposed upon the owner trustee and the indenture trustee, respectively, and in those cases the separate trustee or co-trustee jointly, or, in any jurisdiction in which the owner trustee or indenture trustee will be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee who will exercise and perform the rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee, respectively.

     The indenture trustee may resign at any time, in which event the owner trustee will be obligated to appoint a successor. The owner trustee may resign at any time, in which event the co-owner trustee will be obligated to appoint a successor. The master servicer may also remove the owner trustee or the indenture trustee if either ceases to be eligible under the trust agreement or the indenture, as the case may be, or becomes legally unable to act or becomes insolvent. Any resignation or removal of the owner trustee or indenture trustee and appointment of a successor to the owner trustee or the indenture trustee will not become effective until acceptance of the appointment by a successor.

Duties of the Owner Trustee and Indenture Trustee

     The owner trustee will make no representations as to the validity or sufficiency of the trust agreement, the notes, other than regarding its execution of them, or of any mortgage loans or related documents, and will not be accountable for the use or application by the seller or the master servicer of any funds paid to the seller or the master servicer in respect of the notes, or the mortgage loans, or the investment of any monies by the master servicer before the monies are deposited into the collection account or the distribution account. So long as no event of default under the Indenture has occurred and is continuing, the owner trustee will be required to perform only those duties specifically required of it under the trust agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the trust agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the trust agreement. The owner trustee will not be charged with knowledge of a failure by the master servicer to perform its duties under the trust agreement or sale and servicing agreement unless the owner trustee has obtained actual knowledge of the failure.

     The indenture trustee will make no representations as to the validity or sufficiency of the indenture, the notes, other than regarding its execution and authentication of them, or of any mortgage loans or related documents, and will not be accountable for the use or application by the seller or the master servicer of any funds paid to the seller or the master servicer in respect of the notes or the mortgage loans, or the use or investment of any monies by the master servicer before the monies are deposited into the collection account or the distribution account. So long as no event of default under the Indenture has occurred and is continuing, the indenture trustee will be required to perform only those duties specifically required of it under the indenture. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the indenture. The indenture trustee will not be charged with knowledge of a failure by the master servicer to perform its duties under the trust agreement or sale and servicing agreement unless the indenture trustee has obtained actual knowledge of the failure.

     The indenture trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture or to make any investigation of matters arising under the indenture or to institute, conduct or defend any litigation at the request, order or direction of any of the noteholders, unless the indenture trustee has been offered reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by it in the exercise of its rights or powers.

Amendment

     Each of the agreements may be amended from time to time by the master servicer and the indenture trustee and with the consent of the insurer, but without the consent of the noteholders, to cure any ambiguity, to correct or supplement any provisions in an agreement which may be inconsistent with any other provisions of that agreement, to add to the duties of the seller or the master servicer or to add or amend any provisions of that agreement as required by the rating agencies in order to maintain or improve any rating of the notes, or to add any other provisions with respect to matters or questions arising under that agreement which shall not be inconsistent with the provisions of that agreement, provided that the amendment does not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any noteholder or the insurer. Any amendment will not be deemed to materially and adversely affect the noteholders and no opinion will be required to be delivered if the person requesting the amendment obtains a letter from the rating agencies and the insurer stating that the amendment would not result in a downgrading of the then current rating of the notes. Each of the agreements may also be amended from time to time by the master servicer and the indenture trustee, with the consent of noteholders evidencing an aggregate, undivided interest in the trust of at least 51% of the note principal balance and the insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or of modifying in any manner the rights of the noteholders, provided that no amendment will (1) reduce in any manner the amount of, or delay the timing of, collections of payments on the notes or payments under the insurance policy which are required to be made on any note without the consent of the holder of that note and the insurer or (2) reduce the aforesaid percentage required to consent to any amendment, without the consent of the holders of all notes then outstanding.

Termination; Retirement of the Notes

     The trust will terminate on the payment date following the later of (A) payment in full of all amounts owing to the insurer and (B) the earliest of


          o the payment date on which the note principal balance has been reduced to zero,

          o the final payment (or other liquidation) of the last mortgage loan in the trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any mortgage loan,

          o    the optional transfer to the seller of the mortgage loans, and

          o    the payment date in ___________.


     The mortgage loans may be purchased by the seller at its option on any payment date after the note principal balance is reduced to an amount less than __% of the original note principal balance and all amounts due and owing to the insurer, including unreimbursed draws on the insurance policy, together with interest on those draws, as provided under the insurance agreement, have been paid. The transfer price will be equal to the sum of the outstanding note principal balance and accrued and unpaid interest on that note principal balance at the note rate through the day preceding the final payment date. Written notice of termination of the sale and servicing agreement will be given to each noteholder, and the final payment will be made only upon surrender and cancellation of the notes at an office or agency appointed by the indenture trustee which will be specified in the notice of termination.

The Indenture Trustee

     ____________, a ___________________ with its principal place of business in ____________, has been named indenture trustee pursuant to the sale and servicing agreement.

     The commercial bank or trust company serving as indenture trustee may own notes and have normal banking relationships with the depositor, the master servicer and the insurer and/or their affiliates.

     The indenture trustee may resign at any time, in which event the depositor will be obligated to appoint a successor indenture trustee, as approved by the insurer. The depositor or the insurer may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue in its trust capacity or becomes insolvent. Upon becoming aware of circumstances affecting the indenture trustee's eligibility, the depositor will be obligated to appoint a successor indenture trustee, as approved by the insurer. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

     No holder of a note will have any right under the sale and servicing agreement to institute any proceeding with respect to the sale and servicing agreement unless the insurer has consented in writing to the institution of that proceeding and the holder previously has given to the indenture trustee written notice of default and unless noteholders evidencing an aggregate, undivided interest in the trust of at least 51% of the note principal balance have made written requests upon the indenture trustee to institute that proceeding in its own name as indenture trustee and have offered to the indenture trustee reasonable indemnity and the indenture trustee for 60 days has neglected or refused to institute that proceeding.

Activities of the Trust

     The trust will not:


     o    borrow money;

     o    make loans;

     o    invest in securities for the purpose of exercising control;

     o    underwrite securities;

     o except as provided in the sale and servicing agreement, engage in the purchase and sale or turnover of investments;

     o offer securities in exchange for property (except notes for the mortgage loans); or

     o repurchase or otherwise reacquire its securities. See "--Evidence as to Compliance" above for information regarding reports as to the compliance by the master servicer with the terms of the sale and servicing agreement.


                                Use of Proceeds


The net proceeds to be received from the [initial] sale of the notes will be applied by the depositor to purchase the mortgage loans. [In cases where this prospectus supplement is used in connection with a market making transaction in the notes, the net proceeds from the sale of the notes will be paid to the
party selling notes in that transaction which may be [            ] if it is
acting as principal. The depositor will not receive any proceeds from the sale of notes in market making transactions.]


                   Material Federal Income Tax Consequences

General


     The following discussion of the material U.S. federal income tax aspects of the purchase, ownership and disposition of the notes is based on the provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations thereunder, and published rulings and court decisions in, effect as of the date of this prospectus supplement, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to note owners in light of their personal investment circumstances or to some types of note owners that are the subject of special treatment under the U.S. federal income tax laws - for example, banks and life insurance companies. Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the notes.

Characterization of the Notes as Indebtedness


     Based on the application of existing law to the terms of the transaction as set forth in the agreements and assuming compliance with the terms of the agreements as in effect on the date of issuance of the notes, [Sidley Austin Brown & Wood LLP] [Cadwalader Wickersham & Taft] [Dewey Ballentine LLP], special tax counsel to the depositor, is of the opinion that:



          o the notes will be treated as debt instruments for federal income tax purposes as of that date, and

          o the trust will not be characterized as an association, or publicly traded partnership, taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701 (i) of the Code. Accordingly, upon issuance, the notes will be treated as debt securities as described in the prospectus. See "Material Federal Income Tax Consequences" in the prospectus.


     The trust and the noteholders express in the indenture their intent that, for applicable tax purposes, the notes will be indebtedness secured by the mortgage loans. The trust and the noteholders, by accepting the notes, and each note owner by its acquisition of a beneficial interest in a note, have agreed to treat the notes as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the seller intends to treat this transaction as a sale of an interest in the principal balances of the mortgage loans for financial accounting and regulatory purposes.

     In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership of the property. Tax counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the mortgage loans has been retained by the seller and has not been transferred to the note owners.

Taxation of Interest Income of Note Owners

     Assuming that the note owners are holders of debt obligations for U.S. federal income tax purposes, the notes generally will be taxable as debt securities. See "Material Federal Income Tax Consequences" in the prospectus for the U.S. federal income tax treatment to noteowners of interest income derived from the notes and of gain or loss from the sale or other disposition of the notes.

     While it is not anticipated that the notes will be issued at a greater than de minimis discount, under Treasury regulations it is possible that the notes could nevertheless be deemed to have been issued with OID if the interest were not treated as an unconditionally payable under the OID regulations. If the OID regulations were to apply, all of the taxable income to be recognized with respect to the notes would be includible in income of note owners as OID, but would not be includible again when the interest is actually received. See "Material Federal Income Tax Consequences--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus for a discussion of the application of the OID rules if the notes are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID regulations. For purposes of calculating OID, it is likely that the notes will be treated as pay-through securities.

Possible Classification of the trust as a Partnership or Association Taxable as a Corporation

     The opinion of tax counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that for purposes of the Code, the transaction contemplated by this prospectus with respect to the notes constitutes a sale of the mortgage loans (or an interest in a mortgage loan) to the note owners and that the proper classification of the legal relationship between the trust and the note owners resulting from this transaction is that of a partnership, including a publicly traded partnership, a publicly traded partnership treated as a corporation, or an association taxable as a corporation. Since tax counsel has advised that the notes will be treated as indebtedness in the hands of the noteholders for U.S. federal income tax purposes, the trust will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as those requirements would apply if the notes were not treated as indebtedness.

     If it were determined that this transaction created an entity classified as a corporation, including a publicly traded partnership taxable as a corporation, the trust would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the mortgage loans, which would reduce the amounts available for payment to the note owners. Cash payments to the note owners generally would be treated as dividends for tax purposes to the extent of the corporation's earnings and profits. If the transaction were treated as creating a partnership between the note owners and the trust, the partnership itself would not be subject to U.S. federal income tax, unless it were to be characterized as a publicly traded partnership taxable as a corporation; rather, the trust and each note owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the note owner could differ if the notes were held to constitute partnership interests rather than indebtedness.

Possible Classification as a Taxable Mortgage Pool

     In relevant part, Section 7701 (i) of the Code provides that any entity or a portion of an entity that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Unless covered by a grandfather provision for existing entities, any entity (or a portion of any entity) will be a taxable mortgage pool if (1) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages,
(2) the entity is the obligor under debt obligations with two or more maturities, and (3) under the terms of the entity's debt obligations, or an underlying arrangement, payments on the debt obligations bear a relationship to the debt instruments held by the entity.

     Assuming that all of the provisions of the agreements, as in effect on the date of issuance, are complied with, tax counsel is of the opinion that the arrangement created by the agreements will not be a taxable mortgage pool under Section 7701 (i) of the Code because only one class of indebtedness, secured by the mortgage loans is being issued.

     The opinion of tax counsel is not binding on the IRS or the courts. If the IRS were to contend successfully, or future regulations were to provide that the arrangement created by the agreements is a taxable mortgage pool, that arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the mortgage loans. That tax might reduce amounts available for payments to note owners. The amount of tax would depend upon whether payments to note owners would be deductible as interest expense in computing the taxable income of that arrangement as a taxable mortgage pool.

Foreign Investors

     In general, subject to exceptions, interest including OID, paid on a note to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that the interest is not effectively connected with a trade or business of the recipient in the United States and the note owner provides the required foreign person information certification. See "Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" in the prospectus.

     If the interests of the note owners were deemed to be partnership interests, the partnership, if it were considered to be engaged in a U.S. trade or business, would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of the foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, the foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against the foreign partner's U.S. income tax liability.

     If the trust were taxable as a corporation, payments to foreign persons, to the extent treated as dividends, or if the trust were characterized as a partnership that was not engaged in a trade or business, all interest payments, would generally be subject to withholding at the rate of 30%, unless that rate were reduced by an applicable tax treaty. If the trust were characterized as a partnership, interest payments made to note owners who were foreign persons generally would be considered guaranteed payments to the extent that those payments were determined without regard to the income of the trust fund. If these payments were properly characterized as guaranteed payments, then the interest would not be considered "portfolio interest" under the Code.

     If, contrary to the opinion of tax counsel, the notes are recharacterized as equity interests in a partnership, or in an association or publicly traded partnership taxable as a corporation, any taxes required to be so withheld will be treated for all purposes of the notes and the insurance policy as having been paid to the related noteholder.


     The U.S. Treasury Department has issued withholding regulations (the "Withholding Regulations"), effective for payments made after December 31, 2000, which make certain modifications to the withholding rules. In conjunction with the Withholding Regulations, the Internal Revenue Service has issued a new tax Form W-8BEN to be used in place of Form W-8 by foreign persons claiming either the "portfolio interest" exemption from withholding under the Code or reduced withholding rates under a treaty. A holder of a note that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements under the Withholding Regulations and should consult its tax advisor. Prospective investors in the notes are urged to consult their own tax advisors regarding the Withholding Regulations and Form W-8BEN.


Backup Withholding


     Note owners may be subject to backup withholding with respect to interest paid on the notes if the note owners, upon issuance, fail to supply the indenture trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments", as defined in the Code, property, or, under some circumstances, fail to provide the indenture trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

     The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid, and OID accrued, if any, on the notes and the amount of interest withheld for U.S. federal income taxes, if any, for each calendar year, except as to exempt holders. Exempt holders are generally, holders that are corporations, some tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents. As long as the only noteholder of record is Cede & Co., as nominee for DTC, note owners and the IRS will receive tax and other information including the amount of interest paid on the notes from participants and indirect participants rather than from the indenture trustee. The indenture trustee, however, will respond to requests for necessary information to enable participants, indirect participants and other persons to complete their reports. Each nonexempt note owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt note owner fail to provide the required certification, the participants or indirect participants or the paying agent will be required to withhold on the interest and principal otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's U.S. income tax liability.

     The Withholding Regulations make certain modifications to the backup withholding rules. The Withholding Regulations attempt to unify certification requirements and modify certain reliance standards. Prospective investors in the notes are urged to consult their own tax advisors regarding the Withholding Regulations.

State Taxes

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state. Investors considering an investment in the notes should consult their own tax advisors regarding state tax consequences.


                             ERISA Considerations


General

     ERISA and Section 4975 of the Code impose restrictions on employee benefit plans that are governed by ERISA or plans or arrangements that are governed by Section 4975 of the Code and on persons who are parties in interest or disqualified persons with respect to those plans. Some employee benefit plans, such as governmental plans and church plans, if no election has been made under section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of those plans may be invested in the notes without regard to the ERISA considerations described under this heading, subject to other applicable Federal and state law. However, any governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any plan fiduciary which proposes to cause a plan to acquire any of the notes should consult with its counsel with respect to the potential consequences under ERISA and the Code, of the plan's acquisition and ownership of the notes. See "ERISA Considerations" in the prospectus. Investments by plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan.

Prohibited Transactions

General

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in some transactions including loans involving a plan and its assets unless a statutory regulatory, or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes, or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA, on parties in interest which engage in non-exempt prohibited transactions.

     Depending on the relevant facts and circumstances, prohibited transaction exemptions may apply to the purchase or holding of the notes--for example, Prohibited Transaction Class Exemption 96-23, which exempts transactions effected on behalf of a plan by an "in-house asset manager"; PTE 95-60, which exempts transactions between insurance company general accounts and parties in interest; PTE 91-38, which exempts transactions between bank collective investment funds and parties in interest; PTE 90-1, which exempts transactions between insurance company pooled separate accounts and parties in interest; or PTE 84-14, which exempts transactions effected on behalf of a plan by a "qualified professional asset manager". There can be no assurance that any of these exemptions will apply with respect to any plan's investment in the notes, or if it did apply, that it would apply to all prohibited transactions that may occur in connection with an investment in the notes. Each Plan and each person investing in the notes on behalf of or with plan assets of a plan will be deemed to represent that its acquisition and holding of the notes does not give rise to a non-exempt prohibited transaction.

Plan Asset Regulation

     The DOL has issued final regulations concerning the definition of what constitutes the assets of a plan for purposes of ERISA and the prohibited transaction provisions of the Code. The plan asset regulation describes the circumstances under which the assets of an entity in which a plan invests will be considered to be "plan assets" with the effect that any person who exercises control over those assets would be subject to ERISA's fiduciary standards. Under the plan asset regulations, generally, when a plan invests in another entity, the plan's assets do not include, solely by reason of that investment, any of the underlying assets of the entity. However, the plan asset regulation provides that, if a plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the plan investor unless exceptions apply. If the notes were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the trust could be considered to hold plan assets by reason of a plan's investment in the notes. Those plan assets would include an undivided interest in any assets held by the trust. In that event, the master servicer and other persons, in providing services with respect to the trust's assets, may be parties in interest with respect to those plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code, with respect to transactions involving the trust's assets. Under the plan asset regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the plan asset regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the plan asset regulation, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which equity features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a plan's investment would be a practical vehicle for the indirect provision of investment management services. Based upon the terms of the notes, the opinion of tax counsel that the notes will be classified as debt instruments for Federal income tax purposes and the ratings which have been assigned to the notes, the issuer expects that the notes will not constitute "equity interests" for purposes of the plan asset regulation. However, if the notes are deemed nevertheless to be equity interests in the trust and no statutory, regulatory or administrative exception applies, the trust could be considered to hold plan assets by reason of a plan's investment in the notes.

Review by Plan Fiduciaries

     Any plan fiduciary considering whether to purchase any notes on behalf of a plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment. Among other things, before purchasing any notes, a fiduciary of a plan should make its own determination as to whether the trust, as obligor on the notes, is a party in interest with respect to the plan, the availability of the relief provided in the plan asset regulations and the availability of any other prohibited transaction exemptions. Purchasers should analyze whether the decision may have an impact with respect to purchases of the notes.

                        Legal Investment Considerations

     Although, as a condition to their issuance, the notes will be rated in the highest rating category of the Rating Agencies, the notes will not constitute "mortgage related securities" for purposes of SMMEA, because not all of the mortgages securing the mortgage loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the notes, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "Legal Investment" in the prospectus.

                                 Underwriting

     Under the terms and conditions set forth in the underwriting agreement, dated _________ __, 200__, between the depositor and Morgan Stanley & Co. Incorporated, the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor the notes offered by this prospectus supplement.

     In the underwriting agreement, the underwriter has agreed, provided the terms and conditions set forth in the underwriting agreement are satisfied, to purchase all the notes offered by this prospectus supplement if any of the notes are purchased.

     The depositor has been advised by the underwriter that they propose initially to offer the notes at the underwriting price set forth in this prospectus supplement and to dealers at that price, less a discount not in excess of ____% of the note denominations. The underwriter may allow and the dealers may reallow a discount not in excess of ___% of the note denominations to other dealers. After the initial public offering, the public offering price, the concessions and the discounts may be changed.

     The depositor has been advised by the underwriter that they presently intend to make a market in the notes offered by this prospectus supplement; however, the underwriter is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the notes will develop.

     In connection with the offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriter may overallot the offering, creating a syndicate short position. In addition, the underwriter may bid for, and purchase, the notes in the open market to cover syndicate shorts or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriter is not required to engage in these activities, and if commenced, these activities may be discontinued at any time.

     [The prospectus supplement and the attached prospectus may be used by [_______] in connection with offers and sales related to market making transactions in the notes. [_________] may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale. [________] is an affiliate of [the master servicer], and therefore may also be viewed as an affiliate of the trust.]

     The underwriting agreement provides that the depositor will indemnify the underwriter against particular civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 Legal Matters


     The validity of the notes will be passed upon for the depositor by [_______________________]. Certain legal matters with respect to the notes will be passed upon for the underwriters by [_________________]. Legal matters will be passed upon for the insurer by _____________.


                                    Experts

     The consolidated balance sheets of [insurer] and its subsidiaries as of December 31, 200__ and 199__ and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 200__, incorporated by reference in this prospectus supplement, have been incorporated into this prospectus supplement in reliance on the report of _________________, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                          [_______] Home Equity Loan

     The financial statements of [__________________] Trust 200_ included in this prospectus supplement have been audited by ____________________, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    Ratings

     It is a condition to issuance that the notes be rated "____" by __________ and _____ and "_____" by __________.

     A securities rating addresses the likelihood of the receipt by noteholders of payments on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the notes. The ratings on the notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that noteholders might realize a lower than anticipated yield.

         The ratings assigned to the notes will depend primarily upon the creditworthiness of the insurer. Any reduction in a rating assigned to the claims-paying ability of the insurer below the ratings initially assigned to the notes may result in a reduction of one or more of the ratings assigned to the notes.

     A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                   Glossary

     Whenever used in this prospectus supplement, the following terms have the following meanings:

     "Alternative Principal Payment" means, with respect to any payment date, the amount, but not less than zero, of Principal Collections for the payment date less the aggregate of additional balances created during the related collection period.


     "Code" means the Internal Revenue Code of 1986, as amended.


     "Deficiency Amount" means for any payment date (A) the excess, if any, of
(1) Investor Interest for that payment date plus any Unpaid Investor Shortfall, if any, due on the notes over (2) the Investor Interest Collections on deposit in the distribution account that are available to be distributed as interest on that payment date and (B) the Guaranteed Principal Amount.

     "Fixed Allocation Percentage" means ___%.

     "Guaranteed Principal Amount" means (a) for any payment date (other than the final payment date), the amount, if any, by which the note principal balance exceeds the Invested Amount on that payment date, after giving effect to all payments of principal on the notes on that payment date pursuant to the agreements, and (b) on the final payment date, the outstanding note principal balance, after giving effect to all other payments of principal on the notes on that payment date pursuant to the agreements.

     "Insured Payment" means (1) as of any payment date, any Deficiency Amount and (2) any preference amount.

     "Interest Collections" means, for any payment date, the amounts collected during the related collection period, including the portion of net liquidation proceeds allocated to interest pursuant to the terms of the credit line agreements or the mortgage notes, as applicable, less servicing fees for the related collection period and as adjusted for simple interest shortfalls and simple interest excess as described in this prospectus supplement under "Description of the Notes--Simple Interest Excess Sub-Account."


     "Invested Amount" means, with respect to any payment date, an amount equal to the Original Invested Amount minus (1) the amount of Principal Collections previously distributed on the notes, and minus (2) an amount equal to the product of the Investor Floating Allocation

Percentage of the Liquidation Loss Amounts experienced on the mortgage loan pool from the cut-off date through the last day of the preceding calendar month.

     "Investor Fixed Allocation Percentage" means ____%.

     "Investor Floating Allocation Percentage" means, with respect to any payment date, the percentage equivalent of a fraction determined by dividing
(a) the Invested Amount at the close of business on the preceding payment date or the closing date in the case of the first payment date by (b) the pool balance at the beginning of the related collection period.


     "Investor Interest" means, with respect to any payment date, interest for the related interest period at the applicable note rate on the note principal balance as of the first day of that interest period, after giving effect to the payments made on the first day of the interest period.


     "Investor Interest Collections" means, with respect to any payment date, the portion of Interest Collections allocable to the notes and will be equal to the product of (a) Interest Collections for that payment date and (b) the Investor Floating Allocation Percentage.

     "Investor Loss Amount" means, for any payment date, the product of the Investor Floating Allocation Percentage and the aggregate of the Liquidation Loss Amounts for that payment date.

     "Liquidation Loss Amount" means, with respect to any liquidated mortgage loan, the unrecovered principal balance of that mortgage loan during the collection period in which that mortgage loan became a liquidated mortgage loan, after giving effect to the Net Liquidation Proceeds received in connection with the liquidation.

     "Liquidation Proceeds" means the proceeds, excluding any amounts drawn on the insurance policy, received in connection with the liquidation of any mortgage loan, whether through trustee's sale, foreclosure sale or otherwise.

     "Maximum Principal Payment" means, with respect to any payment date, the product of the Investor Fixed Allocation Percentage and Principal Collections for the payment date.

     "Net Liquidation Proceeds" means, with respect to a mortgage loan, the Liquidation Proceeds, reduced by related expenses, but not including the portion, if any, of that amount that exceeds the sum of (1) the principal balance of the mortgage loan plus (2) accrued and unpaid interest on that principal balance to the end of the collection period during which that mortgage loan became a liquidated mortgage loan.


     "Net WAC" means, for any payment date, the weighted average of the mortgage loan rates, net of the servicing fee rate, the fee payable to the indenture trustee and the owner trustee expressed as a rate and the rate at which the premium payable to the insurer is calculated, weighted on the basis of the daily balance of each mortgage loan during the calendar month preceding the month of that payment date, or in the case of the first payment date, the weighted average loan rate as of the cut-off date.


     "OID" means "original issue discount" under the Code.

     "Original Invested Amount" means the aggregate undivided interest in the trust represented by the notes as of the closing date, which will equal $____________.

     "Principal Collections" means, for any payment date, the sum of (1) the amounts collected during the related collection period, including the portion of Net Liquidation Proceeds allocated to principal pursuant to the terms of the credit line agreements or mortgage notes, as applicable, and (2) any transfer deposit amounts.

     "PTE" means a Prohibited Transaction Class Exemption under ERISA.

     "Scheduled Principal Collections Payment Amount" means, on any payment date during the managed amortization period, the lesser of (1) the Maximum Principal Payment and (2) the Alternative Principal Payment.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Unpaid Investor Shortfall" means, with respect to any payment date, the aggregate amount, if any, of Investor Interest that was accrued in respect of prior payment dates and has not been distributed to noteholders.

                                   Exhibit A

                   Report of Independent Public Accountants

     [_______________] Trust 200_

                         Index to Financial Statements

                                                                           Page


Report to Independent Public Accountants.................................  A-1

Balance Sheet of Trust as of _______________, 200_.......................  A-3

Notes to Balance Sheet...................................................  A-4

                    [________] Home Equity Loan Trust 200_

                                 Balance Sheet

_____________, 200_

Assets

Cash.....................................................$___

Total Assets.............................................$___



Liabilities and Certificateholders' Equity

Liabilities..............................................$___

Certificateholders' equity...............................$___

Total liabilities and Certificateholders' equity.........$___


        The accompanying notes are an integral part of this statement.

               [___________________] Home Equity Loan trust 200_

                            Notes to Balance Sheet

___________________, 200_

1.    Organization

     [_______________] Home Equity Loan Trust 200_ , a Delaware statutory business trust, was organized in the state of Delaware on _____________, 200__ with [___________], as its owner trustee.

     The trust organized to engage exclusively in the following business and financial activities: to purchase or acquire from [___________________] certain property relating to certain receivables consisting of fixed-and-adjustable-rate, sub-prime mortgage loans, and to pledge such receivables to [_______________], as indenture trustee.

     Prior to and including [____________], 200_ the [________________] will pay all fees and expenses related to the organization and operating of the trust

2.    Registration Statement

     At [___________________], the trust was in the process of preparing to issue up to $[___________] of its Home Equity Loan Asset-Backed Notes Series 200_.

     [_____________________] has agreed to indemnify the indenture trustee and owner trustee and certain other persons involved in the sale of the notes.

                                             [Prospectus Supplement Version #2]


The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                 Subject To Completion, Dated November 6, 2001
            Prospectus supplement to prospectus dated _____________


                                 $___________
                          Home Equity Loan Trust 200_


           Home Equity Loan Asset-Backed Certificates, Series 200__
                       Morgan Stanley ABS Capital I Inc.
                                 as depositor
                                ---------------
                         as seller and master servicer

The certificates represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the trustee or any of their affiliates.

This prospectus supplement may be used to offer and sell certificates only if accompanied by the prospectus.

The Trust


o will issue the following classes of senior class A certificates which are offered by this prospectus supplement:

                              Initial                                Initial
                               Class                                  Class
               Certificate   Principal                Certificate   Principal
                  Rate        Balance                    Rate        Balance
Class A-1                                Class A-4
Class A-2                                Class A-5
Class A-3                                Class A-6


o    will make a REMIC election for federal income tax purposes

The Certificates


o represent the entire beneficial interest in a trust, whose assets are a pool of closed-end fixed and adjustable rate mortgage loans secured primarily by junior liens on one- to four-family residential properties


o    currently have no trading market

Credit Enhancement
o will be provided in the form of [overcollateralization] and an irrevocable and unconditional certificate guaranty insurance policy issued by [certificate insurer]

Review the information in "Risk Factors" on page S-11 in this prospectus supplement and on page 6 in the prospectus.



Morgan Stanley & Co. Incorporated, the underwriter, will buy the class A certificates from the depositor at a price equal to ________ of their face value. The depositor will pay the expenses related to the issuance of these certificates, estimated to be approximately $[____], from these proceeds. The underwriter will offer the certificates in negotiated transactions at varying prices. [This prospectus supplement and the attached prospectus may be used by
[________], which is an affiliate of [           ] and therefore may also be
viewed as an affiliate of the trust, in connection with offers and sales related to market making transactions in the class A certificates. These transactions will be at prevailing market prices at the time of sale.
[          ] may act as principal or agent in these transactions.]



Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                          Morgan Stanley Dean Witter
                               ___________, 200_

  Important notice about information presented in this prospectus supplement and the accompanying prospectus


     We provide information to you about the certificates in two separate documents that provide progressively more detailed information: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and (2) this prospectus supplement, which describes the specific terms of your series of certificates.


     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the certificates in any state where the offer is not permitted.

     For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

     This prospectus supplement and the prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents and the table of contents contained in accompanying prospectus indicate the pages on which those captions are located.

                               Table of Contents

                                                                           Page
                                                                           ----

Prospectus Supplement
     Summary................................................................S-4
     Risk Factors..........................................................S-11
     The Certificate Insurer...............................................S-15
     The Seller and The Master Servicer....................................S-15
     Description of the Mortgage Loans.....................................S-16
     Prepayment and Yield Considerations...................................S-36
     Description of the Certificates.......................................S-42
     Use of Proceeds.......................................................S-69
     Material Federal Income Tax Consequences..............................S-69
     State Taxes...........................................................S-72
     ERISA Considerations..................................................S-72
     Legal Investment......................................................S-75
     Underwriting..........................................................S-76
     Experts...............................................................S-76
     Legal Matters.........................................................S-76
     Ratings...............................................................S-77
     Glossary..............................................................S-78
SONIA

Prospectus
     Risk Factors.............................................................6
     The Trust Fund..........................................................10
     Use of Proceeds.........................................................30
     The Depositor...........................................................30
     Description of the Securities...........................................31
     Credit Enhancement......................................................50
     Yield and Prepayment Considerations.....................................58
     The Agreements..........................................................61
     Material Legal Aspects of the Loans.....................................80
     Material Federal Income Tax Consequences...............................100
     State Tax Considerations...............................................128
     ERISA Considerations...................................................129
     Legal Investment.......................................................136
     Method of Distribution.................................................138
     Legal Matters..........................................................139
     Financial Information..................................................139
     Rating.................................................................139
     Where You Can Find More Information....................................140
     Incorporation of Certain Documents by Reference........................141
     Glossary...............................................................142

                                    Summary

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the class A certificates.


           Home Equity Loan Asset-Backed Certificates, Series 200_-_

     ---------------------------------------------------------------------
                                    Initial Class        Last Scheduled
                     Certificate      Principal           Distribution
     Class           Rate              Balance               Date
     ---------------------------------------------------------------------
     Class A-1             %          $                        -
     ---------------------------------------------------------------------
     Class A-2             %          $                        -
     ---------------------------------------------------------------------
     Class A-3             %          $                        -
     ---------------------------------------------------------------------
     Class A-4             %          $                        -
     ---------------------------------------------------------------------
     Class A-5             %          $                        -
     ---------------------------------------------------------------------
     Class A-6        1-month         $                        -
                      LIBOR +
                       ____%
     ---------------------------------------------------------------------
     Class R             N/A          $0                       -
     ---------------------------------------------------------------------

     The last scheduled distribution date stated above for each class assumes no prepayments are made on the mortgage loans held by the trust. Since prepayments on the mortgage loans will occur, we expect the actual last distribution date for each class A certificate to be significantly earlier than its last scheduled distribution date in the table above.

     The certificate rate for the class A-6 certificates is subject to a cap based on the weighted average interest rates of the group 2 loans. We refer you to "Description of the Certificates--Certificate Rate" in this prospectus supplement for additional information.

     The class R certificates are not being offered pursuant to this prospectus supplement.

The Seller and Master Servicer

o _________________. As seller, _______ will sell the mortgage loans from its own portfolio to the depositor who will in turn immediately convey them to the trust. As master servicer, ______ will be responsible for servicing the mortgage loans after they are conveyed to the trust.


o    _______________ maintains its principal office at _________________.
     Its telephone number is (___) ________.

o The master servicer will receive from the interest payments on the mortgage loans equal to __% per annum on the principal balance of each mortgage loan as a servicing fee.

     We refer you to "The Seller and the Master Servicer" in this prospectus supplement for additional information.

The Depositor


     o Morgan Stanley ABS Capital I Inc. The depositor will establish the trust. The depositor will also acquire the mortgage loans from the seller and will then immediately convey them to the trust.


     o Morgan Stanley ABS Capital I Inc. maintains its principal office at 1585 Broadway, 2nd Floor, New York, New York 10036. Its telephone number is (212) 761-4000.

     We refer you to "The Depositor" in the prospectus for additional information.

Trust Fund


     o Home Equity Loan Trust 200_-_. The trust has been formed in order to acquire the mortgage loans and issued the certificates. The trust will be formed under the pooling and servicing agreement among the depositor, the trustee and the master servicer and seller.

Trustee

     o   [_________________________]. The trustee will act as the
         certificateholders' trustee and will be obligated to perform those tasks set out for it under the pooling and servicing agreement.

Certificate Insurer

     o [__________________]. The certificate insurer will issue an irrevocable and unconditional guaranty insurance policy under which it will guarantee payments on the certificates.

     We refer you to "The Certificate Insurer" in this prospectus supplement for additional information.

Cut-Off Date

     o ____________, 200_. The cut-off date is the date starting on which payment on the mortgage loans will be property of trust.

Closing Date

     o ________________, 200_. On the closing date the trust will acquire the mortgage loans and issue the certificates.


Distribution Date

     o The 25th day of each month, or if that day is not a business day, the next business day. The first distribution date is ___________ 200_.

Due Period

     o The calendar month immediately preceding a determination date or a distribution date, as applicable.

Designations

     o   Offered Certificates - The class A certificates.

     o   Non-Offered Certificates - The class R certificates.

     o Regular Certificates - All classes of certificates other than the class R certificates.

     o   Residual Certificates - The class R certificates.

     o Class A Certificates - class A-1, class A-2, class A-3, class A-4, class A-5 and class A-6 certificates.

     o Fixed Rate or Group 1 Certificates - class A-1, class A-2, class A-3, class A-4 and class A-5 certificates. These certificates will receive their payments from loan group 1.

     o Variable Rate or Group 2 Certificates - The class A-6 certificates. These certificates will receive their payments from loan group 2.

     o   Loan Group 1 - Mortgage loans which bear interest at a fixed rate.

     o Loan Group 2 - Mortgage loans which bear interest at an adjustable rate.

Registration of Class A Certificates

     Book-entry through DTC, Euroclear or Cedelbank.

     We refer you to "Risk Factors--Effect on Liquidity and Payment Delay Because of Owing Book-Entry Certificates" and "Description of the Certificates--Book-Entry Certificates" in this prospectus supplement for additional information.

Trust Fund Property

     The trust fund property is held by the trustee for the benefit of the certificateholders. The trust fund property includes:

     o a pool of closed-end fixed and adjustable rate mortgage loans, secured by first and second deeds of trust or mortgages on one- to four-family residential properties;

     o   payments on the mortgage loans received on and after the cut-off date;

     o property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure;

     o rights under the hazard insurance policies covering the mortgaged properties; and

     o amounts on deposit in the accounts described in this prospectus supplement.

The Mortgage Loans

     On the closing date, the trust fund will acquire a pool of ______ fixed and adjustable rate home equity loans, or "mortgage loans" with an aggregate principal balance as of the cut-off date of $____________.

     The mortgage loans will have the following characteristics as of the cut-off date:


Group 1 Loans
- -------------

Group 2 Loans
- -------------


     We refer you to "Description of the Mortgage Loans" in this prospectus supplement for additional information.

Monthly Advances

     If the master servicer reasonably believes that cash advances can be recovered from future payments or collections on the mortgage loans, the master servicer will make cash advances to the trust fund to cover delinquent mortgage loan payments. The master servicer will make advances only to maintain a regular flow of scheduled interest and principal payments on the certificates, not to guarantee or insure against losses.

     We refer you to "Description of the Certificates--Monthly Advances" in this prospectus supplement for additional information.

The Certificates

1.  General

     o   Each month the trustee will calculate the amount you are owed.

     o If you hold a certificate on the last day of a calendar month, you will be entitled to receive payments on the distribution date in the next month.

     We refer you to "Description of the Certificates" in this prospectus supplement for additional information.

2.  Interest Distributions

     o Interest accrues on the group 1 certificates from the first day of a calendar month through the last day of that calendar month.

     o Interest accrues on the group 2 certificates from the distribution date in the month prior to a distribution date through the day before that distribution date.

     On each distribution date, you will be entitled to the following:

     o interest at the related certificate rate that accrued during the related interest period; and

     o any interest that was due on a prior distribution date and not paid. In addition, interest will have accrued on the amount of interest which was previously due and not paid.

     We refer you to "Description of the Certificates--Interest" in this prospectus supplement for additional information.

3.  Principal Distributions

     o Principal distributions are payable on each distribution date. The group 1 certificates will be paid sequentially--i.e., no class of group 1 certificates will receive a principal distribution until all classes with a lower numerical class designation are paid in full.

     o Shortfalls in available funds may result in a class receiving less than what is due to that class.

     We refer you to "Description of the Certificates--Principal" in this prospectus supplement for additional information.

Credit Enhancements

1. The Certificate Insurance Policy: The certificate insurance policy guarantees the payment of:

     o   accrued and unpaid interest on the class A certificates;

     o   principal losses on the mortgage loans; and

     o any principal amounts owed to the holder of the class A certificates on the last scheduled distribution date.

     We refer you to "The Certificate Insurer" in this prospectus supplement for additional information.

2. Overcollateralization: On the closing date the aggregate principal balance of the mortgage loans in each group will equal the aggregate principal balance of the certificates in the related certificate group. The interest payments on the mortgage loans in each loan group are expected to exceed the amount of interest due and payable on the certificates in the related certificate group. A portion of the excess interest will be applied as principal payments to the most senior class A certificate in the related certificate group that is outstanding on that distribution date. This application will result in a limited acceleration of principal payments on the certificates relative to the amortization of the related mortgage loans, thus creating overcollateralization for the class A certificates. Once the required level of overcollateralization is reached, the application of excess interest payments will stop, until it is again needed to restore or maintain the required level of overcollateralization.

     The level of required overcollateralization will increase and decrease over time. For example, an increase in the required level of overcollateralization will result if the delinquency or default experience on the mortgage loans exceeds set levels. In that event, amortization of the class A certificates would be accelerated until the level of overcollateralization reaches its required level.

     We refer you to "Description of the Certificates--Overcollateralization" in this prospectus supplement for additional information.

3.   Crosscollateralization

     The excess interest generated by one loan group may be used to fund shortfalls on the certificates relating to the other loan group.

     We refer you to "Description of the Certificates--Crosscollateralization" in this prospectus supplement for additional information.

Pre-Funding Account

     On the closing date, the trustee shall deposit $______________ in the group 1 pre-funding account and $_____________ in the group 2 pre-funding account. The trust will use the amounts on deposit in the pre-funding accounts to acquire additional mortgage loans for the related loan group from the seller. The trustee may only acquire additional mortgage loans until _________________.

     If any amounts are left in the pre-funding accounts on ___________________, holders of the group 1 certificates will receive amounts left in the group 1 pre-funding account and holders of the group 2 certificates will receive amounts left in the group 2 pre-funding account on the next distribution date as payment of principal.

     We refer you to "Description of the Certificates--Pre-Funding Account" in this prospectus supplement for additional information.

Capitalized Interest Account

     On the closing date, the trustee shall deposit $_______________ in the group 1 capitalized interest account and $____________ in the group 2 capitalized interest account. The trust will use the amounts on deposit in the capitalized interest accounts to cover interest shortfalls on the related group of certificates expected to occur prior to the trust fund's purchase of the additional mortgage loans.

     Any amounts left in the capitalized interest account after _______________ will be paid to seller.

     We refer you to "Description of the Certificates--Capitalized Interest Account" in this prospectus supplement for additional information.

Optional Termination

     If the current total pool principal balance declines to or below __% of the total pool principal balance as of the cut-off date, then the seller may purchase all of the mortgage loans and the related properties in the trust fund. If the seller purchases all of the mortgage loans, you will receive a final distribution and the trust fund will be terminated.

     We refer you to "Description of the Certificates--Termination; Purchase of the Mortgage Loans" in this prospectus supplement for more detail.

Certificate Rating

     The trust fund will not issue the class A certificates unless they receive at least the following ratings:

     ___ by _________________
     ___ by _________________

     A rating is not a recommendation to buy, sell or hold securities and may be lowered or withdrawn by either rating agency at any time.

     We refer you to "Ratings" and "Risk Factors--Rating of the Securities" in the prospectus for additional information.

Federal Tax Considerations

For federal income tax purposes:

     o   The trust fund will be treated as a REMIC

     o The class A certificates will be "regular interests" in the REMIC and will be treated as debt instruments of the REMIC

     o The class R certificates will represent the beneficial ownership of the sole class of "residual interest" in the REMIC.

     We refer you to "Material Federal Income Tax Consequences" in this prospectus supplement and in this prospectus for additional information.

ERISA Considerations

     The fiduciary responsibility provisions of ERISA can limit investments by pension and other employee benefit plans. For example, the acquisition of particular certificates may be considered a "prohibited transaction" under ERISA. Some exemptions from the prohibited transaction rules could be applicable to the acquisition of the class A certificates. If you are a fiduciary of a pension or other employee benefit plan which is governed by ERISA, you should consult with your counsel regarding the applicability of the provisions of ERISA and the Code before purchasing a class A certificate.

     We refer you to "ERISA Considerations" in this prospectus supplement and the prospectus for additional information.

Legal Investment Considerations

     SMMEA defines "mortgage related securities" to include only first mortgages, and not second mortgages. Because the pool of mortgage loans owned by the trust fund includes second mortgage loans, the certificates will not be "mortgage related securities" under that definition. Some institutions may be limited in their legal investment authority to only first mortgages or "mortgage related securities" and will be unable to invest in the class A certificates.

     We refer you to "Legal Investment" in this prospectus supplement and the prospectus for additional information.

                                 Risk Factors

     You should carefully consider the following risk factors prior to any purchase of certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Balloon loans involve a greater risk of default because they require large payments at maturity.

     Balloon loans pose a risk because a borrower must pay a large lump sum payment of principal -- commonly referred to as a "balloon payment" -- at the end of the loan term. The borrower's ability to pay the balloon payment due at maturity will depend on the borrower's ability to obtain adequate refinancing or funds from other sources. If the borrower is unable to pay the lump sum or refinance that amount and the certificate insurer fails to perform its obligations under the policy, you will suffer a loss. Approximately ___% of the mortgage loans are balloon loans.

Recoveries on defaulted mortgage loans may be delayed by legal proceedings and reduced by liquidation expenses, and could result in losses.

     o The liquidation of defaulted mortgage loans requires legal proceedings that could result in substantial delays.

     o Liquidation expenses, which include legal fees, real estate taxes and maintenance and preservation expenses, will reduce the portion of liquidation proceeds payable to you.

     o If a mortgaged property fails to provide adequate security for the related mortgage loan, you will incur a loss on your investment if the certificate insurer fails to perform its obligations under the policy.

     We refer you to "Material Legal Aspects of the Loans--Foreclosure" in the prospectus.

The rate of principal payments on the mortgage loans is uncertain and will affect the rate of return on your investment.

     The yield to maturity on your certificates will be directly related to the rate of principal payments on the mortgage loans. Please consider the following:

     o If you purchased your note at a premium and you receive your principal faster than expected, your yield to maturity will be lower than you anticipated. If you purchased your note at a discount and you receive your principal slower than expected, your yield to maturity will be lower than you anticipated.

     o Mortgagors may fully or partially prepay their mortgage loans at any time. However, some mortgage loans require that the mortgagor pay a fee with any prepayment. This fee may result in the rate of prepayments being slower than would be the case if there were no fee.

     o All the mortgage loans contain due-on-sale provisions. Generally, the master servicer will enforce the due-on-sale provision unless prohibited by applicable law. Enforcement of due-on-sale clauses will result in a prepayment of principal on the related mortgage loan.

     o The rate of principal payments on pools of mortgage loans is influenced by a variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

     o We cannot predict the rate at which borrowers will repay their mortgage loans, nor are we aware of any publicly available studies or statistics on the rate of prepayment of mortgage loans similar to the mortgage loans in the pool.

     We refer you to "Prepayment and Yield Considerations" in this prospectus supplement.

The ratings of the certificates are dependent on the ratings assigned to the certificate insurer.

     The rating on the certificates depends primarily on the claims paying ability of the certificate insurer. Therefore, a reduction of the rating assigned to the claims-paying ability of the certificate insurer will likely have a corresponding reduction on the ratings assigned to the certificates. A reduction in the rating assigned to the certificates would reduce the market value of the certificates and may affect your ability to sell them. Generally, the rating on your certificate addresses credit risk and does not address the likelihood of prepayments.

     We refer you to "Ratings" in this prospectus supplement.

[Most] of the mortgage loans are secured by junior liens; in the event of a default, these mortgage loans are more likely than first lien loans to experience losses.

     Some of the mortgage loans are secured by mortgages which are junior in priority. For mortgage loans in the trust fund secured by first mortgages, the master servicer may consent under limited circumstances to a new first priority lien regardless of the principal amount, which has the effect of making the first mortgage a junior mortgage. Mortgage loans that are secured by junior mortgages will receive proceeds from a sale of the related mortgaged property only after any senior mortgage loans and prior statutory liens have been paid. Mortgage loans secured by junior liens are therefore more likely than senior mortgage loans to experience losses in the event of defaults. If the remaining proceeds are insufficient to satisfy the mortgage loan in the trust fund and the certificate insurer fails to perform its obligations under the policy, then:

     o there will be a delay in distributions to you while a deficiency judgment against the borrower is sought; and

     o    you may incur a loss if a deficiency judgment cannot be obtained.

Distributions to and rights of investors may be adversely affected in the event of any bankruptcy of the seller.


     The sale of the mortgage loans from the seller to the depositor is intended as a "true sale" of the mortgage loans for bankruptcy purposes. The sale of the mortgage loans from the depositor to the trust fund will be treated by the depositor and the trust fund as a sale of the mortgage loans. If the seller were to become insolvent, a receiver or conservator for, or a creditor of, the seller, may nonetheless argue that the transaction between the seller and the depositor is a pledge of mortgage loans as security for a borrowing rather than a sale. If the court were to accept these agreements, you could experience losses or delays in payments on your certificates because:

     o the trustee would not be able to exercise remedies with respect to the mortgage loans on your behalf without permission from the court;

     o the court might require the trustee to accept property in exchange for the mortgage loans, and that property could be found to be of less value than the mortgage loans;

     o the court might prevent the trustee or the certificateholders from taking some actions such as selling the mortgage loans or appointing a successor servicer;

     o the court might order the sale of the mortgage loans, resulting in early payment of the certificates; and

     o tax or government liens on the seller's property that arose before the transfer of the mortgage loans could be paid from the collections on the mortgage loans before the collections could be used to make payments on your certificates.

         The attempt to recharacterize the transfer, even if unsuccessful, could result in delays in distributions to you. If the attempt were successful, the trustee's recovery on your behalf could be limited to the then current value of the mortgage loans or other collateral. Consequently, you could lose the right to future payments and you might not receive your anticipated principal and interest on the certificates.


Prepayments of principal on the mortgage loans and/or the operation of the Civil Relief Act may reduce interest payments on the mortgage loans, and could cause interest payments on the certificates to be less than you expect.

     o Prepayments of principal may reduce interest payments. If a mortgagor fully prepays a mortgage loan, the mortgagor is charged interest only up to the date of the prepayment, instead of a full month. This may result in an interest shortfall. The master servicer is obligated to pay that interest shortfall, without any right of reimbursement, up to the amount of its servicing fee for that month. If the servicing fee is insufficient to pay interest shortfalls attributed to prepayments, they will not be covered by the policy.

     o Some interest shortfalls are not covered by the master servicer or the certificate insurance policy. The Soldiers' and Sailors' Civil Relief Act of 1940 permits modifications to the payment terms for mortgage loans, including a reduction in the amount of interest paid by the borrower. Neither the master servicer nor the certificate insurer will pay for any interest shortfalls created by the Soldiers' and Sailors' Civil Relief Act of 1940. The holders of the certificates will not be entitled to receive any shortfalls in interest resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940.

As a result of geographic concentration, the certificates may be particularly sensitive to conditions in specific regions.

     The mortgaged properties relating to the mortgage loans are located in __ states and the District of Columbia. However, __% of the mortgaged properties (by principal balance as of the cut-off date) are located in _______. If ____________ experiences in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, then the mortgage loans may experience higher rates of delinquencies and foreclosures than would otherwise be the case. The higher rates of delinquencies and foreclosures may result in delays in payment or losses to you.

[If the seller fails to originate a sufficient number of mortgage loans prior to __________, certificateholders will receive a prepayment on their certificates.

     The trust will buy additional mortgage loans from the seller until _______. The seller will sell mortgage loans to the trust if it has mortgage loans to sell. The ability of the seller to originate and acquire additional mortgage loans is affected by a variety of factors, including interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. If the full amount deposited in the pre-funding accounts for the purpose of purchasing additional mortgage loans cannot be used for that purpose within [_____] months from the closing date, any remaining amounts will be paid to you as a prepayment on the certificates.]

                            The Certificate Insurer

     The information set forth in this section have been provided by the certificate insurer. No representation is made by the underwriter, the depositor, the seller, the master servicer or any of their affiliates as to the accuracy or completeness of that information.

                   [Description of the Certificate Insurer]

                      The Seller and The Master Servicer

     ______________ ("__________"), as master servicer will be responsible for servicing the mortgage loans for the trust fund in accordance with the terms of the pooling and servicing agreement to be dated as of _____, 200_, among Morgan Stanley ABS Capital I Inc., as depositor, _____________, as seller and master servicer, and ________, as trustee. See "--Servicing and Collection Procedures."

Credit and Underwriting Guidelines

     The following is a description of the underwriting guidelines customarily employed by the seller with respect to mortgage loans which it purchases or originates. Each mortgage loan was underwritten according to these guidelines.

     [Description of Credit and Underwriting Guidelines]

Servicing and Collection Procedures

     The following is a description of the servicing policies and procedures customarily and currently employed by the master servicer with respect to the portion of its mortgage loan portfolio which it services. The master servicer intends to service the mortgage loans in accordance with these policies and procedures and in accordance with the Agreement.

     [Description of Servicing and Collection Procedures]

Delinquency Experience of the Master Servicer's Portfolio of Home Equity Lines of Credit

     The following table sets forth information relating to the delinquency experience of mortgage loans similar to and including the mortgage loans for the ___ months ended _________, 200_, and the years ended December 31, 200_, December 31, 199_, December 31, 199_, December 31, 199_ and December 31, 199_. The delinquency percentage represents the number and principal balance of mortgage loans with monthly payments which are contractually past due. Mortgage loans for which the related borrower has declared bankruptcy are not included unless or until those loans are delinquent pursuant to their repayment terms. Dollar amounts are rounded to the nearest $1,000.

                                                        Year Ended                                                Months Ended
               -------------------------------------------------------------------------------------------------------------------
                December 31, 200_  December 31, 199_  December 31, 199_  December 31, 199_  December 31, 199_            30, 200_
               ------------------  -----------------  -----------------  -----------------  -----------------  ------------------
                Number of  Dollar  Number of  Dollar  Number of  Dollar  Number of  Dollar  Number of  Dollar  Number of   Dollar
                  Loans    Amount    Loans    Amount    Loans    Amount    Loans    Amount    Loans    Amount    Loans     Amount
               ---------- -------  --------- -------  --------- -------  --------- -------  --------- -------  --------- --------
 Portfolio.....              $                    $                      $                     $        $                  $
 Delinquency
 Percentage       %                       %                     %                     %                            %           %
  30-59 days...
  60-89........   %                       %                     %                     %                            %           %
  90 days or      %                       %                     %                     %                            %           %
    more(1)....
 TOTAL.........   %                                             %             %       %                            %           %

     The table above includes the principal balance of loans currently in process of foreclosure and loans acquired through foreclosure or deed in lieu of foreclosure.

Charge-Off Experience of the Master Servicer's Portfolio of Home Equity Lines of Credit

     The following table sets forth information relating to the loan charge-off experience of mortgage loans similar to and including the mortgage loans for the ____ months ended ____________, 200, and the years ended December 31, 200_, December 31, 199_, December 31, 199_, December 31, 199_, and December 31, 199_. Amounts charged-off during a period are expressed as a percentage of the average portfolio balance during that period. Charge-offs are amounts which have been determined by the master servicer to be uncollectible relating to the mortgage loans for each respective period and do not include any amount of collections or recoveries received by the master servicer subsequent to charge-off dates. The master servicer's policy regarding charge-offs provides that mortgaged properties are reappraised when a mortgage loan has been delinquent for 180 days and based upon the re-appraisals, a decision is then made concerning the amounts determined to be uncollectible. The average portfolio balance during the period is calculated by averaging the principal balances of the mortgage loans outstanding on the first and last days of each period. The average portfolio balance has been rounded to the nearest $1,000.

                                                Year Ended
                     --------------------------------------------------------
                      December 31, 200_   December 31, 199_   December 31, 199_
                     ------------------   -----------------   -----------------
 Average Portfolio      $                   $                   $
 Balance.............

 Charge-Offs.........   $                   $                   $
 Charge-Offs as a %              %                   %                   %
 of Average
 Portfolio
   Balance...........

(table continued)

                                     Year Ended                  Months Ended
                       ---------------------------------------  ---------------
                        December 31, 199_   December 31, 199_   _________, 200_
                       ------------------   -----------------   ---------------
 Average Portfolio           $                   $                  $
 Balance...............

 Charge-Offs ..........      $                   $                  $
 Charge-Offs as a %                  %                   %                 %
 of Average
 Portfolio
   Balance.............

Management's Discussion and Analysis of Delinquency and Charge-Off Experience

                      Description of the Mortgage Loans

General

     The statistical information presented in this prospectus supplement is only with respect to the mortgage loans and describes the mortgage loans in loan group 1 and the mortgage loans in loan group 2 and is based on the characteristics of the loan groups as of _______, 200_.

     The mortgage loans are divided into two loan groups. Loan group 1 consists of mortgage loans with fixed interest rates. Loan group 2 consists of mortgage loans with adjustable interest rates. With respect to any date, the loan group 1 principal balance and the loan group 2 principal balance will be equal to the aggregate of the principal balances of all mortgage loans in loan group 1 and loan group 2, respectively, as of that date. The loan group 1 principal balance and the loan group 2 principal balance are each sometimes referred to in this prospectus supplement as a loan group principal balance.

     The mortgage loans to be purchased by the trust fund will be originated or purchased by the seller and sold by the seller to the depositor and transferred by the depositor to the trust fund.

     The mortgage pool consists of mortgage loans with an aggregate principal balance as of the __________ of $__________. The principal balance of a mortgage loan (other than a liquidated mortgage loan) on any day is equal to its cut-off date principal balance minus all collections applied in reduction of the cut-off date principal balance of that mortgage loan. With respect to any date, the pool principal balance will be equal to the aggregate of the principal balances of all the mortgage loans as of that date. The mortgage pool consists of fixed and adjustable rate mortgage loans with remaining terms to stated maturity of not more than months (including both fully amortizing and balloon loans). Approximately % of the mortgage loans (by cut-off date pool principal balance) were 30 to 59 days delinquent. No mortgage loan was more than 59 days delinquent as of the cut-off date. With respect to the mortgage loans, the average cut-off date principal balance was $ , and the minimum cut-off date principal balance was $ , the maximum cut-off date principal balance was $ . Interest on each mortgage loan is payable monthly on the outstanding principal balance of that mortgage loan at a rate per annum -- the loan rate -- specified in the related mortgage note. The minimum loan rate and the maximum loan rate on the cut-off date were % and % per annum, respectively, and the weighted average loan rate as of the cut-off date was % per annum. The weighted average loan-to-value ratio of the mortgage loans was % as of the cut-off date. Approximately % of the mortgage loans (by cut-off date pool principal balance) are balloon loans, which means they are mortgage loans in which borrowers are not required to make monthly payments of principal that will fully amortize the related mortgage loan by their maturity. Each mortgage loan was originated on or after . The remaining terms to stated maturity as of the cut-off date of the mortgage loans range from months to months; the weighted average remaining term to stated maturity of the mortgage loans as of the cut-off date is months. In no event will more than 5% of the cut-off date pool principal balance of the mortgage pool deviate from the characteristics of the mortgage loans described in this prospectus supplement.

     The mortgage loans provide that interest is charged to the borrowers, and payments are due from the borrowers, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the borrowers on the mortgage loans either earlier or later than the scheduled due dates of those mortgage loans will not affect the amortization schedule or the relative application of the payments to principal and interest.

Loan Group 1 Statistics

     The sum of the columns below may not equal the total indicated due to rounding. In addition, unless otherwise set forth in this prospectus supplement, all percentages set forth in this prospectus supplement with respect to the mortgage loans in loan group 1 are percentages of the cut-off date loan group 1 principal balance.

     The mortgage loans in loan group 1 consist of ___ loans, and the related mortgaged properties are located in __ states and the District of Columbia. As of the cut-off date, the mortgage loans in loan group 1 had an aggregate principal balance of $__________, the maximum principal balance of any of the mortgage loans in loan group 1 was $__________, the minimum principal balance of the mortgage loans in loan group 1 was $________, and the principal balance of the mortgage loans averaged $_________. As of the cut-off date, the loan rates on the mortgage loans in loan group 1 ranged from ____% to _____% per annum, and the weighted average loan rate for mortgage loans in loan group 1 was ______% per annum. As of the cut-off date, the original term to stated maturity of each of the mortgage loans in loan group 1 was ___ months, the remaining term to stated maturity ranged from ___ months to ___ months, the weighted average remaining term to stated maturity was ___ months and the loan-to-value ratio ranged from % to % with a weighted average loan-to-value ratio of %. All of the mortgage loans in loan group 1 are secured by first liens. % of the mortgage loans in loan group 1 require monthly payments of principal that will fully amortize the mortgage loans by their respective maturity dates, and % of the mortgage loans in loan group 1 are balloon loans.

                 Cut-Off Date Loan Group 1 Principal Balances

                                          Cut-Off Date        % of Cut-Off Date
Range of Cut-Off         Number of        Loan Group 1        Loan Group 1
Date Principal Balances  mortgage loans   Principal Balance   Principal Balance
-----------------------  --------------   -----------------   -----------------

                       Geographic Distribution by State
                                 Loan Group 1

                                          Cut-Off Date        % of Cut-Off Date
                         Number of        Loan Group 1        Loan Group 1
State                    mortgage loans   Principal Balance   Principal Balance
-----                    --------------   -----------------   -----------------

                            Loan-to-Value Ratios(1)
                                 Loan Group 1

                                          Cut-Off Date        of Cut-Off Date
                         Number of        Loan Group 1        Loan Group 1
Loan-to-Value Ratio      mortgage loans   Principal Balance   Principal Balance
-------------------      --------------   -----------------   -----------------





------------------------------------------------------------------------------
(1) The loan-to-value ratios shown above are equal, with respect to each mortgage loan, to (1) the original principal balance of the mortgage loan at the date of origination divided by (2) the lesser of (a) the value of the related mortgaged property, based upon the appraisal made at the time of origination of the mortgage loan or (b) the purchase price of the mortgaged property if the mortgage loan proceeds from the mortgage loan are used to purchase the mortgaged property.

                                  Loan Rates
                                 Loan Group 1

                                         Cut-Off Date        % of Cut-Off Date
                        Number of        Loan Group 1        Loan Group 1
Loan Rates              mortgage loans   Principal Balance   Principal Balance
- ----------              --------------   -----------------   -----------------





                       Original Term to Stated Maturity
                                 Loan Group 1

                                          Cut-Off Date        % of Cut-Off Date
Original Term to         Number of        Loan Group 1        Loan Group 1
Stated Maturity          mortgage loans   Principal Balance   Principal Balance
----------------         --------------   -----------------   -----------------





                      Remaining Months to Stated Maturity
                                 Loan Group 1

                                          Cut-Off Date        % of Cut-Off Date
Remaining Term to        Number of        Loan Group 1        Loan Group 1
Stated Maturity          mortgage loans   Principal Balance   Principal Balance
-----------------        --------------   -----------------   -----------------

                           Months Since Origination
                                 Loan Group 1

                                          Cut-Off Date        % of Cut-Off Date
Months Since            Number of        Loan Group 1        Loan Group 1
Origination             mortgage loans   Principal Balance   Principal Balance
------------            --------------   -----------------   ------------------





                                 Property Type
                                 Loan Group 1

                                          Cut-Off Date        % of Cut-Off Date
                         Number of        Loan Group 1        Loan Group 1
Property Type            mortgage loans   Principal Balance   Principal Balance
-------------            --------------   -----------------   -----------------

                                Occupancy Type
                                 Loan Group 1

                                          Cut-Off Date        % of Cut-Off Date
                         Number of        Loan Group 1        Loan Group 1
Occupancy Type           mortgage loans   Principal Balance   Principal Balance
--------------           --------------   -----------------   -----------------





[Conveyance of Subsequent Mortgage Loans

     The pooling and servicing agreement permits the trust fund to purchase from the seller, subsequent to the date of this prospectus supplement and prior to _______, 200__, subsequent mortgage loans in an amount not to exceed approximately $________ in aggregate principal balance for inclusion in the trust fund. Each subsequent mortgage loan will have been originated or purchased by the seller in accordance with the underwriting guidelines set forth above under "--Underwriting and Credit Guidelines." Accordingly, the statistical characteristics of the mortgage pool set forth above are based exclusively on the initial mortgage loans and the statistical characteristics of the mortgage pool after giving effect to the acquisition of any subsequent mortgage loans will likely differ from the information specified in this prospectus supplement. The date on which the seller transfers a subsequent mortgage loan to the trust fund shall be referred to in this prospectus supplement as the subsequent transfer date.

     In any event, each conveyance of subsequent mortgage loans will be required to satisfy the following conditions:

          (1) the subsequent mortgage loans must (a) satisfy the eligibility criteria set forth in the prospectus under "The Trust
          Fund--Representations by Sellers or Originators; Repurchases" and
          (b) comply with each representation and warranty as to the mortgage loans set forth in the pooling and servicing agreement;

          (2) the subsequent mortgage loan must not have been selected by the seller in a manner that it believes is adverse to the interests of the certificateholders,

          (3) no subsequent mortgage loan may be ___ or more days contractually delinquent as of the applicable cut-off date;

          (4) no subsequent mortgage loan may have a remaining term to maturity in excess of ___ years;

          (5) no subsequent mortgage loan may have a loan rate less than ____%;

          (6) following the purchase of the subsequent mortgage loans by the trust fund, the mortgage loans (a) will have a weighted average loan rate of at least ____%; (b) will have a weighted average loan-to-value ratio of not more than ____%; (c) will not have a weighted average remaining term to stated maturity of more than ____ months; and (d) will, in each case, have a principal balance in excess of $_______ as of the cut-off date;

          (7) the seller [, the depositor and the trustee shall not have been notified by either rating agency that the conveyance of the subsequent mortgage loans will result in a qualification, modification or withdrawal of its then-current rating of any class of certificates] [shall have notified each rating agency of the conveyance as required by the pooling and servicing agreement]; and

          (8) the trustee shall have received opinions of counsel as to, among other things, the enforceability and validity of the transfer agreements relating to the conveyance of the subsequent mortgage loans.

     All subsequent mortgage loans shall be added from a specified group of mortgage loans.]

Loan Group 2 Statistics

     The sum of the columns below may not equal the total indicated due to rounding. In addition, unless otherwise set forth in this prospectus supplement, all percentages set forth in this prospectus supplement with respect to the mortgage loans in loan group 2 are percentages of the cut-off date loan group 2 principal balance.

     The mortgage loans in loan group 2 bear interest rates that adjust based on the London interbank offered rate for six-month United States dollar deposits.

     The mortgage loans in loan group 2 consist of _____ loans, and the related mortgaged properties are located in ___ states and the District of Columbia. As of the cut-off date, the mortgage loans in loan group 2 had an aggregate principal balance of $______________, the maximum principal balance of any of the mortgage loans in loan group 2 was $__________, the minimum principal balance of the mortgage loans in loan group 2 was $________ and the principal balance of the mortgage loans averaged $_________. As of the cut-off date, the loan rates on the mortgage loans in loan group 2 ranged from ____%
to _____% per annum, and the weighted average loan rate for mortgage loans in loan group 2 was _____% per annum. As of the cut-off date, the original term to stated maturity of the mortgage loans in loan group 2 was ___ months, the remaining term to stated maturity ranged from ___ months to ___ months, the weighted average remaining term to stated maturity was ___ months and the loan-to-value ratio ranged from % to % with a weighted average of %. The mortgage loans in loan group 2 had stated maturities ranging from to . [All]
of the mortgage loans in loan group 2 require monthly payments of principal that will fully amortize the mortgage loans by their respective maturity dates. All of the mortgage loans in loan group 2 have loan rates which adjust semi-annually. All of the mortgage loans in loan group 2 have minimum and maximum loan rates. The weighted average minimum loan rate of the mortgage loans in loan group 2 is approximately % per annum, with minimum loan rates
that range from approximately    % per annum to    % per annum. The weighted
average maximum loan rate of the mortgage loans in loan group 2 is
approximately    % per annum, with maximum loan rates that range from
approximately    % per annum to    % per annum. The mortgage loans in loan
group 2 have a weighted average gross margin of approximately % per annum,
with gross margins that range from approximately    % per annum to    % per
annum. The mortgage loans in loan group 2 have a weighted average periodic cap
of approximately     % per annum, with periodic caps that range from
approximately    % per annum to    % per annum.    % of the mortgage loans in
loan group 2 adjust after [one] year;    % of the mortgage loans in loan group
2 adjust after [three] years;    % of the mortgage loans in loan group 2 adjust
after [five] years. The weighted average number of months to the next reset date of the mortgage loans in loan group 2 is approximately , with a maximum
number of months of and a minimum number of months of         .

                 Cut-Off Date Loan Group 2 Principal Balances

                          Cut-Off Date     % of Cut-Off Date
Range of Cut-Off          Number of        Loan Group 2       Loan Group 2
Date Principal Balances   mortgage loans   Principal Balance  Principal Balance
-----------------------   --------------   -----------------  -----------------

                      Geographic Distribution by State(1)
                                 Loan Group 2

                                          Cut-Off Date        % of Cut-Off Date
                         Number of        Loan Group 2        Loan Group 2
State                    mortgage loans   Principal Balance   Principal Balance
-----                    --------------   -----------------   -----------------





_______________________________________________________________________________
(1)    Determined by the property address designated in the related mortgage.

                            Loan-to-Value Ratios(1)
                                 Loan Group 2

                                          Cut-Off Date        % of Cut-Off Date
                         Number of        Loan Group 2        Loan Group 2
Loan-to-Value Ratio      mortgage loans   Principal Balance   Principal Balance
-------------------      --------------   -----------------   -----------------





_______________________________________________________________________________
(1) The loan-to-value ratios shown above are equal, with respect to each mortgage loan, to (1) the original principal balance of the mortgage loan at the date of origination divided by (2) the lesser of (a) the value of the related mortgaged property, based upon the appraisal made at the time of origination of the mortgage loan or (b) the purchase price of the mortgaged property if the mortgage loan proceeds from the mortgage loan are used to purchase the mortgaged property.

                                  Loan Rates
                                 Loan Group 2

                                          Cut-Off Date        % of Cut-Off Date
                         Number of        Loan Group 2        Loan Group 2
Loan Rates               mortgage loans   Principal Balance   Principal Balance
----------               --------------   -----------------   -----------------





                       Original Term to Stated Maturity
                                 Loan Group 2

                                          Cut-Off Date        % of Cut-Off Date
Original Term to         Number of        Loan Group 2        Loan Group 2
Stated Maturity          mortgage loans   Principal Balance   Principal Balance
----------------         --------------   -----------------   -----------------

                      Remaining Months to Stated Maturity
                                 Loan Group 2

                                          Cut-Off Date        % of Cut-Off Date
Remaining Term to        Number of        Loan Group 2        Loan Group 2
Stated Maturity          mortgage loans   Principal Balance   Principal Balance
-----------------        --------------   -----------------   -----------------

                           Months Since Origination
                                 Loan Group 2

                                          Cut-Off Date        % of Cut-Off Date
Months Since             Number of        Loan Group 2        Loan Group 2
Origination              mortgage loans   Principal Balance   Principal Balance
------------             --------------   -----------------   -----------------




                                 Property Type
                                 Loan Group 2

                                          Cut-Off Date        % of Cut-Off Date
                         Number of        Loan Group 2        Loan Group 2
Property Type            mortgage loans   Principal Balance   Principal Balance
-------------            --------------   -----------------   -----------------

                                Occupancy Type
                                 Loan Group 2

                                          Cut-Off Date        % of Cut-Off Date
                         Number of        Loan Group 2        Loan Group 2
Occupancy Type           mortgage loans   Principal Balance   Principal Balance
--------------           --------------   ----------          -----------------





                                    Margin
                                 Loan Group 2

                                          Cut-Off Date        % of Cut-Off Date
                         Number of        Loan Group 2        Loan Group 2
Margin                   mortgage loans   Principal Balance   Principal Balance
------                   --------------   -----------------   -----------------

                                 Lifetime Cap
                                 Loan Group 2

                                          Cut-Off Date        % of Cut-Off Date
                         Number of        Loan Group 2        Loan Group 2
Lifetime Cap             mortgage loans   Principal Balance   Principal Balance
------------             --------------   -----------------   -----------------





                                     Floor
                                 Loan Group 2

                                            Cut-Off Date      % of Cut-Off Date
                         Number of        Loan Group 2        Loan Group 2
Floor                    mortgage loans   Principal Balance   Principal Balance
-----                    --------------   -----------------   -----------------

                      Prepayment and Yield Considerations

General

     The rate of principal payments on the class A certificates, the aggregate amount of distributions on the class A certificates and the yield to maturity of the class A certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases by the seller. The mortgage loans may be prepaid by the mortgagors at any time. However, approximately __% of the mortgage loans have prepayment penalties which vary from jurisdiction to jurisdiction.

     Prepayments, liquidations and purchases of the mortgage loans in a loan group, including any optional purchase by the master servicer of the remaining mortgage loans in connection with the termination of the trust fund, will result in distributions on the related class A certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal of the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate or the rate of principal prepayments. The extent to which the yield to maturity of a class A certificate may vary from the anticipated yield will depend upon the degree to which a certificate is purchased at a discount or premium, and the degree to which the timing of certificate payments is sensitive to prepayments, liquidations and purchases of the mortgage loans.

     The rate of prepayment on the mortgage loans cannot be predicted. The prepayment experience of the trust fund with respect to the mortgage loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on loans. All of the mortgage loans contain "due-on-sale" provisions, and, with respect to the mortgage loans, the master servicer is required by the pooling and servicing agreement to enforce the provisions, unless the enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses" in the prospectus.

     As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the mortgage loans in the loan group 1 is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the interest rate on a mortgage, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

     All of the mortgage loans in the loan group 2 are adjustable-rate mortgage loans. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may experience a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could experience higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgage loans to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the mortgage loans will experience.

     In addition to the foregoing factors affecting the weighted average life of the class A certificates, the use of excess interest to pay principal of the class A certificates of the related certificate group to the extent required by the pooling and servicing agreement will result in the acceleration of the class ___ and class ___ certificates, as applicable, relative to the amortization of the mortgage loans in the related loan group in early months of the transaction as well as, with respect to group 1 certificates, accelerating the first date on which each other class of group 1 certificates will begin to receive distributions of principal than would otherwise be the case. This acceleration feature creates overcollateralization which results from the excess of the aggregate principal balance of mortgage loans in a loan group over the aggregate class A principal balance of the related certificate group. Once the required level of overcollateralization for a certificate group is reached, the acceleration feature for that certificate group will cease, unless necessary to maintain the required level of overcollateralization for that certificate group. See "Description of the Certificates--Overcollateralization Provisions."

Weighted Average Lives

     Generally, greater than anticipated prepayments of principal will increase the yield on the class A certificates purchased at a price less than par and will decrease the yield on the class A certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the mortgage loans occurring at a rate that is faster, or slower, than the rate anticipated by the investor in the period immediately following the issuance of the certificates will not be entirely offset by a subsequent like reduction, or increase, in the rate of principal payments. The weighted average life of the class A certificates will also be affected by the amount and timing of delinquencies and defaults on the mortgage loans and the recoveries, if any, on defaulted mortgage loans and foreclosed properties.

     The "weighted average life" of a certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of that certificate is repaid. The weighted average life of any class of class A certificates will be influenced by, among other factors, the rate at which principal payments are made on the mortgage loans, including, with respect to the group 1 certificates, final payments made upon the maturity of balloon loans.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the prepayment assumption, which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of those mortgage loans. A 100% prepayment assumption assumes a conditional prepayment rate of 4% per annum of the outstanding principal balance of those mortgage loans in the first month of the life of the mortgage loans and an additional 1.45%, precisely 16/11, expressed as a percentage per annum, in each subsequent month until the twelfth month; beginning in the twelfth month and in each subsequent month during the life of the mortgage loans, a conditional prepayment rate of 20% per annum each month is assumed. As used in the table below, 0% prepayment assumption assumes a conditional prepayment rate equal to 0% of the prepayment assumption, i.e., no prepayments. Correspondingly, 200% prepayment assumption assumes prepayment rates equal to 200% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. The depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of the class A certificates to predict the amount or the timing of receipt of prepayments on the mortgage loans.

     Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the class A certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the class A certificates may be made earlier or later than as indicated in the tables.

     For the purpose of the tables below, it is assumed that:

     (1) the mortgage loans consist of pools of loans with the level-pay and balloon amortization characteristics set forth below,

     (2) the closing date for the class A certificates is ________________,

     (3) distributions on the class A certificates are made on the 25th day of each month regardless of the day on which the distribution date actually occurs, commencing in _____________ and are made in accordance with the priorities described in this prospectus supplement under the heading "Description of the Certificates--Priority of Distributions",

     (4) the scheduled monthly payments of principal and interest on the mortgage loans will be timely delivered on the first day of each month with no defaults, commencing in _______________,

     (5) the mortgage loans' prepayment rates are a multiple of the prepayment assumption,

     (6) all prepayments are prepayments in full received on the last day of each month commencing ______________ and include 30 days' interest,

     (7) no optional termination is exercised,

     (8) the class A certificates of each class have the respective certificate rates and initial class A principal balances as set forth in this prospectus supplement,

     (9) the overcollateralization levels are set initially as specified in the pooling and servicing agreement, and then decrease in accordance with the provisions of the pooling and servicing agreement,

     [(10) with respect to pools of loans with an assumed cut-off date of _________________, interest will be calculated at a rate of % per annum for one month],

     (11) six-month LIBOR for each interest period will be % and

     (12) one-month LIBOR for each interest period will be %.

                                                           Original              Original             Remaining Term
Amortization            Principal                          Amortization Term     Term to Maturity     to Maturity
Methodology             Balance           Loan Rate        (months)              (months)             (months)
- -----------             -------           ---------        --------              --------             --------

GROUP 1
   Balloon...........   $
   Level Pay.........   $
   Level Pay.........   $

     Utilizing the foregoing assumptions, the following table indicates the weighted average life of each class of class A certificates, and sets forth the percentages of the initial class A principal balance of each class of class A certificates that would be outstanding after each of the dates shown at various percentages of prepayment assumption.

                                                                                   Original     Original    Remaining
                                     Months               Maximum    Minimum     Amortization   Term to     Term to
 Amortization     Principal  Loan    to Rate   Gross     Interest    Interest        Term        Maturity   Maturity
 Methodology      Balance    Rate    Change    Margin      Rate         Rate       (months)      (months)   (months)
 -----------      -------    ----    ------    ------      ----         ----       --------      --------   ---------

GROUP 2
   Balloon......  $
   Level Pay....  $
   Level Pay....  $

                              Percent of Initial Class A Principal Balance Outstanding
                             at the Following Percentages of the Prepayment Assumption

                                               CLASS A-1                                   CLASS A-2
                                               ---------                                   ---------
DISTRIBUTION DATE                %         %         %         %                   %         %        %         %
- -----------------                -         -         -         -                   -         -        -         -

 Initial
    Percentage.......           100        100       100       100                 100       100      100       100

 Weighted Average
    Life (years)*....

- ------------------------------------------------------------------------------------------------------------------
*        The weighted average life of a certificate of any class is determined by (1) multiplying the amount of ach distribution in reduction of the related class A principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (2) adding the results, and (3)
         dividing the sum by the highest related principal balance of the certificate.


                                               CLASS A-3                                   CLASS A-4
                                               ---------                                   ---------
DISTRIBUTION DATE                %         %         %         %                   %         %        %         %
- -----------------                -         -         -         -                   -         -        -         -
Initial
   Percentage.......            100       100       100       100                 100       100      100       100

Weighted Average
   Life (years)*....

- ------------------------------------------------------------------------------------------------------------------
*        The weighted average life of a certificate of any class is determined by (1i) multiplying the amount of each distribution in reduction of the related class A principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (2) adding the results, and (3)
         dividing the sum by the highest related principal balance of the certificate.


                                               CLASS A-5                                   CLASS A-6
                                               ---------                                   ---------
DISTRIBUTION DATE                %         %         %         %                   %         %        %         %
- -----------------                -         -         -         -                   -         -        -         -
Initial
   Percentage.......            100       100       100       100                 100       100      100       100

Weighted Average
   Life (years)*....

- -------------------------------------------------------------------------------------------------------------------
*        The weighted average life of a certificate of any class is determined by (1) multiplying the amount of each distribution in reduction of the related class A principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (2) adding the results, and (3)
         dividing the sum by the highest related principal balance of the certificate.

     These tables have been prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from the actual characteristics and performance of the mortgage loans, and should be read in conjunction with those tables.

                        Description of the Certificates


     The series 200_-certificates will be issued pursuant to the pooling and servicing agreement. The form of the pooling servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus is a part. The following summaries describe the material provisions of the pooling and servicing agreement.


General

     The offered certificates will be issued in denominations of $1,000 and multiples of $1 in excess of $1,000 and will evidence specified undivided interests in the trust fund. The property of the trust fund will consist of, to the extent provided in the pooling and servicing agreement:

          (1) the mortgage loans;

          (2) payments on the mortgage loans due and received on and after the cut-off date;

          (3) mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

          (4) the collection account, the pre-funding accounts, the capitalized interest accounts and the distribution account and funds on deposit in those accounts, excluding net earnings on those amounts; and

          (5) rights under hazard insurance policies covering the mortgaged properties. In addition, the seller has caused the certificate insurer to issue an irrevocable and unconditional certificate guaranty insurance policy for the benefit of the holders of the class A certificates, pursuant to which the certificate insurer will guarantee payments to those certificateholders as in this prospectus supplement. Definitive certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will initially act as certificate registrar. See "--Book-Entry Certificates" below. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Each mortgage loan in the trust fund will be assigned to one of two mortgage loan groups. The class A-1, class A-2, class A-3, class A-4 and class A-5 certificates, or group 1 certificates, will represent undivided ownership interests in the mortgage loans assigned to loan group 1, all collections on those mortgage loans, exclusive of payments in respect of interest on the mortgage loan due prior to the cut-off date and received after the cut-off date, and the proceeds of those mortgage loans. The class A-6 certificates, or group 2 certificates, will represent undivided ownership interests in the mortgage loans assigned to loan group 2, all collections on those mortgage loans, exclusive of payments in respect of interest on the mortgage loans due prior to the cut-off date and received after the cut-off date, and the proceeds of those mortgage loans. The class principal balance of a class of class A certificates on any distribution date is equal to the applicable class A principal balance on the closing date minus the aggregate of amounts actually distributed as principal to the holders of that class of certificates. On any date, the aggregate class A principal balance is, with respect to the group 1 certificates, the aggregate of the class A principal balances of the class A-1, class A-2, class A-3, class A-4 and class A-5 certificates and with respect to the group 2 certificates, the class A principal balance of the class A-6 certificates.

     The trust fund will issue six classes of class A certificates and one class of subordinated certificates, the class R certificates. Only the class A certificates are being offered by this prospectus supplement. Each class of offered certificates represents the right to receive payments of interest at that certificate rate for that class and payments of principal as described under the heading "--Priority of Distributions."

     A certificateholder is the person in whose name a certificate is registered in the certificate register.

     The relative rights and interests of a certificateholder in relation to the other certificateholders of the related class is evidenced by the percentage interest of its certificate. The percentage interest of a class A certificate as of any date of determination represents the percentage obtained by dividing the denomination of that certificate by the class A principal balance for the related class as of the cut-off date.

     The certificates will not be listed on any securities exchange.

Book-Entry Certificates

     The offered certificates will be book-entry certificates. Persons acquiring beneficial ownership interests in the offered certificates, or certificate owners, will hold their offered certificates through the DTC in the United States, or Cedelbank or Euroclear in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the offered certificates and will initially be registered in the name of Cede, the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedelbank and The Chase Manhattan Bank will act as depositary for Euroclear. Investors may hold their beneficial interests in the book-entry certificates in minimum denominations representing class principal balances of $1,000 and in multiples of $1 in excess of $1,000. Except as described in this prospectus supplement, no person acquiring a book-entry certificate will be entitled to receive a physical, definitive certificate. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede, as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise their rights indirectly through participants and DTC.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of that book-entry certificate will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Cedelbank or Euroclear, as appropriate.

     Certificate owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding, except under the circumstances described in this prospectus supplement, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and indirect participants with whom certificate owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates, the DTC rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interest.

     Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not participants may transfer ownership of offered certificates only through DTC participants and indirect participants by instructing the DTC participants and indirect participants to transfer offered certificates, by book-entry transfer, through DTC for the account of the purchasers of those offered certificates, which account is maintained with their respective DTC participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of offered certificates will be executed through DTC and the accounts of the respective DTC participants at DTC will be debited and credited. Similarly, the DTC participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

     Because of time zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in those securities settled during the processing will be reported to the relevant Euroclear or Cedelbank participants on the business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the certificates, see "Material Federal Income Tax Consequences--Foreign Investors" and "--Backup Withholding" in this prospectus supplement.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Cedelbank participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary. However, cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank participants and Euroclear participants may not deliver instructions directly to the European depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which and/or their representatives own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be governed by the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, thus eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is regulated by the Luxembourg Monetary Institute. Cedelbank participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Cedelbank is also available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, the cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for

Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law, collectively, the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the book-entry certificates will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of the payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede. Distributions with respect to certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Foreign Investors" and "--Backup Withholding" in this prospectus supplement. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates.

     Monthly and annual reports on the trust fund will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of the beneficial owners are credited.

     DTC has advised the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry certificates. Cedelbank or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Cedelbank participant or Euroclear participant only in accordance with its relevant rules and procedures. DTC may take actions, at the direction of the related participants, with respect to some class A certificates which conflict with actions taken with respect to other class A certificates.

     Definitive certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if:

          (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor,

          (b) the depositor, at its sole option, with the consent of the trustee, elects to terminate a book-entry system through DTC or

          (c) after the occurrence of an event of servicing termination, beneficial owners having percentage interests aggregating not less than 51% of the aggregate class A principal balance of the book-entry certificates advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue definitive certificates, and then will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of class A certificates among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

     Neither the depositor, the seller, the master servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Assignment of Mortgage Loans

     On the closing date, the depositor will transfer to the trust fund all of its right, title and interest in and to each mortgage loan, the related mortgage notes, mortgages and other related documents, including all payments received on or with respect to each mortgage loan on or after the applicable cut-off date, exclusive of payments in respect of interest on the mortgage loans due prior to the cut-off date and received after the cut-off date. The trustee, concurrently with the transfer, will deliver the certificates to the depositor. Each mortgage loan transferred to the trust fund will be identified on a mortgage loan schedule delivered to the trustee pursuant to the pooling and servicing agreement. The mortgage loan schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, its loan rate as well as other information.

     Within 60 days of the closing date, the trustee will review the mortgage loans and the related documents pursuant to the pooling and servicing agreement and if any mortgage loan or related document is found to be defective in any material respect and the defect is not cured within 90 days following notification of the defect to the seller, the seller will be obligated to either


          (1) substitute for the mortgage loan an eligible substitute mortgage loan; however, substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that substitution will not disqualify the trust fund as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or

          (2) purchase the mortgage loan at a purchase price equal to the outstanding principal balance of the mortgage loan as of the date of purchase, plus all accrued and unpaid interest on the mortgage loan, computed at the loan rate, net of the master servicing fee if the seller is the master servicer, plus the amount of any unreimbursed servicing advances made by the master servicer.


     The purchase price will be deposited in the collection account on or prior to the next succeeding determination date after the obligation arises. The determination date is the eighteenth day of each month. The obligation of the seller to repurchase or substitute for a defective mortgage loan is the sole remedy regarding any defects in the mortgage loans and related documents available to the trustee or the certificateholders.

     In connection with the substitution of an eligible substitute mortgage loan, the seller will be required to deposit in the collection account on or prior to the next succeeding determination date after the obligation arises the substitution amount which is equal to the excess of the principal balance of the related defective mortgage loan over the principal balance of the eligible substitute mortgage loan.

     An eligible substitute mortgage loan is a mortgage loan substituted by the seller for a defective mortgage loan which must, on the date of substitution:

          (1) have an outstanding principal balance, or in the case of a substitution of more than one mortgage loan for a defective mortgage loan, an aggregate principal balance, not in excess of and not more than 5% less than the principal balance of the defective mortgage loan;

          (2) have a loan rate not less than the loan rate of the defective mortgage loan and not more than 1% in excess of the loan rate of the defective mortgage loan;

          (3) if the defective mortgage loan is in loan group 2, have a loan rate based on the same index with adjustments to the loan rate made on the same interest rate adjustment date as that of the defective mortgage loan and have a margin that is not less than the margin of the defective mortgage loan and not more than 100 basis points higher than the margin for the defective mortgage loan; or

     (4) have a mortgage of the same or higher level of priority as the mortgage relating to the defective mortgage loan at the time the mortgage was transferred to the trust fund;

          (5) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the defective mortgage loan;

          (6) comply with each representation and warranty set forth in the pooling and servicing agreement made as of the date of substitution;

          (7) have an original loan-to-value ratio not greater than that of the defective mortgage loan;

          (8) if the defective mortgage loan is in loan group 2, have a lifetime rate cap and a periodic rate cap no lower than the lifetime rate cap and periodic rate cap, respectively, applicable to the defective mortgage loan; and

          (9) be of the same type of mortgaged property as the defective mortgage loan or a detached single family residence. More than one eligible substitute mortgage loan may be substituted for a defective mortgage loan if the eligible substitute mortgage loans meet the foregoing attributes in the aggregate and the substitution is approved in writing in advance by the certificate insurer.

     The seller will make representations and warranties as to the accuracy in all material respects of information furnished to the trustee with respect to each mortgage loan- e.g., cut-off date principal balance and the loan rate. In addition, the seller will represent and warrant, on the closing date, that, among other things:

          (1) at the time of transfer to the trust fund, the seller has transferred or assigned all of its right, title and interest in each mortgage loan and the related documents, free of any lien; and

          (2) each mortgage loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any representation and warranty which materially and adversely affects the interests of the trust fund, the certificateholders or the certificate insurer in the related mortgage loan and related documents, the seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the seller will be obligated to (1) substitute for the defective mortgage loan an eligible substitute mortgage loan or (2) purchase the defective mortgage loan from the trust fund. The same procedure and limitations that are set forth above for the substitution or purchase of defective mortgage loans as a result of deficient documentation will apply to the substitution or purchase of a defective mortgage loan as a result of a breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the certificateholders or the certificate insurer.

     Mortgage loans required to be transferred to the seller as described in the preceding paragraphs are referred to as defective mortgage loans.

     Pursuant to the pooling and servicing agreement, the master servicer will service and administer the mortgage loans as more fully set forth above.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

     The master servicer shall establish and maintain in the name of the trustee a separate trust account, the collection account, for the benefit of the holders of the certificates. The collection account will be an eligible account. Upon receipt by the master servicer of amounts in respect of the mortgage loans, net of amounts representing the master servicing fee, the master servicer will deposit those amounts in the collection account. Amounts so deposited may be invested in eligible investments described in the pooling and servicing agreement maturing no later than two business days prior to the next succeeding date on which amounts on deposit in the collection account are required to be deposited in the distribution account.

     The trustee will establish the distribution account into which will be deposited amounts withdrawn from the collection account for distribution to certificateholders on a distribution date. The distribution account will be an eligible account. Amounts on deposit in the distribution account may be invested in eligible investments maturing on or before the business day prior to the related distribution date.

     An eligible account is an account that is (1) maintained with a depository institution whose debt obligations at the time of any deposit in that account have the highest short-term debt rating by the rating agencies, and whose accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the FDIC established by the fund with a minimum long-term unsecured debt rating of "A2" by Moody's and "A" by S&P, otherwise acceptable to each rating agency and the certificate insurer as evidenced by a letter from each rating agency and the certificate insurer to the trustee, without reduction or withdrawal of their then current ratings of the certificates.

     Eligible investments and are limited to investments that meet the criteria of the rating agencies from time to time as being consistent with their then current ratings of the certificates. Eligible investments are limited to:

          (1) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, provided that those obligations are backed by the full faith and credit of the United States;

          (2) repurchase agreements on obligations specified in clause (1) maturing not more than three months from the date of acquisition of that obligation, provided that the short-term unsecured debt obligations of the party agreeing to repurchase those obligations are at the time rated by each rating agency in its highest short-term rating category;

          (3) certificates of deposit, time deposits and bankers' acceptances which, if Moody's is a rating agency, shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days of any U.S. depository institution or trust company incorporated under the laws of the United States or any state of the United States and regulated by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of that depository institution or trust company at the date of acquisition of the obligations have been rated by each of the rating agencies in its highest unsecured short-term debt rating category;

          (4) commercial paper having original maturities of not more than 90 days of any corporation incorporated under the laws of the United States or any state of the United States which on the date of acquisition has been rated by the Rating Agencies in their highest short-term rating categories;

          (5) short term investment funds sponsored by any trust company or bank incorporated under the laws of the United States or any state of the United States which on the date of acquisition has been rated by the rating agencies in their respective highest rating category of long term unsecured debt;

          (6) interests in any money market fund which at the date of acquisition of the interests in that fund and throughout the time as the interest is held in that fund has the rating specified by each Rating Agency; and

          (7) other obligations or securities that are acceptable to each rating agency as an eligible investment and will not result in a reduction in the then current rating of the certificates, as evidenced by a letter to that effect from the rating agency and with respect to which the master servicer has received confirmation that, for tax purposes, the investment complies with the last clause of this definition; provided that no instrument shall be an eligible investment if it evidences either the right to receive (a) only interest with respect to the obligations underlying that instrument or (b) both principal and interest payments derived from obligations underlying that instrument and the interest and principal payments with respect to that instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument shall be an eligible investment if it is purchased at a price greater than par and if it may be prepaid or called at a price less than its purchase price prior to its stated maturity.

Advances

     Not later than two business days prior to each distribution date, the master servicer will remit to the trustee for deposit in the distribution account the monthly advance, which is an amount, to be distributed on the related distribution date, equal to the sum of the interest accrued and principal due on each mortgage loan through the related due date but not received by the master servicer as of the close of business on the last day of the related due period, net of the Master Servicing Fee. The obligation of the master servicer to remit the monthly advance continues with respect to each mortgage loan until that mortgage loan becomes a liquidated mortgage loan.

     In the course of performing its servicing obligations, the master servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration and protection of the mortgaged properties, (2) any enforcement or judicial proceedings, including foreclosures, and (3) the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage. These expenditures will constitute a servicing advance.


     Except for any servicing advances determined by the master servicer as described in the following paragraph to be non-recoverable, the master servicer's right to reimbursement for servicing advances is limited to late collections on the related mortgage loan, including liquidation proceeds, insurance proceeds and other amounts as may be collected by the master servicer from the related mortgagor or otherwise relating to the mortgage loan in respect of which unreimbursed amounts are owed. Similarly, except for any monthly advances determined by the master servicer as described in the following paragraph to be non-recoverable, the master servicer's right to reimbursement for monthly advances shall be limited to late collections of interest on any mortgage loan and to liquidation proceeds and insurance proceeds on the related mortgage loan. The master servicer's right to reimbursement is prior to the rights of certificateholders.

     Notwithstanding the foregoing, the master servicer is not required to make any monthly advance or servicing advance if in the good faith judgment and sole discretion of the master servicer, the master servicer determines that the advance will not be ultimately recoverable from collections received from the mortgagor in respect of the related mortgage loan or other recoveries in respect of the mortgage loan. However, if any servicing advance or monthly advance is determined by the master servicer in its good faith judgment and sole discretion to be nonrecoverable from those sources, the amount of that advance may be reimbursed to the master servicer from other amounts on deposit in the collection account.


Distribution Dates

     On the 25th day of each month, or if that day is not a business day, then the next succeeding business day, commencing in ______________________, the holders of the offered certificates will be entitled to receive, from amounts then on deposit in the distribution account, to the extent of funds available in accordance with the priorities and in the amounts described below under "--Priority of Distributions," an aggregate amount equal to the sum of (a) the class Interest Distribution for each class of offered certificates and (b) the class A Principal Distribution for each certificate group. Distributions will be made (1) in immediately available funds to holders of offered certificates, the aggregate principal balance of which is at least $1,000,000, by wire transfer or otherwise, to the account of that certificateholder at a domestic bank or other entity having appropriate facilities, if that certificateholder has so notified the trustee in accordance with the pooling and servicing agreement, or (2) by check mailed to the address of the entitled person as it appears on the certificate register maintained by the trustee as that registrar.

Deposits to the Distribution Account

     No later than one business day prior to each distribution date, the Available Funds for each loan group for the previous due period shall be deposited into the distribution account.

Priority of Distributions

     On each distribution date the trustee shall withdraw from the distribution account the sum of (a) the Available Funds with respect to the group 1 certificates and (b) the Available Funds with respect to the group 2 certificates, together, the amount available, and make distributions of those amounts as described below and to the extent of the amount available:

          A. With respect to the group 1 certificates, the related Available Funds within the following order of priority:

               (1) to the trustee, the related trustee fee for that distribution date;

               (2) to holders of each class of group 1 certificates, an amount equal to the related Class Interest Distribution for that distribution date;

               (3) sequentially, to the class A-1, class A-2, class A-3, class A-4 and class A-5 certificateholders, in that order, until the respective class A principal balance of each class is reduced to zero, the related Class A Principal Distribution, other than the portion constituting the Distributable Excess Spread, for that distribution date; provided, however, that after the occurrence and continuance of an insurer default, the Class A Principal Distribution for the group 1 certificates will be distributed pro rata to the holders of the class A certificates based on the respective class A principal balances;

               (4) to the certificate insurer, the amount owing to the certificate insurer under the insurance agreement for the premium payable in respect of the group 1 certificates; and

               (5) sequentially, to the class A-1, class A-2, class A-3, class A-4 and class A-5 certificateholders, in that order, until the respective class A principal balance of each class is reduced to zero, the related Distributable Excess Spread for that distribution date; provided, however, that after the occurrence and continuance of an insurer default, the Distributable Excess Spread for the group 1 certificates will be distributed pro rata to the holders of the class A certificates based on the respective class A principal balances.

          B. With respect to the group 2 certificates, the related Available Funds in the following order of priority:

               (1) to the trustee, the related trustee fee for that distribution date;

               (2) to the holders of the class A-6 certificates, an amount equal to the Class Interest Distribution for the class A-6 certificates for that distribution date;

               (3) to the holders of the class A-6 certificates, the Class A Principal Distribution for the class A-6 certificates, other than the portion constituting the related Distributable Excess Spread;

               (4) to the certificate insurer, the amount owing to the certificate insurer under the insurance agreement for the premium payable in respect of the group 2 certificates; and

               (5) to the holders of the class A-6 certificates until the class A-6 principal balance is reduced to zero, the related Distributable Excess Spread for that distribution date.

          C. On any distribution date, to the extent available funds for a certificate group are insufficient to make the distributions specified above pursuant to the applicable subclause, available funds for the other certificate group remaining after making the distributions required to be made pursuant to the applicable subclause for the other certificate group shall be distributed to the extent of that insufficiency in accordance with the priorities for distribution set forth in the subclause above with respect to the certificate group experiencing the insufficiency.

          D. After making the distributions referred to in A, B and C above, the trustee shall make distributions in the following order of priority, to the extent of the balance of the amount available:

               (1) to the master servicer, the amount of any accrued and unpaid master servicing fee;

               (2) to the certificate insurer, amounts owing to the certificate insurer for reimbursement for prior draws made on the policy;

               (3) to the master servicer, the amount of nonrecoverable advances not previously reimbursed;

               (4) to the certificate insurer, any other amounts owing to the certificate insurer under the insurance agreement;

               (5) to the class A-6 certificateholders, the Class A-6 Interest Carryover; and

               (6) to the class R certificateholders, the balance.

The Certificate Rate

     The certificate rate for any interest period with respect to the Group 1 Certificates will be:

                   Class A-1                  __%
                   Class A-2                  __%
                   Class A-3                  __%
                   Class A-4                  __%
                   Class A-5                  __%

     The interest period with respect to each distribution date and group 1 certificates, is the period from the first day of the calendar month preceding the month of that distribution date through the last day of that calendar month. The interest period with respect to each distribution date and group 2 certificates is the period from the distribution date in the month preceding the month of that distribution date or, in the case of the first distribution date, from the closing date through the day before that distribution date. Interest in respect of any distribution date will accrue on the group 1 certificates during each interest period on the basis of a 360-day year consisting of twelve 30-day months.

     The certificate rate with respect to the class A-6 certificates for an interest period will equal the least of (A) the sum of the LIBOR Rate plus ____%, (B) the Net Funds Cap for that distribution date and (C) ____% per annum. With respect to the class A-6 certificates, interest in respect of any distribution date will accrue during each interest period on the basis of a 360-day year and the actual number of days elapsed. On the second LIBOR business day immediately preceding each distribution date, the trustee shall determine the LIBOR Rate for the interest period commencing on that distribution date and inform the master servicer of the rate.

Interest

     On each distribution date, to the extent of funds available to be distributed as interest on the certificates, the Class Interest Distribution will be distributed with respect to each class of class A certificates. Class Interest Distributions will be reduced by the class' pro rata share of Civil Relief Act Interest Shortfalls, if any, for that distribution date. Civil Relief Act Interest Shortfalls will not be covered by payments under the policy.

     On each distribution date, the Class Interest Distribution for each class of class A certificates in a certificate group will be distributed on an equal priority and any shortfall in the amount required to be distributed as interest to each class will be allocated between those classes pro rata based on the amount each class would have been distributed in the absence of that shortfall.

Principal

     On each distribution date, to the extent of funds available, in accordance with the priorities described above under "--Priorities of Distributions," principal will be distributed to the holders of class A certificates of each certificate group then entitled to distributions of principal in an amount equal to the lesser of (A) the related aggregate class A principal balance and (B) the related Class A Principal Distribution for that distribution date.

     If the required level of overcollateralization for a certificate group is reduced below the then existing amount of overcollateralization or if the required level of overcollateralization for that certificate group is satisfied, the amount of the related Class A Monthly Principal Distributable Amount on the following distribution date will be reduced by the amount of that reduction or by the amount necessary to assure that the overcollateralization will not exceed the required level of overcollateralization for a certificate group after giving effect to the distribution in respect of principal with respect to that certificate group to be made on that distribution date.

     The application of Distributable Excess Spread in respect of a certificate group is intended to create overcollateralization to provide a source of additional cashflow to cover losses on the mortgage loans in the related loan group. If the amount of losses in a particular due period for a loan group exceeds the amount of the related Excess Spread for the related distribution date, the amount distributed in respect of principal will be reduced, unless additional amounts are available as described below under "--Crosscollateralization". A draw on the policy in respect of principal will not be made until the class A principal balance of a certificates group exceeds the aggregate principal balance of the mortgage loans in the related loan group. See "--The Policy" in this prospectus supplement. Accordingly, there may be distribution dates on which class A certificateholders receive little or no distributions in respect of principal.

     So long as an insurer default has not occurred and is continuing, distributions of the Class A Principal Distribution with respect to the group 1 certificates will be applied, sequentially, to the distribution of principal to the class A-1, class A-2, class A-3, class A-4 and class A-5 certificates, in that order, so that no class of group 1 certificates having a higher numerical designation is entitled to distributions of principal until the class A principal balance of each class of certificates having a lower numerical designation has been reduced to zero. On any distribution date if an insurer default has occurred and is continuing, the Class A Principal Distribution with respect to the group 1 certificates will be applied to the distribution of principal of each class outstanding on a pro rata basis in accordance with the class A principal balance of each class.

     On each distribution date following an insurer default, net losses realized in respect of liquidated mortgage loans in a loan group, to the extent that amount is not covered by available funds from the related loan group or the crosscollateralization mechanics described in this prospectus supplement, will reduce the amount of overcollateralization, if any, with respect to the related certificate group. An insurer default will occur in the event the certificate insurer fails to make a payment required under the policy or if events of bankruptcy or insolvency occur with respect to the certificate insurer.

     A liquidated mortgage loan, as to any distribution date, is a mortgage loan with respect to which the master servicer has determined, in accordance with the servicing procedures specified in the pooling and servicing agreement, as of the end of the preceding due period, that all liquidation proceeds which it expects to recover with respect to that mortgage loan, including disposition of the related REO property, have been recovered.

The Policy

     The following information has been supplied by the certificate insurer for inclusion in this prospectus supplement. Accordingly, neither the depositor nor the master servicer makes any representation as to the accuracy and completeness of the following information.

     The certificate insurer, in consideration of the payment of the premium and subject to the terms of the policy, unconditionally and irrevocably guarantees to any owner that an amount equal to each full and complete insured payment will be received by the trustee, on behalf of the owners from the certificate insurer, for distribution by the trustee to each owner of each owner's proportionate share of the Insured Payment. The certificate insurer's obligations under the policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable insured payment are received by the trustee, whether or not those funds are properly applied by the trustee. Insured Payments shall be made only at the time set forth in the policy and no accelerated Insured Payments shall be made regardless of any acceleration of the class A certificates, unless that acceleration is at the sole option of the certificate insurer.

     Notwithstanding the foregoing paragraph, the policy does not cover shortfalls, if any, attributable to the liability of the trust fund, the REMIC or the trustee for withholding taxes, if any, including interest and penalties in respect of any liability of that type.

     The certificate insurer will pay any insured payment that is a preference amount on the business day following receipt on a business day by the fiscal agent of:

          (1) a certified copy of the order requiring the return of a preference payment,

          (2) an opinion of counsel satisfactory to the certificate insurer that the order is final and not appealable,

          (3) an assignment in form as is reasonably required by the certificate insurer, irrevocably assigning to the certificate insurer all rights and claims of the owner relating to or arising under the class A certificates against the debtor that made that preference payment or otherwise with respect to that preference amount, and

          (4) appropriate instruments to effect the appointment of the certificate insurer as agent for that owner in any legal proceeding related to the preference amount, those instruments being in a form satisfactory to the certificate insurer, provided that if the documents are received after 12:00 noon New York City time on that business day, they will be deemed to be received on the following business day. Those payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the owners and not any owner directly unless that owner has returned principal or interest paid on the class A certificates to the receiver or trustee in bankruptcy, in which case that payment shall be disbursed to that owner.

     A preference amount is any amount previously distributed to an owner on the class A certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

     The certificate insurer will pay any other amount payable under that policy no later than 12:00 noon New York City time on the later of the distribution date on which the deficiency amount is due or the business day following receipt in New York, New York on a business day by State Street Bank and Trust Company, N.A., as fiscal agent for the certificate insurer or any successor fiscal agent appointed by the certificate insurer of a notice; provided that if that notice is received after 12:00 noon New York City time on that business day, it will be deemed to be received on the following business day. If any notice received by the fiscal agent is not in proper form or is otherwise insufficient for the purpose of making claim under the policy it shall be deemed not to have been received by the fiscal agent for purposes of this paragraph, and the certificate insurer or the fiscal agent, as the case may be, shall promptly so advise the trustee and the trustee may submit an amended notice.

     Insured Payments due under the policy unless otherwise stated in the policy will be disbursed by the fiscal agent to the trustee on behalf of the owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to preference amounts, any amount held by the trustee for the payment of that Insured Payment and legally available to be paid to certificateholders.

     The fiscal agent is the agent of the certificate insurer only and the fiscal agent shall in no event be liable to the owners for any acts of the fiscal agent or any failure of the certificate insurer to deposit or cause to be deposited, sufficient funds to make payments due under the policy.

     Any notice under the policy or service of process on the fiscal agent may be made at the address listed below for the fiscal agent or another address as the certificate insurer shall specify to the trustee in writing.

     The notice address of the fiscal agent is _____________________________
Attention: ________________, or another address as the fiscal agent shall specify to the trustee in writing.

     The policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles of the laws of the State of New York.

     The insurance provided by the policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     The policy is not cancelable for any reason. The premium on the policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the class A certificates.

Overcollateralization

     The credit enhancement provisions of the trust fund result in a limited acceleration of the class A certificates of a certificate group relative to the amortization of the mortgage loans in the related loan group in the early months of the transaction. The accelerated amortization is achieved by the application of Distributable Excess Spread relating to a loan group to principal distributions on the class A certificates of the related certificate group. This acceleration feature creates, with respect to each certificate group, overcollateralization, i.e., the excess of the aggregate outstanding principal balance of the mortgage loans in the related loan group over the related aggregate class A principal balance. Once the required level of overcollateralization is reached for a certificate group, the acceleration feature for the certificate group will cease, until necessary to maintain the required level of overcollateralization for that certificate group.


     The pooling and servicing agreement provides that the required level of overcollateralization with respect to a certificate group may increase or decrease over time. Any decrease in the required level of overcollateralization for a loan group will occur only at the sole discretion of the certificate insurer and certificateholders will have no right to consent to any such decrease. Any decrease will have the effect of reducing the amortization of the class A certificates of the related certificate group below what it otherwise would have been.


Crosscollateralization

     Excess Spread with respect to a loan group will be available to cover limited shortfalls with respect to the offered certificates relating to the other loan group as described above under the caption "--Priority of Distributions".


Pre-Funding Account

     On the closing date, $___________ will be deposited in the group 1 pre-funding account and $______ will be deposited in the group 2 pre-funding account, each of which accounts shall be in the name of and maintained by the trustee and shall be part of the trust fund and will be used to acquire subsequent mortgage loans. During the period beginning on the closing date and terminating on _____________, 20__, the pre-funded amounts will be reduced by the amount used to purchase subsequent mortgage loans in accordance with the pooling and servicing agreement. Amounts on deposit in the group 1 pre-funding account will be used only to purchase subsequent group 1 mortgage loans, and amounts on deposit in the group 2 pre-funding account will be used only to purchase subsequent group 2 mortgage loans. Any pre-funded amount remaining at the end of the funding period in the group 1 pre-funding account and the group 2 pre-funding account will be distributed to holders of the group 1 certificates and group 2 certificates, respectively, on a pro rata basis, in reduction of their principal balances, resulting in a partial principal prepayment of the related certificates on that date.

     Amounts on deposit in the pre-funding accounts will be invested in eligible investments described above under "--Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account." All interest and any other investment earnings on amounts on deposit in the pre-funding accounts will be deposited in the related capitalized interest account. The pre-funding accounts shall not be an asset of the REMIC. All reinvestment earnings on the pre-funding accounts shall be owned by, and be taxable to, the seller.

Capitalized Interest Account

     On the closing date, $____________ will be deposited in the group 1 capitalized interest account and $______ will be deposited in the group 2 capitalized interest account from the proceeds of the sale of the certificates. The capitalized interest accounts will be maintained with and in the name of the trustee on behalf of the trust fund. Amounts on deposit in the capitalized interest accounts will be invested in eligible investments described above under "--Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account." The amount deposited in the capitalized interest accounts will be used by the trustee on the distribution dates in __________________ 20__, _____________ 20__ and ______________, 20__ to cover shortfalls in interest on the related certificate groups that may arise as a result of the utilization of the pre-funding accounts for the purchase by the trust fund of subsequent mortgage loans after the closing date. Any amounts remaining in the capitalized interest accounts at the end of the funding period which are not needed to cover shortfalls on the distribution date in ___________ 20__ are required to be paid directly to the seller. The capitalized interest accounts shall not be an asset of the REMIC. All reinvestment earnings on the capitalized interest accounts shall be owned by, and be taxable to, the seller.


Reports to Certificateholders

     Concurrently with each distribution to the certificateholders, the trustee will forward to each certificateholder a statement based solely on information received from the master servicer setting forth among other items with respect to each distribution date:

          (1) the aggregate amount of the distribution to each class of certificateholders on that distribution date;

          (2) the amount of distribution set forth in paragraph (1) above in respect of interest and the amount of that distribution in respect of any Class Interest Carryover Shortfall, and the amount of any Class Interest Carryover Shortfall remaining;

          (3) the amount of distribution set forth in paragraph (1) above in respect of principal and the amount of that distribution in respect of the Class A Principal Carryover Shortfall, and any remaining Class A Principal Carryover Shortfall;

          (4) the amount of Excess Spread for each loan group and the amount applied as to a distribution on the certificates;

          (5) the Guaranteed Principal Amount with respect to each certificate group, if any, for that distribution date;

          (6) the amount paid under the policy for that distribution date in respect of the Class Interest Distribution to each class of certificates;

          (7) the master servicing fee;

          (8) the pool principal balance, the loan group 1 principal balance and the loan group 2 principal balance, in each case as of the close of business on the last day of the preceding due period;

          (9) the aggregate class A principal balance of each certificate group after giving effect to payments allocated to principal above;

          (10) the amount of overcollateralization relating to each loan group as of the close of business on the distribution date, after giving effect to distributions of principal on that distribution date;

          (11) the number and aggregate principal balances of the mortgage loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding due period;

          (12) the book value of any real estate which is acquired by the trust fund through foreclosure or grant of deed in lieu of foreclosure;

          (13) the aggregate amount of prepayments received on the mortgage loans during the previous due period and specifying the amount for each loan group; and

          (14) the weighted average loan rate on the mortgage loans and specifying the weighted average loan rate for each loan group as of the first day of the month prior to the distribution date.

     In the case of information furnished pursuant to clauses (2) and (3) above, the amounts shall be expressed as a dollar amount per certificate with a $1,000 denomination.

     Within 60 days after the end of each calendar year, the trustee will forward to each person, if requested in writing by that person, who was a certificateholder during the prior calendar year a statement containing the information set forth in clauses (2) and (3) above aggregated for that calendar year.

Last Scheduled Distribution Date

     The last scheduled distribution date for each class of offered certificates is as follows:

         Class                               Date
         -----                               ----
         Class A-1 Certificates
         Class A-2 Certificates
         Class A-3 Certificates
         Class A-4 Certificates
         Class A-5 Certificates
         Class A-6 Certificates

     It is expected that the actual last distribution date for each class of offered certificates will occur significantly earlier than these scheduled distribution dates. See "Prepayment and Yield Considerations".

     The last scheduled distribution dates are based on a 0% Prepayment Assumption with no Distributable Excess Spread used to make accelerated payments of principal to the holders of the related offered certificates and the assumptions set forth above under "Prepayment and Yield

Considerations--Weighted Average Lives"; provided that the last scheduled distribution dates for the class A-5 certificates and the class A-6 certificates have been calculated assuming that the mortgage loan in the related loan group having the latest maturity date allowed by the pooling and servicing agreement amortizes according to its terms, plus one year.

Collection and Other Servicing Procedures on Mortgage Loans

     The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow the collection procedures as it follows from time to time with respect to the loans in its servicing portfolio comparable to the mortgage loans. Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

     With respect to the mortgage loans, the master servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any arrangement is consistent with the master servicer's policies with respect to the mortgage loans it owns or services.

Hazard Insurance

     The master servicer will cause to be maintained fire and hazard insurance with extended coverage customary in the area where the mortgaged property is located, in an amount which is at least equal to the lesser of (1) the maximum insurable value of the improvements securing that mortgage loan from time to time and (2) the combined principal balance owing on that mortgage loan and any mortgage loan senior to that mortgage loan.

     The master servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (1) the maximum insurable value from time to time of the improvements which are a part of the property and (2) the combined principal balance owing on that mortgage loan and any mortgage loan senior to that mortgage loan. In cases in which any mortgaged property is located in a federally designated flood area as designated by FEMA, the hazard insurance to be maintained for the related mortgage loan shall include flood insurance to the extent it is available and the master servicer has determined that insurance is necessary in accordance with accepted first and second mortgage loan servicing standards, as applicable. All flood insurance shall be in amounts equal to the lesser of (A) the amount in clause (2) above and (B) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The master servicer will also maintain on REO property, to the extent insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, and the master servicer determines that insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, flood insurance in an amount equal to that required above. Any amounts collected by the master servicer under any of those policies, other than amounts to be applied to the restoration or repair of the mortgaged property, or to be released to the mortgagor in accordance with customary mortgage servicing procedures, will be deposited in the collection account, except to the extent those amounts constitute servicing compensation or are reimbursable to the master servicer under the pooling and servicing agreement.

     In the event that the master servicer obtains and maintains a blanket policy as provided in the pooling and servicing agreement insuring against fire and hazards of extended coverage on all of the mortgage loans, then, to the extent that policy names the master servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance of the mortgage loans without coinsurance, and otherwise complies with the requirements of the first paragraph of this subsection, the master servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

Realization upon Defaulted Mortgage Loans

     The master servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing those mortgage loans that come into default when, in accordance with applicable servicing procedures under the pooling and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with the foreclosure or other conversion, the master servicer will follow those practices it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided that the master servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, the foreclosure, correction or restoration will increase net liquidation proceeds in excess of liquidation expenses. The master servicer will be reimbursed out of liquidation proceeds for advances of its own funds as liquidation expenses before any net liquidation proceeds in excess of liquidation expenses are distributed to certificateholders.

Servicing Compensation and Payment of Expenses

     With respect to each due period, the master servicer will receive from interest payments in respect of the mortgage loans, on behalf of itself, a portion of the interest payments as a master servicing fee in the amount equal to ____% per annum on the principal balance of each mortgage loan as of the first day of each due period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

Evidence as to Compliance

     The pooling and servicing agreement provides for delivery on or before the last day of the fifth month following the end of the master servicer's fiscal year, beginning in 200_, to the trustee, the depositor, the certificate insurer and the rating agencies of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding fiscal year, except as specified in that statement.

     On or before the last day of the fifth month following the end of the master servicer's fiscal year, beginning in 200_, the master servicer will furnish a report prepared by a firm of nationally recognized independent public accountants - who may also render other services to the master servicer or the depositor ________ to the trustee, the depositor, the certificate insurer and the rating agencies to the effect that they have examined documents and the records relating to servicing of the mortgage loans under the Uniform Single Attestation Program for Mortgage Bankers and the firm's conclusion with respect to those documents and records.

     The master servicer's fiscal year is the calendar year.

Matters Regarding the Master Servicer

     The pooling and servicing agreement provides that the master servicer may not resign except in connection with a permitted transfer of servicing, unless
(1) the duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the certificate insurer or
(2) upon the satisfaction of the following conditions: (a) the master servicer has proposed a successor master servicer to the trustee in writing and the proposed successor master servicer is reasonably acceptable to the trustee;
(b) the rating agencies have confirmed to the trustee that the appointment of the proposed successor master servicer as the master servicer will not result in the reduction or withdrawal of the then current rating of the certificates; and (c) the proposed successor master servicer is reasonably acceptable to the certificate insurer. No resignation will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     The master servicer may perform any of its duties and obligations under the pooling and servicing agreement through one or more subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding any arrangement, the master servicer will remain liable and obligated to the trustee and the certificateholders for the master servicer's duties and obligations under the pooling and servicing agreement, without any diminution of those duties and obligations and as if the master servicer itself were performing those duties and obligations.

     The master servicer may agree to changes in the terms of a mortgage loan, provided, however, that those changes:

     (1) will not cause the trust fund to fail to qualify as a REMIC and do not adversely affect the interests of the certificateholders or the certificate insurer,

     (2)   are consistent with prudent business practices and

     (3) do not change the loan rate of that mortgage loan or extend the maturity date of that mortgage loan in excess of one year unless the related mortgager is in default, or a default is, in the judgment of the master servicer, imminent. Any changes to the terms of a mortgage loan that would cause the trust fund to fail to qualify as a REMIC, however, may be agreed to by the master servicer, provided that the master servicer has determined those changes are necessary to avoid a prepayment of that mortgage loan, those changes are in accordance with prudent business practices and the master servicer purchases that mortgage loan in accordance with the terms of the pooling and servicing agreement.

     The pooling and servicing agreement provides that the master servicer will indemnify the trust fund and the trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the master servicer's actions or omissions in connection with the servicing and administration of the mortgage loans which are not in accordance with the provisions of the pooling and servicing agreement. The pooling and servicing agreement provides that neither the depositor nor the master servicer nor their directors, officers, employees or agents will be under any other liability to the trust fund, the trustee, the certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the pooling and servicing agreement. However, neither the depositor nor the master servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the depositor or the master servicer, as the case may be, in the performance of its duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations under the pooling and servicing agreement. In addition, the pooling and servicing agreement provides that the master servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement. The master servicer may, in its sole discretion, undertake any legal action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties to the agreement and the interests of the certificateholders.

     Any corporation into which the master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the master servicer shall be a party, or any corporation succeeding to the business of the master servicer shall be the successor of the master servicer under the pooling and servicing agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the pooling and servicing agreement, anything in the pooling and servicing agreement to the contrary notwithstanding.

Events of Default

     Events of Default will consist of:

          (1) (A) any failure of the master servicer to make any required monthly advance or (B) any other failure of the master servicer to deposit in the collection account or distribution account any deposit required to be made under the pooling and servicing agreement, which failure continues unremedied for two business days after the giving of written notice of the failure to the master servicer by the trustee, or to the master servicer and the trustee by the certificate insurer or any certificateholder;

          (2) any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which, in each case, materially and adversely affects the interests of the certificateholders or the certificate insurer and continues unremedied for 30 days after the giving of written notice of the failure to the master servicer by the trustee, or to the master servicer and the trustee by the certificate insurer or any certificateholder;

          (3) any failure by the master servicer to make any required servicing advance, which failure continues unremedied for a period of 30 days after the giving of written notice of the failure to the master servicer by the trustee, or to the master servicer and the trustee by the certificate insurer or any certificateholder; or

          (4) events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the master servicer and actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations.

     Upon the occurrence and continuation beyond the applicable grace period of the event described in clause (1) (A) above, if any monthly advance is not made by 4:00 P.M., New York City time, on the second business day following written notice to the master servicer of that event, the trustee will make the monthly advance and either the trustee or a successor master servicer will immediately assume the duties of the master servicer.

     Upon removal or resignation of the master servicer, the trustee will be the successor master servicer. The trustee, as successor master servicer, will be obligated to make monthly advances and servicing advances and other advances unless it determines reasonably and in good faith that the advances would not be recoverable.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of ten (10) business days or referred to under clause (2) above for a period of thirty (30) business days, shall not constitute an Event of Default if the delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and the delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any event the master servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement and the master servicer shall provide the trustee, the certificate insurer and the certificateholders prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights upon an Event of Default

     So long as an Event of Default remains unremedied, either the trustee, certificateholders holding certificates evidencing at least 51% of the voting rights in the trust fund, with the consent of the certificate insurer, or the certificate insurer may terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed to all the responsibilities, duties and liabilities of the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the pooling and servicing agreement and having a net worth of at least $50,000,000 and acceptable to the certificate insurer to act as successor to the master servicer under the pooling and servicing agreement. Pending that appointment, the trustee will be obligated to act as successor master servicer unless prohibited by law. The successor will be entitled to receive the same compensation that the master servicer would otherwise have received, or any lesser compensation as the trustee and the successor may agree. A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer if the only Event of Default that has occurred is an insolvency event.

Amendment

     The pooling and servicing agreement may be amended from time to time by the seller, the master servicer, and the trustee and with the consent of the certificate insurer, but without the consent of the certificateholders, to cure any ambiguity, to correct or supplement any provisions in the pooling and servicing agreement which may be inconsistent with any other provisions of the pooling and servicing agreement, to add to the duties of the seller or the master servicer to comply with any requirements imposed by the Internal Revenue Code, or to add or amend any provisions of the pooling and servicing agreement as required by the rating agencies in order to maintain or improve any rating of the offered certificates - it being understood that, after obtaining the ratings in effect on the closing date, neither the seller, the trustee, the certificate insurer nor the master servicer is obligated to obtain, maintain, or improve any rating of the offered certificates - or to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement which shall not be inconsistent with the provisions of the agreement; provided that that action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any certificateholder or the certificate insurer; provided, further, that any amendment will not be deemed to materially and adversely affect the certificateholders and no opinion will be required to be delivered if the person requesting the amendment obtains a letter from the rating agencies stating that the amendment would not result in a downgrading of the then current rating of the offered certificates. The pooling and servicing agreement may also be amended from time to time by the seller, the master servicer, and the trustee, with the consent of certificateholders evidencing at least 51% of the percentage interests of each class affected by that amendment and the certificate insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders, provided that no amendment will (1) reduce in any manner the amount of, or delay the timing of, collections of payments on the certificates or distributions or payments under the policy which are required to be made on any certificate without the consent of the certificateholder or
(2) reduce the aforesaid percentage required to consent to any amendment, without the consent of the holders of all offered certificates then outstanding.

Termination; Purchase of Mortgage Loans

     The trust fund will terminate on the distribution date following the later of (A) payment in full of all amounts owing to the certificate insurer unless the certificate insurer shall otherwise consent and (B) the earliest of:

          (1) the distribution date on which the aggregate class A principal balance has been reduced to zero,

          (2) the final payment or other liquidation of the last mortgage loan in the trust fund,

          (3) the optional purchase by the master servicer of the mortgage loans, as described below and

          (4) the distribution date in [ ] on which date the policy will be available to pay the outstanding aggregate class A principal balance of the class A certificates.

     So long as the provisions in the pooling and servicing agreement concerning adopting a plan of complete liquidation have been complied with, the master servicer may, at its option, terminate the pooling and servicing agreement on any date on which the pool principal balance is less than 5% of the sum of the cut-off date pool principal balance by purchasing, on the next succeeding distribution date, all of the outstanding mortgage loans at a price equal to the sum of the outstanding pool principal balance, reduced, if the purchase price is based in part on the appraised value of any REO property included in the trust fund, by the amount, if any, by which the appraised value of that property is less than the principal balance of the related mortgage loan, and accrued and unpaid interest on the mortgage loan at the weighted average of the loan rates through the end of the due period preceding the final distribution date together with all amounts due and owing to the certificate insurer.

     Any purchase of the remaining mortgage loans shall be accomplished by deposit into the distribution account of the purchase price specified above.

Voting Rights

     Under the pooling and servicing agreement, the voting rights will be allocated to the class A certificates among the classes in proportion to their respective class principal balances. Voting rights allocated to a class of certificates will be further allocated among the certificates of that class on the basis of their respective percentage interests. [So long as no insurer default is continuing, the certificate insurer will be entitled to exercise the voting rights of the class A certificates].

The Trustee

     ________________________________________, has been named trustee pursuant to the pooling and servicing agreement.

     The trustee may have normal banking relationships with the depositor and the master servicer.

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee, as approved by the certificate insurer. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee, as approved by the certificate insurer. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     No holder of a certificate will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the holder previously has given to the trustee written notice of default and unless certificateholders holding certificates evidencing at least 51% of the percentage interests in the trust fund have made written requests upon the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any proceeding. The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under the agreement or to institute, conduct or defend any litigation at the request, order or direction of any of the certificateholders, unless the trustee has been offered reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee in connection with the exercise of those trusts or powers.

                                Use of Proceeds


     The net proceeds to be received from the [initial] sale of the certificates will be applied by the depositor towards the purchase of the mortgage loans. [In cases where this prospectus supplement is used in connection with a market making transaction in the certificates, the net proceeds from the sale of the certificates will be paid to the party selling
certificates in that transaction which may be [           ] if it is acting
as principal. The depositor will not receive any proceeds from the sale of certificates in market making transactions.]


                   Material Federal Income Tax Consequences


     An election will be made to treat the trust fund as a REMIC for federal income tax purposes under the Internal Revenue Code. In the opinion of [Sidley Austin Brown & Wood LLP] [Cadwalader Wickersham & Taft] [Dewey Ballentine LLP], the class A certificates will be designated as "regular interests" in the REMIC and the class R certificates will be designated as the sole class of residual interests in the REMIC. See "Material Federal Income Tax Consequences--Taxation of the REMIC and its Holders" in the prospectus.


     Subject to the discussion under "Material Federal Income Tax
Consequences--Taxation of the REMIC and its Holders" in the prospectus, [Sidley Austin Brown & Wood LLP] [Cadwalader, Wickersham & Taft] [Dewey Ballentine LLP] are of the opinion that securities representing REMIC "regular interests" are taxable to holders in substantially the same manner as indebtedness issued by the REMIC.


     The offered certificates may, depending on their issue price, be issued with OID for federal income tax purposes. Holders of certificates issued with OID will be required to include OID in income as it accrues under a constant yield method, in advance of the receipt of cash attributable to that income. The OID regulations do not contain provisions specifically interpreting
Section 1272(a)(6) of the Code which applies to prepayable securities like the offered certificates. Until the Treasury issues guidance to the contrary, the trustee intends to base its OID computation on Code Section 1272(a)(6) and the OID regulations as described in the prospectus. However, because no regulatory guidance currently exists under Section 1272(a)(6) of the Code, there can be no assurance that described methodology represents the correct manner of calculating OID.

     The yield used to calculate accruals of OID with respect to the offered certificates with OID will be the original yield to maturity of the certificates, determined by assuming that the mortgage loans in loan group 1 will prepay in accordance with % of the prepayment assumption and that the mortgage loans in loan group 2 will prepay in accordance with % of the prepayment assumption. No representation is made as to the actual rate at which the mortgage loans will prepay.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment assumption model used in this prospectus is based on CPR. CPR represents a constant rate of prepayment on the mortgage loans each month relative to the aggregate outstanding principal balance of the mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans, and there is no assurance that the mortgage loans will prepay at the specified CPR. The depositor does not make any representation about the appropriateness of the CPR model.


     In the opinion of [Sidley Austin Brown & Wood LLP] [Cadwalader Wickersham & Taft] [Dewey Ballentine LLP], the offered certificates will be treated as regular interests in a REMIC under section 860G of the Code. Accordingly, the offered certificates will be treated as (1) assets described in section 7701(a)(19)(C) of the Code, and (2) "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, in each case to the extent described in the prospectus. Interest on the offered certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the offered certificates are treated as real estate assets. See "Material Federal Income Tax Consequences" in the prospectus.


Backup Withholding

     Some certificate owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the offered certificates if the certificate owners, upon issuance, fail to supply the trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments", as defined in the Code, properly, or, under limited circumstances, fails to provide the trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

     The trustee will be required to report annually to the IRS, and to each offered certificateholder of record, the amount of interest paid and OID accrued, if any, on the offered certificates, and the amount of interest withheld for Federal income taxes, if any for each calendar year, except as to exempt holders (generally, holders that are corporations, some tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only class A certificateholder of record is Cede, as nominee for DTC, certificate owners and the IRS will receive tax and other information including the amount of interest paid on those certificates owned from DTC participants and indirect DTC participants rather than from the trustee. The trustee, however, will respond to requests for necessary information to enable DTC participants, indirect DTC participants and other persons to complete their reports. Each non-exempt certificate owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt certificate owner fail to provide the required certification, the DTC participants or indirect DTC participants or the paying agent will be required to withhold 31% of the interest and principal otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Those amounts will be deemed distributed to the affected certificate owner for all purposes of the certificates, the pooling and servicing agreement and the policy.

     The new withholding regulations, which are final regulations dealing with withholding tax on income paid to foreign persons, backup withholding and related matters were issued by the Treasury Department on October 6, 1997. The new withholding regulations generally will be effective for payments made after December 31, 1999, subject to transition rules. Prospective certificate owners are strongly urged to consult their own tax advisors with respect to the new withholding regulations.

Federal Income Tax Consequences to Foreign Investors

     The following information describes the United States federal income tax treatment of holders that are foreign investors. A foreign investor for federal income tax purposes is any person other than:

          (1) a citizen or resident of the United States,

          (2) a corporation, partnership or other entity organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than a partnership that is not treated as a United States person under any applicable Treasury regulations,

          (3) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source,

          (4) a trust fund if a court within the United States is able to exercise primary supervision over the administration of the trust fund and one or more United States persons have authority to control all substantial decisions of the trust fund, or

          (5) some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in regulations.

     The Code and Treasury regulations generally subject interest paid to a foreign investor to a withholding tax at a rate of 30% unless that rate were changed by an applicable treaty. The withholding tax, however, is eliminated with respect to particular "portfolio debt investments" issued to foreign investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a foreign investor. The offered certificates will be issued in registered form, therefore if the information required by the Code is furnished and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the offered certificates.

     For the offered certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the certificate owner an executed IRS Form W-8 or similar form signed under penalty of perjury by the certificate owner stating that the certificate owner is a foreign investor and providing the certificate owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

     A certificate owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of the offered certificate, provided that:

          (1) the gain is not effectively connected with a trade or business carried on by the certificate owner in the United States,

          (2) in the case of a certificate owner that is an individual, the certificate owner is not present in the United States for 183 days or more during the taxable year in which the sale, exchange or redemption occurs and

          (3) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

     In addition, prospective certificate owners are strongly urged to consult their own tax advisors with respect to the new withholding regulations. See "Material Federal Income Tax Consequences - Backup Withholding".

                                  State Taxes

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the certificates should consult their own tax advisors regarding those tax consequences.

     All investors should consult their own tax advisors regarding the Federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the certificates.

                             ERISA Considerations

     Any Plan fiduciary which proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of those certificates. See "ERISA Considerations" in the prospectus.

     DOL has granted an exemption to Morgan Stanley & Co. Incorporatedf, as an underwriter, Prohibited Transaction Exemption 90-23, Application No. D-7989, 55 Fed. Reg. 20545 (1990) which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of particular certificates representing an undivided interest in particular asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of asset-backed pass-through trusts, provided that the general conditions and other conditions set forth in the exemption are satisfied. The exemption will apply to the acquisition, holding and resale of the class A certificates by a Plan, provided that specified conditions are met.

     Among the conditions which must be satisfied for the exemption to apply are the following:

          (1) The acquisition of the class A certificates by a Plan is on terms, including the price for those certificates, that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the class A certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

          (3) The class A certificates acquired by the Plan have received a rating at the time of acquisition that is in one of the three highest generic rating categories from S&P, Moody's, Duff & Phelps or Fitch;

          (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the class A certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by the master servicer represents not more than reasonable compensation for any of the master servicer's services under the pooling and servicing agreement and reimbursement of the master servicer's reasonable expenses in connection with providing those services;

          (5) The trustee is not an affiliate of any underwriter, the seller, any servicer, the master servicer, the certificate insurer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates; and

          (6) The Plan investing in the class A certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

     On July 21, 1997, DOL published in the Federal Register an amendment to the exemption, which extends exemptive relief to particular mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured obligations supporting payments to certificateholders, and having a value equal to no more than twenty-five percent

(25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date, instead of requiring that all obligations supporting the certificates be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

          (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%).

          (2) All obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency.

          (3) The transfer of the additional obligations to the trust during the pre-funding period must not result in the certificates to be covered by the exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

          (5) In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:

               (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

               (ii) an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

          (6) The funding period must end no later than three months or 90 days after the closing date or earlier in particular circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs under that agreement.

          (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in permitted investments.

          (8) The related prospectus or prospectus supplement must describe:

               (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

               (ii) the duration of the funding period;

               (iii) the percentage and/or dollar amount of the pre-funding limit for the trust; and

               (iv) that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to certificateholders as repayments of principal.

          (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

     The underwriter believes that the exemption as amended will apply to the acquisition and holding of the class A certificates by Plans and that all conditions of the exemption other than those within the control of the investors will be met.

     Any Plan fiduciary considering whether to purchase any class A certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment. Among other things, before purchasing any class A certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

                               Legal Investment


     The Secondary Market Enhancement Act of 1984 defines "mortgage related securities" to include only first mortgages, and not second mortgages. Because the pool of mortgage loans owned by the trust fund includes second mortgage loans, the certificates will not be "mortgage related securities" under that definition. Some institutions may be limited in their legal investment authority to only first mortgages or "mortgage related securities" and will be unable to invest in the class A certificates.


     Institutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether an investment in the offered certificates complies with applicable guidelines, policy statements or restrictions. See "Legal Investment" in the prospectus.

                                 Underwriting

     Under the terms and conditions set forth in the underwriting agreement, dated ____________________, between the depositor and Morgan Stanley & Co. Incorporated, the depositor has agreed to sell to the underwriter and the underwriter has agreed to purchase from the depositor the class A certificates.

     Distributions of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates will be approximately $ , plus accrued interest, before deducting expenses payable by the depositor, estimated to be $ in the aggregate. In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

     The depositor has been advised by the underwriter that it presently intends to make a market in the offered certificates; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

     [The offers and sales related to the prospectus supplement and the attached prospectus may be used by [_______] in connection with market making transactions in the offered certificates. [_________] may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale. [________] is an affiliate of [the master servicer], and therefore may also be viewed as an affiliate of the trust.]

     The underwriting agreement provides that the depositor will indemnify the underwriter against specified civil liabilities, including liabilities under the Securities Act.

                                    Experts

     The financial statements of Home Equity Loans trust 200_ included in this prospectus supplement have been audited by ___________________, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 Legal Matters


     The validity of the class A certificates will be passed upon for the depositor by [Sidley Austin Brown & Wood LLP] [Cadwalader Wickersham & Taft] [Dewey Ballentine LLP], New York, New York. Legal matters with respect to the class A certificates will be passed upon for the underwriter by
____________________.

                                    Ratings

     It is a condition to the issuance of the class A certificates that they receive ratings of "AAA" by _______ and "Aaa" by ______.

     A securities rating addresses the likelihood of the receipt by class A certificateholders of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the class A certificates. The ratings on the class A certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that class A certificateholders might realize a lower than anticipated yield.

     The ratings assigned to the class A certificates will depend primarily upon the creditworthiness of the certificate insurer. Any reduction in a rating assigned to the claims-paying ability of the certificate insurer below the ratings initially assigned to the class A certificates may result in a reduction of one or more of the ratings assigned to the class A certificates.

     A securities rating is not a recommendation to buy, sell or hold securities and may be lowered or withdrawn at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                   Glossary

     Whenever used in this prospectus supplement, the following terms have the following meanings:

     "Available Funds" means, for each distribution date, the following amounts in respect of a loan group for the previous due period:

          (1) payments of principal and interest on the mortgage loans in that loan group net of amounts representing the master servicing fee with respect to each mortgage loan in the related loan group and reimbursement for related monthly advances and servicing advances);

          (2) net liquidation proceeds and insurance proceeds with respect to the mortgage loans in that loan group net of amounts applied to the restoration or repair of a mortgaged property;

          (3) the purchase price for repurchased defective mortgage loans with respect to the mortgage loans in that loan group and any related substitution adjustment;

          (4) payments from the master servicer in connection with (a) monthly advances, (b) prepayment interest shortfalls and (c) the termination of the trust fund with respect to the mortgage loans in that loan group as provided in the pooling and servicing agreement; and

          (5) any amounts paid under the policy in respect of the related certificate group.

     "Civil Relief Act Interest Shortfalls" means, for any distribution date, any shortfall in a Class Interest Distribution attributable to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "Class A Monthly Principal Distributable Amount" means, with respect to any distribution date and certificate group, to the extent of funds available to be distributed as principal on the certificates, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding due period:

          (1) each payment of principal on a mortgage loan in the related loan group received by the master servicer during that due period, including all full and partial principal prepayments,

          (2) the principal balance as of the end of the immediately preceding due period of each mortgage loan in the related loan group that became a liquidated mortgage loan for the first time during the related due period,

          (3) the portion of the purchase price allocable to principal of all repurchased defective mortgage loans in the related loan group with respect to that due period,

          (4) any substitution adjustments received on or prior to the previous determination date and not yet distributed with respect to the related loan group, and

          (5) that portion, not greater than 100%, of Excess Spread, if any, required to be distributed on that distribution date to satisfy the required level of overcollateralization for the related loan group for that distribution date, which amount is the Distributable Excess Spread.

     "Class A Principal Carryover Shortfall" means, with respect to any distribution date and certificate group, the excess of the sum of the related Class A Monthly Principal Distributable Amount for the preceding distribution date and any outstanding Class A Principal Carryover Shortfall with respect to that certificate group on the preceding distribution date over the amount in respect of principal that is actually distributed to the class A certificateholders of that certificate group on the preceding distribution date.

     "Class A Principal Distribution" means, with respect to any distribution date and certificate group, the sum of the related Class A Monthly Principal Distributable Amount for that distribution date and any outstanding Class A Principal Carryover Shortfall as of the close of business on the preceding distribution date.

     "Class A-6 Interest Carryover" means, with respect to any distribution date on which the certificate rate for the class A-6 certificates is based upon the Net Funds Cap, the excess of (1) the amount of interest the class A-6 certificates would be entitled to receive on that distribution date had that rate been calculated without reference to the Net Funds Cap over (2) the amount of interest the class A-6 certificates actually receives on the distribution date, plus accrued interest on the amount of that excess at the rate determined pursuant to clause (1) above for that distribution date.

     "Class Interest Carryover Shortfall" means, as to any distribution date and class of class A certificates, the sum of (1) the excess of the related class Monthly Interest Distributable Amount for the preceding distribution rate and any outstanding Class Interest Carryover Shortfall with respect to that class on the preceding distribution date, over the amount in respect of interest that is actually distributed to that class on the preceding distribution date plus (2) one month's interest on that excess, to the extent permitted by law, at the related certificate rate.

     "Class Interest Distribution" means an amount equal to the sum of (a) that one month's interest at the related certificate rate on the related class A principal balance immediately prior to that distribution date, or the Class Monthly Interest Distributable Amount, and (b) any class Interest Carryover Shortfall for that class of class A certificates for that distribution date.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Deficiency Amount" means for any distribution date (A) the excess, if any, of (1) class Monthly Interest Distributable Amount net of any Civil Relief Act Interest Shortfalls plus any Class Interest Carryover Shortfall over (2) funds on deposit in the distribution account net of the trustee's fee and the insurance premium for that distribution date and (B) the Guaranteed Principal Amount.

     "Distributable Excess Spread" means, for any distribution date and each loan group, the portion, if any, of Excess Spread required to be distributed to satisfy the required level of overcollateralization for that loan group.

     "Excess Spread" means, with respect to any distribution date and loan group, the positive excess, if any, of (x) Available Funds for the related certificate group for that distribution date over (y) the amount required to be distributed on that distribution date as described in paragraph A items (1) through (4), with respect to the group 1 certificates and paragraph B items
(1) through (4), with respect to the group 2 certificates, in each case set forth under "Description of the Certificates--Priority of Distributions" in this prospectus supplement.

     "Exemption" means Prohibited Transaction Exemption 90-23, Application No. D-7989, 55 Fed Reg. 20545 (1990) granted by the DOL to Morgan Stanley & Co. Incorporated.

     "Guaranteed Principal Amount" means for any distribution date (a) the amount which is required to reduce the then outstanding class A principal balance after giving effect to the distributions, if any, to the holders in respect of principal on that distribution date to an amount equal to the aggregate principal balance of the mortgage loans as of the last day of the immediately preceding due period and (b) on __________, ____, after all distributions have been made including distributions pursuant to clause (a), an amount equal to the then outstanding class A principal balance.

     "Insured Payment" means (1) as of any distribution date, any Deficiency Amount and (2) any preference amount.

     "LIBOR Rate" means the rate for United States dollar deposits for one month which appear on the Telerate Screen LIBO Page 3750 as of 11:00 A.M., London time, on the second business day prior to the first day of any interest period relating to the class A-6 certificates, or the second business day prior to the closing date, in the case of the first distribution date; provided, that, if that rate does not appear on that page or the other page as may replace that page on that service, or if that service is no longer offered, the other service for displaying the LIBOR Rate or comparable rates as may be reasonably selected by the seller, after consultation with the trustee, the rate will be the [Reference Bank Rate]; provided further, that if no quotations can be obtained and no [Reference Bank Rate] is available, the LIBOR Rate will be the LIBOR Rate applicable to the preceding distribution date.

     "Net Funds Cap" means, for any distribution date, the difference between
(A) the average of the loan rates of the mortgage loans in loan group 2 as of the first day of the month preceding the month of that distribution date, weighted on the basis of the related principal balances as of that date and
(B) the sum of (1) the master servicing fee rate and the rate at which the trustee fee and the premium payable to the certificate insurer are calculated and (2) commencing with the thirteenth distribution date, ___%.

     "Plan" means employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as collective investment funds and separate general accounts in which the plans or arrangements are invested, which have requirements imposed upon them under ERISA and the Code.

     "Plan Asset Regulation" means the final regulations issued by DOL that define the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (under 29 C.F.R. Sections 2510.3-101).

     ["Reference Bank Rate" means [ ]. ]


     "REO property" means any mortgaged property acquired by or on behalf of trust through foreclosure, or deed in lieu of foreclosure, following a default on the related mortgage loan.


     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                           [Prospectus Supplement Version #3]




The information in this prospectus supplement is not complete and may be changed. We may not sell these certificates until the registration statement filed with the SEC is effective. This prospectus supplement is not an offer to sell these certificates and it is not soliciting an offer to buy these certificates in any state where the offer or sale is not permitted.




                 Subject to Completion, Dated November 6, 2001


Prospectus Supplement
(To Prospectus dated ___________, 200_)

                        $[_____________] (Approximate)

                    Resecuritization Mortgage Trust 200_-_
           Resecuritization Mortgage Trust Certificates, Series 200_

                       Morgan Stanley ABS Capital I Inc.
                                   Depositor

                $[___________] Class [___], [__]% Certificates

 $[___________] Class [__], [___]% Certificates $[___________] Class [_],
                             [___]% Certificates

                                --------------
                                master servicer

The Trust

o The Trust will issue [_______] classes of certificates of which the [_______] classes listed above are being offered by this prospectus supplement and the accompanying prospectus.
o The trust assets consist of [_______] previously issued mortgage pass-through securities representing senior ownership interests in [_______] the related underlying trust funds.

The Certificates

o The certificates represent ownership interests in the trust assets.




-------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page S-9 in this prospectus supplement and on page 6 in the accompanying prospectus.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of Morgan Stanley ABS Capital I Inc. or any of its affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.
-------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated, as underwriter, will buy the certificates from the depositor at a price equal to ___% of their initial principal amount plus accrued interest. The depositor will pay the expenses related to the issuance of these certificates, estimated to be approximately $[____], from these proceeds. The underwriter will offer the certificates in negotiated transactions at varying prices.

                             --------------------

                          Morgan Stanley Dean Witter
                             _______________, 200_
                             --------------------


  Important notice about information presented in this prospectus supplement and the accompanying prospectus


     We provide information to you about the certificates in two separate documents that provide progressively more detailed information: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and (2) this prospectus supplement, which describes the specific terms of your series of certificates.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the certificates in any state where the offer is not permitted.

     For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

     This prospectus supplement and the prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents and the table of contents contained in accompanying prospectus indicate the pages on which those captions are located.

                               Table of Contents

Prospectus Supplement
                                                                           Page
                                                                           ----

Summary of Terms...........................................................S-5
Risk Factors...............................................................S-9
Description of the Certificates...........................................S-17
   General................................................................S-17
   Assignment of the Underlying Securities................................S-17
   Distributions - General................................................S-18
   Deposits to the Certificate Account....................................S-18
   Withdrawals from the Certificate Account...............................S-19
   Allocation of Available Funds..........................................S-19
   Allocation of Losses...................................................S-22
   Statements to Certificateholders.......................................S-22
   Representations and Warranties.........................................S-23
   Termination of the Trust...............................................S-23
   The Trustee............................................................S-23
   Amendment of the Trust Agreement.......................................S-24
   Voting Under the Underlying Agreements.................................S-25
   Book-Entry Registration and Definitive Certificates....................S-25
Description of the Underlying Securities..................................S-30
   General................................................................S-31
   Distributions on the Underlying Securities.............................S-32
   Subordinated Interests.................................................S-32
   Allocation of Losses to the Underlying Securities......................S-33
   Adjustment to the Servicing Fee in Each Underlying Trust Fund
      in Connection with Prepaid Underlying Mortgage Loans................S-33
   Advances...............................................................S-33
   Optional Termination of the Underlying Trust Funds.....................S-34
Description of the Underlying Mortgage Loans..............................S-34
The Depositor.............................................................S-39
Yield, Prepayment And Maturity Considerations.............................S-39
   Yield Considerations...................................................S-39
   Factors Affecting Prepayments on the Underlying Mortgage Loans.........S-40
   Early Termination of the Underlying Trust Funds........................S-41
   Weighted Average Lives of the Certificates.............................S-41
   Assumed Final Distribution Dates.......................................S-41
   Modeling Assumptions...................................................S-42
Use of Proceeds...........................................................S-46
Material Federal Income Tax Consequences..................................S-46
   Special Tax Attributes of the Offered Certificates.....................S-46
   Original Issue Discount................................................S-46
   Prohibited Transactions Tax and Other Taxes............................S-47

   The Residual Certificate...............................................S-48
ERISA Considerations......................................................S-49
Legal Investment Considerations...........................................S-50
Method of Distribution....................................................S-51
Legal Matters.............................................................S-51
Ratings...................................................................S-51
Glossary of Terms.........................................................S-53

Appendix I.................................................................I-1
Appendix II...............................................................II-1
Exhibit A - Excerpts from the Underlying Supplement........................A-1
Exhibit B - Remittance Date Statements ....................................B-1
Exhibit C - Global Clearance, Settlement and Tax Documentation
      Procedures...........................................................C-1


                                                                           Page
                                                                           ----

Prospectus
      Risk Factors...........................................................6
      The Trust Fund........................................................10
      Use of Proceeds.......................................................30
      The Depositor.........................................................30
      Description of the Securities.........................................31
      Credit Enhancement....................................................50
      Yield and Prepayment Considerations...................................58
      The Agreements........................................................61
      Material Legal Aspects of the Loans...................................80
      Material Federal Income Tax Consequences.............................100
      State Tax Considerations.............................................128
      ERISA Considerations.................................................129
      Legal Investment.....................................................136
      Method of Distribution...............................................138
      Legal Matters........................................................139
      Financial Information................................................139
      Rating...............................................................139
      Where You Can Find More Information..................................140
      Incorporation of Certain Documents by Reference......................141
      Glossary.............................................................142

                               Summary of Terms

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the offered certificates, read carefully this entire document and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus. Some of the information consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control. Accordingly, what actually happens may be very different from what we project in our forward-looking statements.

Offered Certificates

On the closing date, [__________ Trust] will issue [________] classes of certificates, [___] of which are being offered pursuant to this prospectus supplement and the accompanying prospectus.

Each class of certificates that is being offered will be book-entry securities in minimum denominations of $50,000 clearing through DTC [in the United States or Clearstream or Euroclear in Europe].

Trust Fund

The assets of the trust that will support the certificates will consist primarily of [___] previously issued mortgage pass-through securities. The underlying mortgage pass-through securities represent senior ownership interests in [___] respective underlying trust funds. The assets of the underlying trust funds consist primarily of [fixed-rate, fully amortizing] mortgage loans secured by first liens on one- to four-family residential properties.

The following table identifies the mortgage pass-through securities held in the trust and shows the approximate aggregate principal balances of the mortgage loans in the related underlying trust funds as of __________, 200_. Each of the underlying trust funds consist of multiple mortgage loan groups.

                      Class        Principal      Principal
                  Designations    Balances of      Balances
                  of Underlying    Underlying         of
   Underlying       Mortgage        Mortgage      Underlying
     Trust        Pass-Through    Pass-Through     Mortgage
     Funds         Securities      Securities       Loans
  ------------ ---------------- --------------- -------------
     [___]
  Trust Series
     [___]         Class [___]       $[___]         $[___]
     [___]
  Trust Series
     [___]         Class [___]       $[___]         $[___]
     [___]
  Trust Series
     [___]         Class [___]       $[___]         $[___]

The Depositor

Morgan Stanley ABS Capital I Inc.
1585 Broadway, 2nd Floor
New York, New York 10036
(212) 761-4000


The depositor will establish the trust. The depositor will also acquire the underlying pass-through securities and will then immediately convey them to the trust.

The Servicer

[_________________] will act as servicer of the underlying mortgage loans.

The Trustee

[________________] will act as trustee for the benefit of the certificateholders under the trust agreement.

The Originator(s)

[________________] are the originators of the underlying mortgage loans.

Cut-off Date

______________, 200_. The cut-off date is the date starting on which payment on the underlying pass-through securities will be property of trust fund.

Closing Date

On or about ______________, 200_. On the closing date the trust fund will acquire the underlying pass-through securities and issue the certificates.


Distribution Dates

The trustee will make distributions on the certificates on the [___] day of each calendar month beginning in _________ 200_ to the holders of record of the certificates as of the last business day of the preceding month. If the [___] day is not a business day, then the distribution will be made on the next business day.

Distributions on the Certificates

Interest Distributions

On each distribution date, interest payable on each class of offered certificates will be calculated based on the pass-through rate specified on the cover, subject to the limitations described under "Description of the Certificates - Allocation of Available Funds" in this prospectus supplement.

Interest payable on the offered certificates on a distribution date will accrue during the calendar month preceding the month in which that distribution date occurs. Interest will be calculated on the basis of an assumed 360-day year consisting of twelve 30-day months.

Principal Distributions

On each distribution date, principal of the classes of offered certificates will be paid from available funds in the trust in the order of priority described under "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement.

See "Description of the Certificates" in this prospectus supplement.

Advances

The servicer of the mortgage loans held in the underlying trust funds will make cash advances to cover delinquent payments of principal and interest to the extent it reasonably believes that the cash advances are recoverable from future payments on the related mortgage loans.

See "Description of the Underlying Securities--Advances" in this prospectus supplement.

Optional Termination of the Trust

The depositor may purchase the remaining assets of the trust when the aggregate principal balance of the underlying mortgage pass-through securities is less than [__]% of their aggregate principal balance as of the cut-off date.

See "Description of the Certificates --Termination of the Trust" in this prospectus supplement.

Optional Termination of the Underlying Trust Funds

The depositor of the mortgage loans held in any of the underlying trust funds may terminate that trust fund on and after the distribution date for the related underlying mortgage pass-through security on which the aggregate outstanding principal amount of all mortgage loans in that trust fund is less than [___]% of the aggregate principal amount of those mortgage loans as of their cut-off date.

See "Description of the Underlying Securities --Optional Termination of the Underlying Trust Funds" in this prospectus supplement.

Ratings

It is a condition of the issuance of the offered certificates that they be assigned a rating of "[___]" by [_____________].

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See "Ratings" in this prospectus supplement.

Material Federal Income Tax Consequences



In the opinion of [Sidley Austin Brown & Wood LLP] [Calwalader, Wickersham & Taft], for federal income tax purposes, the trust will include [multiple segregated asset pools] each of which will qualify as a [separate] "real estate mortgage investment conduit" (REMIC). The Class [ ], Class [ ] and Class [ ] Certificates will constitute "regular interests" in the REMIC. The Class [___] Certificate will represent the sole class of "residual interests" in the REMIC. The holder of the Class [__] Certificate will be subject to special federal income tax rules that may significantly reduce the after-tax yield of that certificate.


See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations

Assuming the accuracy of certain statements included in the disclosure documentation prepared in connection with the public offering of the underlying mortgage pass-through securities, it is expected that the Class [__ and Class __] Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment Considerations

Assuming the accuracy of certain representations contained in the agreements under which the underlying trust funds were created (which information is not subject to independent verification) and on the basis of certain assumptions derived from statements included in the disclosure documentation prepared in connection with the public offering of the underlying mortgage pass-through securities, the Class [__ and Class __] Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

See Legal Investment Considerations" in this prospectus supplement" and in the prospectus.

Listing

The certificates are not listed, and no party to the transaction intends to list the certificates, on any stock exchange or to quote them in the automated quotation system of a registered securities association.

Risk Factors


There are risks associated with an investment in the certificates. You should consider carefully the material risks disclosed under the heading "Risk Factors" beginning on page S-9 of this prospectus supplement and beginning on page 6 of the accompanying prospectus.

                                 Risk Factors

         The following information, together with the information set forth under "Risk Factors" in the prospectus, identify the principal risk factors of an investment in the certificates.

Only limited information is
available about the
underlying mortgage pass-
through securities and
underlying mortgage loans.        The information about the underlying mortgage
                                  pass-through securities and the related
                                  mortgage loans disclosed in this prospectus supplement has been obtained from the disclosure documentation prepared in connection with the initial offerings of those securities as well as from reports and other information supplied by the trustees of the related underlying trust funds. That information has not been independently verified or represented to the trust as being accurate and complete. Additionally, the agreements under which the underlying mortgage pass-through securities were issued and the disclosure documentation prepared in connection with those public offerings contain information only as of the dates of those documents. You should be aware, however, that material changes may have occurred since the preparation of those documents. The composition of the related mortgage pools may have changed significantly. As a result, there may be considerable differences between the current mortgage loan characteristics and the characteristics described in connection with the issuance of the underlying mortgage pass-through securities, and those securities may not have performed as originally anticipated. The depositor did not prepare the underlying agreements or disclosure documentation. Prospective investors are advised to consider the limited nature of the available information when evaluating the suitability of any investment in the offered certificates.

Loan prepayments may
adversely affect the average
life of, and rate of return on,
your certificates.                Borrowers may prepay their mortgage loans in
                                  whole or in part at any time. However, the mortgage loans are subject to certain penalties for prepayments generally during the first five years after origination. For a description of the prepayment penalties, see "The Mortgage Pool--General" on Exhibit
                                  A.

                                  We cannot predict the rate at which
                                  borrowers will repay their mortgage loans. A prepayment of a mortgage loan may result in a prepayment on the related underlying mortgage pass-through security, which in turn would result in a prepayment on the offered certificates.

                                  o   If you purchase your certificates at a
                                      discount and principal is repaid slower
                                      than you anticipate, then your yield may be lower than you anticipate.

                                  o   If you purchase your certificates at a
                                      premium and principal is repaid faster
                                      than you anticipate, then your yield may be lower than you anticipate.

                                  o   The rate of prepayments on the mortgage
                                      loans will be sensitive to prevailing
                                      interest rates. Generally, if interest
                                      rates decline significantly below the
                                      interest rates on the mortgage loans,
                                      those mortgage loans are more likely to
                                      prepay than if prevailing rates remain
                                      above the interest rates on those
                                      mortgage loans. Conversely, if interest
                                      rates rise significantly, the
                                      prepayments on the mortgage loans are
                                      likely to decrease.

                                  o   The seller of a mortgage loan to an
                                      underlying trust fund may be required to purchase that mortgage loan from the trust fund due to certain breaches of representations and warranties made by the seller that have not been cured. These purchases will have the same effect on the related offered certificates as a prepayment of a mortgage loan.

                                  o   So long as the subordinate interests in
                                      an underlying trust fund are
                                      outstanding, liquidations of defaulted
                                      mortgage loans in that trust fund
                                      generally will have
                                      the same effect on the offered
                                      certificates as a prepayment of a
                                      mortgage loan.

                                  o If the rate of default and the amount of losses on the mortgage loans in an underlying trust fund are higher than you expect, then your yield may be lower than you expect.

Although principal
distributions on the Class
[___] Certificates generally
are expected to follow a
schedule, the rate of loan
prepayments may still affect
the rate of principal
distributions on those
certificates.                     The Class [___] Certificates, which is a
                                  planned amortization class, generally will be less affected by the rate of principal prepayments than certain other classes of certificates because, on each distribution date, the Class [___] Certificates receive principal distributions according to the schedule set forth in Appendix II. The schedule assumes that the rate of prepayment on the mortgage loans remains at a constant rate of between [___]% and [___]% of a standard prepayment assumption, as described in "Yield, Prepayment and Maturity
                                  Considerations" in this prospectus
                                  supplement. However, there is no guarantee that the rate of prepayment on the mortgage loans will stay at a constant rate between these levels.

                                  o   If the mortgage loans prepay at a rate
                                      faster or slower than those levels, or
                                      do not prepay at a constant rate,
                                      distributions of principal on the Class
                                      [___] Certificates may no longer be made according to schedule.

                                  o   Moreover, once the Class [___]
                                      Certificates have been paid in full, the Class [___] Certificates will become very sensitive to the rate of prepayments and will no longer be paid according to the schedule.

                                  See "Yield, Prepayment and Maturity
                                  Considerations" in this prospectus
                                  supplement for tables showing the expected rate of return of principal at different prepayment rates.

The Class [___] Certificates
will be very sensitive to the
rate of loan prepayments.         The Class [___] Certificates will be
                                  especially sensitive to the rate of
                                  prepayment on the mortgage loans. The Class
                                  [___] Certificates act as a prepayment
                                  cushion for the Class [___] Certificates as described above, absorbing excess principal prepayments. On each distribution date, the Class [___] Certificates receive principal only if the Class [___] Certificates have been paid according to their schedule. If the rate of prepayments on the mortgage loans on any distribution date is slow enough so that the Class [___] Certificates are not paid to schedule, then the Class
                                  [___] Certificates will receive no
                                  distributions of principal from the mortgage loans on that distribution date. However, if the rate of prepayments is high enough so that the Class [___] Certificates are paid according to schedule, then the Class [___]
                                  Certificates will receive all of the
                                  remaining principal available for
                                  distribution. This may cause wide variations in the amount of principal the Class [___]
                                  Certificates will receive from distribution date to distribution date. See "Yield, Prepayment and Maturity Considerations" for tables showing the expected rate of return of principal at different rates of prepayment.

Loan prepayments may
result in shortfalls in interest
collections and may reduce
the yield on your certificates.   When a mortgage loan is prepaid in full, the
                                  borrower is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the related underlying mortgage pass-through security. The servicer is required to cover the shortfall in interest collections that are attributable to prepayments in full, but only up to the amount of the servicer's fee for the related period. If the aggregate amount of this shortfall is in excess of the servicing fee, it may adversely affect the yield on your investment.

Potential inadequacy of
credit enhancement may
result in losses on your
certificates.                     Credit enhancement is provided for the
                                  offered certificates, first, by the
                                  right of the holders of the underlying
                                  mortgage pass-through securities to receive certain payments prior to the related subordinate interests. This form of credit enhancement is provided solely from collections on the mortgage loans otherwise payable to the holders of the related subordinate interests.

                                  Credit enhancement also is provided by the allocation of realized losses on mortgage loans, first, to the related subordinate interests. Accordingly, if the aggregate principal balance of the subordinate interests with respect to any underlying trust fund were to be reduced to zero, delinquencies and defaults on the related mortgage loans would reduce the funds available for payments to holders of the senior interests in the related underlying trust fund, including the related underlying mortgage pass-through security. This reduction in funds available for payment to the underlying mortgage pass-through security would reduce the funds available for distributions on the offered certificates.

Geographic concentration of
the trust's loans may
adversely affect your
certificates.                     The following chart reflects the [___] states
                                  with highest concentrations of mortgage
                                  loans in the trust based on the initial pool principal balance.

                                                   [Table]

                                  In addition, the conditions below will have a disproportionate impact on the mortgage loans.

                                  o   Economic conditions in [______] may
                                      affect the ability of borrowers to repay their loans on time.

                                  o   Declines in the residential real estate
                                      markets in [______] may reduce the
                                      values of properties located in
                                      [______], which would result in an
                                      increase in the loan-to-value ratios.

                                  o   Any increase in the market values of
                                      properties located in [______] would
                                      reduce the loan-to-value ratios and
                                      could, therefore, make alternative
                                      sources of financing available to the
                                      borrowers at lower interest rates. This
                                      in turn could result in an increased
                                      rate of prepayment of the mortgage
                                      loans.

Losses on mortgage loans in
the underlying trust funds,
other than those directly
backing the underlying
mortgage pass-through
securities, may increase the
risk of losses on the offered
certificates.                     Realized losses, other than any excess
                                  losses, experienced by mortgage loans
                                  included in a particular mortgage loan group will be allocated, first, to the subordinate interests in the related underlying trust fund before being allocated to the senior interests directly backed by that mortgage loan group. However, the underlying subordinate interests provide protection against losses on mortgage loans in more than one mortgage loan group. As a result, the subordinate interests could be reduced or eliminated as a result of disproportionate realized losses on the mortgage loans included in a mortgage loan group other than the group directly backing an underlying mortgage pass-through security. Although realized losses, other than excess losses, on the mortgage loans in a mortgage loan group may be allocated only to the underlying senior interest directly backed by that mortgage loan group, the allocation to the subordinate interests of realized losses on the underlying mortgage loans in another mortgage loan group will increase the likelihood that losses ultimately may be allocated to an underlying mortgage pass-through security and, in turn, to the offered certificates. Generally, the characteristics of the mortgage loans included in the mortgage loan group directly backing each underlying mortgage pass-through security are substantially similar to those of the other mortgage loan group whose losses are covered by the same subordinate interests.

Excess losses on mortgage
loans in the underlying trust
funds will reduce yields on
the offered certificates.        Realized losses on mortgage loans in the
                                  underlying trust funds that exceed the
                                  applicable coverage amounts for special
                                  hazard losses, fraud losses and bankruptcy losses are referred to as "excess losses." Excess losses on underlying mortgage loans included in the mortgage loan group directly backing an underlying mortgage pass-through security or in the other mortgage loan group held in the same underlying trust fund whose losses are covered by the same subordinate interests will be allocated on a pro rata basis to all senior interests relating to those mortgage loans groups, including the applicable underlying mortgage pass-through security. As a result, any excess losses on those mortgage loans will have a direct effect on the offered certificates and will reduce their yields.

Optional termination of the
trust may shorten the
weighted average lives of the
offered certificates.             The depositor may purchase the assets in the
                                  trust, in whole but not in part, on and
                                  after the distribution date on which the aggregate principal balance of the underlying mortgage pass-through securities is less than [___]% of their aggregate principal balance as of the cut-off date.
                                  The purchase of those assets will result in the receipt by you of principal payments that could affect the yield to maturity on your certificates and have the effect of shortening the weighted average life of your certificates.

Optional termination of the
underlying trust funds may
shorten the weighted average
lives of the offered
certificates.                     The depositor of the mortgage loans held in
                                  any of the underlying trust funds may
                                  terminate the related trust fund on and
                                  after the distribution date for that trust fund on which the aggregate outstanding principal amount of all mortgage loans in that trust fund is less than [___]% of their aggregate principal amount on their cut-off date.

                                  As a result, it is possible for an
                                  underlying trust fund to be terminated in this manner although the aggregate outstanding principal amount of the mortgage loans in the mortgage loan group directly backing the related underlying mortgage pass-through security is greater than [___]% of the aggregate principal amount of those mortgage loans as of their cut-off date. For the holder of an offered certificate, any such termination of an underlying trust fund may result in the receipt by the holder of principal payments that could affect the yield to maturity on its certificates by shortening the weighted average life of its certificates.

It may be difficult to
resell your certificates.         [Underwriter] intends to make a secondary
                                  market in the classes of certificates
                                  actually purchased by it, but it has no
                                  obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue.
                                  Furthermore, the certificates are not
                                  listed, and the parties to the transaction do not intend to list the certificates on any stock exchange or to quote them in the automated quotation system of a registered securities association. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                  The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

     There is a Glossary of Terms beginning on page S-53 where you will find definitions of the capitalized terms used in this prospectus supplement.

                        Description of the Certificates

General


     The certificates will be issued pursuant to the trust agreement dated as of ________, 200_ between the depositor and the trustee and will represent the entire beneficial ownership interest in the trust. Set forth below is a description of the material terms and provisions pursuant to which the certificates will be issued.

     The assets of the trust will consist of

     o [___] previously issued mortgage pass-through certificates representing [___] ownership interests in [___]respective underlying trust funds and

     o    amounts on deposit in the certificate account.


     The certificates will consist of the Class [___] Certificates, the Class [___] Certificates, the Class [___] Certificates, and the Class [___] Certificate or residual certificate. The offered certificates are the Class [___] Certificates, the Class [___] Certificates, the Class [___] Certificates and the Class [___] Certificates. The offered certificates and the Class [___] Certificate are collectively referred to in this prospectus supplement as the certificates. Only the offered certificates are offered by this prospectus supplement and the accompanying prospectus.

     The Class [___] Certificate represents the trustee's fee and has an initial principal balance of $[___].

     The offered certificates (other than the Class [__] Certificate) will be issuable in denominations of not less than $[___] principal amount and in integral multiples of $[___] in excess thereof, with the exception of one certificate of each Class which may be issued in a lesser amount. The Class [___] Certificate will be issued in fully registered certificated form as a single certificate in a denomination of approximately $[___].

     The offered certificates (other than the Class [___] Certificate) initially will be book-entry certificates. Persons acquiring beneficial ownership interests in the book-entry certificates will hold them through The Depository Trust Company (DTC) in the United States, or Clearstream or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The book-entry certificates initially will be registered in the name of Cede & Co., as nominee of DTC.

Assignment of the Underlying Securities

     On the closing date, the depositor will deliver the underlying securities to the trustee. The underlying securities will be registered in the name of the trustee or its nominee, and all monthly distributions on each underlying remittance date for each underlying security will be made to the trustee. The underlying remittance date is the [ ] day of each month or, if the [ ] day is not a business day, the next business day.

Distributions - General

     Distributions on the offered certificates will be made by the trustee on each distribution date. Distributions will be made to the persons in whose names the certificates are registered at the close of business on the record date, which is the last business day of the month preceding the month in which the distribution date occurs.

Deposits to the Certificate Account

     The trustee will establish and maintain a separate trust account called the certificate account for the benefit of the holders of the certificates. The certificate account will meet the criteria for an eligible account listed in the following paragraph. Upon receipt by the trustee of amounts in respect of the underlying securities, the trustee will deposit those amounts in the certificate account. Amounts so deposited may be invested in permitted investments (as described and defined in the trust agreement) maturing no later than one business day prior to the distribution date unless the permitted investments are invested in investments managed or advised by the trustee or one of its affiliates, in which case the permitted investments may mature on the related distribution date.

     An eligible account is one or more segregated accounts that are

     o maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of which holding company) are rated [__] by [___________] and [__] by [_____________] at the time any amounts are held on deposit;

     o the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by the FDIC), or are otherwise secured such that, as evidenced by an opinion of counsel delivered to the trustee and to each rating agency, the certificateholders will have a claim with respect to the funds in the account or a perfected first priority security interest against the permitted investments securing the funds that is superior to claims of any other depositors or creditors of the depository institution with which the account is maintained;

     o are maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

     o which are otherwise acceptable to each rating agency without reduction or withdrawal of their then current ratings of the certificates as evidenced by a letter from each rating agency to the trustee.

Permitted investments are specified in the trust agreement and are limited to investments which meet the criteria of the rating agencies named under "Ratings" from time to time as being consistent with their then current ratings of the certificates.

Withdrawals from the Certificate Account

     The trustee is permitted from time to time to withdraw funds from the certificate account for the following purposes:

     o to make payments to certificateholders in the amounts and in the manner as described under "--Allocation of Available Funds" below;

     o to reimburse the depositor for any expenses incurred by and reimbursable to the depositor pursuant to the trust agreement;

     o    to pay any taxes imposed on the trust; and

     o to clear and terminate the certificate account upon termination of the trust agreement.

Allocation of Available Funds

     On each distribution date, the trustee will determine the amount of Available Funds for that distribution date by determining the amount received by it since the preceding distribution date as distributions on the underlying securities, and by subtracting from those amounts any expenses incurred by and any taxes imposed upon the trust. The trustee will then withdraw the Available Funds from the certificate account and will distribute the Available Funds in the following order of priority:

     (1) to the holders of the classes of offered certificates and the Class [____] Certificate, pro rata, interest accrued on the their respective certificate principal balances during the preceding interest accrual period at their respective pass-through rates (less any Net Prepayment Interest Shortfalls allocated to those classes as provided below), together with any accrued and unpaid interest thereon from prior distribution dates; provided, however, that prior to the distribution date following the distribution date on which the certificate principal balance of the Class [ ] Certificates has been reduced to zero, the amount of interest accrued on the certificate principal balance of the Class [____] Certificates during the preceding interest accrual period will not be distributed as interest thereon but instead will be distributed in reduction of the certificate principal balances of the Class [____] Certificates as set forth in clause (4) below; and provided, further, that prior to the distribution date following the distribution date on which the certificate principal balance of the Class [ ] Certificates has been reduced to zero, the amount of interest accrued on the certificate principal balance of the Class [____] Certificates during the preceding interest accrual period will not be distributed as interest thereon but instead will be distributed in reduction of the certificate principal balance of the Class [____] and Class [____] Certificates, in that order, as set forth in clause (5) below;

     (2) as principal, to the holders of the Class [____] Certificate, an amount equal to the product of (a) a fraction, the numerator of which is the aggregate of the certificate principal balance of the Class [__] Certificates on that distribution date and the denominator of which is the aggregate of the certificate principal balances of all classes of certificates on that distribution date and (b) the portion of Available Funds attributable to scheduled principal received on the underlying securities;

     (3) as principal, to the holders of the Class [____] Certificates, an amount equal to the product of (a) a fraction, the numerator of which is the aggregate of the certificate principal balance of the Class [__] Certificates on that distribution date and the denominator of which is the aggregate of the certificate principal balances of all classes of certificates on that distribution date and (b) the portion of Available Funds attributable to unscheduled principal received on the underlying securities and (c) the shift percentage set forth below, until the certificate principal balance thereof is reduced to zero;

     (4) as principal, to the holders of the Class [____] Certificates, the current interest allocated but not distributed with respect to the Class [____] Certificates on that distribution date in accordance with clause (1) of above, until the certificate principal balance of the Class [____] Certificates has been reduced to zero, and then to the holders of the Class [____] Certificates;

     (5) as principal, sequentially, to the holders of the Class [____] and Class [____] Certificates, in that order, the current interest allocated but not distributed with respect to the Class [____] Certificates on that distribution date in accordance with clause (1) of above, until the respective certificate principal balances thereof have been reduced to zero, and then to the holders of the Class [____] Certificates;

     (6) as principal, to the holder of the Class [____] Certificate, until the certificate principal balance thereof has been reduced to zero;


     (7) as principal, to (A) the holders of the Class [____], Class [____] and Class [____] Certificates according to the priorities set forth in the first bullet below and (B) the holders of the Class [____] and Class [____] Certificates according to the priorities set forth in the second bullet below, as follows:


                    o [____]% of the remaining amount (after giving effect to the distributions specified in clauses (1) through
                         (6) above):

                              first, to the holders of the Class [____]
                         Certificates until the certificate principal balances thereof are reduced to the balance for that distribution date set forth in Appendix II to this prospectus supplement;

                              second, sequentially, to the holders of the
                         Class [____] and Class [____] Certificates, in that order, until the respective certificate principal balances thereof are reduced to zero; and
                              third, to the holders of the Class [____]
                         Certificates, without regard to the balance for that distribution date set forth in Appendix II to this prospectus supplement, and until the certificate principal balance thereof has been reduced to zero; and

                    o [____]% of the remaining amount (after giving effect to the distributions specified in clauses (1) through
                         (6) above), sequentially, to the holders of the Class [____] and Class [____] Certificates, in that order, until their respective certificate principal balances have been reduced to zero; and

     (8) as principal, sequentially, to the holders of the Class [____], Class [____], Class [____] and Class [____] Certificates, in that order, until their respective certificate principal balances have been reduced to zero.

     For each certificate, its certificate principal balance is measured, with respect to any date of determination, as the initial principal balance of that certificate less all distributions made in respect of principal of that certificate on all distribution dates preceding the date of determination and further reduced by all losses allocated to that certificate on any preceding distribution date.

     On each distribution date, any Net Prepayment Interest Shortfalls will be allocated, pro rata, to the certificates on the basis of their certificate principal balances.

     On each distribution date on which interest accrued on the Class [ ] Certificates is not distributed as described in clause (1) above, the amount of that accrued interest will be added to the certificate principal balance of the Class [____] Certificates. On each distribution date on which interest accrued on the Class [ ] Certificates is not distributed as described in clause (1) above, the amount of that accrued interest will be added to the certificate principal balance of the Class [____] Certificates.

     For any distribution date the shift percentage referred to in clause (3) above will be as follows:

           Distribution Date occurring in              Shift Percentage

           _____ 200_ through _____ 200_                  [____]%

           _____ 200_ through _____ 200_                  [____]%

           _____ 200_ through _____ 200_                  [____]%

           _____ 200_ through _____ 200_                  [____]%

           _____ 200_ through _____ 200_                  [____]%

           _____ 200_ and thereafter                      [____]%


     In the event that on any underlying remittance date, the trustee shall not have received the cash distribution, if any, required to be made in respect of an underlying security, the trustee shall effect the distribution set forth above on the business day immediately following the date on which the cash distribution so required shall have been received by the trustee.

Allocation of Losses

     Losses allocated to any of the underlying securities will in turn be allocated to the classes of offered certificates, pro rata, based upon their respective Certificate Principal Balances.

Statements to Certificateholders

     Concurrently with each distribution on a distribution date, the trustee will forward to the holder of each certificate a statement generally setting forth the following information:


          o the Available Funds and the amount of interest accrued but not paid on the Class [ ] Certificates and added to the certificate principal balance thereof for that distribution date;

          o with respect to that distribution date, the aggregate amount of principal and interest, stated separately, distributed to holders of each class of certificates;

          o with respect to that distribution date, the amount of any interest shortfall (including any Net Prepayment Interest Shortfalls) for each class of certificates, together with the amount of any unpaid interest shortfall for that class immediately following that distribution date;

          o with respect to that distribution date and each class of certificates, the losses allocated to that class;


          o the aggregate certificate principal balance of each class of certificates, after giving effect to (a) distributions of principal of those certificates on that distribution date, (b) any losses allocated to those certificates and (c) in the case of the Class [____] Certificates, any addition to the aggregate certificate principal balance of that class; and

          o any additional amount distributed to the holder of the residual certificate on that distribution date.

     In addition, the trustee upon written request will furnish to certificateholders copies of the statements received by the trustee for each underlying remittance date as the holder of the underlying securities on behalf of the trust.

     Within a reasonable period of time after the end of each calendar year, the trustee will prepare and deliver to each person who at any time during the previous calendar year was a certificateholder of record a statement containing the information required to satisfy any requirements of the Internal Revenue Code and related regulations as from time to time are in force.

Representations and Warranties

     The depositor will represent and warrant to the trustee as of the closing date that

     o the depositor was the sole owner of the underlying securities free and clear of any lien, pledge, charge or encumbrance of any kind;

     o the depositor had not assigned any interest in the underlying securities or any related distributions, except as contemplated in the trust agreement; and

     o the endorsements and other documents furnished to the trustee in connection with the underlying securities are sufficient to effect the transfer of the underlying securities to the trustee.

Upon discovery of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the certificateholders in any of the underlying securities, the depositor or the trustee shall give prompt written notice to the other and to the certificateholders. On or prior to the distribution date in __________ 200_, the depositor will be obligated to cure the breach in all material respects or, if the breach cannot be cured, repurchase each affected underlying security if so directed in writing by holders of the majority in interest of each class of offered certificates.

Termination of the Trust

     At its option, the depositor may purchase the underlying securities, in whole but not in part, on and after the distribution date on which the aggregate principal balance of the underlying securities is less than [____]% of their aggregate principal balance as of the cut-off date. The purchase price for each underlying security will be equal to the balance of the underlying security (after giving effect to all distributions on that distribution date). The obligations created by the trust agreement will terminate upon the payment to certificateholders of all amounts held by the trustee and required to be paid to them pursuant to the trust agreement after the final payment or other liquidation of the underlying securities, including any exercise of the optional purchase described above. In no event, however, will the trust continue beyond the date specified in the trust agreement. Written notice of termination of the trust agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency as specified in the notice of termination.

The Trustee

     ________________________ will act as trustee for the certificates pursuant to the trust agreement. The trustee's principal corporate trust offices are located at [_________________________________]. The trustee's fee is represented by the Class [____] Certificate.

Amendment of the Trust Agreement

     Without the consent of any of the certificateholders, the trust agreement may be amended by the depositor and the trustee

     o    to cure any error or ambiguity;

     o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein;

     o to permit any other provisions with respect to matters or questions arising under the trust agreement which are not inconsistent with the provisions of the trust agreement;

     o to comply with the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended;

     o to amend any of the exhibits to the trust agreement pursuant to the terms of the trust agreement; or

     o if the amendment is reasonably necessary, as evidenced by an opinion of counsel, to comply with any requirements imposed by the Internal Revenue Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed action which, if made effective, would apply retroactively to the trust at least from the effective date of that amendment;

provided, however, that the amendment (except any amendment described in (the last bullet above) shall not, as evidenced by an opinion of counsel that shall not be an expense of the trustee, delivered to the trustee, adversely affect in any material respect the interests of any certificateholder; and provided, further, that the amendment shall be deemed not to adversely affect in any material respect the interests of any certificateholder of the offered certificates if the person requesting the amendment obtains letters from the rating agencies named under "Ratings" to the effect that the amendment would not result in a downgrade or withdrawal of the ratings then assigned to the offered certificates.

     The trust agreement may also be amended by the depositor and the trustee with the consent of the holders representing at least 51% of the ownership interest of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the holders of certificates; provided, however, that no such amendment may

     o reduce in any manner the amount of, or delay the timing of, distributions required to be made on any certificate without the consent of the holder of that certificate;

     o adversely affect in any material respect the interest of the holders of the certificates of any class in a manner other than as described in the immediately preceding bullet point above without the consent of the holders of certificates of that class representing not less than 66% of the ownership interest of that class; or

     o reduce the aforesaid percentages of certificates the holders of which are required to consent to any such amendment without the consent of the holders of all certificates then outstanding.

In no event will the trustee consent to any amendment unless the trustee shall have obtained an opinion of counsel to the effect that the amendment will not cause the trust to fail to qualify as a REMIC at any time that certificates deemed to be "regular interests" are outstanding.

Voting Under the Underlying Agreements

     In the event that there are any matters arising under any of the underlying agreements governing the underlying trust funds which require the vote or direction of the holder of the related underlying security, the trustee, as holder of the underlying security on behalf of the trust, will vote the underlying security in accordance with instructions received from the holders of a Majority in Interest of each class of certificates. In the absence of any instructions, the trustee will not vote the underlying securities. However, notwithstanding the absence of instructions, in the event a required distribution pursuant to the applicable underlying agreement shall not have been made, the trustee shall, subject to the provisions of the trust agreement, pursue the remedies that may be available to it as holder of the underlying security in accordance with the terms of the applicable underlying agreement.

Book-Entry Registration and Definitive Certificates

     The offered certificates (other than the Class [____] Certificate) initially will be book-entry certificates. Persons and entities that acquire beneficial ownership in the offered certificates will be deemed "certificate owners" and will hold their offered certificates through DTC [in the United States, or Clearstream Bank, societe anonyme, or Euroclear (in Europe)] if they are participants in [that] [those] system[s], or indirectly through organizations which are participants in [that] [those] system[s]. The book-entry certificates will be issued in the form of one or more certificates which equal the aggregate principal balance of the offered certificates and will initially be registered in the name of Cede & Co., as nominee of DTC. [Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream, and The Chase Manhattan Bank will act as depositary for Euroclear.] Investors may hold such beneficial interests in the book-entry certificates in minimum denominations of $50,000. Except as described below, no beneficial owner of a book-entry certificate will be entitled to receive a definitive (i.e., physical) certificate. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede, as nominee of DTC. Beneficial owners of certificates will not be "Certificateholders" as that term is used in the trust agreement. Beneficial owners of certificates are only permitted to exercise their rights indirectly through DTC participants.

     A beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of the book-entry certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC if the beneficial owner's financial intermediary is not a DTC participant [and on the records of Clearstream or Euroclear, as appropriate]).

     Beneficial owners will receive all distributions of principal of and interest on the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding (except under the circumstances described below), DTC rules (consisting of the rules, regulations and procedures creating and affecting DTC and its operations) require that DTC

     o make book-entry transfers among participants on whose behalf it acts with respect to the offered certificates and

     o receive and transmit distributions of principal of, and interest on, the offered certificates.

Participants and indirect participants with which beneficial owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective certificate owners. Accordingly, although beneficial owners of certificates will not possess physical certificates representing their respective interests in the offered certificates, DTC rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interests.

     Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificateholders which are not DTC participants may transfer ownership of offered certificates only through participants and indirect participants by instructing participants and indirect participants to transfer offered certificates, by book-entry transfer, through DTC for the account of the purchasers of the offered certificates, which account is maintained with their respective participants. Under DTC rules and in accordance with DTC's normal procedures, transfers of ownership of offered certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

     [Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the certificates, see "Material Federal Income Tax Consequences--REMIC Certificates --Regular Certificates--Non-U.S. Persons" and "--Information Reporting and Backup Withholding" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement.]

     Transfers between DTC participants will occur in accordance with DTC rules. [Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.]

     [Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary. However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European depositaries.]

     DTC is a New York-chartered limited purpose trust company, and performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to DTC rules as in effect from time to time.

     [Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited liability company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.]

     [Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institut Monetaire Luxembourgeois (i.e., the Luxembourg Monetary Authority), which supervises Luxembourg banks.]

     [Clearstream holds securities for Clearstream participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Morgan Guaranty Trust as the Euroclear operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.]

     [Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.]

     [Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgian office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation, which establishes policy for Euroclear on behalf of the Euroclear participants. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not with Euroclear Clearance Systems. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.]

     [The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.]

     [Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.]

     Distributions on the book-entry certificates will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting these payment amounts to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. In turn, each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede. [Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--REMIC Certificates--Regular Certificates--Non-U.S. Persons" and "--Information Reporting and Backup Withholding" in the prospectus.] Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in DTC, or otherwise take actions in respect of book-entry certificates, may be limited due to the lack of physical certificates. In addition, issuance of certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

     DTC has advised the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include book-entry certificates. [Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC.] DTC may take actions, at the direction of the related participants, with respect to some offered certificates which conflict with actions taken with respect to other offered certificates.

     Definitive certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if

     o DTC or [______________] advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and [________________] or the trustee is unable to locate a qualified successor;

     o [_________________], at its sole option, with the consent of the trustee, elects to terminate a book-entry system through DTC; or

     o after the occurrence of an event of default, beneficial owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or any successor) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue definitive certificates, and thereafter the trustee will recognize the holders of such definitive certificates as "Certificateholders" under the trust agreement.

     Although DTC [, Clearstream and Euroclear] have agreed to the foregoing procedures in order to facilitate transfers of offered certificates among participants of DTC, [Clearstream and Euroclear,] they are under no obligation to perform or continue to perform those procedures, which may be discontinued at any time.

     Neither the depositor nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

                   Description of the Underlying Securities

     All of the information contained herein with respect to the underlying securities is based solely on information contained in the underlying agreements and (information obtained from the monthly statements provided by the underlying trustees in connection with the __________ 200_ underlying remittance dates for the underlying securities. None of the depositor, the underwriter or the trustee has the ability independently to verify the accuracy of this information. Prospective investors are advised to consider the limited nature of the available information in evaluating the suitability of any investment in the offered certificates.

General

     The underlying securities held in the trust assets will consist of the following:

     o approximately [____]% of the Series [____] underlying security, issued pursuant to a pooling and servicing agreement dated as of __________, 200_ among Morgan Stanley ABS Capital I Inc, as depositor, [_______________], as seller and master servicer, and [_______________], as trustee;

     o approximately [____]% of the Series [____] underlying security, issued pursuant to a pooling and servicing agreement dated as of __________, 200_ among Morgan Stanley ABS Capital I Inc., as depositor, [_______________], as seller and master servicer, and [_______________], as trustee; and

     o [____]% of the Series [____] underlying security, issued pursuant to a pooling and servicing agreement dated as of __________, 200_ among Morgan Stanley ABS Capital I inc., as depositor, [_______________], as seller and master servicer, and [_______________], as trustee.

     Each of the [____] underlying securities evidences a senior interest in one of [____] underlying trust funds established pursuant to the related underlying agreement and was issued together with other [___] underlying senior interests, certain related underlying subordinate interests and certain residual interests. Each of the underlying trust funds consists primarily of the related underlying mortgage loans secured by first liens on one- to four-family residential properties. The mortgage pool principal balance of the underlying mortgage loans included in the three mortgage loan groups directly backing the underlying securities as of the underlying remittance date in __________ 200_ were approximately $[__________], $[__________] and
$[__________], respectively.

     The servicer is required to deposit, or cause to be deposited, in each underlying security Account on a daily basis the payments and collections on the underlying mortgage loans, except that the servicer will deduct its servicing fee and any expenses of liquidating defaulted underlying mortgage loans or the related REO property.

     The underlying subordinate interests are subordinate to the related underlying senior interests with respect to the right to receive distributions from the related underlying trust fund and, accordingly, no distributions will be made on the underlying subordinate interests with respect to any underlying trust fund on an underlying remittance date until all required distributions have been made on the related underlying senior interests for that date. In addition, all losses (other than Excess Losses) on the underlying mortgage loans included in any underlying trust fund will be borne first by the related underlying subordinate interests before being borne by the related underlying senior interests.

     Based solely on the monthly statements provided by the underlying trustees in connection with the __________ 200_ underlying remittance dates, which statements have not been independently verified for accuracy, the Series [____] underlying security, the Series [____] underlying security and the Series [____] underlying security had principal balances of approximately $[__________], $[__________] and $[__________], respectively, after giving effect to the distributions on that date, representing approximately [____]%, [____]% and [____]% of the related mortgage pool principal balances for the respective underlying trust funds.

Distributions on the Underlying Securities

     Distributions of principal and interest on the underlying securities will be made on each underlying remittance date.

     Scheduled principal received on the underlying mortgage loans held in each underlying trust fund will be passed through monthly on the underlying remittance date occurring in the month in which the related due date occurs. The due date is the [____] day of each calendar month, being the day of the month on which a payment of interest and principal is due for each underlying mortgage loan, exclusive of any days of grace. With respect to the underlying securities, principal prepayments received during the period from the [___] day of any month to the [___] day of that month will be passed through on the underlying remittance date occurring in the month following receipt.

     Interest received on each underlying mortgage loan will be passed through monthly on the underlying remittance date occurring in the month in which the due date occurs, at the pass-through rate for that underlying mortgage loan.

     On each underlying remittance date, there will be distributed from, and to the extent of, available funds for each of the applicable mortgage loan groups in the underlying trust funds, an amount up to the amount required to be paid in respect of the related underlying security.

         For a further description of the distribution of principal on the underlying securities, see "Description of the Certificates" in the excerpts from the underlying supplements attached hereto as Exhibit A.

Subordinated Interests

     The underlying securities, which represent senior interests in the underlying trust funds, evidence the right of the holders thereof to receive distributions on the related underlying mortgage loans before any distributions have been made to holders of the related underlying subordinate interests. This subordination is intended to enhance the likelihood of regular receipt by holders of the underlying senior interests of the full amount of monthly distributions due them and to protect holders of the underlying senior interests against losses and other cash flow shortfalls. If, on any underlying remittance date, holders of the underlying senior interests are paid less than the amount due to them on that date, the interest of the holders of the underlying senior interests in the related underlying trust funds will vary so as to preserve the entitlement of the underlying senior interests to unpaid principal of the underlying mortgage loans and interest thereon.

     If at any time the underlying subordinate interests with respect to any of the underlying trust funds have been extinguished, all future losses or shortfalls due to delinquent payments on the related underlying mortgage loans for which no advance is made by the servicer will be borne by the related underlying senior interests. Amounts actually paid at any time to the holder of the related underlying security will not be subsequently recoverable from that holder.

Allocation of Losses to the Underlying Securities

     Realized Losses on the underlying mortgage loans in the underlying trust funds (other than Excess Losses) will be allocated to the related underlying subordinate interests before they are allocated to the related underlying senior interests (including the underlying securities). If the aggregate principal balance of the underlying subordinate interests with respect to any underlying trust fund is reduced to zero, the amount of all such future losses on the underlying mortgage loans held in that underlying trust fund will be allocated to the related underlying senior interests (including the applicable underlying security), pro rata, based on their respective outstanding principal balances.

     Excess Losses on underlying mortgage loans and on mortgage loans in the other mortgage loan group held in the same underlying trust fund whose losses are covered by the same underlying subordinate interests will be allocated to all underlying senior interests relating to those mortgage loan groups, including the applicable underlying security.

Adjustment to the Servicing Fee in Each Underlying Trust Fund in Connection with Prepaid Underlying Mortgage Loans

     When a mortgagor makes a full or partial principal prepayment of an underlying mortgage loan between due dates, the mortgagor may be required to pay interest on the principal balance thereof only to the date of prepayment. In order to minimize any resulting shortfall in interest, the related portion of the servicing fee owed to the servicer will be reduced to the extent necessary to include an amount in payments in respect of the related underlying security equal to a full month's interest payment at the underlying pass-through rate with respect to that prepaid underlying mortgage loan. In the event the aggregate amount of interest shortfalls exceeds the related portions of the servicing fee, then the amount of the excess will be allocated to the related underlying security, thereby reducing the interest distributable thereon on the related underlying remittance date.

Advances

     The servicer is obligated to make advances of cash each month for distribution on each of the underlying securities equal to the difference between the amount due on that underlying security and the amount in the related underlying security account to be distributed to them pursuant to the underlying agreement, but only to the extent the difference is attributable to delinquent monthly payments due during the immediately preceding due period. The servicer is not under any obligation to make an advance with respect to any underlying mortgage loan if the servicer determines, in its sole discretion, that the advance will not be recoverable from future payments and collections on that underlying mortgage loan. Advances are intended to maintain a regular flow of scheduled interest and principal payments on each of the underlying securities, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the servicer out of amounts received on the underlying mortgage loans.

Optional Termination of the Underlying Trust Funds

     The underlying depositor may, on any underlying remittance date, purchase from any of the underlying trust funds all mortgage loans (including the related underlying mortgage loans) in that underlying trust fund remaining outstanding if the aggregate unpaid principal balance of those mortgage loans is less than [____]% of the aggregate unpaid principal balance thereof as of the related cut-off date. The purchase price will be distributed on the related underlying security in the month following the month of that purchase.

     For additional information on the underlying securities, investors should carefully review the excerpts from the underlying supplements attached hereto as Exhibit A and the underlying remittance date statements, excerpts of which are attached hereto as Exhibit B. Information regarding the underlying securities, including information regarding related payment priorities and allocation of losses, is set forth in the attached Exhibits. Any information contained in this prospectus supplement (including Appendix I and the Exhibits hereto) with respect to the underlying securities or the underlying mortgage loans has been obtained by the depositor from the underlying supplements or underlying remittance date statements provided by the underlying trustees or the servicer, and has not been independently verified by the depositor, the underwriter or the trustee. The underlying supplements and all other offering materials described above for the underlying securities were prepared by the underlying depositor. None of the depositor, the underwriter or the trustee has the ability independently to verify the accuracy of the information in the underlying supplements, the underlying remittance date statements or other related materials.

                 Description of the Underlying Mortgage Loans

     All of the information contained herein with respect to the underlying mortgage loans is based solely on information contained in the related underlying supplements and information obtained from the underlying trustees in connection with the underlying remittance date statements. None of the depositor, the underwriter or the trustee has the ability independently to verify the accuracy of this information. Prospective investors are advised to consider the limited nature of the available information when evaluating the suitability of any investment in the offered certificates.

     Origination and Underwriting. Each underlying mortgage loan was originated with credit, appraisal and underwriting guidelines applied by [__________] to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral in accordance with applicable federal and state laws and regulations. Certain of the underlying mortgage loans have been originated under "reduced documentation" or "no documentation" programs which require less documentation and verification than do traditional "full documentation" programs. Generally, under a "reduced documentation" program, no verification of a mortgagor's stated income is undertaken by the originator. Under a "no documentation" program, no verification of a mortgagor's income or assets is undertaken by the originator. The underwriting for the underlying mortgage loans may have been based primarily on an appraisal of the underlying mortgaged property and the loan-to-value ratio at origination. For a complete description of the underwriting policies applied to the underlying mortgage loans, see "The Mortgage Pool -- Underwriting Standards" in the excerpts from the underlying supplements attached hereto as Exhibit A.

     Selected Underlying Mortgage Loan Data. The tables on pages I-[__] through I-[__] summarize certain characteristics of the underlying mortgage loans included in each underlying trust fund as the underlying mortgage loans were constituted as of __________, 200_. It is expected that the information set forth herein will be representative of the characteristics of the underlying mortgage loans as of the date hereof, although prior to issuance of the offered certificates, certain of the underlying mortgage loans may be (or may have been) prepaid in full or in part or may be repurchased as described herein.

     Servicing of the Underlying Mortgage Loans. The servicer acts as servicer and provides customary servicing functions with respect to the underlying mortgage loans. The servicer is entitled to a servicing fee for its servicing activities.

     The following tables set forth certain delinquency information with respect to the underlying mortgage loans with respect to each of the underlying trust funds, substantially all of which has been obtained from the monthly statements provided by the underlying trustees in connection with the __________, 200_ underlying remittance date for the underlying securities.

     The delinquency, foreclosure and REO percentages given in the following tables are percentages of the related aggregate mortgage pool principal balance as of _____, 200__, and the cumulative losses percentage is the percentage of the related aggregate mortgage pool principal balance as of the related original issue date of the underlying security.

     The information contained in the following tables may not be indicative of future delinquent payment rates of the underlying mortgage loans or reductions in the principal balances of the underlying securities.

                Underlying Mortgage Loan Delinquency Information as of __________, 200_
                           Relating to the Series [____] Underlying Security

  Mortgage Pool
    Principal      Mortgage Pool         30 - 59              60 - 89
  Balance as of      Principal            Days                  Days                 90 + Days
 Original Issue    Balance as of       Delinquent            Delinquent             Delinquent
      Date        __________, 200_  #    Balance    %    #   Balance(1)    %     #    Balance
      ----        ----------------  -    -------    -    -   ----------    -     -    -------

  $[----------]    $[----------]   [-]   $[----]  [--]%  [-]  $[----]    [--]%  [-]   $[----]

(table continued)


  Mortgage Pool
    Principal
  Balance as of                     In
 Original Issue                Foreclosure                                     Cumulative  Cumulative
      Date           %     #    Balance(1)    %     #   R.E.O. Balance    %      Losses     Losses %
      ----           -     -    ----------    -     -   --------------    -      ------     --------
  $[----------]    [--]%  [-]     $[---]    [--]%  [-]     $[----]       [--]%   $[----]      [--]%

                Underlying Mortgage Loan Delinquency Information as of __________, 200_
                           Relating to the Series [____] Underlying Security

  Mortgage Pool
    Principal      Mortgage Pool         31 - 60                  61- 90
  Balance as of      Principal            Days                     Days                  91 + Days
 Original Issue    Balance as of       Delinquent               Delinquent              Delinquent
      Date        __________, 200_  #    Balance      %      #    Balance      %     #    Balance
      ----        ----------------  -    -------      -      -    -------      -     -    -------
  $[---------]    $[------------]  [-]   $[---]     [--]%   [-] $[--------]  [--]%  [-]   $[---]

(table continued)

  Mortgage Pool
    Principal
  Balance as of                      In
 Original Issue                 Foreclosure                 R.E.O.            Cumulative  Cumulative
      Date            %     #     Balance      %      #     Balance     %       Losses     Losses %
      ----            -     -     -------      -      -     -------     -       ------     --------
  $[---------]      [--]%  [-]  $[--------]  [--]%   [-]    $[---]    [--]%     $[---]       [--]%

               Underlying Mortgage Loan Delinquency Information as of ___________, 200_
                           Relating to the Series [____] Underlying Security

  Mortgage Pool
    Principal      Mortgage Pool         31 - 60                 61 - 90
  Balance as of      Principal            Days                     Days                  91 + Days
 Original Issue    Balance as of       Delinquent               Delinquent              Delinquent
      Date        __________, 200_  #    Balance      %     #    Balance       %     #    Balance
      ----        ----------------  -    -------      -     -    -------       -     -    -------
  $[---------]    $[------------]  [-]   $[---]     [--]%  [-]    $[---]     [--]%  [-]   $[---]

(table continued)

  Mortgage Pool
    Principal
  Balance as of               In
 Original Issue               Foreclosure                                   Cumulative  Cumulative
      Date          %     #    Balance   %        #  R.E.O. Balance   %       Losses     Losses %
      ----          -     -    -------   -        -  --------------   -       ------     --------
  $[---------]    [--]%  [-]    $[---]    [--]%  [-]     $[---]     [--]%     $[---]       [--]%

                                 The Depositor

     The depositor, Morgan Stanley ABS Capital I, is a Delaware corporation organized on January 7, 1997 for the limited purpose of acquiring, owning and transferring certain mortgage-related assets and selling interests therein or bonds secured thereby. It is an direct, wholly-owned subsidiary of Morgan Stanley Group Inc. The depositor maintains its principal office at 1585 Broadway, 2nd Floor, New York, New York 10036. Its telephone number is (212) 761-4000.

     Neither the depositor nor any of its affiliates will insure or guarantee distributions on the certificates.

                 Yield, Prepayment and Maturity Considerations

Yield Considerations

     If the purchaser of an offered certificate offered at a discount calculates the anticipated yield to maturity of that offered certificate based on an assumed rate of payment of principal that is faster than that actually received on the underlying mortgage loans and, in turn, on the underlying securities, the actual yield to maturity will be lower than that so calculated. If the purchaser of an offered certificate offered at a premium calculates the anticipated yield to maturity of that offered certificate based on an assumed rate of payment of principal that is slower than that actually received on the underlying mortgage loans and, in turn, on the underlying securities, the actual yield to maturity will be lower than that so calculated.

     The yield to maturity of the offered certificates and the aggregate amount of distributions on the offered certificates will be related to the timing and amount of principal distributions on the underlying securities, which will be related to the rate of payment of principal (including prepayments) on the underlying mortgage loans and the allocation of principal payments in accordance with the priorities discussed in the excerpts from the underlying supplements contained in Exhibit A hereto. The rate of principal payments on the underlying mortgage loans will be affected by the amortization schedules of the underlying mortgage loans and by the timing and amount of principal prepayments thereon (for this purpose, the term "prepayment" also includes payments resulting from refinancings and liquidations of the underlying mortgage loans due to defaults, casualties, condemnations and purchases of the underlying mortgage loans).

     The model used in this prospectus supplement is the "PSA," which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the underlying mortgage loans. A [____]% PSA assumes constant prepayment rates of [____]% per annum of the then outstanding principal balance of the underlying mortgage loans in the first month of the life of the mortgage loans and an additional [____]% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the underlying mortgage loans, [____]% PSA assumes a constant prepayment rate of [____]% per annum each month. As used in the table below, [____]% PSA assumes prepayment rates equal to [____]% of the [____]% PSA i.e., no prepayments. Correspondingly, [____]% PSA assumes prepayment rates equal to [____]% of the [____]% PSA, and so forth.

     The decrement tables included in this prospectus supplement indicate the weighted average lives of the offered certificates and set forth the percentage of the original principal amount of the offered certificates that would be outstanding after each of the distribution dates shown at various percentages of PSA assuming that there is no optional termination of any of the underlying trust funds. See "Yield and Prepayment Considerations" in the prospectus.

     Variations in actual prepayment experience (including prepayments resulting from defaults) for the underlying mortgage loans will increase or decrease the percentages of principal amounts (and weighted average lives) shown in the decrement tables. There is no assurance that payments of the underlying mortgage loans will conform to any of the percentages of PSA described in the decrement tables. Among other things, the decrement tables assume that the underlying mortgage loans prepay at the indicated constant rates, notwithstanding the fact that the underlying mortgage loans may vary substantially as to geography, interest rate and remaining terms.

Factors Affecting Prepayments on the Underlying Mortgage Loans

     [____] of the underlying mortgage loans in the underlying trust funds are fixed rate mortgage loans. The rate of payments (including prepayments) on pools of mortgage loans are influenced by a variety of economic, geographic, social, tax, legal and other factors. If prevailing mortgage rates fall significantly below the then current fixed rate on the underlying mortgage loans, the rate of prepayment resulting from refinancing would be expected to increase, particularly because the availability of fixed or adjustable rate mortgage loans at competitive interest rates may encourage borrowers to prepay their underlying mortgage loans. Conversely, if prevailing mortgage rates rise significantly above the then current fixed rates on the underlying mortgage loans, the rate of prepayments on the underlying mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged premises and servicing decisions. The underlying mortgage loans may be prepaid at any time by borrowers. Investors are cautioned that past prepayment rates are unlikely to be indicative of future prepayment rates. No assurance can be given as to the rate of principal payments or prepayments on the underlying mortgage loans and, consequently, on the offered certificates.

     Substantially all of the underlying mortgage loans contain "due-on-sale" clauses. However, the servicer may choose not to accelerate an underlying mortgage loan upon conveyance of the related mortgaged premises if the servicer would make a similar decision with respect to a comparable mortgage loan held for its own account. The weighted average lives of the offered certificates will be decreased to the extent that the sale of mortgaged premises securing the underlying mortgage loans will result in the prepayment of those loans.

Early Termination of the Underlying Trust Funds

     As noted in "Description of the Underlying Securities--Optional Termination of the Underlying Trust Funds" in this prospectus supplement, the underlying depositor with respect to each underlying trust fund may redeem the related underlying security on or after any underlying remittance date on which, after taking into account payments of principal and allocations of Realized Losses, if any, to be made on that date, the aggregate outstanding principal amount of all mortgage loans held in the related underlying trust fund (including the related underlying mortgage loans) is less than [____]% of their aggregate principal amount as of the cut-off date for that underlying trust fund. In that event, the related underlying trust fund may be terminated. The termination of any underlying trust fund will result in the receipt by holders of the applicable class or classes of offered certificates of principal payments that could affect the yields to maturity on those certificates and will have the effect of shortening the weighted average life or lives of those certificates.

Weighted Average Lives of the Certificates

     Weighted average life refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of each class of offered certificates will be influenced by

     o the rate at which principal of the underlying mortgage loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes payments resulting from refinancings, liquidations of the underlying mortgage loans due to defaults, casualties, indemnifications and purchases by or on behalf of the servicer),

     o optional termination with respect to any of the underlying trust funds, and

     o any required repurchase by an underlying depositor of any of the underlying securities as a result of a breach of certain representations and warranties made by the underlying depositor.

Assumed Final Distribution Dates

     The assumed final distribution date for each class of certificates (other than the Class [____] Certificates and Class [____] Certificates) is __________, 20__, which is the distribution date immediately following the latest scheduled maturity date for any underlying mortgage loan. The assumed final distribution dates for the Class [____] Certificates and Class [____] Certificates are __________, 20__ and __________, 20__, respectively. The assumed final distribution dates for the Class [____] Certificates and Class [____] Certificates were calculated based on the structuring assumptions contained in "--Modeling Assumptions" below and assuming a prepayment speed on the underlying mortgage loans of [____]% PSA. No event of default, change in the priorities for distribution among the various Classes or other provisions under the trust agreement will arise or become applicable solely by reason of the failure to retire the entire certificate principal balance of any class of certificates on or before its assumed final distribution date.

Modeling Assumptions

     The decrement tables in this prospectus supplement have been prepared on the basis of, among other things, the following modeling assumptions:

          (1) all scheduled payments on the underlying mortgage loans are timely received on the first day of each month, commencing in __________, 200_;

          (2) the underlying mortgage loans will prepay monthly at the specified percentages of PSA;

          (3) all principal prepayments constitute prepayments in full of the underlying mortgage loans, are received on the last day of each month, commencing in __________, 200_, and include 30 days' interest thereon;

          (4) there are no defaults, losses or interest shortfalls on the underlying mortgage loans prior to or after the closing date;

          (5) the closing date is __________, 200_, and cash distributions are received by the certificateholders on the [____] day of each month, commencing in __________, 200_ (distributions will not include any distributions received on the underlying securities on or before the __________, 200_ underlying remittance date);

          (6) the underlying mortgage loans have been amortized using the respective scheduled payments, outstanding principal balances (prior to giving effect to prepayments received during the related prepayment period) and interest rates;

          (7) no optional termination of the trust or the underlying trust funds occurs;

          (8) the classes of offered certificates have the initial principal amounts specified on the cover page of this prospectus supplement;

          (9) the outstanding principal amount of the underlying senior interests and the underlying subordinate interests are as set forth in the __________, 200_ underlying remittance date monthly statements;

          (10) for each underlying trust fund and related underlying security, the related underlying senior interests were aggregated as one security, and the related underlying subordinate interests were aggregated as one security calculated as the difference between (a) the related mortgage pool principal balance as of the underlying remittance date in __________, 200_ and (b) the aggregate of the related underlying senior interests;

          (11) the aggregate underlying senior interests and aggregate underlying subordinate interests described in clause (10) above are as follows:

               (a)  [________] Trust Series [____]: $[____] and $[____];

               (b)  [________] Trust Series [____]: $[____] and $[____]; and

               (c)  [________] Trust Series [____]: $[____] and $[____];

          (12) each underlying trust fund included only the mortgage loan groups relating to the applicable underlying mortgage loans, and any additional mortgage loan groups held in that underlying trust fund were disregarded;

          (13) for purposes of determining the amount of cash from the underlying securities that will be allocated to the certificates, the following percentages were used:

               (a)  Series [____] underlying security:  [____]%;

               (b)  Series [____] underlying security:  [____]%; and

               (c)  Series [____] underlying security:  [____]%;

          (14) except with respect to the modeling assumptions set forth in clauses (10) - (12) above, payments of principal with respect to the underlying trust funds are made in accordance with the methodologies and priorities set forth in the underlying supplements; and

          (15) the underlying mortgage loans held in the specified underlying trust funds have the following characteristics:

- -----------------------------------------------------------------------------------------------------------------------
                        Principal Balance of
   Underlying Trust     Underlying Mortgage                                        Remaining Term
        Funds                Loans ($)         Gross Rate (%)    Net Rate (%)         (months)        Loan Age (months)
- -----------------------------------------------------------------------------------------------------------------------
 [____] Trust Series        [__________]          [_____]          [_____]            [_____]              [_____]
 [____]
- -----------------------------------------------------------------------------------------------------------------------
 [____] Trust Series
 [____]                     [__________]          [_____]          [_____]            [_____]              [_____]
- -----------------------------------------------------------------------------------------------------------------------
 [____] Trust Series        [__________]          [_____]          [_____]            [_____]              [_____]
 [____]
- -----------------------------------------------------------------------------------------------------------------------

     In the table that appears below, all percentages have been rounded to the nearest whole percentage. The weighted average lives have been determined by

     o multiplying the assumed net reduction, if any, in the principal amount on each distribution date by the number of years from the closing date to the related distribution date,

     o    summing the results, and

     o dividing the sum by the aggregate amount of the assumed net reductions in principal amount.

                Percent of Initial Certificate Principal Balance Outstanding of the
                   Class [____] Certificates at the Following Percentages of PSA

Distribution Date          0%        100%       175%        200%       225%       300%       400%
- -----------------          --        ----       ----        ----       ----       ----       ----
Initial Percent           100        100        100         100        100        100        100
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]

Distribution Date          0%        100%       175%        200%       225%       300%       400%
- -----------------          --        ----       ----        ----       ----       ----       ----
Initial Percent           100        100        100         100        100        100        100
 __________ 20__         [___]      [___]      [___]       [___]      [___]      [___]      [___]
 Weighted Average
  Life in Years          [___]      [___]      [___]       [___]      [___]      [___]      [___]

                                Use of Proceeds

     The depositor will apply the proceeds of the sale of the offered certificates towards the purchase price of the underlying securities and the payment of expenses related to that purchase and the issuance of the certificates.

                   Material Federal Income Tax Consequences


     Assuming compliance with all provisions of the trust agreement, in the opinion of [Sidley Austin Brown & Wood LLP] [Calwalader, Wickersham & Taft], [Dewey Ballentine LLP] counsel to the depositor, the trust will be characterized as a REMIC within the meaning of section 860D of the Code of 1986, as amended.


     The Class [____], Class [____] and Class [____] Certificates will represent "regular interests" in the REMIC and the Class [____] Certificate will constitute the sole class of "residual interests" in the REMIC. Subject to the discussion under "Material Federal Income Tax Consequences--Taxation of the REMIC and Its Holders" in the prospectus, [Sidley Austin Brown & Wood LLP] [Cadwalader, Wickersham & Taft] [Dewey Ballentine LLP] are of the opinion that securities representing REMIC "regular interests" are taxable to holders in substantially the same manner as indebtedness issued by the REMIC. Certificateholders will be required to include in income, all interest and original issue discount on those certificates in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting.



Special Tax Attributes of the Offered Certificates


     As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the offered certificates (other than the Class [____] Certificate) will represent qualifying assets under Section 856(c)(4)(A) and 7701(a)(19)(C)(v) of the Code, and net interest income attributable to those Certificates will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent the assets of the trust are assets described in those sections. The offered certificates (other than the Class [____] Certificate) will represent qualifying assets under section 860G(a)(3) of the Code if acquired by a REMIC on the acquiring REMIC's startup day; or up to two years after the acquiring REMIC's startup day if the acquiring REMIC is able to satisfy the requirements for treating the offered certificates as qualified replacement mortgages.


Original Issue Discount

     The offered certificates may be issued with original issue discount for federal income tax purposes. For purposes of determining the amount and rate of accrual of original issue discount and market discount, the depositor intends to assume that there will be prepayments on the underlying mortgage loans at a rate equal to [____]% PSA. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

     The offered certificates may be treated as being issued at a premium. In that case, the certificateholders may elect under section 171 of the Code to amortize the premium under the constant interest method and to treat the amortizable premium as an offset to interest income on the certificates.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the certificateholder will be permitted to offset those amounts only against the future income, if any, from that certificate. Although the tax treatment is uncertain, a certificateholder may be permitted to deduct a loss to the extent that the certificateholder's remaining basis in that certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further principal prepayments of the underlying mortgage loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

Prohibited Transactions Tax and Other Taxes

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to certain specified exceptions, a prohibited transaction means the disposition of an underlying mortgage loan, the receipt of income from a source other than an underlying mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the underlying mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the trust will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of a contributions tax on the trust fund equal to 100% of the value of the contributed property. The trust will not accept contributions that would subject it to that tax.

     In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. The term "net income from foreclosure property" generally means gain from the sale of a foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the trust will recognize net income from foreclosure property subject to federal income tax.

     In the event that any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax is imposed on the trust, the tax will be paid with amounts otherwise distributable to the certificateholderss. Pursuant to the trust agreement, the holder of the Class [____] Certificate, as "tax matters" person, is obligated to indemnify the trust for the amount of any taxes. There can be no assurance that the holder of the Class [____] Certificate will have sufficient resources to pay that indemnity to the trust. It is not anticipated that any material state or local income or franchise tax will be imposed on the trust.

The Residual Certificate

     The holder of the Class [____] Certificate must include the taxable income of the REMIC in its federal taxable income. The resulting tax liability of that holder may exceed cash distributions to that holder during certain periods. All or a portion of the taxable income from the Class [____] Certificate recognized by a holder may be treated as "excess inclusion" income, which, with limited exceptions, is subject to U.S. federal income tax.

     Proposed Treasury regulations issued on February 4, 2000 would modify the safe harbor which, if satisfied, provides that transfers of non-economic residual interests are not disregarded for federal income tax purposes. Under these new proposed regulations, a transfer of a non-economic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of

     o    any consideration given to the transferee to acquire the interest,

     o    expected future distributions on the interest, and

     o any anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of this calculation, the present value generally is calculated using a discount rate equal to applicable federal rate. These new proposed regulations indicate that the effective date of the modification to the safe harbor requirements could be as early as February 4, 2000.

     On December 8, 2000, the IRS issued Revenue Procedure 2001-12, effective February 4, 2000 pending finalization of the proposed regulations, which expands the safe harbor for transfers of noneconomic residual interests to include transfers to certain taxable domestic corporations with significant gross and net assets, provided that those corporations agree to transfer the residual interests only to other taxable domestic corporations in transactions qualifying for one of the safe harbor provisions. Eligibility for the expanded safe harbor requires, among other things, that the transferor not know of any facts or circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. The Revenue Procedure provides that if the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

     Also, purchasers of the Class [____] Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences--REMIC Certificates--b. Residual Certificates" in the prospectus. Specifically, prospective holders of the Class [____] Certificate should consult their tax advisors regarding whether, at the time of acquisition, the Class [____] Certificate will be treated as a "non-economic" residual interest, a "non-significant value" residual interest and a "tax avoidance potential" residential interest. See "Material Federal Income Tax Considerations--REMIC Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Noneconomic Residual Certificates" in the prospectus. Additionally, for information regarding prohibited transactions and treatment of Realized Losses, see "Material Federal Income Tax Considerations--REMIC Certificates--Prohibited Transactions and Other taxes" and "--REMIC Certificates-- Regular Certificates--Treatment of Realized Losses" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see Material Federal Income Tax Considerations--REMIC Certificates" in the Prospectus.

                             ERISA Considerations

     ERISA and the Internal Revenue Code impose requirements on certain employee benefit plans -- and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested -- and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus supplement we refer to these types of plans and arrangements as "Plans."

     ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the prospectus.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Except as noted above, investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the underlying mortgage loans.

     Assuming the accuracy of certain statements included in the disclosure documentation prepared in connection with the public offering of the underlying mortgage pass-through securities, it is expected that the Class [__ and Class __] Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or
Section 4975 of the Internal Revenue Code so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law.

     See "ERISA Considerations" in the prospectus

     Because the characteristics of the Class [___________] Certificates may not meet the requirements of, the exemption discussed above or any other issued exemption under ERISA including Prohibited Transaction Class Exemption
(PTCE) 83-1 discussed under "ERISA Considerations" in the prospectus, the purchase and holding of Class [____________] Certificates by a Plan or by individual retirement accounts or other plans subject to section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, initial acquisitions and transfers of the Class [_____________] Certificates will not be registered by the trustee unless the trustee receives: (i) a representation from the acquiror or transferee of such Certificate, to the effect that such transferee is not an employee benefit plan subject to section 406 of ERISA or a plan or arrangement subject to section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of PTCE 95 and that the purchase and holding of such Certificates are covered under Section I and III of PTCE 95-60. The representation as described above shall be deemed to have been made to the trustee by the acquiror or transferee's acceptance of a Class [__________] Certificate that is in book-entry form. In the event that this representation is violated, the attempted transfer or acquisition shall be void and of no effect.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemption described above and PTCE 83-1 described in the prospectus, and the potential consequences in their specific circumstances prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                        Legal Investment Considerations

     Assuming the accuracy of certain representations contained in the underlying agreements (which information is not subject to independent certification) and on the basis of certain assumptions derived from statements included in the underlying supplements, the offered certificates will constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA) so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA.

     There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them. See "Legal Investment Considerations" in the prospectus.

                            Method of Distribution

     Subject to the terms and conditions set forth in the underwriting agreement between the depositor and the underwriter, the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor, all of the offered certificates.

     Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect those transactions by selling offered certificates to or through dealers and those dealers may receive from the underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the offered certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The depositor has been advised by the underwriter that it intends to make a market in the offered certificates but has no obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

     The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act.

                                 Legal Matters


     The validity of the offered certificates will be passed upon for the depositor by _______________. Certain legal matters in connection with the issuance of the offered certificates will be passed upon for the underwriter by ______________________.


                                    Ratings

     It is a condition to the issuance of the offered certificates that they be rated "[____]" by [__________] and "[______]" by [_________].

     The ratings assigned by the rating agencies named above to mortgage pass-through certificates address the likelihood of the receipt of all distributions by the related certificateholders under the agreements pursuant to which the certificates are issued. The ratings by the rating agencies take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The ratings by the rating agencies on the certificates do not, however, constitute a statement regarding frequency of prepayments of the mortgage loans.


     The depositor has not engaged any rating agency other than the rating agencies to provide ratings on the offered certificates. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by the other rating agency. Any rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the certificates by the rating agencies. The rating on the Class [____] Certificate only addresses the return of its certificate principal balance and interest thereon at the related pass-through rate.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the offered certificates by the rating agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

                               Glossary of Terms

     "Available Funds" means, with respect to each distribution date, an amount equal to (a) the amount received by the trustee on and prior to that distribution date as a distribution on the underlying security, reduced by (b) the sum of any expenses incurred by and any taxes imposed upon the trust.

     "Basic Principal Distribution Amount" means, for any distribution date, the portion of Available Funds attributable to principal received with respect to the underlying mortgage loans.

     "Excess Losses" means Realized Losses on mortgage loans in the underlying trust funds (including the underlying mortgage loans) that exceed the applicable coverage amounts for special hazard losses, fraud losses and bankruptcy losses."

     "Net Prepayment Interest Shortfall" means the amount of any interest reduction with respect to any underlying security on any underlying remittance date as described in this prospectus supplement under "Description of the underlying securities - Adjustment to the Servicing Fee in each underlying trust fund in Connection with Prepaid underlying mortgage loans."

                                  Appendix I


             Characteristics of the Underlying Mortgage Loans for
                       [__________] Trust Series [____]


                          Current Principal Balances

                                                                                          Percentage of
                                     Number of Mortgage        Aggregate Unpaid          Aggregate Unpaid
  Range of Principal Balances ($)           Loans           Principal Balance ($)     Principal Balance (%)
  -------------------------------    ------------------     ---------------------     ---------------------





                                     ------------------     ---------------------     ---------------------
             TOTAL                                             $                                   %
                                     ==================     =====================     =====================


                                          Mortgage Interest Rates

                                                                                          Percentage of
 Range of Mortgage Interest Rates     Number of Mortgage       Aggregate Unpaid          Aggregate Unpaid
                (%)                         Loans            Principal Balance ($)    Principal Balance (%)
 --------------------------------     ------------------     ---------------------    ---------------------





                                      ------------------     ---------------------    ---------------------
             TOTAL                                             $                                     %
                                      ==================     =====================    =====================

     Due to rounding, certain percentages may not add up to 100.00%.

                Geographic Distribution of Mortgaged Properties

                                                                                           Percentage of
                                      Number of Mortgage       Aggregate Unpaid          Aggregate Unpaid
               State                        Loans            Principal Balance ($)     Principal Balance (%)
 ---------------------------------    -------------------    ---------------------     ---------------------





                                      -------------------    ---------------------     ---------------------
             TOTAL                                             $                                      %
                                      ===================    =====================     =====================

     No more than approximately [____]% of the related underlying mortgage loans are secured by mortgaged properties located in any one postal ZIP code.


                                               Loan Purpose

                                                                                         Percentage of
                                     Number of Mortgage       Aggregate Unpaid          Aggregate Unpaid
           Loan Purpose                     Loans           Principal Balance ($)    Principal Balance (%)
 ----------------------------------  ------------------     ---------------------    ---------------------
      Rate/Term Refinance

      Purchase

      Cash Out Refinance

                                     ------------------     ---------------------    ---------------------
             TOTAL                                             $                                   %
                                     ==================     =====================    =====================

                                       Types of Mortgaged Properties

                                                                                         Percentage of
                                                                                       Aggregate Unpaid
                                     Number of Mortgage        Aggregate Unpaid        Principal Balance
               Type                         Loans           Principal Balance ($)             (%)
 ---------------------------------   ------------------     ---------------------      -----------------
      [____] Units
      Condominium
      PUD
      Single Family Detached
 ---------------------------------   ------------------     ---------------------    ---------------------
             TOTAL                                             $                                  %
 ---------------------------------   ------------------     ---------------------    ---------------------


                               Occupancy Status

                                                                                         Percentage of
                                          Number of            Aggregate Unpaid         Aggregate Unpaid
             Occupancy                  Mortgage Loans      Principal Balance ($)    Principal Balance (%)
 -------------------------------------  --------------      ---------------------    ---------------------
      Investor
      Primary
      Second Home
  -------------------------------------  --------------      ---------------------    ---------------------
            TOTAL                                             $                         %
  -------------------------------------  --------------      ---------------------    ---------------------


                                        Remaining Terms to Maturity

      Remaining Term (Months)        Number of Mortgage       Aggregate Unpaid           Percentage of
              Loans                  Principal Balance ($)    Principal Balance (%)     Aggregate Unpaid
- ----------------------------------   ---------------------    ---------------------     -----------------




- ----------------------------------   ---------------------    ---------------------     -----------------
              TOTAL                                            $                         %
- ----------------------------------   ---------------------    ---------------------     -----------------

                                  Appendix II

                       Planned Principal Balance Tables


Distribution Date                                                                          Principal Balance
- -----------------                                                                          -----------------
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]

Distribution Date                                                                          Principal Balance
- -----------------                                                                          -----------------
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]
 __________, 20__..............................................................                 [__________]

                                   Exhibit A

     The information about the underlying securities and the underlying mortgage loans contained in this Exhibit A has been obtained from the underlying supplements, which were prepared in connection with the public offerings of the underlying securities. Such information has not been independently represented to the trust as being accurate and complete. Additionally the underlying supplements contain information only as of the respective dates of such documents. You should be aware, however, that material changes may have occurred since the preparation of the underlying supplements and the composition of the related mortgage pools may have changed significantly. There may be considerable differences between the current mortgage loan characteristics and the characteristics described in connection with the issuance of the underlying securities.

     All capitalized terms contained in the following excerpts that are not defined therein have the meanings solely as specified in the underlying supplements.

              Excerpts From The Underlying Supplement Relating To
                       [__________] Trust Series [____]

                               The Mortgage Pool

General



Underwriting Standards



Voting Rights



                       Description of the Certificates


General

 Exhibit A--Excerpts from Underlying Supplement Relating to [________] Trust
 ---------------------------------------------------------------------------
                            Series [____] (cont'd)
                            ----------------------

Distributions



Priority of Distributions Among Certificates



Distributions of Interest



Distributions of Principal



Allocation of Losses
                                                distribution date:  [_________]
                                   Exhibit B
                                   ---------

                       REMITTANCE DATE STATEMENT FOR THE
                       [__________] TRUST SERIES [____]
                      __________, 200_ Distribution Date


                            [_______________] Trust
                 [_______________] Certificates, Series [____]


                Certificateholder Monthly Distribution Summary

- -------------------------------------------------------------------------------------------------
                                    Certificate                     Pass
                        Class           Rate       Beginning      Through       Principal
  Class     Cusip     Description       Type        Balance       Rate (%)      Distribution
- -------------------------------------------------------------------------------------------------



- -------------------------------------------------------------------------------------------------



- -------------------------------------------------------------------------------------------------
 Totals
- -------------------------------------------------------------------------------------------------

(table continued)

- -----------------------------------------------------------------------------------------
                                              Current         Ending       Cumulative
              Interest          Total         Realized        Ending        Realized
  Class      Distribution    Distribution      Losses         Balance         Losses
- -----------------------------------------------------------------------------------------



- -----------------------------------------------------------------------------------------



- -----------------------------------------------------------------------------------------
 Totals
- -----------------------------------------------------------------------------------------

                                                  distribution date:  [_______]

                            [_______________] Trust
                   [__________] Certificates, Series [____]

                         Principal Distribution Detail

- ---------------------------------------------------------------------------------------------------------
                            Original      Beginning       Scheduled                       Unscheduled
                           Certificate   Certificate      Principal        Accretion       Principal
  Class          Cusip       Balance       Balance      Distribution       Principal      Adjustments
- ---------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------
  Totals
- ---------------------------------------------------------------------------------------------------------

(table continued)

- --------------------------------------------------------------------------------
                                                    Ending          Ending
               Net Principal       Current       Certificate      Certificate
  Class        Distribution    Realized Losses     Balance          Factor
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
  Totals
- --------------------------------------------------------------------------------

                                                    distribution date:  [_____]


                            [_______________] Trust
                   [__________] Certificates, Series [____]


                         Interest Distribution Detail

- --------------------------------------------------------------------------------------
                     Beginning          Pass            Accrued        Cumulative
                    Certificate       Through          Optimal          Unpaid
      Class           Balance         Rate (%)         Interest         Interest
- --------------------------------------------------------------------------------------


- --------------------------------------------------------------------------------------



- --------------------------------------------------------------------------------------
     Totals
- --------------------------------------------------------------------------------------

(table continued)

- ----------------------------------------------------------------------------------------------------
                                       Total                         Unscheduled
                     Deferred         Interest     Net Prepayment      Interest        Interest
      Class          Interest           Due         Int Shortfall     Adjustment         Paid
- ----------------------------------------------------------------------------------------------------



- ----------------------------------------------------------------------------------------------------



- ----------------------------------------------------------------------------------------------------
     Totals
- ----------------------------------------------------------------------------------------------------

                                                   distribution date:  [______]


                            [_______________] Trust
                   [__________] Certificates, Series [____]


                Current Payment Information Factors per $1,000


 ---------------------------------------------------------------------------------------------------------------------------------
                            Original                                                                                     Pass
                           Certificate     Beginning Cert.       Principal         Interest         Ending Cert.       Through
    Class       Cusip        Balance       Notional Balance     Distribution     Distribution     Notional Balance     Rate (%)
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
   Totals
----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

         Pool Level Data

         Distribution Date
         Cut-off Date
         Determination Date
         Accrual Period                                Begin
                                                       End
         Number of Days in Accrual Period

                     Collateral Information

         Group 1
         -------
         Cut-off Date Balance

         Beginning Aggregate Pool Stated Principal Balance
         Ending Aggregate Pool Stated Principal Balance

         Beginning Aggregate Certificate Stated Principal Balance
         Ending Aggregate Certificate Stated Principal Balance

         Beginning Aggregate Loan Count
         Loans Paid Off or Otherwise Removed Pursuant to Pooling and
           Servicing Agreement
         Ending Aggregate Loan Count

         Beginning Weighted Average Loan Rate (WAC)
         Ending Weighted Average Loan Rate (WAC)

         Beginning Net Weighted Average Loan Rate
         Ending Net Weighted Average Loan Rate

         Weighted Average Maturity (WAM) (Months)

         Servicer Advances

         Aggregate Pool Prepayment
         Pool Prepayment Rate

         Group 2
         -------

         Cut-Off Date Balance

         Beginning Aggregate Pool Stated Principal Balance
         Ending Aggregate Pool Stated Principal Balance

         Beginning Aggregate Certificate Stated Principal Balance
         Ending Aggregate Certificated Stated Principal Balance

         Beginning Aggregate Loan Count
         Loans Paid Off or Otherwise Removed Pursuant to Pooling and
           Servicing Agreement
         Ending Aggregate Loan Count

         Group 2
         -------

         Beginning Weighted Average Loan Rate (WAC)
         Ending Weighted Average Loan Rate (WAC)

         Beginning Net Weighted Average Loan Rate
         Ending Net Weighted Average Loan Rate

         Weighted Average Maturity (WAM) (Months)

         Servicer Advances
         Aggregate Pool Prepayment
         Pool Prepayment Rate

         Certificate Account

         Beginning Balance

         Deposit
         Payments of Interest and Principal
         Liquidation Proceeds
         All Other Proceeds
         Other Amounts

         Total Deposits

         Withdrawals
         Reimbursement of Servicer Advances
         Payment of Master Servicer Fees
         Payment of Sub Servicer Fees
         Payment of Other Fees
         Payment of Insurances Premium(s)
         Payment of Personal Mortgage Insurance
         Other Permitted Withdrawal per the Pooling and Service
           Agreement
         Payment of Principal and Interest
         Total Withdrawals

         Ending Balance

         Prepayment Compensation
         Total Gross Prepayment Interest Shortfall
         Compensation for Gross PPIS from Servicing Fees
         Other Gross PPIS Compensation

         Total Net PPIS (Non-Supported PPIS)

         Master Servicing Fees Paid
         Sub Servicing Fees Paid
         Insurance Premium(s) Paid
         Personal Mortgage Insurance Fees Paid
         Other Fees Paid

         Total Fees

                            Delinquency Information

         Group 1
         -------

         Delinquency                              30-59     60-89      90+ Days       Totals
                                                  Days      Days
         Scheduled Principal Balance
         Percentage of Total Pool Balance
         Number of Loans
         Percentage of Total Loans

         Foreclosure
         Scheduled Principal Balance
         Percentage of Total Pool Balance
         Number of Loans
         Percentage of Total Loans

         Bankruptcy
         Scheduled Principal Balance
         Percentage of total Pool Balance
         Number of Loans
         Percentage of Total Loans

         REO
         Scheduled Principal Balance
         Percentage of Total Pool Balance

         Number of Loans
         Percentage of Total Loans

         Book Value of all REO Loans
         Percentage of Total Pool Balance

         Current Realized Losses
         Additional Gains (Recoveries)/Losses
         Total Realized Losses

         Group 2

         Delinquency                              30-59     60-89 Days    90+ Days    Totals
         -----------                              ------    ----------    --------    ------
                                                  Days
                                                  ----

         Scheduled Principal Balance
         Percentage of Total Pool Balance
         Number of Loans
         Percentage of Total Loans

         Foreclosure
         -----------

         Scheduled Principal Balance
         Percentage of Total Pool Balance
         Number of Loans
         Percentage of Total Loans

         Bankruptcy
         ----------

         Scheduled Principal Balance
         Percentage of Total Pool Balance
         Number of Loans
         Percentage of Total Loans

         REO
         ---

         Scheduled Principal Balance
         Percentage of Total Pool Balance
         Number of Loans
         Percentage of Total Loans

         Book Value of all REO Loans

         Percentage of Total Pool Balance

         Current Realized Losses
         Additional Gains
         (Recoveries)/Losses
         Total Realized Losses

                  Subordinated/Credit Enhancement Information

         Protection                                    Original         Current
         ----------                                    --------         -------

         Bankruptcy Loss
         Bankruptcy Percentage
         Credit/Fraud Loss
         Credit/Fraud Loss Percentage
         Special Hazard Loss
         Special Hazard Loss Percentage

         Credit Support                                 Original        Current
         --------------                                 --------        -------

         Class [____]
         Class [____] Percentage

         Class [____]
         Class [____] Percentage

         Class [____]
         Class [____] Percentage

         Class [____]
         Class [____] Percentage

         Class [____]
         Class [____] Percentage

         Class [____]
         Class [____] Percentage

         Class [____]
         Class [____] Percentage

                                   Exhibit C

                       Global Clearance, Settlement and
                         Tax Documentation Procedures

     Except in certain limited circumstances, the globally offered Resecuritization Mortgage Trust Certificates, Series 200_-_ (the "Global Securities"), will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Clearstream or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between participants of Clearstream or Euroclear and Participants holding certificates will be effected on a delivery-against-payment basis through the Relevant Depositaries of Clearstream and Euroclear (in such capacity) and as Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositaries, which in turn will hold such positions in accounts as Participants.

     Investors selecting to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between Participants. Secondary market trading between Participants will be settled using the procedures applicable to prior asset-backed issues in same-day funds.

     Trading between Clearstream and/or Euroclear participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the Procedures applicable to conventional eurobonds in same day funds.

     Trading between DTC Seller and Clearstream or Euroclear participants. When Global Securities are to be transferred from the account of a Participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date.

Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

     Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from Participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemptions for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

          Exemptions for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade of Business in the United States).

          Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form W-8BEN (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8BEN. Form W-8BEN may be filed by the beneficial owners or their agents.

          Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN is effective for [____] calendar years, and Form W-8ECI is effective for [____] calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate that is subject to United States federal income tax, regardless of the source of its income or (iv) a trust if (a) a court in the United States is able to exercise primary supervision over the administration of the trust, and
(b) one or more United States persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities or with the application of recently issued Treasury Regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 2000. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

                                            (Prospectus Supplement Version #4)

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer ot buy these securities in any state where the offer or sale is not permitted.


                 Subject to Completion, Dated November 6, 2001


Prospectus Supplement
(To Prospectus dated _____________, 2001)

                                 $306,000,000
                        ABFS Mortgage Loan Trust 2001-3
                     Mortgage-Backed Notes, Series 2001-3

American Business Credit, Inc.                Morgan Stanley ABS Capital I Inc.
Servicer                                                              Depositor

The following classes of notes are being offered pursuant to this prospectus supplement:
                                 Original Note
          Class                 Principal Balance                    Note Rate
          -----                 -----------------                    ---------
      Class A-1                   $253,800,000                      5.63% (1)
      Class A-2                   $52,200,000                       6.17% (1)

(1) The note rate for the Class A-1 Notes will increase to 6.13% and the note rate for the Class A-2 Notes will increase to 6.67% if the notes remain outstanding after the clean-up call date.

-----------------------------------------------------------------------------
You should read the section entitled "Risk Factors" starting on page S-5 of this prospectus supplement and page 6 of the accompanying prospectus and consider these factors before making a decision to invest in the notes.

The notes represent non-recourse obligations of the trust estate only and are not interests in or obligations of any other person.

Neither the notes nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.
-----------------------------------------------------------------------------

The trust estate --

o The trust estate consists primarily of two pools of fixed-rate business and consumer purpose home equity loans secured by first- or second-lien mortgages primarily on residential real properties.

The notes --

o The notes will be secured primarily by a pledge of the pools of mortgage loans, as described in this prospectus supplement. The Class A-1 will be secured primarily by Mortgage Loan Group I, and the Class A-2 Notes will be secured primarily by Mortgage Loan Group II.

The notes will be initially under-collaterized to a limited extent. Credit enhancement --

o The notes will be unconditionally and irrevocably guaranteed as to the timely distribution of interest and as to specified distributions of principal pursuant to the terms of a financial guaranty insurance policy to be issued by

[MBIA GRAPHIC OMITTED]


o The policy will not cover shortfalls of interest on the notes which may result from prepayments of the underlying mortgage loans, or from the application of the Soldiers' and Sailors' Civil Relief Act of 1940.


o    The notes will be cross-collateralized to a limited extent.

o Excess interest will be used in the early years of the transaction to create and build over-collateralization.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     The notes offered by this prospectus supplement will be purchased by Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. and offered from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the notes are anticipated to be approximately $307,146,763 before the deduction of expenses payable by the depositor, estimated to be approximately $500,000. The notes will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, Clearstream Luxembourg and the Euroclear System on or about ___________, 2001.

MORGAN STANLEY                                         BEAR, STEARNS & CO. INC.
__________, 2001

           Important notice about the information presented in this prospectus supplement and the accompanying prospectus

            We provide information to you about the notes in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes. If the accompanying prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

            You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

            We are not offering the Mortgage-backed Notes, Series 2001-3 in any state where the offer is not permitted.

            For 90 days following the date of this prospectus supplement, all dealers selling notes will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the notes with respect to their unsold allotments or subscriptions.

            We cannot sell the notes to you unless you have received both this prospectus supplement and the accompanying prospectus.

            We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The following table of contents provides the pages on which these captions are located.

                               Table of Contents
                             Prospectus supplement



Summary..............................................................S-1
Risk Factors.........................................................S-5
Transaction Overview................................................S-10
   Parties..........................................................S-10
   The Transaction..................................................S-11
The Mortgage Loan Pools.............................................S-12
   The Mortgage Loan Group I........................................S-13
   The Mortgage Loan Group II.......................................S-22
The Originators, the Seller and the Servicer........................S-30
   The Originators..................................................S-31
   Marketing Strategy...............................................S-35
   Underwriting Procedures and Practices............................S-36
   The Servicer.....................................................S-38
   Delinquency and Loan Loss Experience.............................S-39
   Management's Discussion and Analysis.............................S-41
The Owner Trustee...................................................S-41
The Indenture Trustee and the Collateral Agent......................S-42
Description of the Notes and the Trust Certificates.................S-42
   Book-Entry Registration..........................................S-43
   Definitive Notes.................................................S-47
   Sale of the Mortgage Loans.......................................S-47
   Delivery of Mortgage Loan Documents..............................S-48
   Representations and Warranties of the Seller.....................S-50
   Distributions on the Mortgage Loans..............................S-52
   Note Rates.......................................................S-54
   Initial Over-Funding.............................................S-54
   Over-collateralization Provisions................................S-55
   Reserve Account..................................................S-56
   Flow of Funds....................................................S-56
   Indenture Events of Default......................................S-58
   Reports to Noteholders...........................................S-59
   Amendment........................................................S-59
   Control Rights of Note Insurer...................................S-60
Servicing of the Mortgage Loans.....................................S-60
   Servicing Fees and Other Compensation and Payment of Expenses....S-60
   Periodic Advances and Servicer Advances..........................S-61
   Prepayment Interest Shortfalls...................................S-62
   Relief Act Shortfalls............................................S-62
   Optional Purchase of Delinquent Mortgage Loans...................S-62
   Servicer Reports.................................................S-62
   Collection and Other Servicing Procedures........................S-63
   Hazard Insurance.................................................S-64
   Realization Upon Defaulted Mortgage Loans........................S-65
   Removal and Resignation of the Servicer..........................S-65
   Termination; Optional Clean-up Call..............................S-67
The Policy..........................................................S-67
   Drawings Under the Policy........................................S-69
The Note Insurer....................................................S-70
MBIA Information....................................................S-70
   Financial Strength Ratings of MBIA...............................S-73
Prepayment and Yield Considerations.................................S-73
Material Federal Income Tax Consequences............................S-78
   Treatment of the Notes...........................................S-78
   Possible Alternative Characterizations of the Notes..............S-79
   Special Tax Attributes...........................................S-79
   Discount and Premium.............................................S-79
   Sale or Redemption of the Class A Notes..........................S-80
   Other Matters....................................................S-80
State Taxes.........................................................S-80
ERISA Considerations................................................S-80
Plan of Distribution................................................S-81
Legal Investment....................................................S-83
Incorporation of Certain Information by Reference...................S-83
Experts.............................................................S-83
Legal Matters.......................................................S-83
Ratings.............................................................S-84
Glossary............................................................S-84



                                  Prospectus


Risk Factors..........................................................6
The Trust Fund.......................................................10
Use of Proceeds .....................................................30
The Depositor........................................................31
Description of the Securities .......................................31
Credit Enhancement...................................................50
Yield and Prepayment Considerations..................................58
The Agreements.......................................................61
Material Legal Aspects of the Loans..................................80
Material Federal Income Tax Consequences............................100
State Tax Considerations............................................128
ERISA Considerations................................................129
Legal Investment....................................................136
Method of Distribution..............................................138
Legal Matters.......................................................139
Financial Information...............................................139
Rating..............................................................139
Where You Can Find More Information.................................140
Incorporation of Certain Documents by
  Reference.........................................................141

Glossary............................................................142

                                    Summary

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully to understand all of the terms of the offering of the notes.

-----------------------------

     The Notes and the Trust Certificates

The ABFS Mortgage Loan Trust 2001-3 will issue the mortgage-backed notes, series 2001-3: the Class A Notes. The Class A-1 and Class A-2 Notes will be secured by the assets of the trust, which consist primarily of the mortgage loans. The notes are being offered to you by this prospectus supplement. The trust will also issue one class of trust certificates, representing the entire beneficial ownership interest in the trust. The holder of a trust certificate is entitled to receive specified payments consisting of excess interest from the mortgage loans, but only after all other payments have been made in respect of the notes. The trust is comprised of two mortgage loan pools: each a mortgage loan group, the conforming mortgage loan group, or Mortgage Loan Group I, and the non-conforming mortgage loan group, or Mortgage Loan Group
II. The Class A-1 Notes are backed primarily by Mortgage Loan Group I, and the Class A-2 Notes are backed primarily by Mortgage Loan Group II.

The Trust Estate

     The trust estate consists of:

     o the mortgage loans, together with the mortgage files relating thereto and all collections thereon and proceeds thereof collected after the cut-off date,


     o all rights of the depositor under the agreement pursuant to which the depositor acquired the mortgage loans from the Originators,

     o such assets as from time to time are identified as REO properties and collections thereon and proceeds thereof,

     o cash that is deposited into the collection accounts, and invested in accordance with the indenture and the sale and servicing agreement,

     o the indenture trustee's rights with respect to the mortgage loans under all insurance policies required to be maintained pursuant to the servicing requirements, and any insurance proceeds,

     o    liquidation proceeds, and


     o    released mortgaged property proceeds.

          In addition, the noteholders will have the benefit of the note insurance policy.

Distributions

     Distributions on the notes will be on the 15th day of each month, or, if such 15th day is not a business day, on the next business day, beginning on October 15, 2001, to the holders of record on the preceding record date.

     The record date for the Class A Notes will be the last business day of the month preceding the related distribution date, or, in the case of the October 15, 2001 distribution date, the closing date.

Payments of Interest

     On each distribution date, the notes are entitled to receive current interest.

o Current Interest. The current interest for a distribution date is the interest which accrues on a class of notes at the applicable note rate on the outstanding principal balance of the note during the accrual period.

o Accrual Period. The accrual period for the Class A Notes is the calendar month preceding the distribution date.

     All computations of interest accrued on the Class A Notes will be made on the basis of a 360-day year consisting of twelve 30-day months.

Payments of Principal


     The holders of the Class A-1 and Class A-2 Notes, in the aggregate, are entitled to receive distributions of principal on each distribution date which will be equal to the collections of principal on the mortgage loans in the related mortgage loan group, plus

o additional payments of principal funded from excess interest, as needed to create or maintain the over-collateralization at its required level,

o minus amounts of principal not distributed, as needed to reduce the over-collaterization to its required level.

     The additional, accelerated payments of principal will be made during the early months of the transaction, to eliminate the initial under-collateralization and to increase the amount of over-collateralization to its required level. Thereafter, if at any time losses on the underlying mortgage loans reduce the amount of over-collateralization to below its required level, the additional, accelerated payment of principal will again commence, to the extent needed to maintain the amount of over-collateralization at its then required level. These additional, accelerated payments of principal will be funded from excess interest on the underlying mortgage loans which would otherwise be applied to other subordinated purposes, or distributed to the certificateholders.


Credit Enhancement

     The credit enhancement provided for the benefit of the holders of the notes consists solely of:

o    excess spread,

o    limited cross-collateralization,

o    over-collateralization, and

o    the note insurance policy.

The Mortgage Loans

     The mortgage loans to be included in the trust estate will be primarily fixed-rate, closed-end, monthly pay, business purpose loans and consumer purpose home equity loans secured by first or second mortgages or deeds of trust primarily on residential real properties.


     Mortgage Loan Group I, the conforming mortgage loan group, will include mortgage loans that have an aggregate outstanding principal balance as of the statistical calculation date of $156,329,427.21. As of the statistical calculation date, each mortgage loan in Mortgage Loan Group I is secured by a first or second lien on the related property; and each of the mortgage loans in Mortgage Loan Group I are in compliance with the 2001 Fannie Mae guidelines for single-family properties and multi-family properties applicable to mortgage loans eligible for purchases by Fannie Mae. Consequently, the Class A-1 Notes are eligible for purchase by investors which may invest directly in whole-loan pools comprised of such mortgage loans.


     Mortgage Loan Group II, the non-conforming mortgage loan group, will include mortgage loans that have an aggregate outstanding principal balance as of the statistical calculation date of $32,153,632.59. Mortgage Loan Group II may include mortgage loans that do not meet the restrictions applicable to Mortgage Loan Group I.

     On the closing date, the trust will purchase the mortgage loans. The aggregate principal balance of the Mortgage Loan Group I mortgage loans will be approximately $248,800,013.18, and the aggregate principal balance of the Mortgage Loan Group II mortgage loans will be approximately $51,176,035.00

Servicing of the Mortgage Loans

     American Business Credit, Inc. will act as servicer and will be obligated to service and administer the mortgage loans on behalf of the trust, for the benefit of the note insurer and the holders of the notes.

Optional Termination of the Notes

     The servicer may, at its option, purchase the mortgage loans and call the notes on any distribution date when the aggregate principal balance of the mortgage loans in both Mortgage Loan Groups is equal to or less than 10% of the aggregate principal balances of the mortgage loans in both mortgage loan groups as of the cut-off date. Such purchase of the mortgage loans would result in the payment in full of the Class A-1 and Class A-2 Notes on such distribution date. If the mortgage loans are not purchased on the first distribution date on which the above option may be exercised, the interest rate payable on the Class A-1 and Class A-2 Notes will be increased by 0.50% per annum. The note insurer must consent to the purchase of the mortgage loans if the resulting amount available for payment on the notes would result in a draw under the note insurance policy.

ERISA Considerations

     Subject to the conditions described under "ERISA Considerations" herein, the notes may be purchased by an employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Internal Revenue Code.

Federal Tax Aspects

     Dewey Ballantine LLP acted as tax counsel to the trust and is of the opinion that:

o    the notes will be characterized as indebtedness, and

o the trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation or a taxable mortgage pool.

     Each noteholder, by accepting a note, will agree to treat the notes as indebtedness.

Legal Investment

     The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Ratings

     In order to be issued, the notes must be rated "AAA" by Standard & Poor's and "Aaa" by Moody's, taking into account the note insurance policy issued with respect to the notes. These ratings may be lowered, qualified or withdrawn by the rating agencies.

                                 Risk Factors

     In addition to the risk factors discussed in the prospectus, prospective noteholders should consider, among other things, the following additional factors in connection with the purchase of the notes. Unless otherwise noted, all percentages are based upon the mortgage loan groups that existed on a statistical calculation date of August 31, 2001.

     Less stringent underwriting standards and the resultant potential for delinquencies on the mortgage loans could lead to losses on your securities.

     The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources such as commercial banks. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the notes may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

     The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

     Geographic concentration of the mortgage loans in particular jurisdictions may result in greater losses if those jurisdictions experience economic downturns.

     Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. The mortgaged properties underlying the mortgage loans are located primarily on the eastern seaboard of the United States. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the mortgage loan groups than if the mortgage loan groups were more diversified.

     In particular, the following percentages of mortgage loans in Mortgage Loan Group I and Mortgage Loan Group II on the statistical calculation date were secured by mortgaged properties located in the following states:

                            New York      New Jersey     Pennsylvania     Massachusetts    Florida     Ohio    Illinois    Michigan
                            --------      ----------     ------------     -------------    -------     ----    --------    --------
Mortgage Loan Group I        25.44%         10.42%           9.52%            7.55%         6.52%     5.94%     5.56%       5.36%





                            New York      New Jersey     Pennsylvania
Mortgage Loan Group II       35.25%         15.46%          14.20%

     Because of the relative geographic concentration of the mortgage loans within the States of New York, New Jersey, Pennsylvania, Massachusetts, Florida, Ohio, Illinois and Michigan, losses on the mortgage loans may be higher than would be the case if the mortgage loans were more geographically diversified. For example, certain of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, and other natural disasters and major civil disturbances, than residential or commercial properties located in other parts of the country. In addition, the economies of New York, New Jersey, Pennsylvania, Massachusetts, Florida, Ohio, Illinois and Michigan may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. Because of the relative geographic concentration of the mortgage loans within States such as New York and New Jersey, the events of September 11, 2001, may have an adverse effect on the mortgage loans. If the New York, New Jersey, Pennsylvania, Massachusetts, Florida, Ohio, Illinois and Michigan residential or commercial real estate markets experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and such increase may be substantial.

A portion of the mortgage loans require large balloon payments at maturity; these balloon loans may involve a greater risk of default due to these large payments, which could lead to losses on your notes.

     Approximately 41.38% of the mortgage loans in Mortgage Loan Group I on the statistical calculation date and approximately 45.77% of the mortgage loans in Mortgage Loan Group II on the statistical calculation date are not fully amortized over their terms and instead require substantial balloon payments on their maturity dates. Because the principal balances of these balloon loans do not fully amortize over their terms, these balloon loans may involve greater risks of default than mortgage loans whose principal balance is fully amortized over the term of the mortgage loan. The borrower's ability to pay the balloon amount due at maturity of his or her balloon loan will depend on the borrower's ability to obtain adequate refinancing or funds from other sources to repay the balloon loan. The originators have only limited historical default data with respect to their balloon loans and they do not believe that their data is sufficient to predict the default experience of the balloon loans.

     Even assuming that the mortgaged properties provide adequate security for the balloon loans, substantial delays and foreclosure costs could be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of proceeds by the holders of the notes could occur.

A portion of the mortgage loans are secured by subordinate mortgages; in the event of a default, these mortgage loans are more likely to experience losses.

     Approximately 9.79% of the mortgage loans in Mortgage Loan Group I on the statistical calculation date and approximately 40.08% of the mortgage loans in Mortgage Loan Group II on the statistical calculation date are secured by subordinate or junior mortgages which are subordinate to the rights of the holder of the related senior mortgages. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing business and consumer purpose home equity loans in its portfolio, the servicer will generally satisfy or reinstate each such first mortgage at or prior to the foreclosure sale only to the extent that it determines any amount so paid will be recoverable from future payments and collections on the mortgage loans or otherwise. The trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

     An overall decline in the residential or commercial real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the mortgage loans, together with the primary senior financing thereon, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of the mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan after satisfaction of any senior liens.

Prepayments on the mortgage loans could lead to shortfalls in the distribution of interest on your note.

     The dates on which scheduled payments are due on the mortgage loans occur throughout a month. When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of such prepayment, instead of for a full month. However, such principal receipts will only be passed through to the holders of the notes once a month on the distribution date which follows the calendar month in which such prepayment was received by the servicer. The servicer is obligated to pay, without any right of reimbursement, those shortfalls in interest collections payable on the notes that are attributable to the difference between the interest paid by a mortgagor in connection with a prepayment in full and thirty days' interest on such mortgage loan, but only to the extent of the servicing fees for such mortgage loan for such calendar month.

     If the servicer fails to make such distributions or the shortfall exceeds the servicing fee, there will be less funds available for the distribution of interest on the related class of notes. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the related class of notes, are not covered by the policy.

Over-Funding feature effects timing of principal payments and draws under the note insurance policy

     The Notes are issued initially with an over-funding feature, which means that we are issuing a greater principal amount of Notes than the aggregate principal amount of mortgage loans in the related Mortgage Loan Group. Specifically, the original Class A-1 Note principal balance exceeds the original aggregate pool balance of Mortgage Loan Group I by approximately $4,999,987.00, and the original Class A-2 Note principal balance exceeds the original aggregate pool balance of Mortgage Loan Group II by approximately $1,023,965.00.

     As discussed under "Description of the Notes and the Trust Certificates - Over-collateralization Provisions", excess cashflow consisting generally of excess interest - interest collected on the mortgage loans in excess of the interest paid out on the Notes, together with fees - will be applied in the early months of the transaction to eliminate the under-collateralization which results from the over-funding feature, and thereafter to build over-collateralization to its required level for the related Mortgage Loan Group. Although the note insurer will generally be required to fund, under the note insurance policy, the amount of under-collateralization for each Mortgage Loan Group, that provision will not initially apply to this beginning level of under-collateralization, although the note insurance policy will ultimately cover any Over-collateralization Deficit.

Distributions to and rights of investors may be adversely affected in the event of any bankruptcy of the seller.

     The sale of the mortgage loans from the seller to the depositor is intended as a "true sale" of the mortgage loans for bankruptcy purposes. The sale of the mortgage loans from the depositor to the trust estate will be treated by the depositor and the trust estate as a sale of the mortgage loans. If the seller were to become insolvent, a receiver or conservator for, or a creditor of, the seller, may nonetheless argue that the transaction between the seller and the depositor is a pledge of mortgage loans as security for a borrowing rather than a sale. If the court were to accept these agreements, you could experience losses or delays in payments on your notes because:

     o the indenture trustee would not be able to exercise remedies with respect to the mortgage loans on your behalf without permission from the court;

     o the court might require the indenture trustee to accept property in exchange for the mortgage loans, and that property could be found to be of less value than the mortgage loan

     o the court might prevent the indenture trustee or the noteholders from taking some actions such as selling the mortgage loans or appointing a successor servicer:

     o the court might order the sale of the mortgage loans, resulting in early payment of the notes; and

     o tax or government liens on the seller's property that arose before the transfer of the mortgage loans could be paid from the collections on the mortgage loans before the collections could be used to make payments on your notes.

     The attempt to recharacterize the transfer, even if unsuccessful, could result in delays in distributions to you. If the attempt were successful, the indenture trustee's recovery on your behalf could be limited to the then current value of the mortgage loans or other collateral. Consequently, you could lose the right to future payments and you might not receive your anticipated principal and interest on the notes.

Soldiers' and Sailors' Civil Relief Act of 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service and state national guard called to federal duty:

     o are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including mortgage loans) incurred prior to the commencement of military service for the duration of military service;

     o may be entitled to a stay of proceeding on any kind of foreclosure or repossession action in the case of defaults on obligations entered into prior to military service for the duration of military service; and

     o may have the maturity of obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

     If a borrower's obligation to repay amounts otherwise due on a mortgage loan included in the trust is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the trust, the servicer, the seller, the depositor, the originators or the indenture trustee will be required to advance these amounts, and any resulting loss may reduce the amounts available to be paid to the holders of the notes. Any shortfalls in interest collections on mortgage loans included in the trust resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will not be covered by the note insurance policy and will be allocated to the trust certificates in reduction of the amounts payable to such trust certificates on the related distribution date.

     Because the ratings of the notes are dependent upon the creditworthiness of the note insurer, a downgrade of the note insurer could cause a downgrade of the notes.

     The ratings of the notes will depend primarily on the creditworthiness of the note insurer as the provider of the policy relating to the notes. Any reduction in the note insurer's financial strength and claims-paying ability ratings could result in a reduction of the ratings on the notes.

     Some of the terms used in this prospectus supplement are capitalized. These capitalized terms have specified definitions, which are included at the end of this prospectus supplement under the heading "Glossary."

                             Transaction Overview

Parties

     The Trust. ABFS Mortgage Loan Trust 2001-3, a Delaware statutory business trust. The principal executive office of the trust is in Wilmington, Delaware, in care of the owner trustee, at the address of the owner trustee specified below.

     The Depositor. Morgan Stanley ABS Capital I Inc., a Delaware corporation. The principal executive office of the depositor is located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4700.

     The Seller. ABFS 2001-3, Inc., a Delaware corporation. The principal executive office of the seller is at 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19810, and its telephone number is (302) 478-6161.

     The Originators. American Business Credit, Inc., a Pennsylvania corporation, HomeAmerican Credit, Inc. d/b/a Upland Mortgage, a Pennsylvania corporation, and American Business Mortgage Services, Inc., a New Jersey corporation, originated or purchased the mortgage loans. For a description of the business of the originators, see "The Originators, the Seller and the Servicer" herein.

     The Servicer and the Subservicers. American Business Credit, Inc. will act as servicer of the mortgage loans, and Upland Mortgage and American Business Mortgage Services, Inc. will act as subservicers with respect to different portions of the mortgage loans. For a description of the business of the servicer, see "The Originators, the Seller and the Servicer" herein.

     The Indenture Trustee and the Collateral Agent. The Chase Manhattan Bank, a New York banking corporation. The corporate trust office of the indenture trustee is located at 450

West 33rd Street, 14th Floor, New York, New York 10001, and its telephone number is (212) 946-3200. For a description of the indenture trustee, see "The Indenture Trustee and Collateral Agent" herein.

     The Owner Trustee. First Union Trust Company, National Association, a national banking association. The corporate trust office of the owner trustee is located at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801, and its telephone number is (302) 888-7539. For a description of the owner trustee and its responsibilities, see "The Owner Trustee" herein.

     The Note Insurer. MBIA Insurance Corporation, a subsidiary of MBIA Inc., a New York Stock Exchange listed company. The note insurer will issue a financial guaranty insurance policy for the benefit of the holders of the Class A Notes. For a description of the business and selected financial information of the note insurer, see "The Policy" and "The Note Insurer" herein.

     The Rating Agencies. Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. will issue ratings with respect to the notes.

The Transaction

     Formation of the Trust and Issuance of the Trust Certificates. The trust will be formed pursuant to the terms of a Trust Agreement, dated as of September 1, 2001, between the owner trustee, the depositor and the seller, and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Under the Trust Agreement, the trust will also issue one class of trust certificates, evidencing the entire beneficial ownership interest in the trust.

     Sale and Servicing of the Mortgage Loans. The mortgage loans have been originated or purchased by the originators pursuant to their respective underwriting guidelines, as described herein under "The Originators, the Seller and the Servicer." The originators will sell the mortgage loans to the seller, and the seller will sell the mortgage loans to the depositor pursuant to an Unaffiliated Seller's Agreement, dated as of September 1, 2001, among the originators, the seller and the depositor. The depositor will sell the mortgage loans to the trust pursuant to a Sale and Servicing Agreement, dated as of September 1, 2001, among the depositor, the trust, the servicer, the collateral agent and the indenture trustee. The servicer will service the mortgage loans pursuant to the terms of the Sale and Servicing Agreement.

     Issuance of the Notes. Pursuant to the terms of an Indenture, dated as of September 1, 2001, between the trust and the indenture trustee, the trust will pledge the trust estate to the indenture trustee, for the benefit of the holders of the notes and the note insurer, and issue the notes.

     Issuance of the Policy. The note insurer will issue the policy pursuant to the terms of an Insurance and Reimbursement Agreement, dated as of September 26, 2001, among the note insurer, the depositor, the seller, the trust, the originators, the servicer and the indenture trustee.

                            The Mortgage Loan Pools

     Difference between Statistical Calculation Date and Closing Date Pools. The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the pools of mortgage loans that existed on a statistical calculation date, in this case August 31, 2001. The principal balance of Mortgage Loan Group I aggregated $156,329,427.21 as of the statistical calculation date and the principal balance of Mortgage Loan Group II aggregated $32,153,632.59 as of the statistical calculation date. The seller expects that the actual closing date pools will represent approximately $248,800,013.18 in aggregate principal balance of mortgage loans in Mortgage Loan Group I, as of the cut-off date and approximately $51,176,035.00 in aggregate principal balance of mortgage loans in Mortgage Loan Group II, as of the cut-off date. The additional mortgage loans will represent mortgage loans acquired or to be acquired by the trust on or prior to the closing date. On the closing date, in addition to the mortgage loans included in the statistical information as of the statistical calculation date, the seller expects to deliver a substantial amount of additional mortgage loans that will have been originated after the statistical calculation date but before the closing date. In addition, with respect to the mortgage loan groups as of the statistical calculation date as to which statistical information is presented herein, some amortization will occur prior to the closing date. Moreover, certain mortgage loans included in the mortgage loan groups as of the statistical calculation date may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage loan groups, and may not be included in the final mortgage loan groups. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage loan groups will vary somewhat from the statistical distribution of such characteristics as of the statistical calculation date as presented in this prospectus supplement, although such variance should not be material.

     The mortgage loans will be predominantly business or consumer purpose residential home equity loans used to refinance an existing mortgage loan, to consolidate debt, or to obtain cash proceeds in order to provide funds for working capital for business, business expansion, equipment acquisition, or personal acquisitions by borrowing against the mortgagor's equity in the related mortgaged property. The mortgaged properties securing the mortgage loans consist primarily of single-family residences -- which may be detached, part of a multi-family dwelling, a condominium unit, a townhouse, a manufactured home or a unit in a planned unit development -- and to a limited extent commercial multiple purpose, or mixed use properties. The mortgaged properties may be owner-occupied properties, which include second and vacation homes, non-owner occupied investment properties or business purpose properties.

     Approximately 84.68% of the mortgage loans in Mortgage Loan Group I and 92.90% of the mortgage loans in Mortgage Loan Group II have a prepayment fee clause. Such prepayment fee clauses generally provide that the mortgagor pay, upon prepayment, one or more of the following:

     o a fee equal to a percentage, which is negotiated at origination, of the outstanding principal balance of the mortgage loan; or

     o a fee which is designed to allow the holder of the mortgage note to earn interest on the mortgage loan as if the mortgage loan remained outstanding until a designated point in time.

     The mortgaged properties underlying the mortgage loans are located primarily on the eastern seaboard of the United States. For a description of relevant state laws that may present material issues regarding the geographic concentrations of the mortgage loans, See "Material Legal Aspects of the Loans" in the accompanying prospectus.

     The following sections describe the statistical characteristics of the mortgage loan groups. Unless otherwise noted, all statistical percentages in this prospectus supplement are approximate and are measured by the aggregate principal balance of the applicable mortgage loans in relation to the aggregate principal balance of the mortgage loans in the applicable mortgage loan group, in each case, as of the statistical calculation date.

     The loan-to-value ratios and the combined loan-to-value ratios, or LTV's and CLTV's, described herein were calculated based upon the appraised values of the related mortgaged properties used for loan origination. No assurance can be given that such appraised values of the mortgaged properties have remained or will remain at the levels that existed on the dates of origination of the related mortgage loans. If property values decline such that the outstanding principal balances of the mortgage loans, together with the outstanding principal balances of any first liens, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those historically experienced by the servicer, as set forth below under "The Originators, the Seller and the Servicer -- Delinquency and Loan Loss Experience," and in the mortgage lending industry generally.

     The Mortgage Loan Group I. As of the statistical calculation date, the mortgage loans in Mortgage Loan Group I had the following characteristics:


     o approximately 0.16% of the mortgage loans were more than 30 days delinquent;


     o there were 1,952 mortgage loans under which the related mortgaged properties are located in 31 states;

     o the aggregate principal balance, after application of all payments due on or before the statistical calculation date, was $156,329,427.21;

     o the minimum current principal balance was $9,763.31, the maximum current principal balance was $315,844.23 and the average current principal balance was $80,086.80;

     o the mortgage interest rates ranged from 8.750% to 15.090% per annum, and the weighted average mortgage interest rate was approximately 11.178% per annum;

     o the original term to stated maturity ranged from 60 months to 360 months and the weighted average original term to stated maturity was approximately 259 months;

     o the remaining term to stated maturity ranged from 58 months to 360 months and the weighted average remaining term to stated maturity was approximately 258 months;

     o approximately 58.62% of the mortgage loans by aggregate principal balance require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, and approximately 41.38% of the mortgage loans by aggregate principal balance are balloon loans;

     o    the weighted average original CLTV was approximately 77.39%;

     o approximately 90.21% of the mortgage loans by aggregate principal balance are secured by first liens and approximately 9.79% of the mortgage loans by aggregate principal balance are secured by second liens; and

     o    approximately 25.44%, 10.42%, 9.52%, 7.55%, 6.52%, 5.94%, 5.56% and
          5.36% of the mortgage loans by aggregate principal balance are secured by mortgaged properties located in the States of New York, New Jersey, Pennsylvania, Massachusetts, Florida, Ohio, Illinois and Michigan, respectively.

     The following tables set forth certain statistical information with respect to the mortgage loans in Mortgage Loan Group I. Due to rounding, the percentages shown may not precisely total 100.00%.

                             Mortgage Loan Group I

                Geographic Distribution of Mortgaged Properties

                                                                            % of Mortgage
                                                                              Loan Group
                                                                             by Aggregate
                                                                              Statistical
                                 Number of          Aggregate Unpaid       Calculation Date
State                          Mortgage Loans      Principal Balance       Principal Balance
-----                          --------------      -----------------       -----------------
New York.................             365           $39,774,335.18              25.44%
New Jersey...............             184            16,283,096.75              10.42
Pennsylvania.............             219            14,875,402.61               9.52
Massachusetts............             100            11,797,096.58               7.55
Florida..................             145            10,194,163.55               6.52
Ohio.....................             157             9,283,333.82               5.94
Illinois.................             100             8,694,497.29               5.56
Michigan.................             130             8,386,966.85               5.36
Georgia..................              71             4,833,659.19               3.09
North Carolina...........              64             4,501,530.82               2.88
Indiana..................              74             4,085,226.13               2.61
Other....................             343            23,620,118.44              15.11
                               --------------      -----------------       -----------------
         Total:                     1,952          $156,329,427.21             100.00%
                               ==============      =================       =================

                       Number of States Represented: 31

o "Other" includes states with under 2.00% individual concentrations of the Mortgage Loan Group I mortgage loans.

                             Mortgage Loan Group I

            Distribution of Original Combined Loan-to-Value Ratios

                                                                                                       % of Mortgage
                                                                                                       Loan Group by
                                                                                                    Aggregate Statistical
                                                              Number of                                Calculation
                                                              Mortgage       Aggregate Unpaid         Date Principal
Original Combined Loan-to-Value Ratio Range (%)                 Loans        Principal Balance            Balance
-----------------------------------------------              ----------      -----------------      ---------------------
 0.01 -   40.00.................................                109             $ 4,450,124.30              2.85%
40.01 -   50.00..................................                90               4,870,432.77              3.12
50.01 -   60.00..................................               108               7,486,985.34              4.79
60.01 -   70.00..................................               222              17,567,765.21             11.24
70.01 -   80.00..................................               591              51,500,687.31             32.94
80.01 -   90.00..................................               825              70,137,156.17             44.86
90.01 -  100.00..................................                 6                 306,512.80              0.20
100.01 - 110.00..................................                 1                   9,763.31              0.01
                                                             --------       -------------------     ---------------------
      Total:                                                  1,952            $156,329,427.21            100.00%
                                                             ========       ===================    ======================

o The minimum and maximum original combined loan-to-value ratios of the mortgage loans in Mortgage Loan Group I as of the statistical calculation date are approximately 8.00% and 101.58% respectively, and the weighted average original combined loan-to-value ratio of the mortgage loans in Mortgage Loan Group I as of the statistical calculation date is approximately 77.39%.



                             Mortgage Loan Group I

                     Distribution of Gross Interest Rates

                                                                                                   % of Mortgage
                                                                                                   Loan Group by
                                                                                                Aggregate Statistical
                                                     Number of                                     Calculation
                                                     Mortgage       Aggregate Unpaid              Date Principal
Range of Gross Interest Rates (%)                      Loans        Principal Balance                 Balance
---------------------------------                   ----------      ------------------          --------------------
  8.000 -  8.999........................                   3           $    406,472.12                   0.26%
  9.000 -  9.999........................                 222             27,607,116.39                  17.66
 10.000 - 10.999..........................               612             58,256,748.18                  37.27
 11.000 - 11.999..........................               507             39,546,010.86                  25.30
 12.000 - 12.999..........................               326             18,461,019.34                  11.81
 13.000 - 13.999..........................               214              9,269,361.11                   5.93
 14.000 - 14.999..........................                67              2,762,699.21                   1.77
 15.000 - 15.999..........................                 1                 20,000.00                   0.01
                                                   ---------        ------------------          --------------------
       Total:                                          1,952           $156,329,427.21                 100.00%
                                                   =========        ==================          ====================

o The weighted average gross interest rate of the mortgage loans in Mortgage Loan Group I as of the statistical calculation date is approximately 11.178%.

                             Mortgage Loan Group I

               Distribution of Original Term to Stated Maturity
                                  (in months)

                                                                                                  % of Mortgage Loan Group by
                                                                                                     Aggregate Statistical
                                                Number of Mortgage         Aggregate Unpaid        Calculation Date Principal
Range of Original Term (in months)                     Loans              Principal Balance                 Balance
----------------------------------            ---------------------     ----------------------    ----------------------------
     1 -  60..............................                   4             $       111,163.65                0.07%
    61 - 120..............................                  85                   3,715,305.65                2.38
   121 - 180..............................                 727                  47,055,748.47               30.10
   181 - 240..............................                 650                  48,975,230.69               31.33
   241 - 300..............................                  61                   7,029,931.99                4.50
   301 - 360..............................                 425                  49,442,046.76               31.63
                                              ---------------------     ----------------------    ----------------------------
       Total:                                            1,952                $156,329,427.21              100.00%
                                              =====================     ======================    =============================


o The weighted average original term to stated maturity of the mortgage loans in Mortgage Loan Group I as of the statistical calculation date is approximately 259 months.



                             Mortgage Loan Group I

               Distribution of Remaining Term to Stated Maturity
                                  (in months)


                                                                                                     % of Mortgage Loan Group
                                                                               Aggregate              by Aggregate Statistical
                                                       Number of           Unpaid Principal             Calculation Date
Range of Remaining Term (in months)                 Mortgage Loans              Balance                   Principal Balance
-----------------------------------                 --------------       --------------------        -------------------------
   1 -  60.................................                     4         $       111,163.65                 0.07%
  61 - 120.................................                    85               3,715,305.65                 2.38
 121 - 180.................................                   727              47,055,748.47                30.10
 181 - 240.................................                   650              48,975,230.69                31.33
 241 - 300.................................                    61               7,029,931.99                 4.50
 301 - 360.................................                   425              49,442,046.76                31.63
                                                    --------------       --------------------       --------------------------
      Total:                                                1,952            $156,329,427.21               100.00%
                                                    ==============       ====================       ==========================

o The weighted average remaining term to stated maturity of the mortgage loans in Mortgage Loan Group I as of the statistical calculation date is approximately 258 months.

                             Mortgage Loan Group I

                  Distribution of Original Principal Balances

                                                                                                 % of Mortgage Loan Group
                                                                           Aggregate              by Aggregate Statistical
                                                     Number of           Unpaid Principal             Calculation Date
Range of Remaining Term (in months)                Mortgage Loans           Balance                   Principal Balance
-----------------------------------                --------------        ----------------        ------------------------
          1 -  25,000.....................             126             $    2,819,260.81                  1.80%
     25,001 -  50,000.....................             606                 22,766,865.17                 14.56
     50,001 -  75,000.....................             485                 29,732,455.33                 19.02
     75,001 - 100,000.....................             217                 18,965,506.36                 12.13
    100,001 - 125,000.....................             151                 16,877,813.13                 10.80
    125,001 - 150,000.....................             113                 15,465,842.61                  9.89
    150,001 - 175,000.....................              93                 15,062,802.89                  9.64
    175,001 - 200,000.....................              64                 12,117,673.48                  7.75
    200,001 - 225,000.....................              49                 10,431,745.15                  6.67
    225,001 - 250,000.....................              28                  6,689,846.32                  4.28
    250,001 - 275,000.....................              17                  4,512,675.91                  2.89
    275,001 and Greater...................               3                    886,940.05                  0.57
                                              ------------------      -------------------       -------------------------
         Total:                                      1,952               $156,329,427.21                100.00%
                                               =================      ===================       =========================

o The average original principal balance of the mortgage loans in Mortgage Loan Group I as of the statistical calculation date is $80,153.38

                             Mortgage Loan Group I

                  Distribution of Current Principal Balances

                                                                                           % of Mortgage Loan Group
                                                                     Aggregate              by Aggregate Statistical
                                               Number of           Unpaid Principal             Calculation Date
Range of Remaining Term (in months)          Mortgage Loans           Balance                   Principal Balance
-----------------------------------          --------------        ----------------        ------------------------
           1 -  25,000................             127             $  2,844,257.89                 1.82%
      25,001 -  50,000................             605               22,741,868.09                14.55
      50,001 -  75,000................             485               29,732,455.33                19.02
      75,001 - 100,000................             217               18,965,506.36                12.13
     100,001 - 125,000................             151               16,877,813.13                10.80
     125,001 - 150,000................             113               15,465,842.61                 9.89
     150,001 - 175,000................              93               15,062,802.89                 9.64
     175,001 - 200,000................              64               12,117,673.48                 7.75
     200,001 - 225,000................              49               10,431,745.15                 6.67
     225,001 - 250,000................              28                6,689,846.32                 4.28
     250,001 - 275,000................              17                4,512,675.91                 2.89
     275,001 and Greater..............               3                  886,940.05                 0.57
                                            ---------------       -----------------       --------------------------
           Total:                                1,952             $156,329,427.21               100.00%
                                            ===============       =================       ==========================


o The average current principal balance of the mortgage loans in Mortgage Loan Group I as of the statistical calculation date is $80,086.80

                             Mortgage Loan Group I

                          Distribution by Lien Status

                                                                   % of Mortgage Loan Group
                                                                   by Aggregate Statistical
                     Number of Mortgage      Aggregate Unpaid     Calculation Date Principal
 Lien Status               Loans            Principal Balance               Balance
 -----------         ------------------  -----------------------  --------------------------
First Lien......                1,573       $141,029,793.31                   90.21%
Second Lien.....                  379         15,299,633.90                     9.79
                    ------------------   -----------------------  ---------------------------
     Total:                     1,952       $156,329,427.21                  100.00%
                    ==================   =======================  ===========================



                             Mortgage Loan Group I

                       Distribution by Amortization Type

                                                                          % of Mortgage Loan Group
                                                                          by Aggregate Statistical
                            Number of Mortgage      Aggregate Unpaid     Calculation Date Principal
 Amortization Type                Loans            Principal Balance               Balance
 -----------------          ------------------     -----------------     --------------------------
Fully Amortizing........               1,137           $91,646,461.88              58.62%
Balloon Loans...........                 815            64,682,965.33              41.38
                            ------------------     -------------------  ---------------------------
      Total:                           1,952          $156,329,427.21             100.00%
                            ==================     ===================  ===========================

                             Mortgage Loan Group I

                       Distribution by Occupancy Status


                                                                                       % of Mortgage Loan
                                                                                       Group by Aggregate
                                     Number of Mortgage       Aggregate Unpaid      Statistical Calculation
Occupancy Status                            Loans            Principal Balance       Date Principal Balance
----------------                  -----------------    -------------------------  --------------------------
Owner Occupied.................          1,845               $148,986,396.73                95.30%
Non-Owner Occupied.............             94                  6,409,608.72                 4.10
Second Home....................             13                    933,421.76                 0.60
                                  -----------------    -------------------------  ------------------------
      Total:                             1,952               $156,329,427.21               100.00%
                                  =================    =========================  ========================



                                             Mortgage Loan Group I

                                         Distribution by Property Type


                                                                                  % of Mortgage Loan Group
                                                                                  by Aggregate Statistical
                                   Number of Mortgage       Aggregate Unpaid          Calculation Date
Property Type                            Loans             Principal Balance          Principal Balance
-------------                     ----------------     ----------------------     -------------------------
Single Family...................         1,536                $119,397,141.92               76.38%
2-4 Family......................           153                  18,158,727.17               11.62
Condominium.....................            82                   6,477,308.81                4.14
Townhouse.......................            94                   6,001,236.16                3.84
Planned Unit Development........            43                   3,686,598.00                2.36
Manufactured Housing............            44                   2,608,415.15                1.67
                                  ----------------     ----------------------     -------------------------
      Total:                             1,952                $156,329,427.21              100.00%
                                  ================     ======================     =========================


                                                   Mortgage Loan Group I

                                          Distribution by Delinquency Status

                                                                                    % of Mortgage Loan Group
                                                                                    by Aggregate Statistical
                                     Number of Mortgage       Aggregate Unpaid          Calculation Date
Number of Days Delinquent                  Loans             Principal Balance          Principal Balance
-------------------------           --------------------     --------------------   -------------------------
Current..........................             1,948               $155,926,808.31             99.84%
31 to 59.........................                 4                    402,618.90               0.16
                                    --------------------     --------------------   -------------------------
      Total:                                  1,952               $156,329,427.21             100.00%
                                    ====================     ====================   =========================



     The Mortgage Loan Group II. As of the statistical calculation date, the mortgage loans in Mortgage Loan Group II had the following characteristics:

     o approximatley 1.03% of the mortgage loans were more than 30 days delinquent;


     o there were 294 mortgage loans under which the related mortgaged properties are located in 19 states;

     o the aggregate principal balance, after application of all payments due on or before the statistical calculation date, was $32,153,632.59;

     o the minimum current principal balance was $15,000.00, the maximum current principal balance was $650,000.00 and the average current principal balance was $109,366.10;

     o the mortgage interest rates ranged from 9.500% to 16.990% per annum, and the weighted average mortgage interest rate was approximately 14.527% per annum;

     o the original term to stated maturity ranged from 36 months to 360 months and the weighted average original term to stated maturity was approximately 189 months;

     o the remaining term to stated maturity ranged from 35 months to 360 months and the weighted average remaining term to stated maturity was approximately 188 months;

     o approximately 54.23% of the mortgage loans by aggregate principal balance require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, and approximately 45.77% of the mortgage loans by aggregate principal balance are balloon loans;

     o    the weighted average original CLTV was approximately 67.22%;

     o approximately 59.92% of the mortgage loans by aggregate principal balance are secured by first liens and approximately 40.08% of the mortgage loans by aggregate principal balance are secured by second liens; and

     o approximately 35.25% , 15.46% and 14.20% of the mortgage loans by aggregate principal balance are secured by mortgaged properties located in the States of New York, New Jersey and Pennsylvania, respectively.

     The following tables set forth certain statistical information with respect to the mortgage loans in Mortgage Loan Group II. Due to rounding, the percentages shown may not precisely total 100.00%.

                            Mortgage Loan Group II

                Geographic Distribution of Mortgaged Properties


                                                                                % of Mortgage Loan Group
                                                             Aggregate          by Aggregate Statistical
                                                              Unpaid                Calculation Date
State                     Number of Mortgage Loans       Principal Balance         Principal Balance
-----                   ------------------------    ------------------------   --------------------------
New York............                  91                     $ 11,335,096.50                35.25%
New Jersey..........                  47                        4,970,573.87                15.46
Pennsylvania........                  41                        4,564,907.48                14.20
Ohio................                  16                        1,483,158.99                 4.61
Florida.............                  20                        1,436,079.36                 4.47
Rhode Island........                   5                        1,181,500.00                 3.67
Illinois............                  12                        1,156,808.88                 3.60
Georgia.............                   9                          955,838.66                 2.97
Virginia............                   7                          822,380.66                 2.56
Michigan............                   6                          729,018.58                 2.27
Massachusetts.......                   5                          725,575.68                 2.26
Other...............                  35                        2,792,693.93                 8.69
                        ------------------------    ------------------------   -----------------------
      Total:                         294                      $32,153,632.59               100.00%
                        ========================    ========================   =======================

                       Number of States Represented: 19

o "Other" includes states with under 2.00% individual concentrations of the mortgage loans in Mortgage Loan Group II.

                            Mortgage Loan Group II

            Distribution of Original Combined Loan-to-Value Ratios

                                                                                                % of Mortgage Loan Group
                                                                            Aggregate           by Aggregate Statistical
                                                    Number of                Unpaid                 Calculation Date
Original Combined Loan-to-Value Range (%)         Mortgage Loans        Principal Balance          Principal Balance
-----------------------------------------      -----------------   ------------------------   --------------------------
 0.01 -   40.00............................             20                 $2,529,910.20                  7.87%
40.01 -   50.00............................             21                  1,941,998.04                  6.04
50.01 -   60.00............................             29                  4,465,573.07                 13.89
60.01 -   70.00............................             93                  8,891,146.81                 27.65
70.01 -   80.00............................             89                  8,180,333.94                 25.44
80.01 -   90.00............................             42                  6,144,670.53                 19.11
                                               -----------------   ------------------------   --------------------------
       Total:                                          294                $32,153,632.59                100.00%
                                               =================   ========================   ==========================


o The minimum and maximum original combined loan-to-value ratios of the mortgage loans in Mortgage Loan Group II as of the statistical calculation date are approximately 14.29% and 90.00% respectively, and the weighted average original combined loan-to-value ratio of the mortgage loans in Mortgage Loan Group II as of the statistical calculation date is approximately 67.22%.




                                            Mortgage Loan Group II

                                     Distribution of Gross Interest Rates

                                                                                            % of Mortgage Loan Group
                                                                       Aggregate            by Aggregate Statistical
                                          Number of Mortgage             Unpaid            Calculation Date Principal
Range of Gross Interest Rates (%)               Loans              Principal Balance                 Balance
---------------------------------       -------------------   ---------------------        ----------------------------
 9.000 -  9.999.....................                4               $  1,224,297.56                    3.81%
10.000 - 10.999.....................               17                  4,194,026.34                   13.04
11.000 - 11.999.....................               10                  1,704,554.53                    5.30
12.000 - 12.999.....................               14                  1,697,012.98                    5.28
13.000 - 13.999.....................               29                  2,869,825.67                    8.93
14.000 - 14.999.....................                4                    390,836.10                    1.22
15.000 - 15.999.....................               33                  4,770,235.25                   14.84
16.000 - 16.999.....................              183                 15,302,844.16                   47.59
                                        -------------------   ---------------------        ----------------------------
       Total:                                     294                $32,153,632.59           100.00%
                                        ===================   =====================        ============================


o The weighted average gross interest rate of the mortgage loans in Mortgage Loan Group II as of the statistical calculation date is approximately 14.527%.

                            Mortgage Loan Group II

               Distribution of Original Term to Stated Maturity
                                  (in months)

                                                                                              % of Mortgage Loan
                                                                                              Group by Aggregate
                                                                        Aggregate          Statistical Calculation
                                                 Number of                Unpaid                Date Principal
Range of Original Term (in months)             Mortgage Loans       Principal Balance              Balance
----------------------------------          ----------------    ------------------------  -------------------------
   1 -  60...........................                 19              $  1,175,042.99                3.65%
  61 - 120............................                55                 3,341,625.53               10.39
 121 - 180.............................              182                21,013,727.56               65.35
 181 - 240.............................               31                 4,516,687.80               14.05
 301 - 360.............................                7                 2,106,548.71                6.55
                                            ----------------    ------------------------  -------------------------
       Total:                                        294               $32,153,632.59          100.00%
                                            ================    ========================  =========================

o The weighted average original term to stated maturity of the mortgage loans in Mortgage Loan Group II as of the statistical calculation date is approximately 189 months.



                            Mortgage Loan Group II

               Distribution of Remaining Term to Stated Maturity
                                  (in months)


                                                                                          % of Mortgage Loan Group
                                                                                          by Aggregate Statistical
                                                                       Aggregate              Calculation Date
                                                 Number of               Unpaid                   Principal
Range of Remaining Term (in months)            Mortgage Loans      Principal Balance               Balance
-----------------------------------            --------------      -----------------      --------------------------
   1 -  60.............................              19               $  1,175,042.99                 3.65%
  61 - 120.............................              55                  3,341,625.53                10.39
 121 - 180.............................             182                 21,013,727.56                65.35
 181 - 240.............................              31                  4,516,687.80                14.05
 301 - 360.............................               7                  2,106,548.71                 6.55
                                            ---------------   -----------------------   ----------------------
       Total:                                       294                $32,153,632.59               100.00%
                                             ===============   =======================   ======================

o The weighted average remaining term to stated maturity of the mortgage loans in Mortgage Loan Group II as of the statistical calculation date is approximately 188 months.

                            Mortgage Loan Group II

                  Distribution of Original Principal Balances

                                                                                                   % of Mortgage Loan Group
                                                                                                  by Aggregate Statistical
                                                                              Aggregate               Calculation Date
                                                 Number of Mortgage            Unpaid                    Principal
      Range of Original Principal Balances ($)           Loans             Principal Balance               Balance
      ----------------------------------------   -----------------    ---------------------      --------------------------
            1 -  25,000........................                25            $   520,813.41                 1.62%
       25,001 -  50,000........................                70              2,602,855.32                 8.10
       50,001 -  75,000........................                52              3,275,051.29                10.19
       75,001 - 100,000........................                44              3,857,967.90                12.00
      100,001 - 125,000.........................               23              2,588,719.33                 8.05
      125,001 - 150,000.........................               20              2,812,518.62                 8.75
      150,001 - 175,000.........................               11              1,825,281.10                 5.68
      175,001 - 200,000.........................                9              1,715,072.16                 5.33
      200,001 - 225,000.........................                5              1,056,463.20                 3.29
      225,001 - 250,000.........................                2                477,473.08                 1.48
      250,001 - 275,000.........................                4              1,075,000.00                 3.34
      275,001 and Greater.......................               29             10,346,417.18                32.18
                                                 -----------------    ---------------------     --------------------------
           Total:                                             294            $32,153,632.59               100.00%
                                                 =================    =====================    ===========================


o The average original principal balance of the mortgage loans in Mortgage Loan Group II as of the statistical calculation date is $109,477.75.


                            Mortgage Loan Group II

                  Distribution of Current Principal Balances


                                                                               Aggregate           % of Mortgage Loan Group by
                                                                                 Unpaid               Aggregate Statistical
                                                   Number of Mortgage          Principal           Calculation Date Principal
     Range of Current Principal Balances ($)              Loans                 Balance                      Balance
     ---------------------------------------       ------------------     --------------           ---------------------------
            1 -  25,000.........................              25          $   520,813.41                    1.62%
       25,001 -  50,000.........................              70            2,602,855.32                    8.10
       50,001 -  75,000.........................              52            3,275,051.29                   10.19
       75,001 - 100,000.........................              44            3,857,967.90                   12.00
      100,001 - 125,000.........................              23            2,588,719.33                    8.05
      125,001 - 150,000.........................              20            2,812,518.62                    8.75
      150,001 - 175,000.........................              11            1,825,281.10                    5.68
      175,001 - 200,000.........................               9            1,715,072.16                    5.33
      200,001 - 225,000.........................               5            1,056,463.20                    3.29
      225,001 - 250,000.........................               2              477,473.08                    1.48
      250,001 - 275,000.........................               4            1,075,000.00                    3.34
      275,001 and Greater.......................              29           10,346,417.18                   32.18
          Total:                                   ------------------   -----------------        --------------------------
                                                             294          $32,153,632.59                  100.00%
                                                   ==================   =================        ==========================

o The average current principal balance of the mortgage loans in Mortgage Loan Group II as of the statistical calculation date is $109,366.10.

                            Mortgage Loan Group II

                          Distribution by Lien Status


                                                        Aggregate             % of Mortgage Loan
                                                          Unpaid              Group by Aggregate
                                Number of               Principal           Statistical Calculation
 Lien Status                  Mortgage Loans             Balance            Date Principal Balance
 -----------                -----------------   ----------------------     ------------------------
First Lien...........                141               $19,265,000.47                 59.92%
Second Lien..........                153                12,888,632.12                 40.08
                            -----------------   ----------------------    ------------------------
      Total:                         294               $32,153,632.59        100.00%
                            =================   ======================    ========================


                            Mortgage Loan Group II

                       Distribution by Amortization Type


                                                        Aggregate             % of Mortgage Loan
                                                          Unpaid              Group by Aggregate
                                Number of               Principal           Statistical Calculation
 Amortization Type            Mortgage Loans             Balance            Date Principal Balance
 -----------------           ------------------    --------------------   -------------------------
Fully Amortizing........           184                $17,436,646.68                54.23%
Balloon Loans...........           110                 14,716,985.91                45.77
                             ------------------    --------------------   -------------------------
      Total:                       294                $32,153,632.59               100.00%
                             ==================    ====================   =========================

                            Mortgage Loan Group II

                       Distribution by Occupancy Status


                                                        Aggregate             % of Mortgage Loan
                                                          Unpaid              Group by Aggregate
                                Number of               Principal           Statistical Calculation
 Occupancy Status             Mortgage Loans             Balance            Date Principal Balance
 ----------------            -----------           -----------------        -------------------------
Owner Occupied.............       185               $19,403,405.96                    60.35%
Business...................        68                 9,629,071.31                    29.95
Non-Owner-Occupied.........        39                 2,631,155.32                     8.18
Second Home................         2                   490,000.00                     1.52
                             -----------           -----------------        -------- ---------------
      Total:                      294               $32,153,632.59                   100.00%
                             ===========           =================        ========================

                            Mortgage Loan Group II

                         Distribution by Property Type


                                                            Aggregate             % of Mortgage Loan
                                                              Unpaid              Group by Aggregate
                                        Number of           Principal           Statistical Calculation
Property Type                         Mortgage Loans         Balance            Date Principal Balance
-------------                        ---------------      -----------------     ----------------------
Single Family Detached.............         157            $16,001,102.94               49.76%
Commercial.........................          35              5,943,638.48               18.49
Mixed Use..........................          51              5,390,157.98               16.76
2-4 Family.........................          23              2,221,535.36                6.91
Condominium........................          12                986,343.95                3.07
Planned Unit Development...........           4                673,257.43                2.09
Multi-Family (Greater than 4)......           5                510,779.64                1.59
Townhouse..........................           7                426,816.81                1.33
                                     --------------      -------------------    ----------------------
      Total:                                294            $32,153,632.59              100.00%
                                     ==============      ===================    ======================


                                      Distribution by Delinquency Status


                                                            Aggregate             % of Mortgage Loan
                                                              Unpaid              Group by Aggregate
                                        Number of           Principal           Statistical Calculation
Number of Delinquent Days             Mortgage Loans         Balance            Date Principal Balance
-------------------------            ---------------      -----------------     ------------------------
Current...................                     291          $31,586,746.42             98.97%
31 to 59..................                       3              566,886.17              1.03
                                     ---------------      -----------------     ------------------------
      Total:                                   294          $32,153,632.59            100.00%
                                     ===============      ==================    ========================

                 The Originators, the Seller and the Servicer

     American Business Credit, the servicer and an originator, is a wholly-owned subsidiary of American Business Financial Services, Inc. Upland Mortgage, an originator and a subservicer, is a wholly-owned subsidiary of American Business Credit. American Business Mortgage, an originator and a subservicer, is a wholly-owned subsidiary of American Business Credit. ABFS 2001-3, Inc., the seller, is owned by American Business Financial Services, Inc.

     American Business Financial Services is a financial services holding company operating, through its subsidiaries, primarily in the eastern half of the United States. American Business Financial Services, through American Business Credit, originates, sells and services loans to businesses secured by real estate and other business assets, and, through Upland Mortgage and American Business Mortgage, originates, sells and services non-conforming mortgage loans, typically to credit impaired borrowers, secured by mortgages on single-family residences. In addition, American Business Mortgage operates a bank alliance program with several financial institutions pursuant to which Upland Mortgage and American Business Mortgage will purchase home equity loans and first mortgage loans that do not meet the underwriting guidelines of the selling institution, but meet Upland Mortgage's or American Business Mortgage's underwriting criteria.

     The originators' customers currently consist primarily of two groups. The first category of customers includes credit impaired borrowers who generally are unable to obtain financing from banks or savings and loan associations that have historically provided loans only to individuals with the most favorable credit characteristics. These borrowers generally have impaired or unsubstantiated credit characteristics and/or unverifiable income and respond favorably to the originators' marketing efforts. The second category of customers includes borrowers who would qualify for loans from traditional lending sources but elect to utilize the originators' products and services. The originators' experience has indicated that these borrowers are attracted to originators' loan products as a result of its marketing efforts, the personalized service provided by the originators' staff of lending officers and the timely response to loan requests. Historically, both categories of customers have been willing to pay the originators' origination fees and interest rates which are generally higher than those charged by traditional lending sources. The originators also market mortgage loans to borrowers with favorable credit histories.

     American Business Financial Services was incorporated in Delaware in 1985. American Business Financial Services is a publicly traded company and its common stock is listed on the Nasdaq National Market System under the symbol "ABFI." The principal executive offices of American Business Financial Services and its operating entities are located at Balapointe Office Centre, 111 Presidential Boulevard, Suite 127, Bala Cynwyd, Pennsylvania 19004. Its telephone number at such address is (610) 668-2440.

     On August 2, 2001, Ernst & Young LLP resigned as the independent accountants for American Business Financial Services. Ernst & Young had been engaged as the auditor for American Business Financial Services on May 17, 2001, replacing BDO Seidman, LLP. During the period of engagement through August 2, 2001, Ernst & Young LLP did not issue any reports on the financial statements of American Business Financial Services. During American Business

Financial Services' most recent fiscal year and the subsequent interim period through August 2, 2001, American Business Financial Services did not have any disagreements with Ernst & Young LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its report. BDO Seidman, LLP was reengaged as the independent accountants for American Business Financial Services effective August 8, 2001. BDO Seidman, LLP acted as the independent accountants for American Business Financial Services during the two year period ended June 30, 2000 and through May 17, 2001.

The Originators

     The mortgage loans were or will be originated or purchased by the originators directly in the ordinary course of their business. The originators may originate or purchase loans in up to 47 states and the District of Columbia. The originators' primary source of loan product is retail marketing, directly targeting small businesses and consumers through various advertising media.

     The business purpose mortgage loans were or will be originated by American Business Credit, except for mortgage loans which are secured by properties located in states where the originating or purchasing of mortgage loans requires a mortgage banking license, in which case Upland Mortgage has or will originate or purchase such mortgage loans. The consumer purpose mortgage loans were or will be originated or purchased by Upland Mortgage and American Business Mortgage.

     American Business Credit. American Business Credit originates, services and sells business purpose loans collateralized by real estate. American Business Credit's operating subsidiaries include:

o    Upland Mortgage, a consumer purpose residential mortgage company;

o    American Business Mortgage, a residential mortgage company;

o Processing Service Center, Inc., a loan processor for first mortgage loans and home equity loans generated by the bank alliance programs;

o American Business Leasing, Inc., a small-ticket equipment leasing company;

o    Tiger Relocation Company, a holder of foreclosed real estate; and

o    NJLQ Holdings, Inc., a holder of foreclosed liquor licenses in New
     Jersey.

     American Business Credit was incorporated in 1988 pursuant to the laws of the Commonwealth of Pennsylvania and maintains its corporate headquarters in Bala Cynwyd, Pennsylvania.

     American Business Credit currently originates business purpose loans on a regular basis in Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Kentucky, Maryland, Michigan, Minnesota, Missouri, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode

Island, South Carolina, Tennessee, Vermont, Virginia and Wisconsin through a network of salespeople and its business loan web site, www.abceasyloan.com. American Business Credit focuses its marketing efforts on small businesses who do not meet all of the credit criteria of commercial banks and small businesses that its research indicates may be predisposed to using its products and services.

     American Business Credit originates business purpose loans to corporations, partnerships, sole proprietors and other business entities for various business purposes, including, but not limited to, working capital, business expansion, equipment acquisition and debt consolidation. American Business Credit does not target any particular industries or trade groups and, in fact, takes precautions against concentration of loans in any one industry group. All business purpose loans generally are secured by a first or second mortgage lien on a principal residence of the borrower or a guarantor of the borrower or some other parcel of real property, such as office and apartment buildings and mixed use buildings, owned by the borrower, a principal of the borrower, or a guarantor of the borrower. In addition, in most cases, these loans are further collateralized by personal guarantees, pledges of securities, assignments of contract rights, life insurance and lease payments and liens on business equipment and other business assets.

     American Business Credit's business purpose loans generally ranged from $15,000 to $500,000 and had an average loan size of approximately $91,000 for the loans originated during fiscal year 2001. Generally, American Business Credit's business purpose loans (i) are made at fixed rates and for terms ranging from five to 15 years; and (ii) charge origination fees for these loans of 5.0% to 6.0% of the original principal balance. The weighted average interest rate charged on the business purpose loans originated by American Business Credit was 15.99% for fiscal year 2001. The business purpose loans securitized during the past fiscal year had a weighted average loan-to-value ratio, based solely upon the real estate collateral securing the loans, of 62.2%. American Business Credit originated $120.5 million of business purpose loans during fiscal year 2001.

     Generally, American Business Credit computes interest due on its outstanding loans using the simple interest method. Where permitted by applicable law, American Business Credit normally imposes a prepayment fee. Although prepayment fees imposed vary based upon applicable state law, the prepayment fees on American Business Credit's business purpose loan documents can be a significant portion of the outstanding loan balance. Whether a prepayment fee is imposed and the amount of such fee, if any, is negotiated between the individual borrower and American Business Credit prior to closing of the loan. American Business Credit makes loans for various business purposes including, but not limited to, working capital, business expansion, equipment acquisition and debt-consolidation. American Business Credit does not target any particular industries or trade groups.

     During fiscal year 2001, American Business Credit launched an Internet loan distribution channel under the name www.abceasyloan.com. The www.abceasyloan.com web site provides borrowers with convenient access to the business loan application process, 7 days a week, 24 hours a day. Throughout the loan processing period, borrowers who submit applications online are supported by American Business Credit's staff of highly trained loan officers.

     HomeAmerican Credit, Inc. d/b/a Upland Mortgage. Upland Mortgage, American Business Credit's home equity lending subsidiary, is a Pennsylvania corporation and was incorporated in May 1991. Upland Mortgage originates home equity loans primarily to credit-impaired borrowers through various channels including retail marketing which includes telemarketing operations, direct mail, radio and television advertisements as well as through Upland Mortgage's interactive web site, www.UplandMortgage.com. Home equity loans originated are generally securitized, but some are sold to one of several third party lenders, at a premium and with servicing released.

     Upland Mortgage originates business loans on behalf of American Business Credit in instances where state licensing laws require a mortgage license in order to make such loans. In such circumstances, the credit criteria and collateral requirements utilized by Upland Mortgage are identical to those utilized by American Business Credit. As such, American Business Credit's lending procedures and policies govern Upland Mortgage when it is originating business purpose mortgage loans.

     Home equity loan applications are obtained from potential borrowers over the phone, in writing, in person or over the Internet through the web site. The loan request is then processed and closed. The loan processing staff generally provides its home equity borrowers with a loan approval within 24 hours and closes its home equity loans within approximately ten to fifteen days of obtaining a loan approval.

     Home equity loans generally range from $10,000 to $250,000 and had an average loan size of approximately $82,000 for those originated during fiscal year 2001. During fiscal year 2001, Upland Mortgage and American Business Mortgage originated or purchased $1.1 billion of home equity loans. Generally, home equity loans are made at fixed rates of interest and for terms ranging from five to 30 years and generally have origination fees of approximately 2.0% of the aggregate loan amount. For fiscal year 2001, the weighted average interest rate received on such loans was 11.46%. The average loan-to-value ratio was 78.4% for the loans originated during fiscal year 2001. Where permitted by applicable law, a prepayment fee may be negotiated with the borrower and is generally charged to the borrower on the prepayment of a home equity loan except in the event the borrower refinances a home equity loan with Upland Mortgage or American Business Mortgage.

     During fiscal year 1999, Upland Mortgage launched an Internet loan distribution channel under the name www.UplandMortgage.com. Through this interactive web site, borrowers can examine available loan options, calculate interest payments, and submit an application via the Internet. The Upland Mortgage Internet platform provides borrowers with convenient access to the mortgage loan application process, 7 days a week, 24 hours a day. Throughout the loan processing period, borrowers who submit applications online are supported by Upland Mortgage's staff of highly trained loan officers. During fiscal year 2000, Upland Mortgage continued to phase in advanced Internet technology through its web site, www.UplandMortgage.com. In addition to the ability to take online loan applications and utilize an automated rapid credit approval process, both of which reduce time and manual effort required for loan approval, the site features proprietary software, Easy Loan Advisor, which provides personalized services and solutions to retail customers through interactive web dialog. Upland Mortgage has applied to the U.S. Patent and Trademark Office to patent this product.

     American Business Mortgage Services, Inc. American Business Credit acquired American Business Mortgage, a mortgage company based in Roseland, New Jersey, in October 1997. Prior to January 1, 2001, American Business Mortgage emphasized the origination of conventional first mortgage loans and the sale of such loans in the secondary market with servicing released. Effective January 1, 2001, American Business Mortgage shifted its emphasis to home equity lending and other product offerings. American Business Mortgage was formerly known as New Jersey Mortgage and Investment Corp.

     During fiscal year 2001, American Business Mortgage established a website www.abmscorp.com to provide its business partners with an internet interface. The website, among other things, provides brokers with 24 hours a day, 7 days a week access to Easy Loan Advisor. This proprietary software permits brokers to price and structure mortgage loans with American Business Mortgage on a fast and efficient basis. Once a broker refers a deal to American Business Mortgage, its experienced sales staff handles all aspects of the mortgage loan transaction.

     Beginning in 1996, the Upland Mortgage entered into exclusive business arrangements with several financial institutions which provide for the purchase of home equity loans that meet underwriting criteria for Upland Mortgage Group, but do not meet the guidelines of the selling institution for loans to be held in its portfolio. This program is called the Bank Alliance Program.

     The Bank Alliance Program is a vehicle through which both American Business Mortgage and Upland Mortgage acquire nonconventional home equity loans. The program targets traditional financial institutions, such as banks, which because of their strict underwriting and credit guidelines have generally provided mortgage financing only to the most credit-worthy borrowers. The Bank Alliance Program consists of agreements with 31 financial institutions and provides Upland Mortgage and American Business Mortgage with the opportunity to underwrite, process and purchase loans generated by the branch networks of such institutions which consist of over 1,500 branches located in various states throughout the country.

     This program allows these financial institutions to originate loans to credit-impaired borrowers in order to achieve community reinvestment goals and to generate fee income and subsequently sell such loans to American Business Mortgage and Upland Mortgage. Following the purchase of the loans through this program, American Business Mortgage and Upland Mortgage hold these loans as available for sale until they are sold in connection with a future securitization. In addition to using Processing Service Center, Inc. to process loans for it in connection with the Bank Alliance Program, American Business Mortgage processes loans for itself. Upland Mortgage and American Business Mortgage purchased approximately $97.6 million of loans pursuant to this program during fiscal year 2001.

     During fiscal year 2001, oversight and operation of the Bank Alliance Program transitioned from Upland Mortgage to American Business Mortgage. It is the intention of American Business Mortgage to expand the Bank Alliance Program with financial institutions across the United States.

     Prepayment fees are used by the originators. The originators currently charge prepayment fees on substantially all of the business purpose loans, and have increased the percentage of home equity loans originated with prepayment fees to approximately 85% of home equity loans originated. Of all mortgage loans generated by the American Business Financial Services subsidiaries, home equity loans comprise approximately 90% of all loans and the remaining 10% are business purpose loans. The type of prepayment fee obtained on a home equity loan is normally a fixed percentage of the outstanding principal balance of the loan.

     The ability to charge a prepayment fee is sometimes impacted by state law, with respect to both home equity loans and business purpose loans. In the case of home equity loans which have a "balloon" payment feature, whenever possible, the originators use the Federal Alternative Mortgage Transactions Parity Act of 1982 to preempt state laws which limit or restrict prepayment fees. In states that have overridden the Parity Act and in the case of some fully amortizing home equity loans, state laws may restrict prepayment fees either by the amount of the prepayment fee or the time period during which it can be imposed. Similarly, in the case of business purpose loans, some states prohibit or limit prepayment fees where the loan is below a specific dollar threshold or is secured by residential real property. See "Material Legal Aspects of the Loans -- Enforceability of Prepayment and Late Payment Fees" in the accompanying prospectus.

Marketing Strategy

     The originators concentrate their marketing efforts primarily on two potential customer groups. One group, based on historical profiles, has a tendency to select their loan products because of their personalized service and timely response to loan requests. The other group is comprised of credit-impaired borrowers who satisfy the originators' underwriting guidelines. American Business Mortgage also markets conventional first mortgage loans to borrowers with favorable credit histories.

     American Business Credit's marketing efforts for business purpose loans focus on its niche market of selected small businesses located in its market area which generally includes the eastern half of the United States. American Business Credit targets businesses which it believes would qualify for loans from traditional lending sources, but would elect to use its products and services. American Business Credit's experience indicates that these borrowers are attracted to it as a result of its marketing efforts, the personalized service provided by its staff of highly trained lending officers and its timely response to loan applications. Historically, such customers have been willing to pay American Business Credit's origination fees and interest rates which are generally higher than those charged by traditional lending sources.

     American Business Credit markets business purpose loans through various forms of advertising, its business loan web site, www.abceasyloan.com and a direct sales force. Advertising media used includes large direct mail campaigns and newspaper and radio advertising. American Business Credit's commissioned sales staff, which consists of full-time highly trained salespersons, is responsible for converting advertising leads into loan applications. American Business Credit utilizes a proprietary training program involving extensive and on-going training of its lending officers. American Business Credit's sales staff uses significant person-to-person contact to convert advertising leads into loan applications and maintains contact with the borrower throughout the application process.

     Upland Mortgage markets home equity loans through telemarketing, radio and television advertising, direct mail campaigns and through its web site, www.UplandMortgage.com. During fiscal year 2001, Upland Mortgage Group, which includes Upland Mortgage and American Business Mortgage, redirected its marketing mix to focus on targeted direct mail, which it believes delivers more leads at a lower cost than broadcast marketing channels. Upland Mortgage Loan Group's integrated approach to media advertising utilizes a combination of direct mail and Internet advertising and is intended to maximize the effect of its advertising campaigns.

     Upland Mortgage's marketing efforts for home equity loans are focus on the eastern region of the United States. Upland Mortgage utilizes its branch offices in various eastern states to market its loans. Loan processing, underwriting, servicing and collection procedures are performed at its centralized operating office located in Bala Cynwyd, Pennsylvania.

     American Business Mortgage originates home equity loans through its network of loan brokers and other business alliance programs. American Business Mortgage's marketing efforts are concentrated in the mid-Atlantic region of the United States. The loan broker network channel is also supported by American Business Mortgage's website, www.abmscorp.com, which provides brokers with unlimited access to proprietary software for pricing and structuring mortgage loans with American Business Mortgage.

Underwriting Procedures and Practices

     Summarized below are some of the policies and practices which are followed in connection with the origination of business purpose loans, home equity loans and conventional first mortgage loans. These policies and practices may be altered, amended and supplemented as conditions warrant in the discretion of management.

     Loan underwriting standards are applied to evaluate prospective borrowers' credit standing and repayment ability as well as the value and adequacy of the mortgaged property as collateral. Initially, the prospective borrower is required to fill out a detailed application providing pertinent credit information. As part of the description of the prospective borrower's financial condition, the borrower is required to provide information concerning assets, liabilities, income, credit, employment history and other demographic and personal information. If the application demonstrates the prospective borrower's ability to repay the debt as well as sufficient income and equity, loan processing personnel generally obtain and review an independent credit bureau report on the credit history of the borrower and verification of the borrower's income. Once all applicable employment, credit and property information is obtained, a determination is made as to whether sufficient unencumbered equity in the property exists and whether the prospective borrower has sufficient monthly income available to meet the prospective borrower's monthly obligations.

     The following table outlines the key parameters of the major credit grades of the originators' current underwriting guidelines.

--------------------------    -------------------------------------------     -----------------------------------------------
                                 "A" Credit Grade                                            "B" Credit Grade
--------------------------    -------------------------------------------     -----------------------------------------------
General Repayment             Has good credit but might                       Pays the majority of accounts on time but has
                              have some minor delinquency.                    some 30 and/or 60 day delinquency.


--------------------------    -------------------------------------------     -----------------------------------------------
Existing Mortgage Loans       Current at application time                     Current at application time and a maximum of
                              and a maximum of two 30 day                     four 30 day delinquencies in the past 12
                              delinquencies in the past 12 months.            months.
--------------------------    -------------------------------------------     -----------------------------------------------
Non-Mortgage Credit           Major credit and installment debt               Major credit and installment debt can exhibit
                              should be  current but may exhibit              some minor 30 and/or 60 day delinquency.
                              some minor 30 day delinquency.                  Minor credit may exhibit up to 90 day
                              Minor credit may exhibit some                   delinquency.
                              minor delinquency.                              -----------------------------------------------
--------------------------    -------------------------------------------     Discharged more than 2 years with
Bankruptcy Filings            Discharged more than 2 years with               reestablished credit.
                              reestablished credit.                           -----------------------------------------------
--------------------------    -------------------------------------------     Generally not to exceed 50%.
Debt Service-to-Income        Generally not to exceed 50%.                    -----------------------------------------------
--------------------------    -------------------------------------------     Generally 80% (exception to 85%) for a 1-4
Owner Occupied:               Generally 80% (exception to 90%) for a 1-4      family dwelling residence; 75% for a
Loan-to-value ratio           family dwelling residence;  80% for a           condominium.
                              condominium.                                    -----------------------------------------------
--------------------------    -------------------------------------------     Generally 70% for a 1-4 family dwelling or
Non-Owner Occupied:           Generally 80% for a 1-4 family dwelling or      condominium.
Loan-to-value ratio           condominium.
--------------------------    -------------------------------------------     -----------------------------------------------


TABLE CONT.
--------------------------     -----------------------------------------       -------------------------------------------
                                              "C" Credit Grade                              "D" Credit Grade
--------------------------     -----------------------------------------       -------------------------------------------
General Repayment              Marginal credit history which is offset         Designed to provide a borrower with poor
                               by other positive attributes.                   credit history an opportunity to correct
                                                                               past credit problems through lower
                                                                               monthly payments.
--------------------------     -----------------------------------------       -------------------------------------------
Existing Mortgage Loans        Cannot exceed four 30-day delinquencies         Must be paid in full from loan proceeds
                               or two 60 day delinquencies in the past         and no more than 120 days delinquent.
                               12 months.
--------------------------     -----------------------------------------       -------------------------------------------
Non-Mortgage Credit            Major credit and installment debt               Major and minor credit delinquency is
                               can exhibit some minor 30 and/or 90             acceptable, but must demonstrate some
                               day delinquency.  Minor credit may              payment regularity.
                               exhibit more serious delinquency.
--------------------------     -----------------------------------------       -------------------------------------------
Bankruptcy Filings             Discharged more than 2 years with               Discharged prior to closing.
                               reestablished credit.
--------------------------     -----------------------------------------       -------------------------------------------
Debt Service-to-Income         Generally not to exceed 55%.                    Generally not to exceed 55%.
--------------------------     -----------------------------------------       -------------------------------------------
Owner Occupied:                Generally 70% (exception to 85%) for            Generally 60% (exception to 70%) for a
Loan-to-value ratio            a 1-4 family dwelling residence; 65%            1-4 family dwelling residence.
                               for a condominium.
--------------------------     -----------------------------------------       -------------------------------------------
Non-Owner Occupied:            Generally 60% for a 1-4 family dwelling         N/A
Loan-to-value ratio            or condominium.
--------------------------     -----------------------------------------       -------------------------------------------

     Generally, business purpose loans collateralized by residential real estate must have an overall loan-to-value ratio (based solely on the independent appraised fair market value of the real estate collateral securing the loan) on the properties collateralizing the loans of no greater than 75%. Business purpose loans collateralized by commercial real estate must generally have an overall loan-to-value ratio (based solely on the independent appraised fair market value of the real estate collateral securing the loan) of no greater than 60% percent. In addition, in substantially all instances, American Business Credit also receives additional collateral in the form of, among other things, personal guarantees, pledges of securities, assignments of contract rights, life insurance and lease payments and liens on business equipment and other business assets, as available. The business purpose loans originated by American Business Credit had an average loan-to-value ratio of 62.2% based solely on the real estate collateral securing the loan for fiscal year 2001.

     The maximum acceptable loan-to-value ratio for home equity loans held as available for sale or securitization is generally 90%. The home equity loans originated by the originators had an average loan-to-value ratio of 78.4% for fiscal year 2001. Occasionally, exceptions to these maximum loan-to-value ratios are made if other collateral is available or if there are other compensating factors. From time to time, Upland Mortgage makes loans with loan-to-value ratios in excess of 90% which may be sold with servicing released. Title insurance is generally obtained in connection with all real estate secured loans.

     In determining whether the mortgaged property is adequate as collateral, the originators appraise each property that is considered for financing. The appraisal is completed by an independent qualified appraiser and generally includes pictures of comparable properties and pictures of the property securing the loan. With respect to business purpose loans, home equity loans and conventional first mortgage loans, the appraisal is completed by an independent qualified appraiser on a Fannie Mae form.

     Any material decline in real estate values reduces the ability of borrowers to use home equity to support borrowings and increases the loan-to-value ratios of loans previously made, thereby weakening collateral coverage and increasing the possibility of a loss in the event of borrower default. Further, delinquencies, foreclosures and losses generally increase during economic slowdowns or recessions. As a result, the originators cannot assure that the market value of the real estate underlying the loans will at any time be equal to or in excess of the outstanding principal amount of those loans. Although the originators have expanded the geographic area in which they originate loans, a downturn in the economy generally or in a specific region of the country may have an effect on the originators' originations.

The Servicer

     American Business Credit will be responsible for servicing the mortgage loans in accordance with its established servicing procedures and the terms of the Sale and Servicing Agreement. American Business Credit will contract with Upland Mortgage and American Business Mortgage to act as subservicers with respect to the servicing of the consumer purpose mortgage loans. Upland Mortgage and American Business Mortgage follow the same servicing procedures described below with respect to American Business Credit.

     In servicing business purpose loans and home equity loans, the servicer typically sends an invoice to borrowers on a monthly basis advising them of the required payment and its due date. The collection process begins immediately after a borrower fails to make a monthly payment. When a loan becomes 45 to 60 days delinquent, it is transferred to a workout specialist in the collections department. The workout specialist tries to reinstate a delinquent loan, seek a payoff, or occasionally enter into a modification agreement with a borrower to avoid foreclosure. All proposed workout arrangements are evaluated on a case-by-case basis, based upon the borrower's past credit history, current financial status, level of cooperation, future prospects and the reasons for the delinquency. If the loan becomes delinquent 61 days or more and a satisfactory workout arrangement with the borrower is not achieved or the borrower declares bankruptcy, the matter is immediately referred to the servicer's attorneys for collection. Due to this timing, the foreclosure process on most delinquent loans is commenced before the loan is 100 days past due.

     The servicer has an in-house legal staff dedicated to the collection of delinquent loans and the handling of bankruptcy cases. This allows troublesome legal issues, if any, to be noted and, if possible, resolved earlier. The servicer's in-house legal staff also attempts to find solutions for delinquent loans, other than foreclosure. Every loan is analyzed to compare the property value against the loan balance and solutions are presented to the borrower based on the results of that analysis.

     In those situations where foreclosures are handled by outside counsel, the in-house legal staff manages outside counsel to ensure that the time period for handling foreclosures meets or exceeds established industry standards. Frequent contact between in-house and outside counsel insures that the process moves quickly and efficiently in an attempt to achieve a timely and economical resolution to contested matters. In managing these loans on a case by case basis American Business Credit may advance funds to keep the first mortgage current or may choose to pay off the senior mortgage. The servicer will also expend funds to protect and preserve the property and to enhance the ability to sell a recovered property.

     Supporting American Business Credit's collection and accounting functions is a network of computer hardware and software. American Business Credit's current computer system produces mortgage loan invoices, payment reminders and late notices. In addition to these collection functions, the computer software provides an in-depth customer contact system which enables American Business Credit's collectors to manage each borrower's loan history by individually logging all correspondence into the system's data base. The system also generates numerous management reports detailing collection activity and accounting information.

Delinquency and Loan Loss Experience

     The following tables set forth information relating to the delinquency and loan loss experience on the mortgage loans included in American Business Credit's, Upland Mortgage's and American Business Mortgage's servicing portfolio for the periods shown. The delinquency and loan loss experience represents the historical experience of American Business Credit, Upland Mortgage and American Business Mortgage, and there can be no assurance that the future experience on the mortgage loans in the trust will be the same as, or more favorable than, that of the mortgage loans in American Business Credit's, Upland Mortgage's and American Business Mortgage's overall servicing portfolio.

                    Delinquency and Foreclosure Experience
                            (Dollars in Thousands)


                                          At June 30, 1998                At June 30, 1999            At June 30, 2000
                                          ----------------                ----------------           ----------------
                                                       % of                           % of                       % of
                                        Amount         Amount          Amount        Amount            Amount   Amount
                                       Serviced       Serviced        Serviced      Serviced        Serviced   Serviced
                                       ----------     ---------       ----------    --------        ----------   ------
Servicing portfolio .............     $  450,935      100.00%         $1,007,738     100.00%       $1,799,584      100.00%
60+ days past due loans:
61-90 days ......................     $    1,950        0.43%         $    4,624       0.46%       $    7,416        0.41%
more than 90 days ...............     $    7,103        1.58%         $   23,958       2.38%       $   38,962        2.17%
                                      ----------       -------        ----------      ------        ----------    --------
Total 60+ days past due loans ...     $    9,053        2.01%         $   28,582       2.84%       $   46,378        2.58%
REO Properties ..................     $      922        0.20%         $    9,948       0.99%       $   13,122        0.73%
                                      ----------       -------        ----------      ------        ----------   ---------
Total 60+ days past due loans,
foreclosures pending and REO
Properties ......................     $    9,975        2.21%         $   38,530       3.82%       $   59,500        3.31%
                                      ==========       ======         ==========       =====       ==========   ==========



                                       At June 30, 2001
                                       ----------------
                                                      % of
                                              Amount   Amount
                                          Serviced   Serviced
                                          ----------   ------
Servicing portfolio .............     $2,523,621      100.00%
60+ days past due loans:
61-90 days ......................     $   16,166        0.64%
more than 90 days ...............     $   70,012        2.77%
                                      ----------      --------
Total 60+ days past due loans ...     $   86,178        3.41%
REO Properties ..................     $   28,432        1.13%
                                      ----------      -------
Total 60+ days past due loans,
foreclosures pending and REO
Properties ......................     $  114,610        4.54%
                                       ==========      ======


                                                       % of                                % of                           % of
                                        Amount        Amount             Amount           Amount           Amount        Amount
                                      Serviced      Serviced           Serviced         Serviced         Serviced      Serviced
                                       --------     --------           --------         --------         --------      --------

Servicing portfolio                   $ 450,935      100.00%        $ 1,007,738         100.00%        $ 1,799,584      100.00%
60+ days past due loans:
61-90 days                              $ 1,950       0.43%         $     4,624           0.46%        $     7,416       0.41%
more than 90 days                       $ 7,103       1.58%         $    23,958           2.38%        $    38,962       2.17%
                                        -------       -----         -----------         -------        -----------       -----
Total 60+ days past due loans           $ 9,053       2.01%         $    28,582           2.84%        $    46,378       2.58%
REO Properties                          $ 922         0.20%         $     9,948           0.99%        $    13,122       0.73%
                                        -----         -----         -----------         --------        -----------       -----
Total 60+ days past due loans,
foreclosures pending and REO
Properties                              $ 9,975       2.21%         $    38,530           3.82%        $    59,500       3.31%
                                        =======       =====         ===========        ========        ===========       =====



                                                               % of
                                              Amount          Amount
                                            Serviced        Serviced
                                            --------        --------

Servicing portfolio                      $2,523,621           100.00%
60+ days past due loans:
61-90 days                               $   16,166             0.64%
more than 90 days                        $   70,012             2.77%
                                         ----------           -------
Total 60+ days past due loans            $   86,178             3.41%
REO Properties                           $   28,432             1.13%
                                         -----------          --------
Total 60+ days past due loans,
foreclosures pending and REO
Properties                               $  114,610             .54%
                                         ===========         ========



The preceding table was prepared using the following assumptions:

o the past due period is based on the actual number of days that a payment is contractually past due; a loan as to which a monthly payment was due 61-90 days prior to the reporting period is considered 61-90 days past due, etc.

o    total past due loans includes pending foreclosures, and

o a REO Property is a property acquired and held as a result of foreclosure or deed in lieu of foreclosure.

                          Loan Charge-Off Experience
                            (Dollars in Thousands)

                                               Year Ended          Year Ended              Year Ended                 Year Ended
                                             June 30, 1998       June 30, 1999           June 30, 2000              June 30, 2001
                                             -------------       -------------           -------------              -------------
                                                Amount               Amount                  Amount                     Amount
                                               Serviced             Serviced                Serviced                   Serviced
Servicing portfolio....................         $450,935            $1,007,738              $1,799,584               $2,523,621
Average outstanding....................         $309,063              $729,337              $1,354,500               $2,161,603
   Gross losses........................              138                   820                   3,359                  $10,889
   Loan recoveries.....................               $0                    $3                     $40                       $3
                                            ------------         -------------          --------------          ---------------
   Net loan charge-offs................     $        138        $          817          $        3,319          $        10,886
                                             ===========         =============           =============           ==============
   Net loan charge-offs as a
      Percentage of servicing
      Portfolio at period end..........          0.03%               0.08%                   0.18%                      0.43%
                                                 ====                ====                    ====                       ====
   Net loan charge-offs as a
      Percentage of average
      Outstanding......................          0.04%               0.11%                   0.25%                      0.50%
                                                 ====                ====                    ====                       ====

The preceding table was prepared using the following assumptions:

     o "average outstanding" presented is the arithmetic average of the principal balances of the loans in the originators' servicing portfolio outstanding at the opening and closing of business for such period; and

     o "gross losses" means the outstanding principal balance plus accrued but unpaid interest on liquidated mortgage loans.

            Management's Discussion and Analysis

     The above delinquency, foreclosure and loan charge-off statistics represent the servicer's recent experience and indicate notable increases during fiscal years 2000 and 2001. The servicer believes that this trend is a result of the maturation of its servicing portfolio rather than a change in the credit quality of the mortgage loans that have been originated recently. Furthermore, the statistical data in the tables is based on all of the mortgage loans in the servicing portfolio. The mortgage loans in the trust may have characteristics which distinguish them from the majority of the mortgage loans in the servicing portfolio. Accordingly, such data should not be considered to reflect the credit quality of the mortgage loans included in the trust, or as a basis of assessing the likelihood, amount or severity of losses on the mortgage loans included in the trust. In addition, as discussed under "Risk Factors -- geographic concentration of the mortgage loans in particular jurisdictions may result in greater losses if those jurisdictions experience economic downturns", because of the relative geographic concentration of the mortgage loans within States such as New York and New Jersey, the events of September 11, 2001, may have an adverse effect on the mortgage loans.

                               The Owner Trustee

     First Union Trust Company, National Association, a national banking association, has its corporate trust offices located at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801. The owner trustee will perform limited administrative functions on behalf of the trust pursuant to the Trust Agreement. The owner trustee's duties are limited solely to its express obligations under the Trust Agreement.

                The Indenture Trustee and the Collateral Agent

     The Chase Manhattan Bank, a New York banking corporation, has an office at 450 West 33rd Street, 14th Floor, New York, New York 10001. The indenture trustee will act as initial authenticating agent, paying agent and note registrar pursuant to the terms of the Indenture. The collateral agent's duties are limited solely to its express obligations under the Sale and Servicing Agreement.

              Description of the Notes and the Trust Certificates

     On the closing date, the trust will issue the notes pursuant to the Indenture. The notes represent debt obligations of the trust secured by a pledge of the trust estate will be issued in two classes, the Class A-1 and Class A-2, collectively the "Class A Notes," and will be offered under this prospectus supplement. Pursuant to the Trust Agreement, the trust will also issue one class of trust certificates representing the entire beneficial ownership interest in the trust. There will be one trust certificate which will be held by the seller. The trust certificate may not be transferred without the consent of the note insurer and compliance with the transfer provisions of the Trust Agreement. The Indenture, the Trust Agreement and the Sale and Servicing agreement are collectively referred to as the agreements in this prospectus supplement. The forms of the agreements have been filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. The following summaries, together with the related provisions in the accompanying prospectus, describe the material provisions of the agreements. See "The Agreements" in the accompanying prospectus.

     The trust estate consists of,

     o the mortgage loans, together with the mortgage files relating thereto and all collections thereon and proceeds thereof collected after the cut-off date,

     o    all rights of the depositor under the Unaffiliated Seller's
          Agreement,

     o such assets as from time to time are identified as REO property and collections thereon and proceeds thereof,

     o cash that is deposited into the collection accounts, and invested in accordance with the Indenture and the Sale and Servicing Agreement,

     o the indenture trustee's rights with respect to the mortgage loans under all insurance policies required to be maintained pursuant to the Sale and Servicing Agreement and any insurance proceeds,

     o    Liquidation Proceeds,

     o    released mortgaged property proceeds, and

     In addition, the seller will cause the note insurer to issue the policy under which it will guarantee distributions to the holder of the Class A Notes as described herein.

     The Class A-1 Notes are primarily payable from collections on account of Mortgage Loan Group I (the "conforming" loan group), and the Class A-2 Notes are primarily payable from collections on account of Mortgage Loan Group II (the "non-conforming" loan group), subject in each case to the cross-collateralization provisions of the trust.

     The Class A Notes will be issued and available only in book-entry form, through the facilities of DTC, in denominations of $1,000 initial principal balance and integral multiples of $1,000 in excess thereof, except that one note of each class may be issued in a different amount. Voting rights will be allocated among holders of the Class A Notes in accordance with their respective percentage interests.

Book-Entry Registration

     The Class A Notes are sometimes referred to in this prospectus supplement as "book-entry notes." No person acquiring an interest in the book-entry notes will be entitled to receive a definitive note representing an obligation of the trust, except under the limited circumstances described herein. The beneficial owners of the Class A Notes may elect to hold their notes through DTC in the United States, or Clearstream or Euroclear in Europe if they are participants in such systems, or indirectly through organizations which are participants in such systems. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. The Class A Notes will be issued in one or more notes which in the aggregate equal the outstanding principal balance of the related Class and will initially be registered in the name of Cede & Co., the nominee of DTC. So long as the Class A Notes are book-entry notes, such notes will be evidenced by one or more notes registered in the name of Cede & Co., which will be the "holder" of such notes, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC, the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the holders of the Class A Notes will be represented by book-entries on the records of DTC and participating members thereof. All references herein to the Class A Notes reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such notes are held by DTC.

     Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the book-entry notes in minimum denominations representing principal amounts of $1,000. Except as described below, no beneficial owner will be entitled to receive a physical or definitive notes. Unless and until definitive notes are issued, it is anticipated that the only "holder" of the Class A Notes will be Cede & Co., as nominee of DTC. Beneficial owners will not be "holders" or "noteholders" as those terms are used in the Indenture and the Sale and Servicing Agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

     The beneficial owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry note will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of notes. Participants include securities brokers and dealers, including the underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through "indirect participants."

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry notes, such as the Class A Notes, among participants on whose behalf it acts with respect to the book-entry notes and to receive and transmit distributions of principal of and interest on the book-entry notes. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry notes similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

     Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry notes may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the indenture trustee, or a paying agent on behalf of the indenture trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the indenture trustee, the servicer or any paying agent as holders of the Class A Notes, and beneficial owners will be permitted to exercise the rights of the holders of the Class A Notes only indirectly through DTC and its participants.

     Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositories.

     Clearstream Banking, societe anonyme (formerly Cedelbank) is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against distribution, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 31 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of distributions with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the book-entry notes will be made on each distribution date by the indenture trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry notes that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry notes that it represents.

     Under a book-entry format, beneficial owners of the book-entry notes may experience some delay in their receipt of distributions, since such distributions will be forwarded by the indenture trustee to Cede & Co., as nominee of DTC. Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry notes, may be limited due to the lack of physical notes for such book-entry notes. In addition, issuance of the book-entry notes in book-entry form may reduce the liquidity of such notes in the secondary market since certain potential investors may be unwilling to purchase notes for which they cannot obtain physical notes.

     Monthly and annual reports on the trust provided by the indenture trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry notes of such beneficial owners are credited.

     DTC has advised the depositor and the servicer that it will take any action permitted to be taken by a holder of the Class A Notes under the Indenture only at the direction of one or more participants to whose accounts with DTC the book-entry notes are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry notes evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry notes evidence such percentages of voting rights authorize divergent action.

     None of the trust, the owner trustee, the depositor, the servicer, the note insurer or the indenture trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "Description of the Securities -- Book-Entry Registration Securities" in the accompanying prospectus.

Definitive Notes

     The Class A Notes, which will be issued initially as book-entry notes, will be converted to definitive notes and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the servicer advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry notes and DTC or the servicer is unable to locate a qualified successor or (b) the indenture trustee, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all participants of the availability through DTC of definitive notes. Upon delivery of definitive notes, the indenture trustee will reissue the book-entry notes as definitive notes to beneficial owners. Distributions of principal of, and interest on, the book-entry notes will thereafter be made by the indenture trustee, or a paying agent on behalf of the indenture trustee, directly to holders of definitive notes in accordance with the procedures set forth in the Indenture.

     Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or the note registrar. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Sale of the Mortgage Loans

     Pursuant to the Unaffiliated Seller's Agreement, the originators will sell, transfer, assign, set over and otherwise convey the mortgage loans, without recourse, to the seller and the seller will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing after, the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the Sale and Servicing Agreement, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due after, the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the cut-off date, and (b) interest due and accrued on each such mortgage loan after the cut-off date; provided, however, that the originators will not convey, and the originators reserve and retain all their respective right, title and interest in and to (x) principal, including principal prepayments in full and curtailments (i.e., partial prepayments), received on each such mortgage loan on or prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

     Pursuant to the Indenture, the trust will pledge to the indenture trustee in trust for the benefit of the holders of the notes and the note insurer, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due after, the cut-off date, as collateral security for the notes.

Delivery of Mortgage Loan Documents

     In connection with the sale, transfer, assignment or pledge of the mortgage loans to the trust, the depositor will cause to be delivered to the collateral agent on behalf of the indenture trustee, on the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

          (a) the original mortgage note, endorsed without recourse in blank by the related originator, including all intervening endorsements showing a complete chain of endorsement;

          (b) the related original mortgage with evidence of recording indicated thereon or, in certain limited circumstances, a copy thereof certified by the applicable recording office;

          (c) the recorded mortgage assignment(s), or copies thereof certified by the applicable recording office, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the related originator -- which assignment may, at such originator's option, be combined with the assignment referred to in clause (d) below;

          (d) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the related originator to the indenture trustee;

          (e) originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed; and

          (f) an original title insurance policy or (x) a copy of the title insurance policy, or (y) a binder thereof or copy of such binder together with a certificate from the originator that the original mortgage has been delivered to the title insurance company that issued such binder for recordation.

     Pursuant to the Sale and Servicing Agreement, the collateral agent, on behalf of the indenture trustee agrees to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans, with any exceptions noted. The collateral agent, on behalf of the indenture trustee, agrees, for the benefit of the holders of the notes and the note insurer, to review, or cause to be reviewed, each mortgage file within thirty days after the closing date -- or, with respect to any Qualified Substitute Mortgage Loan, within thirty days after the receipt by the collateral agent thereof -- and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

     o all documents required to be delivered to it pursuant to the Sale and Servicing Agreement are in its possession;

     o each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such mortgage loan; and

     o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date.

     If the collateral agent, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage file does not conform to the requirements above or to the description thereof as set forth in the schedule of mortgage loans, the collateral agent shall promptly so notify the indenture trustee, the servicer, the seller and the note insurer in writing with details thereof. The seller agrees to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the collateral agent. If, however, within forty-five days after the collateral agent's notice of such defect, the seller has not caused the defect to be remedied and the defect materially and adversely affects the value of, or the interest of the holders of the Class A Notes or the interests of the note insurer, in the mortgage loan, the seller or the related originator will either (a) substitute in lieu of such mortgage loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the servicer a substitution adjustment equal to the amount of any such shortfall or (b) purchase such mortgage loan at a price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus the greater of (x) all accrued and unpaid interest thereon and
(y) thirty days' interest thereon, computed at the related mortgage interest rate, net of the servicing fee if American Business Credit is the servicer effecting the repurchase, plus the amount of any unreimbursed servicing advances made by the servicer, which purchase price shall be deposited in the distribution account on the next succeeding servicer remittance date after deducting therefrom any amounts received in respect of such repurchased mortgage loan or loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. In addition, the seller and the originators shall be obligated to indemnify the trust, the owner trustee, the indenture trustee, the collateral agent, the holders of the Class A Notes and the note insurer for any third-party claims arising out of a breach by the seller or the originators of representations or warranties regarding the mortgage loans. The obligation of the seller and the originators to cure such breach or to substitute or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the Class A Notes, the indenture trustee, the collateral agent, and the note insurer.

Representations and Warranties of the Seller

     The seller will represent, among other things, with respect to each mortgage loan, as of the closing date, the following:

     the information set forth in the schedule of mortgage loans with respect to each mortgage loan is true and correct;

     all of the original or certified documentation constituting the mortgage files, including all material documents related thereto, has been or will be delivered to the collateral agent, on behalf of the indenture trustee, on or before the closing date;

     the mortgaged property consists of a single parcel of real property separately assessed for tax purposes, upon which is erected a detached or an attached one-family residence or a detached two- to six-family dwelling, or an individual condominium unit, or a townhouse, or a manufactured dwelling, or an individual unit in a planned unit development, or a commercial property, or a mixed use or a multiple purpose property, or a mobile home. Such residence, dwelling or unit is not,

     o    a unit in a cooperative apartment,

     o    a property constituting part of a syndication,

     o    a time share unit,

     o a property held in trust, except to the extent such property is mortgaged by a trustee duly qualified to serve as such in the relevant jurisdiction,

     o    a log-constructed home,

     o    a recreational vehicle, or

     o    a mobile home;

     each mortgage or deed of trust is a valid first or second lien on a fee simple, or its equivalent under applicable state law, estate in the real property securing the amount owed by the mortgagor under the mortgage note subject only to,

     o the lien of current real property taxes and assessments which are not delinquent,

     o    any related first mortgage loan,

     o covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan obtained by the seller, and

     o other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage;

     to the best of the seller's knowledge none of the mortgage loans are
Section 32 loans subject to the Home Ownership and Equity Protection Act;

     immediately prior to the transfer and assignment by the seller to the depositor, the seller had good title to, and was the sole owner of each mortgage loan, free of any interest of any other person, and the seller has transferred all right, title and interest in each mortgage loan to the depositor;

     each mortgage loan conforms, and all such mortgage loans in the aggregate conform, to the description thereof set forth in this prospectus supplement; and

     all of the mortgage loans were originated in accordance with the underwriting criteria set forth in this prospectus supplement.

     Pursuant to the Sale and Servicing Agreement, upon the discovery by any of the noteholders, the seller, the servicer, any subservicer, the note insurer, the collateral agent or the indenture trustee that any of the representations and warranties contained in the Sale and Servicing Agreement have been breached in any material respect as of the date made, with the result that the value of, or the interests of the holders of the Class A Notes in the related mortgage loan or the interests of the note insurer were materially and adversely affected, notwithstanding that such representation and warranty was made to the seller's or the originator's best knowledge and the seller or the originator lacked knowledge of such breach, the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the Sale and Servicing Agreement, within sixty days of the earlier to occur of the seller's or an originator's discovery or its receipt of notice of any such breach, the seller or the originators will,

     o    promptly cure such breach in all material respects,

     o remove each mortgage loan which has given rise to the requirement for action by the seller or the originators, substitute one or more Qualified Substitute Mortgage Loans and, if the outstanding principal balance of such Qualified Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon, of the replaced mortgage loans as of the date of substitution, deliver to the trust as part of the amounts remitted by the servicer on such distribution date the amount of such shortfall, or

     o purchase such mortgage loan at a price equal to the principal balance of such mortgage loan as of the date of purchase plus the greater of (x) all accrued and unpaid interest thereon and (y) thirty days' interest thereon computed at the mortgage interest rate, net of the servicing fee if American Business Credit is the servicer, plus the amount of any unreimbursed servicing advances made by the servicer, and deposit such purchase price into the distribution account on the next succeeding servicer remittance date after deducting therefrom any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

     In addition, the seller and the originators shall be obligated to indemnify the depositor, the owner trustee, the indenture trustee, the collateral agent, the holders of the Class A Notes and the note insurer for any third-party claims arising out of a breach by the seller or the originators of representations or warranties regarding the mortgage loans. The obligation of the seller and the originators to cure such breach or to substitute or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the Class A Notes, the indenture trustee, the collateral agent and the note insurer.

Distributions on the Mortgage Loans

     The Sale and Servicing Agreement provides that the servicer, for the benefit of the holders of the Class A Notes, shall establish and maintain the collection account, which will generally be (x) an account maintained with a depository institution or trust company whose long term unsecured debt obligations are rated by each rating agency in one of its two highest rating categories at the time of any deposit therein or (y) trust accounts maintained with a depository institution acceptable to each rating agency and the note insurer. The Sale and Servicing Agreement permits the servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more permitted investments that mature, unless payable on demand, no later than the business day preceding the date on which the servicer is required to transfer the servicer remittance amount from the collection account to the distribution account, as described below. Permitted investments are those specified in "Credit Enhancement - Reserve Accounts" in the accompanying Prospectus.

     The servicer is obligated to deposit or cause to be deposited in the collection account on each business day, amounts representing the following distributions received and collections made by it after the cut-off date, other than in respect of monthly distributions on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring on or prior to the cut-off date:

     o all distributions on account of principal, including prepayments of principal;

     o    all distributions on account of interest on the mortgage loans;

     o all Net Liquidation Proceeds and all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices;

     o    all Net REO Proceeds;

     o all other amounts required to be deposited in the collection account pursuant to the Sale and Servicing Agreement; and

     o any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

     The indenture trustee will be obligated to set up a distribution account with respect to the notes into which the servicer will deposit or cause to be deposited the servicer remittance amount on the servicer remittance date which shall be the 10th day of each month, or if such date is not a business day, then the preceding business day.

     The servicer remittance amount for a servicer remittance date is equal to the sum, without duplication, of,

     o all collections of principal and interest on the mortgage loans, including principal prepayments, Net REO Proceeds and Liquidation Proceeds, if any, collected by the servicer during the prior calendar month;

     o all Periodic Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date; and

     o any other amounts required to be placed in the collection account by the servicer pursuant to the Sale and Servicing Agreement,

     but excluding the following:

     (a) amounts received on a particular mortgage loan, with respect to which the servicer has previously made an unreimbursed Periodic Advance, as late distributions of interest, or as Liquidation Proceeds, to the extent of such unreimbursed Periodic Advance;

     (b) amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

     (c)  for such servicer remittance date, the aggregate servicing fee;

     (d) all net income from permitted investments that are held in the collection account for the account of the servicer;

     (e) all amounts actually recovered by the servicer in respect of late fees, assumption fees, prepayment fees and similar fees;

     (f)  Net Foreclosure Profits; and

     (g) certain other amounts which are reimbursable to the servicer, as provided in the Sale and Servicing Agreement.

     The amounts described in clauses (a) through (g) above may be withdrawn by the servicer from the collection account on or prior to each servicer remittance date.

Note Rates

     The note rates applicable to the Class A Notes for any distribution date are as follows:

     Class A-1 Note Rate:         For any distribution date which occurs on or
                                  prior to the Clean-Up Call Date, 5.63% per annum, and for any distribution date thereafter 6.13% per annum.

     Class A-2 Note Rate:        For any distribution date which occurs on or
                                 prior to the Clean-Up Call Date, 6.17% per annum, and for any distribution date thereafter 6.67% per annum.

Initial Over-Funding

     The Notes are issued initially with an over-funding feature, which means that we are issuing a greater principal amount of Notes than the aggregate principal amount of mortgage loans in the related Mortgage Loan Group. Specifically, the original Class A-1 Note principal balance exceeds the original aggregate pool balance of Mortgage Loan Group I by approximately $4,999,987.00, and the original Class A-2 Note principal balance exceeds the original aggregate pool balance of Mortgage Loan Group II by approximately $1,023,965.00.

     As discussed below under "Over-collateralization Provisions", excess cashflow consisting generally of excess interest - interest collected on the mortgage loans in excess of the interest paid out on the Notes, together with fees - will be applied in the early months of the transaction to eliminate the under-collateralization which results from the over-funding feature, and thereafter to build over-collateralization to its required level for the related Mortgage Loan Group. Although the note insurer will generally be required to fund, under the note insurance policy, the amount of under-collateralization for each Mortgage Loan Group, that provision will not initially apply to this beginning level of under-collateralization, although the policy will ultimately cover any Over-collateralization Deficit.

Over-collateralization Provisions


     Over-collateralization Resulting from Cash Flow Structure. The Indenture requires that, on each distribution date, the Excess Interest, if any, with respect to a mortgage loan group that is not used to cover any losses in that mortgage loan group during the prior Due Period will be applied on that distribution date as an accelerated distribution of principal on the Class A-1 and Class A-2 Notes, as appropriate for the related mortgage loan group, but only to the limited extent hereafter described. The application of Excess Interest as a distribution of principal has the effect of, initially, during the early months of the transaction, eliminating the initial under-collateralization, and thereafter, building over-collateralization, by accelerating the amortization of the Class A-1 and Class A-2 Notes relative to the amortization of the mortgage loans in the related mortgage loan group.

     After the time at which the related targeted level of over-collateralization is reached, if it is necessary to re-establish the required level of over-collateralization, the Excess Interest will again be applied as an accelerated distribution of principal on the related notes. Notwithstanding the foregoing, in the event delinquencies or losses on the underlying Mortgage Loans exceed the levels specified in the Indenture, all available Excess Interest from each mortgage loan group, will be used as a payment of principal to accelerate the amortization of the related class of notes.


     In the event that the required level of the Specified Over-collateralized Amount with respect to a mortgage loan group is permitted to decrease or "step down" on a distribution date in the future, the Indenture provides that a portion of the principal which would otherwise be paid to the holders of the related classes of notes on such distribution date shall instead be paid in the priority set forth herein under "--Flow of Funds." This has the effect of decelerating the amortization of the related class of notes relative to the amortization of such mortgage loan group, and of reducing the related Over-collateralized Amount. Further, if, on any distribution date, the related Excess Over-collateralized Amount is, or, after taking into account all other distributions to be made on such distribution date would be, greater than zero -- i.e., the Over-collateralized Amount is or would be greater than the related Specified Over-collateralized Amount -- then certain amounts relating to principal which would otherwise be paid to the holders of the related classes of notes on such distribution date shall instead be paid in the priority set forth herein under "--Flow of Funds", in an amount equal to the Over-collateralization Reduction Amount.

     The Indenture provides that, on any distribution date, all amounts collected on account of principal -- other than any such amount applied to the distribution of an Over-collateralization Reduction Amount -- with respect to each mortgage loan group during the prior calendar month will be paid to the holders of the related classes of notes on such distribution date. In addition, the Indenture provides that the principal balance of any mortgage loan which becomes a Liquidated Mortgage Loan shall then equal zero. The Indenture does not contain any rule which requires that the amount of any Liquidated Loan Loss be paid to the holders of the related classes of notes on the distribution date which immediately follows the event of loss; i.e., the Indenture does not require the current recovery of losses. However, the occurrence of a Liquidated Loan Loss will reduce the Over-collateralized Amount with respect to the related mortgage loan group, which, to the extent that such reduction causes the Over-collateralized Amount to be less than the Specified Over-collateralized Amount applicable to the related distribution date, will require the distribution of an Over-collateralization Increase Amount on such distribution date, or, if insufficient funds are available on such distribution date, on subsequent distribution dates, until the Over-collateralized Amount equals the Specified Over-collateralized Amount. The effect of the foregoing is to allocate losses to the holders of the trust certificates by reducing, or eliminating entirely, distributions of Excess Interest and Over-collateralization Reduction Amounts which such holder would otherwise receive.

     Over-collateralization and the Policy. The Indenture requires the indenture trustee to make a claim for an Insured Distribution under the policy not later than the third business day prior to any distribution date as to which the indenture trustee has determined that an Over-collateralization Deficit will occur for the purpose of applying the proceeds of such Insured Distribution as a distribution of principal to the holders of the Class A-1 and Class A-2 Notes on such distribution date. The note insurer has the option on any distribution date to make a distribution of principal, including in respect of Liquidated Loan Losses, up to the amount that would have been payable to the holders of the Class A-1 and Class A-2 Notes if sufficient funds were available therefor. However, investors in the Class A-1 and Class A-2 Notes should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no distributions of principal.

Reserve Account

     The notes have the benefit of a reserve account. On each distribution date, available Excess Interest from a mortgage loan group, which remains after payment of the Over-collateralization Increase Amount for such mortgage loan group and distribution date, if any, will be paid into the reserve account, until the amount of funds on deposit therein equals the Specified Reserve Amount. To the extent that the notes of one class are retired, then, for the benefit of the other class of notes, the Excess Interest relating to the mortgage loans in the related mortgage loan group will be paid into the reserve account if the reserve account is then below its Specified Reserve Amount, together with all principal collections on those mortgage loans, which will be paid into the reserve account even if it is at or above its Specified Reserve Amount. If the amount on deposit in the reserve account, other than the amount of principal collections deposited therein following the retirement of the other class of notes on any distribution date exceeds the Specified Reserve Amount for such distribution date, the amount of such excess shall be applied pursuant to clauses (g) through (j) as set forth herein under "--Flow of Funds." Funds deposited in the reserve account on any distribution date, with respect to a mortgage loan group, may be used, on the same date as such transfer is made, to pay any Shortfall Amount in the other mortgage loan group existing on that date after such funds are deposited into the reserve account in accordance with clause (f) under "--Flow of Funds."

     Funds on deposit in the reserve account will be used on any distribution date to make payments with respect to any Shortfall Amount for either mortgage loan group on that distribution date.

Flow of Funds

     On each distribution date, the indenture trustee, based solely on the information received from the servicer in the servicer remittance report prior to such distribution date, shall make distributions to the holders of the notes and reimbursement to the note insurer under the Insurance and Reimbursement Agreement, to the extent of funds on deposit in the distribution account for the related mortgage loan group, including any Insured Distributions, any required transfer from the reserve account and, on or after the date on which either the Class A-1 Notes or the Class A-2 Notes have been paid in full and at least one class of notes remains outstanding, the aggregate principal actually collected during the prior Due Period on the mortgage loan group relating to such paid-in-full notes, as follows:

     (a) to the indenture trustee, an amount equal to the fees then due to it with respect to that mortgage loan group;

     (b) to the note insurer the Premium Amount then due to it with respect to that mortgage loan group;

     (c) the Interest Distribution Amount for the related Class A Notes with respect to such mortgage loan group;

     (d) the Reimbursement Amount owing to the note insurer with respect to that mortgage loan group;

     (e) the Principal Distribution Amount for that mortgage loan group, which will be distributed (x) with respect to Mortgage Loan Group I, to the holders of the Class A-1 Notes, until the aggregate principal balance of the Class A-1 Notes is reduced to zero; and (y) with respect to Mortgage Loan Group II, to the holders of the Class A-2 Notes, until the aggregate principal balance of the Class A-2 Notes is reduced to zero;

     (f) to the reserve account, the amount necessary for the balance of such account to equal the Specified Reserve Amount; provided, that if the outstanding principal balance of the notes related to such mortgage loan group shall have been reduced to zero, then all Excess Interest in respect of such mortgage loan group and all principal collections in respect of such mortgage loan group will be transferred to the reserve account and applied in the manner described above under "--Reserve Account";

     (g) the amount of any Net Mortgage Loan Interest Shortfalls for the Class A Notes with respect to such mortgage loan group;

     (h) to the indenture trustee, an amount equal to the outstanding expenses due the indenture trustee pursuant to the Indenture and not otherwise paid or reimbursed by the servicer with respect to that mortgage loan group;

     (i) to the servicer for reimbursement of any nonrecoverable Periodic Advances and servicing advances with respect to that mortgage loan group; and

     (j) then to the holders of the trust certificates, any further remaining balance.

Indenture Events of Default

     Upon the occurrence of an event of default, the indenture trustee, upon the direction of the note insurer -- or the majority holders of the notes if the note insurer is in default under the Insurance and Reimbursement Agreement -- shall declare the aggregate outstanding principal balance of all the notes to be due and payable together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the trust. An event of default, wherever used herein, means any one of the following events:

     1. the trust shall fail to pay or cause to be paid to the indenture trustee, for the benefit of the holders of the notes, on any distribution date, all or part of any Interest Distribution Amount due on the notes on such distribution date and all or a part of any Net Mortgage Loan Interest Shortfalls due on the notes on the maturity date of the notes (determined in each case without giving effect to any payment on the Notes made with the proceeds of a draw under the Note Insurance Policy); or

     2. the trust shall fail to pay or cause to be paid to the indenture trustee, for the benefit of the holders of the notes, (x) on any distribution date an amount equal to the principal due on the outstanding notes on such distribution date, to the extent that sufficient funds are on deposit in the collection account or (y) on the final stated maturity date for the notes, the aggregate outstanding principal balance of the notes (determined in each case without giving effect to any payment on the Notes made with the proceeds of a draw under the Note Insurance Policy); or

     3. the trust shall breach or default in the due observance of any one or more of the negative covenants under the Indenture; or

     4. the trust shall consent to the appointment of a custodian, receiver, trustee or liquidator, or other similar official, of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or a court of competent jurisdiction shall determine that the trust is generally not paying its debts as they come due, or the trust shall make a general assignment for the benefit of creditors; or

     5. the trust shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws, as now or hereafter in effect, or an answer admitting the material allegation of a petition filed against the trust in any such proceeding, or the trust shall, by voluntary petition, answer or consent, seek relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of debtors, or providing for an agreement, composition, extension or adjustment with its creditors; or

     6. an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent, express or legally implied, of the trust, a custodian, receiver, trustee or liquidator, or other similar official, of the trust or any substantial part of its property, or sequestering any substantial part of its property, and any such order, judgment or decree or appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of forty-five days after the date of entry thereof; or

     7. a petition against the trust in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be stayed, withdrawn or dismissed within ninety days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of debtors which may apply to the trust, any court of competent jurisdiction shall assume jurisdiction, custody or control of the trust or any substantial part of its property, and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of forty-five days; or

     8. the note insurer shall notify the indenture trustee of an "event of default" under the Insurance and Reimbursement Agreement.

Reports to Noteholders

     On each distribution date the indenture trustee will deliver to the depositor and each holder of a Class A Note a written remittance report, provided to the indenture trustee and the note insurer by the servicer, containing information, including, without limitation, the amount of the distribution on such distribution date, the amount of such distribution allocable to principal balance and allocable to interest, the aggregate outstanding principal of each class as of such distribution date, the amount of any Insured Distribution included in such distribution on such distribution date and such other information as required by the Indenture.

Amendment

     The Indenture may be amended from time to time by the trust and the indenture trustee by written agreement, upon the prior written consent of the note insurer, without notice to, or consent of, the holders of the Class A Notes, to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture or effect a significant change in the permitted activities of the trust; provided, that such action shall not, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the indenture trustee or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the Class A Notes, adversely affect in any material respect the interests of any holder of the Class A Notes; provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be paid on any note without the consent of the holder of such note, or change the rights or obligations of any other party to the Indenture without the consent of such party.

     The Indenture may be amended from time to time by the trust and the indenture trustee with the consent of the note insurer, and the holders of the majority of the percentage interest of the Class A Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders; provided, however, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be paid on any note without the consent of the holder of such note or reduce the percentage of the Class A Notes whose holders are required to consent to any such amendment without the consent of the holders of 100% of the Class A Notes.

     The Unaffiliated Seller's Agreement and the Sale and Servicing Agreement contain substantially similar restrictions regarding amendment.

Control Rights of Note Insurer

     Unless it is in default under the Note Insurance Policy or certain events of bankruptcy or insolvency have occurred with respect to the note insurer, the note insurer will have the right to exercise all rights, including voting rights, which the holders of the notes are entitled to exercise under the Indenture and the other transaction documents. In addition, the note insurer shall have the right to participate in, to direct the enforcement or defense of, and at the note insurer's sole option, to institute or assume the defense of, any action, proceeding or investigation for any remedy available to the indenture trustee with respect to any matter that could adversely affect the trust, the trust estate or the rights or obligations of the note insurer, under the Indenture and the other transaction documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of any originator, the trust, the seller, the servicer, the depositor or any affiliate thereof. Following written notice to the indenture trustee, the note insurer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the trust and the trust estate. The note insurer shall be entitled to reimbursement for all costs and expenses incurred in connection with such action, proceeding or investigation, including (without limitation) reasonable attorneys' fees and any judgment or settlement entered into affecting the note insurer or the note insurer's interests.

                        Servicing of the Mortgage Loans

     American Business Credit will act as the servicer of the mortgage loans. Upland Mortgage and American Business Mortgage will act as subservicers with respect to a portion of the mortgage loans. See "The Originators, the Seller and the Servicer" herein. The servicer and the subservicers will be required to use the same care as they customarily employ in servicing and administering mortgage loans for their own account, in accordance with accepted mortgage servicing practices of prudent lending institutions, and giving due consideration to the reliance of the note insurer and the holders of the notes on them.

Servicing Fees and Other Compensation and Payment of Expenses

     As compensation for its activities as servicer under the Sale and Servicing Agreement, the servicer shall be entitled with respect to each mortgage loan to the servicing fee, which shall be payable monthly from amounts on deposit in the collection account. The servicing fee shall be an amount equal to interest at one-twelfth of the servicing fee rate for such mortgage loan on the outstanding principal balance of such mortgage loan. The servicing fee rate with respect to each mortgage loan will be 0.50% per annum. In addition, the servicer shall be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, assumption fees, prepayment fees or similar items. The servicer shall also be entitled to withdraw from the collection account any net interest or other income earned on deposits therein. The servicer shall pay all expenses incurred by it in connection with its servicing activities under the Sale and Servicing Agreement and shall not be entitled to reimbursement therefor except as specifically provided in the Sale and Servicing Agreement.

Periodic Advances and Servicer Advances

     Periodic Advances. The servicer is required to make Periodic Advances on each servicer remittance date, subject to the servicer's determination that such advance would be recoverable. Such Periodic Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of interest to the holders of the notes, plus an additional amount intended to maintain a specified level of over-collateralization and to pay the indenture trustee's fees, and the premium due the note insurer. Notwithstanding the servicer's good faith determination that a Periodic Advance was recoverable when made, if such Periodic Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement therefor from the trust estate. See "Description of the Notes and the Trust Certificates -- Flow of Funds" herein.

     Servicing Advances. The servicer is required to advance amounts with respect to the mortgage loans, subject to the servicer's determination that such advance would be recoverable and that a prudent mortgage lender would make a like advance if it or an affiliate owned the related mortgage loan, constituting "out-of-pocket" costs and expenses relating to,

     o    the preservation and restoration of the mortgaged property,

     o    enforcement proceedings, including foreclosures,

     o expenditures relating to the purchase or maintenance of a first lien not included in the trust estate on the mortgaged property, and

     o certain other customary amounts described in the Sale and Servicing Agreement.

     These servicing advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. In the event that notwithstanding the servicer's good faith determination at the time such servicing advance was made that it would be recoverable, such servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement therefor from the trust estate.

     Special Advances. On the closing date, from funds received from the sale of the Notes, the indenture trustee is required to deposit amounts into an interest reserve account with respect to mortgage loans which do not have an initial interest payment due until September 2001 to cover interest shortfalls, if any, on this first distribution date. Subject to certain terms and conditions in the Indenture, any funds remaining in the interest reserve account following distributions on the distribution date in October 2001 shall be released to the servicer. The servicer is also required to advance amounts to the distribution account on the first servicer remittance date in October 2001 with respect to mortgage loans which do not have an initial interest payment due until October 2001.

     Recovery of Advances. The servicer may recover Periodic Advances and servicing advances to the extent permitted by the Sale and Servicing Agreement or, if not recovered from the mortgagor on whose behalf such servicing advance or Periodic Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a Periodic Advance or a servicing advance becomes a nonrecoverable advance, the servicer may be reimbursed for such advance from the distribution account.

     The servicer shall not be required to make any Periodic Advance or servicing advance which it determines would be a nonrecoverable Periodic Advance or nonrecoverable servicing advance. A Periodic Advance or servicing advance is "nonrecoverable" if in the good faith judgment of the servicer (as stated in an officer's certificate of the servicer delivered to the indenture trustee), such Periodic Advance or servicing advance would not ultimately be recoverable.

Prepayment Interest Shortfalls

     Not later than the close of business on the 10th day of each month, the servicer is required to remit to the indenture trustee a payment of Compensating Interest in respect of Prepayment Interest Shortfalls and shall not have the right to reimbursement therefor. Insured Distributions do not cover Prepayment Interest Shortfalls.

Relief Act Shortfalls

     The reduction, if any, in interest payable on the mortgage loans in the applicable mortgage loan group attributable to the application of the Soldiers' and Sailors' Civil Relief Act of 1940 will not reduce the amount of Class A-1 Current Interest or Class A-2 Current Interest due to the holders of the notes. However, in the event the full amount of Class A-1 Current Interest or Class A-2 Current Interest is not available on any distribution date due to Relief Act Shortfalls in the applicable mortgage loan group, the amount of such shortfall will not be covered by the note insurance policy. Such shortfalls in Class A-1 Current Interest or Class A-2 Current Interest will be paid from the Excess Interest, but only if the Excess Interest is not required to be deposited in the reserve account to fund the reserve account to its required level.

Optional Purchase of Delinquent Mortgage Loans

     The seller, or any affiliate of the seller, has the option, but is not obligated, to purchase from the trust any mortgage loan 180 days or more delinquent subject to certain terms and conditions set forth in the Sale and Servicing Agreement. Any such purchase price shall equal the outstanding principal balance thereof as of the date of purchase, plus all accrued and unpaid interest on such principal balance, computed at the related mortgage interest rate -- net of the related servicing fee, if American Business Credit is the servicer -- plus the amount of any unreimbursed Periodic Advances and servicing advances made by the servicer with respect to such mortgage loan in accordance with the provisions specified in the Sale and Servicing Agreement.

Servicer Reports

     On each servicer remittance date, the servicer is required to deliver to the note insurer, the indenture trustee and the collateral agent, a servicer remittance report setting forth the information necessary for the indenture trustee to make the distributions set forth under "--Flow of Funds" herein and containing the information to be included in the written remittance report for such distribution date delivered by the indenture trustee.

     The servicer is required to deliver to the note insurer, the indenture trustee, the collateral agent, and the rating agencies, not later than April 30th of each year, starting in 2002, an officer's certificate stating that,

     o the servicer has fully complied with the servicing provisions of the Sale and Servicing Agreement,

     o a review of the activities of the servicer during the preceding calendar year and of performance under the Sale and Servicing Agreement has been made under such officer's supervision, and

     o to the best of such officer's knowledge, based on such review, the servicer has fulfilled all its obligations under the Sale and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the servicer to remedy such default.

     Not later than April 30th of each year, starting in 2002, the servicer, at its expense, is required to cause to be delivered to the note insurer, the indenture trustee, the collateral agent and the rating agencies from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, such servicing has been conducted in compliance with the Sale and Servicing Agreement except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac require it to report, in which case such exceptions and errors shall be so reported.

Collection and Other Servicing Procedures

     The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the Sale and Servicing Agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the servicer may, in its discretion, waive any late payment charge and arrange with a mortgagor a schedule for the liquidation of delinquencies, subject to the provisions of the Sale and Servicing Agreement.

     If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless it reasonably believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law.

If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

     Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the servicer may be unable to enforce "due-on-sale" clauses, see "Material Legal Aspects of the Loans -- Due-on-Sale Clauses" in the accompanying prospectus.

Hazard Insurance

     The servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the lesser of (a) the maximum insurable value of such mortgaged property or (b) the principal balance of such mortgage loan plus the outstanding balance of any mortgage loan senior to such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer thereunder. As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, to the extent they constitute Net Liquidation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. The Sale and Servicing Agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies and the note insurer, insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the distribution account the sums which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or
(y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since residential and commercial properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing thereon decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Realization Upon Defaulted Mortgage Loans

     The servicer will foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer's general loan servicing activities and the Sale and Servicing Agreement; provided, that the servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the servicer believes such foreclosure, correction or restoration will increase Net Liquidation Proceeds.

Removal and Resignation of the Servicer

     The note insurer may, pursuant to the Sale and Servicing Agreement, remove the servicer upon the occurrence and continuation beyond the applicable cure period (if any) of an event described in clause (h) below and the indenture trustee shall, at the direction of the note insurer, or may, at the direction of the majority holders of the notes, with the consent of the note insurer, in the case of any direction of the majority holders of the notes, remove the servicer upon the occurrence and continuation beyond the applicable cure period (if any) of an event described in clause (a), (b), (c), (d), (e),
(f), (g), (h) or (i) below. Each of the following constitutes a "servicer event of default":

     (a) any failure by the servicer to remit to the indenture trustee any payment required to be made by the servicer under the terms of the Sale and Servicing Agreement, other than servicing advances covered by clause (b) below, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer and the note insurer by the indenture trustee or to the servicer and the indenture trustee by the note insurer or the holders of notes evidencing percentage interests of at least 25%; or

     (b) the failure by the servicer to make any required servicing advance which failure continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by any holder of a note or the note insurer; or

     (c) any failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements on the part of the servicer contained in the Sale and Servicing Agreement, the breach of any representation and warranty set forth in the Sale and Servicing Agreement, which continues unremedied for a period of thirty days after the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee, or to the servicer and the indenture trustee by any holder of a note or the note insurer; or

     (d) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of forty-five days; or

     (e) the servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property; or

     (f) the servicer shall admit in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     (g) the delinquency or loss experience of the mortgage loans exceeds certain levels specified in the Sale and Servicing Agreement; or

     (h) the note insurer shall notify the indenture trustee of any "event of default" under the Insurance and Reimbursement Agreement; or

     (i)  the occurrence of an event of default under the Indenture.

     Except to permit American Business Mortgage and Upland Mortgage to act as subservicers, the servicer may not assign its obligations under the Sale and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the seller, the note insurer, the collateral agent, and the indenture trustee, or upon the determination that the servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence, in the reasonable judgment of the note insurer, of unreasonable expense. No such resignation shall become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the Sale and Servicing Agreement.

     Upon removal or resignation of the servicer, the indenture trustee will be the successor servicer. The indenture trustee, as successor servicer, will be obligated to make Periodic Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the indenture trustee is unwilling or unable to act as successor servicer, or if the majority holders of the notes, with the consent of the note insurer, or the note insurer so requests, the indenture trustee (acting at the direction of the note insurer) shall appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the Sale and Servicing Agreement and subject to the approval of the note insurer, any established mortgage loan servicing institution acceptable to the note insurer having a net worth of not less than $15,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the servicer.

     The indenture trustee and any other successor servicer in such capacity is entitled to the same reimbursement for advances and, unless otherwise agreed by the note insurer, no more than the same servicing compensation as the servicer. See "-- Servicing and Other Compensation and Payment of Expenses" herein.

Termination; Optional Clean-up Call

     The Servicer may, at its option, call the notes, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate principal balance of the mortgage loans in both mortgage loan groups is equal to or less than 10% of the aggregate principal balances of the mortgage loans in both mortgage loan groups as of the cut-off date. Such purchase of the mortgage loans would result in the payment in full of the Class A-1 and Class A-2 Notes on such distribution date. If the mortgage loans are not purchased on the first distribution date on which the above option may be exercised, the interest rate payable on the Class A-1 and Class A-2 Notes will be increased as described herein. The note insurer must consent to the purchase of the mortgage loans if the resulting amount available for payment on the notes would result in a draw under the note insurance policy.

     The trust shall also terminate upon notice to the indenture trustee of either: (i) the later of the distribution to noteholders of the final payment or collection with respect to the last mortgage loan (or Periodic Advances of same by the servicer), or the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the Indenture and the payment of all amounts due and payable to the note insurer and the indenture trustee or (ii) mutual consent of the servicer, the note insurer and all noteholders in writing; provided, however, that in no event shall the trust terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the Trust Agreement.

                                  The Policy

     MBIA Insurance Corporation (the "Note Insurer") will issue a financial guaranty insurance policy (the "Note Insurance Policy") with respect to the Class A Notes. The Note Insurer, in consideration of the payment of a premium and subject to the terms of the Note

Insurance Policy, thereby unconditionally and irrevocably guarantees to any noteholder that an amount equal to each full and complete Insured Distribution will be received from the Note Insurer by the indenture trustee or its successors, as indenture trustee for the noteholders, on behalf of the noteholders, for distribution by the indenture trustee to each noteholder, of that noteholder's proportionate share of the Insured Distribution.

     The Note Insurer's obligations under the Note Insurance Policy, with respect to a particular Insured Distribution, will be discharged to the extent funds equal to the applicable Insured Distribution are received by the indenture trustee, whether or not those funds are properly applied by the indenture trustee. Insured Distributions will be made only at the time set forth in the Note Insurance Policy, and no accelerated Insured Distributions will be made regardless of any acceleration of the Class A Notes, unless the acceleration is at the sole option of the Note Insurer.

     The Note Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). In addition, the Note Insurance Policy does not cover any Net Mortgage Loan Interest Shortfalls, nor does the Note Insurance Policy guarantee to the holders of the notes any particular rate of principal distribution.

     The Note Insurer will pay any Insured Distribution that is a Preference Amount on the business day following receipt on a business day by the Note Insurer's fiscal agent of the following:

     o a certified copy of the order requiring the return of a preference payment;

     o an opinion of counsel satisfactory to the Note Insurer that the order is final and not subject to appeal;

     o an assignment in a form reasonably required by the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the noteholder relating to or arising under the Class A Notes against the debtor which made the preference payment or otherwise with respect to the preference payment; and

     o appropriate instruments to effect the appointment of the Note Insurer as agent for the noteholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the Note Insurer;

provided that if the documents are received after 12:00 p.m., New York, New York time, on that business day, they will be deemed to be received on the following business day. Payments by the Note Insurer will be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the noteholder and not to any noteholder directly unless the noteholder has returned principal or interest paid on the Class A Notes to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the noteholder.

     The Note Insurer will pay any other amount payable under the Note Insurance Policy no later than 12:00 p.m., New York, New York time, on the later of the distribution date on which the related Deficiency Amount is due or the third business day following receipt in New York, New York on a business day by the Note Insurer and State Street Bank and Trust Company, N.A., as a fiscal agent for the Note Insurer or any successor fiscal agent appointed by the Note Insurer of a notice from the indenture trustee specifying the Insured Distribution which is due and owing on the applicable distribution date, provided that if the notice is received after 12:00 p.m., New York, New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the Note Insurer or its fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Note Insurance Policy, it will be deemed not to have been received by the Note Insurer or its fiscal agent for purposes of this paragraph, and the Note Insurer or its fiscal agent, as the case may be, will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

     Insured Distributions due under a Policy, unless otherwise stated therein, will be disbursed by the Note Insurer's fiscal agent to the indenture trustee, on behalf of the noteholders, by wire transfer of immediately available funds in the amount of the Insured Distribution less, in respect of Insured Distributions related to Preference Amounts, any amount held by the indenture trustee for the payment of the Insured Distribution and legally available therefor.

     The Note Insurance Policy expires and terminates in accordance with its terms without any action on the part of the Note Insurer or any other person on the date that is one year and one day following the date on which the outstanding principal balance of the Class A-1 or Class A-2 Notes, whichever is the latest, has been reduced to zero.

     The fiscal agent is the agent of the Note Insurer only and the fiscal agent will in no event be liable to noteholders or the indenture trustee for any acts of the fiscal agent or any failure of the Note Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Note Insurance Policy.

     The Note Insurance Policy is not cancelable. The Premium on the Note Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A Notes.

     THE NOTE INSURANCE POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND WILL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.


     THE INSURANCE PROVIDED BY THE NOTE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW. CONSEQUENTLY, EVEN IF THE NOTE INSURER WERE UNABLE TO MEET ITS INSURANCE OBLIGATIONS UNDER THE NOTE INSURANCE POLICY, NO AMOUNTS WILL BE AVAILABLE FROM THIS FUND TO PAY ANY CLAIM UNDER THE NOTE INSURANCE POLICY.


Drawings Under the Policy

     Not later than three business days prior to each distribution date, the indenture trustee is required to determine, pursuant to the Indenture, for the next distribution date, the Net Available Amount to be on deposit in each distribution account on that distribution date. If there is a

Deficiency Amount for a distribution date, the indenture trustee is required to complete, pursuant to the Indenture, a telephone or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the policy, the original of which is subsequently delivered by registered or certified mail, and submit the notice to the Note Insurer no later than 12:00 noon New York City time on the third business day preceding the distribution date as a claim for an Insured Distribution in an amount equal to the Deficiency Amount.

                               The Note Insurer

     The following information has been obtained from MBIA Insurance Corporation, the note insurer, for inclusion in this prospectus supplement. No representation is made by the seller, the originators, the trust, the servicer, the depositor, indenture trustee, the collateral agent, the owner trustee or the underwriters or any of their affiliates as to the accuracy or completeness of the information.

     MBIA Insurance Corporation ("MBIA") is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has three branches, one in the Republic of France, one in the Republic of Singapore and one in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     MBIA does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the note insurer set forth under the heading "The Note Insurer". Additionally, MBIA makes no representation regarding the notes or the advisability of investing in the notes.


     The Note Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. Consequently, even if the Note Insurer were unable to meet its insurance obligations under the Note Insurance Policy, no amounts will be available from this fund to pay any claim under the Note Insurance Policy.


                               MBIA Information

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 2000.

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

     (3) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

     (4)  The report on Form 8-K filed by the Company on January 30, 2001.

     Any documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus supplement, and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     The consolidated financial statements of MBIA, a wholly owned subsidiary of the Company and its subsidiaries as of December 31, 2000 and December 31, 1999 and for each of the three years in the period ended December 31, 2000, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2000 and the consolidated financial statements of MBIA and its subsidiaries as of June 30, 2001 and for the six month period ended June 30, 2001 and June 30, 2000 included in the Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2001, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. All financial statements of MBIA and its subsidiaries included in documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

     The Company files annual, quarterly and special reports, information statements and other information with the SEC under File No. 1-9583. Copies of the SEC filings (including (1) the Company's Annual Report on Form 10-K for the year ended December 31, 2000, (2) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and (3) the report on Form 8-K filed by the Company on January 30, 2001) are available (i) over the Internet at the SEC's web site at http://www.sec.gov; (ii) at the SEC's public reference room in Washington D.C.; (iii) over the Internet at the Company's web site at http://www.mbia.com; and (iv) at no cost, upon request to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

     The tables below present selected financial information of the note insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") as well as generally accepted accounting principles ("GAAP"):


                                                                            SAP
                                              -----------------------------------------------------------------------
                                                    December 31,                                  June 30,
                                                       2000                                        2001
                                              ---------------------------               -----------------------------
                                                      (Audited)                               (Unaudited)
                                                                           (in millions)

             Admitted Assets                                 $7,627                                    $8,138
             Liabilities                                      5,245                                     5,775
             Capital and Surplus                              2,382                                     2,363

                                                                           GAAP
                                              -----------------------------------------------------------------------
                                                December 31,                                  June 30,
                                                       2000                                        2001
                                              ---------------------------               -----------------------------
                                                    (Audited)                                 (Unaudited)
                                                                           (in millions)

             Assets                                          $8,450                                    $8,999
             Liabilities                                      3,642                                     3,997
             Shareholder's Equity                             4,808                                     5,002


Financial Strength Ratings of MBIA

     Moody's Investors Service, Inc. rates the financial strength of MBIA
"Aaa."

     Standard & Poor's, a division of The McGraw-Hill Companies, Inc. rates the financial strength of MBIA "AAA."

     Fitch, Inc. rates the financial strength of MBIA "AAA."

     Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the securities, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the securities. MBIA does not guaranty the market price of the securities nor does it guaranty that the ratings on the securities will not be revised or withdrawn.

                      Prepayment and Yield Considerations

     The weighted average life of, and if purchased at other than par, the yield to maturity on the Class A-1 or Class A-2 Notes, will be directly related to the rate of payment of principal of the mortgage loans, including for this purpose voluntary prepayment in full of mortgage loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of or substitutions for mortgage loans by American Business Credit or an affiliate of American Business Credit as required or permitted under the Sale and Servicing Agreement or the Unaffiliated Seller's Agreement.

     The actual rate of principal prepayments on the mortgage loan groups is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among mortgage loan groups at any time because of specific factors relating to the mortgage loans in the particular mortgage loan group, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates of certain mortgage loans at the time of origination, such mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates of certain mortgage loans at the time of origination, such mortgage loans may experience a lower prepayment rate than if prevailing rates remain at or below those at the time such mortgage loans were originated. However, there can be no assurance that the mortgage loans will conform to the prepayment experience of conventional mortgage loans or to any past prepayment experience or any published prepayment forecast. No assurance can be given as to the level of prepayments that the mortgage loans in the trust estate will experience.

     As indicated above, if purchased at other than par, the yield to maturity on the Class A-1 or Class A-2 Notes, will be affected by the rate of the payment of principal on the mortgage loans. If the actual rate of payments on the mortgage loans is slower than the rate anticipated by an investor who purchases the Class A-1 or Class A-2 Notes at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the mortgage loans is faster than the rate anticipated by an investor who purchases the Class A-1 or Class A-2 Notes at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

     The Indenture provides that none of the note insurer, the indenture trustee, the owner trustee, the collateral agent, the seller, the depositor, the originators or the servicer will be liable to any holder for any loss or damage incurred by such holder as a result of any difference in the rate of return received by such holder as compared to the related note rate, with respect to any holder of notes upon reinvestment of the funds received in connection with any premature repayment of principal on the notes, including any such repayment resulting from any prepayment by the mortgagor, any liquidation of such mortgage loan, or any repurchase of or substitution for any mortgage loan by the depositor or the servicer.

     The final stated maturity date is expected to be March 15, 2032 for the Class A-1 and Class A-2 Notes. The final stated maturity date for the Class A Notes was calculated using the assumption that the final stated maturity date would be the distribution date in the sixth month following the latest possible maturity date of any mortgage loan. The weighted average life of the notes is likely to be shorter than would be the case if payments actually made on the mortgage loans conformed to the foregoing assumptions, and the final distribution date with respect to the notes could occur significantly earlier than the final stated maturity date because:

     o prepayments, including, for this purpose, prepayments attributable to foreclosure, liquidation, repurchase and the like, on mortgage loans are likely to occur;

     o the over-collateralization provisions of the transaction result in the application of Excess Interest to the distribution of principal; and

     o the servicer may, at its option as described herein, call the notes when the aggregate outstanding principal balance of the mortgage loans in both mortgage loan groups is equal to or less than 10% of the aggregate original principal balance of the mortgage loans in both mortgage loan groups as of the cut-off date.

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security is scheduled to be repaid to an investor. The weighted average life of the notes will be influenced by the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization or prepayments -- for this purpose, the term "prepayment " includes liquidations due to default.

     Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment model used in the tables below, Home Equity Prepayment, or HEP, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a mortgage loan group for the life of such mortgage loans. For example, 23% HEP assumes a constant prepayment rate of 2.3% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum in each month thereafter up to and including the tenth month. Beginning in the tenth month and in each month thereafter during the life of the mortgage loans, 23% HEP assumes a constant prepayment rate of 23% per annum. As used in the table below, 0% prepayment assumption assumes prepayment rates equal to 0% of the prepayment assumption, i.e., no prepayments on the mortgage loans having the characteristics described below. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans in the trust estate.

     The following tables, addressing the weighted average lives of the notes, have been prepared on the basis of the following modeling assumptions:

     o the mortgage loans prepay at the indicated percentage of the prepayment assumption,

     o payments on the notes are received in cash on the 15th day of each month commencing in October 2001,

     o no defaults or delinquencies in, or modifications, waivers or amendments respecting the payments by the mortgagors of principal and interest on the mortgage loans occur,

     o scheduled payments are assumed to be received on the first day of each month commencing in September 2001, and prepayments represent payments in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in September 2001, and include thirty days' interest thereon,

     o    the notes are purchased on September 26, 2001,

     o    the servicer's optional clean-up call is exercised,

     o the Specified Over-collateralized Amount is as set forth in the Indenture, and

     o the mortgage loans in Mortgage Loan Group I consist of 6 mortgage loans having the following characteristics:


                                                            Net              Original             Remaining            Remaining
                                      Mortgage            Mortgage          Amortizing            Amortizing            Term to
              Principal               Interest            Interest              Term                 Term               Maturity
              Balance ($)             Rate (%)             Rate (%)         (in months)          (in months)          (in months)
          -------------------      -------------        -------------     ---------------      ---------------      ---------------
            102,952,963.62            11.18129            10.48129               351                 350                 211
              4,987,464.57            11.50398            10.80398               114                 113                 113
             18,863,159.18            11.61209            10.91209               178                 177                 177
             42,413,819.63            11.41072            10.71072               239                 238                 238
                910,423.96            10.40221             9.70221               300                 299                 299
             78,694,679.74            10.93162            10.23162               360                 359                 359


     o the mortgage loans in Mortgage Loan Group II consist of 5 mortgage loans having the following characteristics:



                                                            Net              Original             Remaining            Remaining
                                      Mortgage            Mortgage          Amortizing            Amortizing            Term to
              Principal               Interest            Interest              Term                 Term               Maturity
              Balance ($)             Rate (%)             Rate (%)         (in months)          (in months)          (in months)
          -------------------      -------------        -------------     ---------------      ---------------      ---------------

             23,424,363.85            14.52218            13.82218               323                 322                 172
              3,289,626.85            15.93849            15.23849                97                  96                  96
             16,305,099.08            15.79180            15.09180               180                 179                 179
              4,805,500.78            11.78895            11.08895               240                 239                 239
              3,352,898.74            10.94911            10.24911               360                 360                 360


---------------

     The foregoing modeling assumptions are assumptions and are not necessarily indicative of actual performance.

     Based upon the foregoing modeling assumptions, the tables below indicate the weighted average life and earliest retirement date of the notes assuming that the related mortgage loans prepay according to the indicated percentages of the prepayment assumption.


                                   Weighted Average Lives

                                Class A-1 Notes: To Maturity

             Prepayment                      Weighted Average
          Assumption (HEP)                     Life in Years               Retirement Date

                0%                                  15.62                       9/15/31
               15                                    5.22                       9/15/21
               20                                    4.09                       9/15/19
               23                                    3.60                       9/15/18
               30                                    2.77                       9/15/14
               35                                    2.37                       9/15/12


                                       Class A-1 Notes: To Call
            Prepayment                      Weighted Average
         Assumption (HEP)                     Life in Years               Retirement Date

                0%                                  15.40                       9/15/31
               15                                    4.92                       9/15/21
               20                                    3.80                       9/15/19
               23                                    3.33                       9/15/18
               30                                    2.57                       9/15/14
               35                                    2.19                       9/15/12



                                      Class A-2 Notes: To Maturity
             Prepayment                     Weighted Average
          Assumption (HEP)                    Life in Years               Retirement Date

                0%                                  11.61                       9/15/30
               15                                    4.85                       9/15/16
               20                                    3.90                       9/15/16
               23                                    3.47                       9/15/16
               30                                    2.71                       9/15/14
               35                                    2.32                       9/15/12



                                       Class A-2 Notes: To Call
            Prepayment                      Weighted Average
         Assumption (HEP)                     Life in Years               Retirement Date

                0%                                  11.58                       9/15/30
               15                                    4.74                       9/15/16
               20                                    3.70                       9/15/16
               23                                    3.26                       9/15/16
               30                                    2.53                       9/15/14
               35                                    2.16                       9/15/12


     The preceding tables were prepared using the following assumptions:

     o the weighted average life of the notes is determined by (a) multiplying the amount of each principal distribution used to retire the notes by the number of years from the closing date to the date on which such principal distribution is received; (b) adding the results; and (c) dividing the sum by the original principal balance of the notes,

     o in the "To Call" table above, the notes are called due to the exercise by the servicer of its clean-up call option to repurchase the mortgage loans on the first distribution date on which the aggregate outstanding principal balance of all the then outstanding mortgage loans is equal to or less than 10% of the aggregate original principal balances of the mortgage loans as of the cut-off date, and

     o in the "To Maturity" table above no exercise of the servicer's clean-up call repurchase option ever occurs.

     ----------------------

     There is no assurance that prepayments will occur or, if they do occur, that they will occur at any percentage of HEP.

                   Material Federal Income Tax Consequences

     The following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the notes is to be considered only in connection with "Material Federal Income Tax Consequences" in the accompanying prospectus. The discussion herein and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

Treatment of the Notes

     The originators, the seller, the depositor and the trust agree, and the holders of the notes will agree by their purchase of the notes, to treat the notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The IRS and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Dewey Ballantine LLP, tax counsel to the depositor, is of the opinion that, for federal income tax purposes, (i) the notes will be treated as indebtedness and (ii) the trust will not be classified as an association or as a publicly traded partnership taxable as a corporation or as a taxable mortgage pool. See "Material Federal Income Tax Consequences -- Taxation of Debt Securities" in the accompanying prospectus.

     If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to holders of the notes, and principal payments on a note will be treated as a return of capital to the extent of the holder's basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The indenture trustee, on behalf of the trust, will report to the holders of the notes of record and the IRS the amount of interest paid and original issue discount, if any, accrued on the notes to the extent required by law.

Possible Alternative Characterizations of the Notes

     Although, as described above, it is the opinion of tax counsel that for federal income tax purposes, the notes will be characterized as indebtedness, such opinion is not binding on the IRS, and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that the notes did not represent debt for federal income tax purposes, holders of the notes would likely be treated as owning an interest in a partnership and not an interest in an association, or a publicly traded partnership, taxable as a corporation or a taxable mortgage pool. If the holders of the notes were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on such partner's respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deduction for a holder of a note would differ if the notes were held to constitute partnership interests, rather than indebtedness. Since the parties will treat the notes as indebtedness for federal income tax purposes, none of the servicer, the indenture trustee or the owner trustee will attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the notes. Investors that are foreign persons are strongly advised to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes.

Special Tax Attributes

     The notes will not represent "real estate assets" for purposes of Section 856(c)(4)(A) of the Code or "[l]oans ... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code.

Discount and Premium

     It is not anticipated that the Class A Notes will be issued with any original issue discount See "Material Federal Income Tax Considerations-- Taxation of Debt Securities -- Interest and Acquisition Discount" in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 23% HEP. See "Prepayment and Yield Consequences" in this prospectus supplement. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the "market discount" rules of the Code. See "Material Federal Income Tax Consequences -- Taxation of Debt Securities -- Market Discount" in the accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the "market premium" rules of the Code. See "Material Federal Income Tax Consequences -- Taxation of Debt Securities -- Premium" in the accompanying prospectus.

Sale or Redemption of the Class A Notes

     If a note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the note. See "Material Federal Income Tax Consequences -- Sale or Exchange " in the accompanying prospectus.

Other Matters

     For a discussion of backup withholding and taxation of foreign investors in the notes, see "Material Federal Income Tax Consequences -- Tax Consequences to Holders of the Notes" in the accompanying prospectus.

     The Economic Growth and Tax Relief Reconciliation Act of 2001 reduced the backup withholding tax rate from 31% to 30.5%, which rate is scheduled to decline periodically to 28%, returning to 31% in 2011. Prospective investors are encouraged to consult their own tax advisors regarding the backup withholding rules.

State Taxes

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Class A Notes under the tax laws of any state. Investors considering an investment in the Class A Notes may wish to consult their own tax advisors regarding these tax consequences.

                             ERISA Considerations

     The Employee Retirement Income Security Act of 1974 and the Code impose certain restrictions on:

     o    employee benefit plans, as defined in Section 3(3) of ERISA,

     o plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans,

     o any entities whose underlying assets include plan assets by reason of a plan's investment in such entities and

     o persons who have certain specified relationships to such plans-- "parties-in-interest" under ERISA and "disqualified persons" under the Code.

     Section 406 of ERISA prohibits plans from engaging in certain transactions involving the assets of such plans with parties-in-interest with respect to such plans, unless a statutory or administrative exemption is applicable to the transaction. Excise taxes under Section 4975 of the Code, penalties under Section 502 of ERISA and other penalties may be imposed on plan fiduciaries and parties-in-interest, or disqualified persons, that engage in "prohibited transactions" involving assets of a plan. Individual retirement arrangements and other plans that are not subject to ERISA, but are subject to
Section 4975 of the Code, and disqualified persons with respect to such arrangements and plans, may be subject to excise taxes and other penalties if they engage in prohibited transactions. In addition, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the plans investing in the general account -- e.g., through the purchase of an annuity contract. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA.

     Certain transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as assets of a plan for the purposes of ERISA and the Code only if the plan acquires an "equity interest" in the trust and none of the exceptions contained in the plan asset regulation is applicable. An equity interest is defined under the plan asset regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the notes should be treated as indebtedness without substantial equity features for purposes of the plan asset regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes could change if the trust incurs losses. However, even if the notes are treated as debt for such purposes, the acquisition or holding of notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a party-in-interest or a disqualified person with respect to such plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." Each investor using the assets of a plan which acquires the notes, or to whom the notes are transferred, will be deemed to have represented that the acquisition and continued holding of the notes will be covered by one of the exemptions listed above or by another Department of Labor Class Exemption.

                             Plan of Distribution

     Subject to the terms and conditions of the Underwriting Agreement dated October ___, 2001 between the depositor and Morgan Stanley & Co. Incorporated, as representative of the underwriters, the depositor has agreed to sell to the underwriters and the underwriters have agreed to purchase from the depositor the Class A Notes. The depositor is obligated to sell, and the underwriters are obligated to purchase, all of the notes offered hereby if any are purchased.

     In the Underwriting Agreement, the underwriters have agreed to purchase the entire principal amount of the Class A Notes in the following amounts:


                                             Principal            Principal
                                             Amount of            Amount of
                  Underwriter              Class A-1 Notes      Class A-2 Notes
     ---------------------------------     ---------------      ---------------
     Morgan Stanley & Co. Incorporated      $228,420,000          $46,980,000
     Bear, Stearns & Co. Inc.                $25,380,000           $5,220,000
     Total                                  $253,800,000          $52,200,000

     The underwriters have advised the depositor that they propose to offer the Class A Notes purchased by the underwriters for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices, less a discount not in excess of ___% of the note denominations. The underwriters may effect such transactions by selling such notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters or purchasers of the Class A Notes for whom they may act as agent. The underwriter may allow and the dealers may reallow a discount not in excess of ___% of the note denominations to other dealers. After the initial public offering, the public offering price, the concessions and the discounts may change. Any dealers that participate with the underwriters in the distribution of the Class A Notes purchased by the underwriters may be deemed to be underwriters, and any discounts or commissions received by them or the underwriters and any profit on the resale of Class A Notes by them or the underwriters may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

     In connection with the offering of the Class A Notes, the underwriters and their affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Class A Notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Class A Notes for the purpose of stabilizing its market price. Any of the transactions described in this paragraph may result in the maintenance of the price of the Class A Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

     The depositor has been advised by the underwriters that the underwriters presently intend to make a market in the Class A Notes, as permitted by applicable laws and regulations. The underwriters are not obligated to make a market in the Class A Notes and any market making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Class A Notes.

     For further information regarding any offer or sale of the Class A Notes pursuant to this prospectus supplement and the accompanying prospectus, see "Plan of Distribution" in the accompanying prospectus.

     The Underwriting Agreement provides that the depositor will indemnify the underwriters or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

                               Legal Investment

     The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

               Incorporation of Certain Information by Reference

     We are incorporating by reference all of the documents listed in the accompanying prospectus under the heading "Incorporation of Certain Documents by Reference" and the consolidated financial statements of MBIA Insurance Corporation and subsidiaries included in, or as exhibits to, the Annual Report on Form 10-K, as amended, for the year ended December 31, 2000 as described under "The Note Insurer" each of which has been filed by MBIA Insurance Corporation.

     You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

                                    Experts

     The consolidated balance sheets of MBIA Inc. and subsidiaries and MBIA Insurance Corporation and Subsidiaries as of December 31, 2000 and December 31, 1999 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2000, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The balance sheet of ABFS Mortgage Loan Trust 2001-3 as of September 21, 2001, set forth as Exhibit A hereto, has been audited by BDO Seidman LLP, independent public accountants, as set forth in their report with respect thereto, and is included herein in reliance upon the authority of that firm as experts in giving said reports.

                                 Legal Matters

     Certain legal matters in connection with the notes will be passed upon for the originators, the seller and the servicer by Blank Rome Comisky & McCauley LLP, Philadelphia, Pennsylvania, for the trust by Stradley, Ronon, Stevens & Young, LLP, Wilmington, Delaware, and for the depositor and the underwriters by Dewey Ballantine LLP, New York, New York. The Indenture will be governed under the laws of the State of New York and the trust will be governed under the laws of the State of Delaware.

                                    Ratings

     It is a condition to the original issuance of the Class A Notes that they will receive ratings of "AAA" by Standard & Poor's and "Aaa" by Moody's. The ratings assigned to the Class A Notes will take into account the claims-paying ability of the note insurer. The ratings on the Class A Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, or the anticipated yields in light of prepayments. Explanations of the significance of such ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 and Standard & Poor's, a division of the McGraw Hill Companies, Inc., 55 Water Street, New York, New York 10041. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A Notes.

                                   Glossary

     The following terms have the meanings given below when used in this prospectus supplement.

     Available Amount for either mortgage loan group and any distribution date is the amount on deposit in the distribution account relating to that mortgage loan group on that distribution date exclusive of the amount of any Insured Distribution and the servicing fee, and after making any required transfer from the Reserve Account to the distribution account with respect to that mortgage loan group on that distribution date.

     Class A-1 Carry-Forward Amount for any distribution date is the sum of
(a) the amount, if any, by which (x) the Class A-1 Interest Distribution Amount as of the immediately preceding distribution date exceeded (y) the amount of interest actually paid to the holders of the Class A-1 Notes on such immediately preceding distribution date and (b) thirty days' interest on the amount described in clause (a), calculated at an interest rate equal to the Class A-1 Note Rate.

     Class A-1 Current Interest for any distribution date is the interest that accrued on the Class A-1 Notes at the Class A-1 Note Rate on the aggregate outstanding principal balance of such class during the related accrual period.

     Class A-1 Interest Distribution Amount for any distribution date will be an amount equal to the sum of the Class A-1 Current Interest on such distribution date, less the amount of any Class A-1 Mortgage Loan Interest Shortfalls relating to such distribution date, plus the Class A-1 Carry-Forward Amount, less any amounts paid by the note insurer in respect of such Class A-1 Carry-Forward Amount, in each case, as of such distribution date.

     Class A-1 Mortgage Loan Interest Shortfalls for any distribution date will be the aggregate of the Mortgage Loan Interest Shortfalls in Mortgage Loan Group I, if any, for such distribution date, to the extent such Mortgage Loan Interest Shortfalls are not paid by the servicer as Compensating Interest.

     Class A-1 Note Rate with respect to any distribution date, the per annum rate equal to 5.63%; provided, that, on any distribution date after the Clean-Up Call Date, such rate will be 6.13%.

     Class A-2 Carry-Forward Amount as of any distribution date, is the sum of
(a) the amount, if any, by which (x) the Class A-2 Interest Distribution Amount as of the immediately preceding distribution date exceeded (y) the amount of interest actually paid to the holders of the Class A-2 Notes on such immediately preceding distribution date and (b) thirty days' interest on the amount described in clause (a), calculated at an interest rate equal to the Class A-2 Note Rate.

     Class A-2 Current Interest for any distribution date is the interest that accrued on the Class A-2 Notes at the Class A-2 Note Rate on the aggregate outstanding principal balance of such class during the related accrual period.

     Class A-2 Interest Distribution Amount for any distribution date will be an amount equal to the sum of the Class A-2 Current Interest on such distribution date, less the amount of any Class A-2 Mortgage Loan Interest Shortfalls relating to such distribution date plus the Class A-2 Carry-Forward Amount less any amounts paid by the note insurer in respect of such Class A-2 Carry- Forward Amount, in each case, as of such distribution date.

     Class A-2 Mortgage Loan Interest Shortfalls for any distribution date will be the Mortgage Loan Interest Shortfalls in Mortgage Loan Group II, if any, for such distribution date, to the extent such Mortgage Loan Interest Shortfalls are not paid by the servicer as Compensating Interest.

     Class A-2 Note Rate with respect to any distribution date, the per annum rate equal to 6.17%; provided, that, on any distribution date after the Clean-Up Call Date, such rate will be 6.67%.

     Clean-Up Call Date means the first distribution date on which the aggregate outstanding principal balance of the mortgage loans in both mortgage loan groups is equal to or less than 10% of the aggregate original principal balance of the mortgage loans in both mortgage loan groups as of the Cut-off Date.

     Compensating Interest means an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related distribution date resulting from principal prepayments in full during the related due period and (b) the aggregate of the servicing fees received by the servicer in the related due period; provided, however, that Compensating Interest with respect to any mortgage loan and any distribution date shall not exceed the servicing fees due in respect of such mortgage loan on such distribution date.

     Cross-Over Date for either Mortgage Loan Group means the first distribution date on which (x) the excess of (i) the aggregate, cumulative amount of Over-collateralization Increase Amounts paid out with respect to that Mortgage Loan Group since the Closing Date over (ii) the aggregate, cumulative amount of the principal portion of all Liquidated Loan Losses which have occurred in that Mortgage Loan Group since the Cut-Off Date exceeds (y) the Initial Over-Funding Amount for that Mortgage Loan Group.

     Cut-Off Date means the close of business on September 1, 2001.

     Deficiency Amount means, for either mortgage loan group and any distribution date, the excess, if any, of Required Distributions for that mortgage loan group over the Available Amount for that mortgage loan group.

     Due Period means, with respect to each distribution date, the calendar month preceding that distribution date.

     Excess Interest for each mortgage loan group and any distribution date is equal to the excess of (x) the Net Available Amount for such mortgage loan group and distribution date over (y) the sum of

     o the Interest Distribution Amount for such mortgage loan group and such distribution date;

     o the Principal Distribution Amount for such mortgage loan group and such distribution date -- calculated for this purpose without regard to any Over-collateralization Increase Amount or portion thereof included therein;

     o    any Premium Amount, Reimbursement Amount or other amount owed to the note insurer relating to such mortgage loan group; and

     o the indenture trustee's fees for such mortgage loan group and such distribution date.

     Excess Over-collateralized Amount means, with respect to a mortgage loan group and a distribution date, the excess, if any, of (a) the Over-collateralized Amount for such mortgage loan group that would apply on such distribution date after taking into account all distributions that would be made on such distribution date if the related Over-collateralization Reduction Amounts were not deducted from the Principal Distribution Amount over (b) the Specified Over-collateralized Amount.

     Foreclosure Profits as to any servicer remittance date, are the excess, if any, of (x) Net Liquidation Proceeds in respect of each mortgage loan that became a Liquidated Mortgage Loan during the month immediately preceding the month of such servicer remittance date over (y) the sum of such unpaid principal balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest on the unpaid principal balance from the due date to which interest was last paid by the mortgagor.

     Initial Over-Funding Amount means approximately $4,999,987.00 which respect to Mortgage Loan Group I and approximately $1,023,965.00 with respect to Mortgage Loan Group II.

     Insurance Proceeds are proceeds paid by any insurer other than the note insurer pursuant to any insurance policy covering a mortgage loan to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the related mortgagor. "Insurance Proceeds" do not include "Insured Distributions."

     Insured Amounts means, with respect to any distribution date, any Deficiency Amount for such distribution date.

     Insured Distributions means, the aggregate amount actually paid by the note insurer to the indenture trustee in respect of (i) Insured Amounts for a distribution date and (ii) Preference Amounts for any given business day.

     Interest Distribution Amount means (i) with respect to Mortgage Loan Group I, the Class A-1 Interest Distribution Amount, and (ii) with respect to Mortgage Loan Group II, the Class A-2 Interest Distribution Amount.

     Liquidated Loan Loss as to any Liquidated Mortgage Loan is the excess, if any, of (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest on such unpaid principal balance from the due date to which interest was last paid by the mortgagor over (y) the Net Liquidation Proceeds.

     Liquidated Mortgage Loan is (a) a mortgage loan that is being liquidated by the servicer in connection with (x) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or (y) the liquidation of a defaulted mortgage loan through a sale, foreclosure sale, REO Property disposition or otherwise or (b) a mortgage loan which is still outstanding on February 29, 2032 (the last day of the month preceding the final scheduled maturity date for the notes).

     Liquidation Expenses as to any Liquidated Mortgage Loan are all expenses incurred by the servicer in connection with the liquidation of such mortgage loan, including, without duplication, unreimbursed expenses for real property taxes and unreimbursed servicing advances. In no event may Liquidation Expenses with respect to a Liquidated Mortgage Loan exceed the related Liquidation Proceeds.

     Liquidation Proceeds are amounts, other than Insurance Proceeds, received by the servicer in connection with (x) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or (y) the liquidation of a defaulted mortgage loan through a sale, foreclosure sale, REO Property disposition or otherwise.

     Mortgage Loan Interest Shortfalls means Relief Act Shortfalls and Prepayment Interest Shortfalls.

     Net Available Amount for either mortgage loan group and any distribution date is the amount on deposit in the distribution account relating to that mortgage loan group, exclusive of the amount of any Insured Distribution and the servicing fee on that distribution date, before taking into account any transfer from the Reserve Account to the distribution account.

     Net Foreclosure Profits as to any servicer remittance date, are the excess, if any, of (x) the aggregate Foreclosure Profits with respect to such servicer remittance date over (y) the aggregate Liquidated Loan Losses with respect to such servicer remittance date.

     Net Liquidation Proceeds as to any Liquidated Mortgage Loan, are Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Periodic Advances made by the servicer, provided, that the Net Liquidation Proceeds for a mortgage loan which becomes a Liquidated Mortgage Loan by operation of clause (b) of the definition thereof shall be deemed to be zero.

     Net Mortgage Loan Interest Shortfalls for any distribution date will be the aggregate of the Class A-1 Mortgage Loan Interest Shortfalls and Class A-2 Mortgage Loan Interest Shortfalls, if any, for such distribution date.

     Net REO Proceeds as to any REO Property, are REO Proceeds net of any related expenses of the servicer.

     Net Weighted Average Mortgage Interest Rate means, with respect to any Due Period and mortgage loan group, the weighted average interest rates on the mortgage loans (weighted by principal balances) in such mortgage loan group, as of the first day of such Due Period, less the rate at which each of the servicing fee, the indenture trustee fee, and the Premium Amount is then calculated.

     Over-collateralization Deficit for any distribution date, is the amount by which (x) the aggregate outstanding principal balance of the Class A-1 or Class A-2 Notes, as applicable with respect to the related mortgage loan group, after taking into account the payment of the Principal Distribution Amount (except any amounts in respect of the Over-collateralization Deficit), exceeds (y) the aggregate principal balance of the mortgage loans in the related mortgage loan group determined as of the last day of the preceding calendar month, plus the amount then on deposit in the reserve account with respect to such mortgage loan group, plus in the case of this clause (y), and for any distribution date prior to the Cross-Over Date for the related Mortgage Loan Group, the amount by which (I) the related Initial Over-funded Amount exceeds (II) an amount equal to (a) the aggregate, cumulative amount of Over-collateralization Increase Amounts paid out with respect to that Mortgage Loan Group since the Closing Date minus (b) the aggregate, cumulative amount of the principal portion of all Liquidated Loan Losses which have occurred in that Mortgage Loan Group since the Cut-Off Date.

     Over-collateralization Increase Amount for any mortgage loan group and any distribution date is the amount of Excess Interest to be applied as an accelerated distribution of the principal balance of the related class of notes until the level of over-collateralization for such pool and such mortgage loan group reaches the Specified Over-collateralized Amount. Such distribution is limited to the extent of the Excess Interest for the related mortgage loan group.

     Over-collateralization Reduction Amount with respect to any mortgage loan group and any distribution date, is the lesser of (a) the Excess Over-collateralized Amount for such mortgage loan group and such distribution date and (b) the Principal Distribution Amount for such mortgage loan group and such distribution date (without regard to clause (b)(10) of the definition of Principal Distribution Amount).

            Over-collateralized Amount means, with respect to any mortgage loan group and any distribution date, the excess, if any, of (a) the aggregate principal balances of the mortgage loans in such mortgage loan group as of the close of business on the last day of the preceding calendar month over (b) the aggregate principal balance of the related classes of notes as of such distribution date -- following the making of all distributions on such distribution date, other than with respect to any Over-collateralization Increase Amount for such distribution date.

     Periodic Advances means advances made by the servicer on each distribution date with respect to delinquent payments of interest on the mortgage loans, at a rate equal to the interest rate on the related mortgage note, less the servicing fee rate.

     Preference Amount means any amount previously distributed to a noteholder on the Class A Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final, nonappealable order of a court having competent jurisdiction.

     Premium Amount means the premium payable to the note insurer on each distribution date pursuant to the policy.

     Prepayment Interest Shortfall means, with respect to any distribution date, an amount equal to the excess, if any, of (a) thirty days' interest on the outstanding principal balance of such mortgage loans at a per annum rate equal to the related mortgage interest rate -- or at such lower rate as may be in effect for such mortgage loan because of application of the Soldiers' and Sailors' Civil Relief Act of 1940, any reduction as a result of a bankruptcy proceeding and/or any reduction by a court of the monthly payment due on such mortgage loan -- minus the rate at which the servicing fee is calculated, over
(b) the amount of interest actually remitted by the related mortgagor in connection with such principal prepayment in full, less the servicing fee for such mortgage loan in such month.

     Principal Distribution Amount for either mortgage loan group and any distribution date will be the lesser of:

     (a) the excess of (x) the sum, as of such distribution date, of (A) the Available Amount for such mortgage loan group and (B) any Insured Distribution for such mortgage loan group over (y) the sum of the Interest Distribution Amount, the indenture trustee's fees, the Premium Amount and the Reimbursement Amount in each case with respect to such mortgage loan group; and

     (b) the sum, without duplication, of:

         (1) all principal in respect of the mortgage loans in such mortgage loan group actually collected during the related due period plus;

         (2) the principal balance of each mortgage loan that either was repurchased by the seller or purchased by the servicer on the related servicer remittance date from such mortgage loan group, to the extent such principal balance is actually received by the indenture trustee;

         (3) any substitution adjustments delivered by the seller on the related servicer remittance date in connection with a substitution of a mortgage loan in such mortgage loan group, to the extent such substitution adjustments are actually received by the indenture trustee;

         (4) the Net Liquidation Proceeds actually collected by the servicer of all mortgage loans in such mortgage loan group during the prior calendar month -- to the extent such Net Liquidation Proceeds relate to principal;

         (5) the proceeds received by the indenture trustee upon the exercise by the servicer of its option to repurchase the mortgage loans in such mortgage loan group on or after the Clean-up Call Date;

         (6) the amount of any Over-collateralization Deficit with respect to such mortgage loan group for such distribution date;

         (7) the proceeds received by the indenture trustee on any termination of the trust-- to the extent such proceeds relate to principal-- allocable to such mortgage loan group;

         (8) the amount of any Over-collateralization Increase Amount with respect to such mortgage loan group for such distribution date, to the extent of any Excess Interest for such mortgage loan group available for such purpose; and

         (9) if the note insurer shall so elect, an amount of principal -- including Liquidated Loan Losses -- that would have been payable pursuant to clauses (1) through (8) above if sufficient funds were available therefor;

                                    minus

         (10) the amount of any Over-collateralization Reduction Amount for such mortgage loan group for such distribution date.

     In no event will the Principal Distribution Amount with respect to any distribution date be (x) less than zero or (y) greater than the then outstanding aggregate principal balance of the Class A-1 and Class A-2 Notes, as appropriate.

     Qualified Substitute Mortgage Loan means any mortgage loan or mortgage loans substituted for a deleted mortgage loan and which, among other things,

     o relates or relate to a detached one-family residence or to the same type of residential dwelling or commercial property as the deleted mortgage loan and, has or have the same or a better lien priority as the deleted mortgage loan and has or have the same occupancy status as the deleted mortgage loan or is or are owner-occupied mortgaged property or properties,

     o matures or mature no later than, and not more than one year earlier than, the deleted mortgage loan,

     o has or have a LTV or LTVs at the time of such substitution no higher than the LTV of the deleted mortgage loan,

     o has or have a CLTV or CLTVs at the time of such substitution no higher than the CLTV of the deleted mortgage loan,

     o has or have a principal balance or principal balances, after application of all payments received on or prior to the date of substitution, not substantially less and not more than the principal balance of the deleted mortgage loan as of such date,

     o has or have a mortgage interest rate of at least the same interest rate as the deleted mortgage loan and

     o complies or comply, as of the date of substitution, with each representation and warranty set forth in the Unaffiliated Seller's Agreement.

     Reimbursement Amount means, with respect to each mortgage loan group and distribution date, the amount of all Insured Distributions and other amounts due to the note insurer for such mortgage loan group and pursuant to the Insurance and Reimbursement Agreement which have not been previously paid, together with interest thereon at the rate specified in the Insurance and Reimbursement Agreement.

     Relief Act Shortfalls are interest shortfalls resulting from the application of the Soldier's and Sailors' Civil Relief Act of 1940.

     Required Distributions means, for any Mortgage Loan Group with respect to
(1) any distribution date occurring prior to the distribution date on March 15, 2032, the sum of (x) the Interest Distribution Amount for such Mortgage Loan Group -- net of any Net Mortgage Loan Interest Shortfalls-- and (y) the Over-collateralization Deficit with respect to such Mortgage Loan Group, and
(2) the final scheduled distribution date on March 15, 2032, the sum of (x) the amount set forth in clause (1)(x) above and (y) the aggregate outstanding principal balance, if any, of the Notes in such Mortgage Loan Group, after giving effect to all other distributions of principal on such Notes on that distribution date.

     REO Proceeds are monies received in respect of any REO Property, including, without limitation, proceeds from the rental of the related mortgaged property.

     REO Property means, any mortgaged property acquired by or on behalf of the trust through foreclosure, or deed in lieu of foreclosure, following a default on the related mortgage loan.

     Shortfall Amount means, with respect to any mortgage loan group and distribution date, the sum, without duplication, of:

     (a)  the excess, if any, of the sum of the amounts described in clauses
          (a), (b), (c) and (d) under "Flow of Funds" over the Net Available Amount for such mortgage loan group and distribution date; and

     (b) the aggregate amount of Liquidated Loan Losses incurred during the prior Due Period for such mortgage loan group, to the extent not paid as part of the related Principal Distribution Amount for such distribution date; and

     (c) any Over-collateralization Deficit for such mortgage loan group and distribution date, to the extent not paid as part of the related Principal Distribution Amount for such distribution date; and

     (d) provided, that if the Cross-Over Date with respect to that mortgage loan group has previously occurred, then for the final scheduled maturity date of March 15, 2032, the outstanding principal balance, if any, of the Class A-1 Notes and the aggregate outstanding principal balance, if any, of the Class A-2 Notes, as applicable, to the extent not otherwise paid on that distribution date.

     Specified Over-collateralized Amount with respect to any distribution date will be the amount of over-collateralization which the note insurer requires with respect to such distribution date and which amount may step up or step down as determined in the Insurance and Reimbursement Agreement.

     Specified Reserve Amount means, with respect to any distribution date, the sum, without duplication, of (a) any Shortfall Amount in respect of such distribution date and (b) the excess, if any, of (x) the Specified Over-collateralized Amount for both mortgage loan groups together for such distribution date over (y) the aggregate Over-collateralized Amount for both mortgage loan groups for such distribution date.

     Unaffiliated Seller's Agreement means the Unaffiliated Seller's Agreement, dated as of September 1, 2001, among and between the depositor, the seller, and the originators.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                        Report of Independent Auditors

First Union Trust Company, National Association, as Owner Trustee of
ABFS Mortgage Loan Trust 2001-3

     We have audited the accompanying balance sheet of ABFS Mortgage Loan Trust 2001-3, a Delaware business trust as of September 21, 2001. This balance sheet is the responsibility of the trust. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ABFS Mortgage Loan Trust 2001-3, at September 21, 2001, in conformity with generally accepted accounting principles.

                                                     BDO Seidman LLP

September 21, 2001
Philadelphia, Pennsylvania

                         Index to Financial Statements

                                                                         Page
                                                                         ----

Report of Independent Auditors............................................A-1
Balance Sheet of the Trust as of September 21, 2001.......................A-2
Notes to Balance Sheet....................................................A-4

                        ABFS Mortgage Loan Trust 2001-3

                                 Balance Sheet

                              September 21, 2001

------------------------------------------------------------------------------

Assets

Cash.......................................................$ 1,000
                                                           -------

     Total assets..........................................$ 1,000
                                                           =======

Liabilities and Certificateholders' Equity

Liabilities................................................$     0

Certificateholders equity..................................$ 1,000
                                                           -------

     Total liabilities and certificateholders' equity......$ 1,000
                                                           =======

See accompanying notes.

                        ABFS Mortgage Loan Trust 2001-3

                            Notes to Balance Sheet

                              September 21, 2001

1.  Formation
    ---------

     ABFS Mortgage Loan Trust 2001-3, a Delaware statutory business trust, was formed in the state of Delaware on September 20, 2001, with First Union Trust Company, National Association, as its owner trustee.

     The trust was formed to engage exclusively in the following business and financial activities: to purchase or acquire from certain direct and indirect subsidiaries of American Business Financial Services, Inc. certain property relating to certain receivables consisting of business purpose loans and consumer purpose home equity loans, and to pledge such receivables or interests therein to The Chase Manhattan Bank, as indenture trustee.

2.  Capital Contribution
    --------------------

     ABFS 2001-3, Inc. made an initial capital contribution of $1,000 to the trust on September 21, 2001.

3.   Registration Statement
     ----------------------

     At September 21, 2001, the trust was in the process of preparing to issue up to $306,000,000 of its Mortgage-Backed Notes, Series 2001-3.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to Change, dated November 6, 2001


Prospectus
                       Morgan Stanley ABS Capital I Inc.
                            Asset Backed Securities
                             (Issuable in Series)
                               ----------------


Consider carefully the risk factors       Morgan Stanley ABS Capital I Inc. may
beginning on page 6 of this               periodically establish trusts which
prospectus.                               will issue securities. The securities
                                          may be in the form of asset-backed
The securities represent                  certificates or asset-backed notes.
obligations of the trust only and         Each issue of securities will have its
do not represent an interest in or        own series designation.
obligation of Morgan Stanley ABS
Capital I Inc., the master servicer       Each series of securities will:
or any of their affiliates.
                                          o  be backed by one or more pools of
This prospectus may be used to               mortgage loans, manufactured housing
offer and sell the securities only           contracts or mortgage backed Securites
if accompanied by a prospectus
securities supplement.                    o  consist of one or more classes of
                                             securities.
No market will exist for the
securities of any series before the       Each class of securities:
securities are issued. In addition,
even after the securities of a            o  will be entitled to all, some or
series have been issued and sold,            none of the interest payments and
there can be no assurance that a             principal payments on the assets of
resale market will develop.                  the trust;

                                          o  may be senior or subordinate in
                                             right of payment to other classes;
                                             and

                                          o  may receive payments from an
                                             insurance policy, cash account or
                                             other form of credit enhancement
                                             to cover losses on the trust
                                             assets.



Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________, 2001

        Important Notice About Information Presented In This Prospectus and the Accompanying Prospectus Supplement

We provide information to you about the securities in two separate documents that progressively provide more detail:

     o (a) this prospectus, which provides general information, some of which may not apply to your series of securities and

     o (b) the accompanying prospectus supplement, which describes the specific terms of your series of securities.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary on page 142 where you will find definitions of the capitalized terms used in this prospectus. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.


                               Table of Contents

                                                                                                               Page


Risk Factors......................................................................................................6
         The limited resale market for the securities could adversely affect your ability to liquidate your investment........................................................................6
         Protection against losses is limited since the securities will receive payments only from specified sources.........................................................................6
         Declining property values and delays and expenses inherent in foreclosure procedures could delay distributions to you or result in losses.....................................7
         The trust may contain loans secured by junior liens; these loans are more likely than loans secured by senior liens to experience losses.............................................8
         If consumer protection laws are violated in the origination or servicing of the loans, losses on your investment could result.......................................................8
         Some pools may include a small portion of commercial mortgage loans; commercial loans present different risks than residential mortgage loans.......................................9
         Losses could result if violations of environmental laws occurred affecting the mortgaged properties................................................................................9

The Trust Fund...................................................................................................10
         General.................................................................................................10
         The Loans...............................................................................................12
         Modification of Loans...................................................................................19
         Agency Securities.......................................................................................19
         Private Mortgage-Backed Securities......................................................................26
         Representations by Sellers or Originators; Repurchases..................................................28
         Substitution of Trust Fund Assets.......................................................................30

Use of Proceeds..................................................................................................30

The Depositor....................................................................................................31

Description of the Securities....................................................................................31
         General.................................................................................................32
         Distributions on Securities.............................................................................34
         Advances................................................................................................36
         Reports to Securityholders..............................................................................37
         Categories of Classes of Securities.....................................................................38
         Indices Applicable to Floating Rate and Inverse Floating Rate Classes...................................42
         LIBOR...................................................................................................42
         COFI....................................................................................................43
         Treasury Index..........................................................................................45


                                      3

         Prime Rate..............................................................................................45
         Book-Entry Registration of Securities...................................................................46

Credit Enhancement...............................................................................................50
         General.................................................................................................50
         Subordination...........................................................................................50
         Letter of Credit........................................................................................51
         Insurance Policies, Surety Bonds and Guaranties.........................................................52
         Over-Collateralization..................................................................................52
         Spread Account..........................................................................................52
         Reserve Accounts........................................................................................53
         Pool Insurance Policies.................................................................................55
         Cross-Collateralization.................................................................................56
         Other Insurance, Surety Bonds, Guaranties, and Letters of Credit........................................57
         Derivative Products.....................................................................................57

Yield and Prepayment Considerations..............................................................................58

The Agreements...................................................................................................61
         Assignment of the Trust Fund Assets.....................................................................61
         No Recourse to Sellers, Originators, Depositor or Master Servicer.......................................64
         Payments on Loans; Deposits to Security Account.........................................................64
         Pre-Funding Account.....................................................................................66
         Sub-Servicing by Sellers................................................................................68
         Hazard Insurance........................................................................................69
         Realization Upon Defaulted Loans........................................................................71
         Servicing and Other Compensation and Payment of Expenses................................................73
         Evidence as to Compliance...............................................................................73
         Matters Regarding the Master Servicer and the Depositor.................................................74
         Events of Default; Rights Upon Event of Default.........................................................75
         Amendment...............................................................................................78
         Termination; Optional Termination.......................................................................79
         The Trustee.............................................................................................80

Material Legal Aspects of the Loans..............................................................................80
         General.................................................................................................80
         Foreclosure/Repossession................................................................................81
         Environmental Risks.....................................................................................84
         Rights of Redemption....................................................................................85
         Anti-deficiency Legislation and Other Limitations on Lenders............................................86
         Due-on-Sale Clauses.....................................................................................87
         Enforceability of Prepayment and Late Payment Fees......................................................88
         Applicability of Usury Laws.............................................................................88
         The Contracts...........................................................................................88
         Installment Contracts...................................................................................91
         Soldiers' and Sailors' Civil Relief Act.................................................................92
         Junior Mortgages; Rights of Senior Mortgagees...........................................................93


                                      4

         Commercial Loans........................................................................................94
         The Title I Program.....................................................................................95
         Consumer Protection Laws...............................................................................100

Material Federal Income Tax Consequences........................................................................100
         General................................................................................................100
         Taxation of Debt Securities............................................................................101
         Taxation of the REMIC and Its Holders..................................................................108
         REMIC Expenses; Single Class REMICS....................................................................109
         Taxation of the REMIC..................................................................................110
         Taxation of Holders of Residual Interest Securities....................................................111
         Administrative Matters.................................................................................114
         Tax Status as a Grantor Trust..........................................................................115
         Sale or Exchange.......................................................................................118
         Miscellaneous Tax Aspects..............................................................................119
         Tax Treatment of Foreign Investors.....................................................................119
         Tax Characterization of the Trust Fund as a Partnership................................................120
         Tax Consequences to Holders of the Notes...............................................................121
         Tax Consequences to Holders of the Certificates........................................................123

State Tax Considerations........................................................................................128

ERISA Considerations............................................................................................129
         General................................................................................................129
         Prohibited Transactions................................................................................129
         Plan Asset Regulation..................................................................................130
         Exemption 83-1.........................................................................................131
         The Underwriter's Exemption............................................................................132
         Insurance Company Purchasers...........................................................................135
         Consultation with Counsel..............................................................................136

Legal Investment................................................................................................136

Method of Distribution..........................................................................................138

Legal Matters...................................................................................................139

Financial Information...........................................................................................139

Rating..........................................................................................................139

Where You Can Find More Information.............................................................................140

Incorporation Of Certain Documents By Reference.................................................................141

Glossary........................................................................................................142

                                 Risk Factors

You should consider the following risk factors in deciding whether to purchase any of the securities.

The limited resale market for the securities could adversely affect your ability to liquidate your investment.

     No market will exist for the securities of any series before they are issued. We cannot give you any assurances that a resale market will develop following the issuance and sale of any series of securities. There have been times in the past when the absence of a liquid resale market for similar asset and mortgage backed securities has rendered investors unable to sell their securities at all or at other than a significant loss. Consequently, at a time when you desire to sell your securities, you may not be able to do so. Alternatively, you may be able to do so only at a price significantly below that which would be obtainable were there a liquid resale market for your securities.

Protection against losses is limited since the securities will receive payments only from specified sources.

     The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement. In addition, at the times specified in the related prospectus supplement, some assets of the trust may be released to the seller, the depositor, the master servicer, a credit enhancement provider or other person. Once released, those assets will no longer be available to make payments to securityholders.

     The securities will not represent an interest in the seller, the depositor, the master servicer or any of their respective affiliates, nor will the securities represent an obligation of any of them. The seller of loans or mortgage backed securities to the depositor for inclusion in a trust will make particular representations and warranties as to those assets. Those representations and warranties will be described in the related prospectus supplement. The only obligation of the seller with respect to a trust will be to repurchase a trust asset if the seller or originator breaches a representation and warranty concerning the related trust asset. There will be no recourse against the seller, the depositor or the master servicer if any required distribution on the securities is not made. Consequently, you will be reliant entirely on the trust assets and any available credit enhancement for payments on the securities. If payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

     Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. Third party providers of credit enhancement like insurance policies could default. In addition, credit enhancement may not cover all potential sources of loss, including, for instance, a loss resulting from fraud or negligence by a loan originator or other party. Credit enhancement may therefore be limited in coverage and in amount. It may also include the credit risk of a third party like an insurer. The terms of any credit enhancement and the limitations will be described in the related prospectus supplement.

     You must carefully assess the specific assets of the trust issuing your securities and any credit enhancement because they will be your only protection against losses on your investment.

Declining property values and delays and expenses inherent in foreclosure procedures could delay distributions to you or result in losses.

          o Delays Due to Liquidation Procedures. Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount. Expenses incurred in the course of liquidating defaulted loans will be applied to reduce the foreclosure proceeds available to investors. Also, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys or reductions in payable to you.

                    There is no assurance that the value of the trust assets
               for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to securityholders. As a result, you may not receive the full amount of interest and principal due on your security.

          o Decline in Property Values May Increase Loan Losses. Your investment may be adversely affected by declines in property values. If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

     We refer you to "Material Legal Aspects of the Loans--Anti-Deficiency Legislation and other Limitations on Lenders" for additional information.

The trust may contain loans secured by junior liens; these loans are more likely than loans secured by senior liens to experience losses.

     The trust may contain loans that are in a junior lien position. Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a junior mortgage lender may only foreclose in a manner that is consistent with the rights of the senior mortgage lender. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any junior mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

If consumer protection laws are violated in the origination or servicing of the loans, losses on your investment could result.

     Most states have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer to collect interest or principal on the loans and may entitle the borrowers to a refund of amounts previously paid. Any limit on the master servicer's ability to collect interest or principal on a loan may result in a loss to you.

     The loans may also be governed by federal laws relating to the origination and underwriting of loans. These laws:

               o require specified disclosures to the borrowers regarding the terms of the loans;

               o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

               o regulate the use and reporting of information related to the borrower's credit experience;

               o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events;

               o permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

               o limit the ability of the master servicer to collect full amounts of interest on some loans and interfere with the ability of the master servicer to foreclose on some properties.

     If particular provisions of these federal laws are violated, the master servicer may be unable to collect all or part of the principal or interest on the loans. The trust also could be exposed to damages and administrative enforcement. In either event, losses on your investment could result.

     We refer you to "Material Legal Aspects of the Loans" for additional information.

Some pools may include a small portion of commercial mortgage loans; commercial loans present different risks than residential mortgage loans.

     Mortgage loans made with respect to commercial properties, including commercial properties, and multifamily and mixed use properties that are predominantly used for commercial purposes, will present different risks than residential mortgage loans, and may entail greater risks of delinquency and foreclosure, and risks of loss. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than any independent income or assets of the mortgagor. The successful operation of the property may in turn be dependant on the creditworthiness of tenants to whom commercial space is leased and the business operated by them, while the risks associated with tenants may be offset by the number of tenants or, if applicable, a diversity of types of business operated by them. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of the property. By contrast, a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of the property.

     Commercial mortgage loans may be nonrecourse loans to the assets of the mortgagor. Further, the concentration of default, foreclosure and loss risks in individual mortgagors or commercial mortgage loans could be greater than for residential loans because the related mortgage loans could have higher principal balances.

Losses could result if violations of environmental laws occurred affecting the mortgaged properties.

     Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, a lien to assure cleanup has priority over the lien of an existing mortgage. In addition, the trust issuing your securities, because it is a mortgage holder, may be held responsible for the costs associated with the clean up of hazardous substances released at a property. Those costs could result in a loss to the securityholders.

     We refer you to "Material Legal Aspects of the Loans--Environmental Risks" for additional information.

                                The Trust Fund

General

     The certificates of each series will represent interests in the assets of a trust fund established by the depositor, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. For each series, a separate trust fund in the form of a common law trust or a Delaware business trust will be formed under the related pooling and servicing agreement or trust agreement. The assets of each trust fund will consist primarily of a pool comprised of, as specified in the related prospectus supplement, any one or more of the following:

          o    single family mortgage loans, including

               oo mortgage loans secured by first, second and/or more subordinate liens on one to four-family residential properties,

               oo closed-end and/or revolving home equity loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

               oo home improvement installment sale contracts and installment loan agreements that are either unsecured or secured by first, second and/or more subordinate liens on one- to four-family residential properties, or by purchase money security interests in the financed home improvements, including loans insured under the FHA Title I Credit Insurance program administered pursuant to the National Housing Act of 1934, and oo manufactured housing installment sales contracts and installment loan agreements secured by first, second and/or more subordinate liens on manufactured homes or by mortgages on real estate on which the related manufactured homes are located;

          o commercial mortgage loans, including mortgage loans secured by traditional commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes, but as of the creation date of the related pool, no more than 5% of the assets of the trust fund may be comprised of commercial mortgage loans;

          o mortgaged-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

          o privately issued mortgaged-backed securities representing interests in any of the above asset types; and

          o all monies due under each of the loans or securities held in the trust fund, net, if and as provided in the related prospectus supplement, of required amounts payable to the servicer of the loans, agency securities or private mortgaged-backed securities, together with payments in respect of, and other accounts, obligations or agreements, in each case, as specified in the related prospectus supplement.

     The pool will be created on the first day of the month of the issuance of the related series of securities or any other date specified in the related prospectus supplement, which date is the cut-off date. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

     The trust fund assets will be acquired by the depositor, either directly or through affiliates, from sellers. The sellers may be affiliates of the depositor. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described in this prospectus under "The Loans--Underwriting Standards." The depositor will cause the trust fund assets to be assigned without recourse to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through other servicing institutions as subservicers, under a pooling and servicing agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a master servicing agreement or a sale and servicing agreement between the trustee and the master servicer with respect to a series consisting of notes or of certificates and notes, and will receive a fee for its services. See "The Agreements." With respect to loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

     Any mortgage backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac will be securities that are exempt from registration under the Securities Act of 1933.

     As used in this prospectus, agreement means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of notes or of certificates and notes, the trust agreement, the indenture and the master servicing agreement, as the context requires.

     If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the trustee of the related trust fund.

     With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund will engage in any activities other than acquiring, managing and holding the related trust fund assets and other assets contemplated in this prospectus and in the related prospectus supplement, issuing securities and making payments and distributions on the securities and related activities. No trust fund will have any source of capital other than its assets and any related credit enhancement.

     In general, the only obligations of the depositor with respect to a series of securities will be to obtain representations and warranties from the sellers or the originators regarding the assets to the depositor for inclusion in the related trust fund. The depositor will also establish the trust fund for each series of securities and will assign to the trustee for the related series the assets to be included in the related trust fund and the depositor's rights with respect to those representations and warranties. See "The Agreements--Assignment of the Trust Fund Assets." The only ongoing responsibilities of the depositor with respect to any series of securities will be, if necessary, to assure that it has fully transferred to the trust fund its rights in the assets of the trust fund. The depositor will have no ongoing servicing, administrative or enforcement obligations with respect to any trust fund.

     The obligations of the master servicer with respect to the loans included in a trust fund will consist principally of its contractual servicing obligations under the related agreement, including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "The Trust Fund--Representations by Sellers or Originators; Repurchases" and "The Agreements--Sub-Servicing By Sellers" and "--Assignment of the Trust Fund Assets", and its obligation, if any, to make cash advances in the event of recoverable delinquencies in payments on or with respect to the loans. Any obligation of the master servicer to make advances will be limited in the manner described in this prospectus under "Description of the Securities--Advances."


     The following, together with the disucssion under "Credit Enhancement" in this prospectus, is a brief description of the assets that will be included in the trust funds. If specific information respecting the trust fund assets is not known at the time the related series of securities initially is offered, more general information of the nature described in this prospectus will be provided in the related prospectus supplement, and specific information will be set forth in a Current Report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of those securities. A copy of the agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans, agency securities and/or private mortgage-backed securities relating to a series will be attached to the agreement delivered to the trustee upon delivery of the securities. If so specified in the related prospectus supplement, the actual statistical characteristics of a pool as of the closing date may differ from those set forth in the prospectus supplement. However, in no event will more than five percent of the assets as a percentage of the cut-off date pool principal balance vary from the characteristics described in the related prospectus supplement.


The Loans

     General. Loans may consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, home equity loans, home improvement contracts or manufactured housing contracts. If so specified, the loans may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. If so specified, the loans may also include, to a limited extent, mortgage loans or deeds of trust secured by liens on commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

     In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

     o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index specified in the related prospectus supplement, a rate that is fixed for a period of time or under limited circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of those limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

     o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity--a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

     o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

     Any loans that provide for payments to be allocated to principal and interest based on the "sum of the digits" or "Rule of 78s" method will be described in the related prospectus supplement. Generally, for any loan, the "sum of the digits" or "Rule of 78s" refers to a method of allocating the total monthly payment due from the borrower between interest due on the loan and the repayment of principal. Under this method, during the early months of the loan, the portion of each payment allocable to interest is higher, and the portion of each payment allocable to principal is correspondingly lower that would be the case for a loan that fully amortizes on a level debt service basis. During the later months the situation reverses with the portion of each payment allocable to interest lower and the portion allocable to principal higher than would be the case for a loan that fully amortizes on a level debt service basis.

     A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be established at the origination of loan in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. For any trust fund that acquires buydown loan, the related prospectus supplement will state whether the related buydown fund has been acquired by the trust along with the buydown loan. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     The real property which secures repayment of the loans is referred to as the mortgaged properties. Home improvement contracts and manufactured housing contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. The mortgaged properties, the home improvements and the manufactured homes are collectively referred to in this prospectus as the properties. The properties relating to loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and other dwelling units--single-family properties--or mixed use properties that are primarily residential. Any mixed use property that is classified for purposes of the trust fund's assets as primarily residential will not exceed three stories and will be predominantly one- to four-family residential in that its primary use will be for dwelling, with the remainder of its space for retail, professional or other commercial uses. Mixed use properties not meeting these characteristics will be treated as being predominately used for commercial purposes and will be classified for purposes of the trust fund's assets as commercial properties. Properties may include vacation and second homes, investment properties, leasehold interests and, to the limited extent described under "Commercial Loans" below, commercial properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

     The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement. Typically, the basis for a representation that a given percentage of the loans is secured by single family properties that are owner-occupied will be either the making of a representation by the borrower at the loan's origination either that the underlying property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the property as a primary residence, or a finding that the address of the underlying property is the borrower's mailing address.

     Home Equity Loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of that loan. Principal amounts on a revolving credit line loan may be drawn down, subject to a maximum amount as set forth in the related prospectus supplement, or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. The related prospectus supplement will indicate the extent, if any, to which the trust fund will include any amounts borrowed under a revolving credit line loan after the cut-off date.

     The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end loans may exceed 360 months. Under limited circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and will be obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     Home Improvement Contracts. The trust fund assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages on single family properties which are generally subordinate to other mortgages on the same property, or secured by purchase money security interests in the financed home improvements. The home improvement contracts may be fully amortizing or provide for balloon payments and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as in this prospectus and in the related prospectus supplement. The initial loan-to-value ratio of a home improvement contract will be computed in the manner described in the related prospectus supplement.

     Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the manufactured housing contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

     The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

     Commercial Loans. The trust fund assets for a series may include, in an amount not to exceed, as of the related cut-off date, 5% by principal balance of the trust fund assets,

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commercial mortgage loans. The commercial mortgage loans may be secured by liens on, or security interests in, mortgaged properties consisting of

     o primarily residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space -- multifamily properties,

     o retail stores and establishments, that are primarily for commercial purposes

     o    office buildings, or

     o hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, industrial properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, parking facilities, entertainment and/or recreation facilities, movie theaters, restaurants, golf courses, car washes, automobile dealerships, mobile home parks, mixed use properties, including mixed commercial uses and mixed commercial and residential uses, and/or unimproved land.

     The mortgage loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. Commercial loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the mortgage loan. It is anticipated that the mortgagors will be required to maintain hazard insurance on the mortgaged properties in accordance with the terms of the underlying mortgage loan documents.

     Multifamily properties are residential income-producing properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space. Multifamily leases tend to be relatively short-term (i.e., one to five years). Multifamily properties face competition from other such properties within the same geographical area, and compete on the basis of rental rates, amenities, physical condition and proximity to retail centers and transportation. Certain states and municipalities may regulate the relationships between landlords and residential tenants and may impose restrictions on rental rates.

     Retail properties are income-producing properties leased by borrowers to tenants that sell various goods and services. Tenant leases may have a base rent component and an additional component tied to sales. Retail properties may include single- or multiple-tenant properties, in the latter case such as shopping malls or strip shopping centers. Some retail properties have anchor tenants or are located adjacent to an anchor store. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property, whether or not such retail anchor is located on the related mortgaged property. Catalogue retailers, home shopping networks, the internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars spent on products and services sold in retail stores. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

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

     Pursuant to a lease assignment, the related mortgagor may assign its rights, title and interest as lessor under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the related mortgaged property and/or a receiver is appointed.

     Additional Information. Each prospectus supplement will contain information, as of the date of that prospectus supplement or the related cut-off date and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

     o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

     o the type of property securing the loan--e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property, home improvements or manufactured homes,

     o    the original terms to maturity of the loans,

     o the largest principal balance and the smallest principal balance of any of the loans,

     o the earliest origination date and latest maturity date of any of the loans,

     o the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans,

     o the loan interest rates or range of loan interest rates borne by the loans,

     o    the maximum and minimum per annum loan interest rates, and

     o    the geographical location of the loans.

If specific information about the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in the Current Report on Form 8-K filed within 15 days of the closing date.

     No assurance can be given that values of the properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values causing the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool to become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that losses are not covered by subordination provisions or alternative arrangements, those losses will be borne, at least in part, by the holders of the securities of the related series.

     Underwriting Standards. The loans will be acquired by the depositor, either directly or through affiliates, from the sellers. The depositor does not originate loans and has not identified specific originators or sellers of loans from whom the depositor, either directly or through affiliates, will purchase the loans to be included in a trust fund. The underwriting standards for loans of a particular series will be described in the related prospectus supplement. Each seller or originator will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller or originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property, home improvements or manufactured home, as applicable, as collateral.

     The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed an amount specified in the related prospectus supplement. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, but are not limited to, and to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

Modification of Loans

     The master servicer for the loans of a particular series will be authorized to modify, waive or amend any term of a loan in a manner that is consistent with the servicing standard and the specific limitations set forth in the servicing agreement and described in the related prospectus supplement. However, those agreements will require that the modification, waiver or amendment not affect the tax status of the trust fund or cause any tax to be imposed on the trust fund or materially impair the security for the related loan.

Agency Securities

     Ginnie Mae. Ginnie Mae is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

     Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306(g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA Loans and/or VA Loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA Loans or VA Loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

     The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA Loans or VA Loans.

     If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying a Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on a Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of a Ginnie Mae certificate.

     Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

     Fannie Mae. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate included in the trust fund for a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

     o    fixed-rate level installment conventional mortgage loans;

     o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA;

     o    adjustable rate conventional mortgage loans; or

     o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. Each of those mortgage loans will be secured by a first lien on a one- to four-family residential property.

     Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed securities is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a

Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing that holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

     Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

     Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

     Freddie Mac. Freddie Mac is a publicly held United States government sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA Loans, VA Loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share, but does not, except if and to the extent specified in the prospectus supplement for a series, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (1) 30 days following foreclosure sale, (2) 30 days following payment of the claim by any mortgage insurer, or (3) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home

Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying those Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

     Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

     Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency security which consists of one or more stripped mortgage-backed securities will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

Private Mortgage-Backed Securities

     General. Private mortgage-backed securities may consist of mortgage pass-through certificates evidencing an undivided interest in an asset pool, or collateralized mortgage obligations secured by an asset pool. Each asset pool will consist either of loans or mortgage-backed securities that would otherwise qualify for inclusion as trust assets under this prospectus. Private mortgage-backed securities will have been issued pursuant to an agreement that will be described in the related prospectus supplement. That agreement will have appointed a trustee to act for the benefit of the PMBS holders. The PMBS trustee or its agent, or a custodian, will possess the loans underlying the private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers under the supervision of the PMBS servicer.

     The issuer of the private mortgage-backed security will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts and selling beneficial interests in those trusts. If the depositor or any of its affiliates participated in the original issuance of any of the private mortgage-backed securities underlying any series of securities offered under the prospectus, the related prospectus supplement will disclose this fact. Any private mortgage-backed securities acquired by the depositor will be acquired in the secondary market and not pursuant to an initial offering of the securities. In addition, private mortgage-backed securities will have previously been registered under the Securities Act of 1933 or will be freely transferable pursuant to Rule 144(k) promulgated under the Securities Act of 1933.

     Where the related PMBS issuer is not an affiliate of the depositor, it will generally not be involved in the issuance of the securities other than as set forth in the next two succeeding sentences. The obligations of the PMBS issuer will generally be limited to representations and warranties with respect to the assets conveyed by it to the related PMBS trust. Unless otherwise specified in the related prospectus supplement, the PMBS issuer will not have guaranteed any of the assets conveyed to by it or any of the PMBS. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

     Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of, but are not limited to, fixed rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, loans having balloon or other special payment features, home equity loans, including closed-end loans and revolving lines of credit, home improvement contracts, manufactured housing contracts and cooperative loans. As described in the prospectus supplement,

     o no mortgage loan underlying the private mortgage-backed securities will have had a combined loan-to-value ratio at origination in excess of the percentage set forth in the related prospectus supplement,

     o the underlying mortgage loan may have had an original term to stated maturity of not less than 5 years and not more than 40 years or any other term specified in the related prospectus supplement,

     o the underlying mortgage loan, other than cooperative loans, may be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

     o the underlying mortgage loan other than cooperative loans or contracts secured by a manufactured home, may be covered by a Title Insurance policy.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the same issuance agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the PMBS or with respect to the PMBS themselves.

     Additional Information. The prospectus supplement for a series for which the related trust fund includes private mortgage-backed securities will specify:

     (1) the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund;

     (2) characteristics of the mortgage loans underlying the private mortgage-backed securities including (A) the payment features of the mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     (3) the maximum original term-to-stated maturity of the private mortgage-backed securities;

     (4) the weighted average term-to-stated maturity of the private mortgage-backed securities;

     (5) the pass-through or certificate rate of the private mortgage-backed securities;

     (6) the weighted average pass-through or certificate rate of the private mortgage-backed securities;

     (7) the PMBS issuer, the PMBS servicer, and the PMBS trustee for the private mortgage-backed securities;

     (8) characteristics of credit support, if any, like reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

     (9) the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

     (10) the terms on which other mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

Representations by Sellers or Originators; Repurchases

     Each seller or originator of loans that are included in a trust fund for a series of securities will have made representations and warranties in respect of the loans sold by that seller or originated by that originator. The representations and warranties may include, among other things:

     o that Title Insurance, or in the case of properties located in areas where those policies are generally not available, an attorney's certificate of title, and any required hazard insurance policy were effective at origination of each loan, other than a cooperative loan, and that each policy, or certificate of title as applicable, remained in effect on the date of purchase of the loan from the originator by the seller or the depositor or from the seller by or on behalf of the depositor;

     o that the seller or originator had good title to each loan and that loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive some indebtedness of a borrower;

     o that each loan constituted a valid lien on, or a perfected security interest with respect to, the related property, subject only to permissible liens disclosed, if applicable, Title Insurance exceptions, if applicable, and other exceptions described in the related agreement, and that the property was free from damage and was in acceptable condition;

     o that there were no delinquent tax or assessment liens against the property;

     o that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

     o that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

However, the prospectus supplement relating to a series of securities may contain additional or different representations and warranties for the loans in the related trust fund.

     If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the date on which the applicable originator sold the loan to the seller or the depositor or the applicable seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by that seller or originator, its repurchase obligation described in this prospectus will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a loan occurs after the date of sale of the loan by the applicable originator or seller. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

     The master servicer or the trustee, if the master servicer is also the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the applicable seller or originator cannot cure a breach within the time period specified in the related prospectus supplement following notice from the master servicer or the trustee, as the case may be, then that seller or originator will be obligated either

     o to repurchase the loan from the trust fund at a price equal to 100% of its unpaid principal balance as of the date of the repurchase plus accrued interest on the unpaid principal balance to the first day of the month following the month of repurchase at the loan interest rate, less any advances or amount payable as related servicing compensation if the seller or originator is the master servicer, or

     o substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

     If a REMIC election is to be made with respect to a trust fund, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities--General." Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

     Neither the depositor nor the master servicer, unless the master servicer is the seller or originator, will be obligated to purchase or substitute a loan if a seller or originator defaults on its obligation to do so, and no assurance can be given that sellers or originators will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller or originator may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under "The Agreements--Assignment of Trust Fund Assets."

Substitution of Trust Fund Assets

     Substitution of trust fund assets will be permitted in the event of breaches of representations and warranties with respect to any original trust fund asset or in the event the documentation with respect to any trust fund asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted will be indicated in the related prospectus supplement. Substitution of trust fund assets will be permitted if, among other things, the credit criteria relating to the origination of the initial trust fund assets is substantially equivalent to the credit criteria relating to the origination of the substitute trust fund assets. The related prospectus supplement will describe any other conditions upon which trust fund assets may be substituted for trust fund assets initially included in the trust fund.

                                Use of Proceeds

     The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

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

     o    to purchase the related trust fund assets;

     o to establish any pre-funding account, capitalized interest account or reserve account as described in the related prospectus supplement; and

     o to pay the costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement as described under "Credit Enhancement".

     The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                 The Depositor

     Morgan Stanley ABS Capital I Inc. is a direct, wholly-owned subsidiary of Morgan Stanley Group Inc. Morgan Stanley ABS Capital I Inc. will act as the depositor for the trust with respect to each series of securities. As depositor it will establish the trust and will be the party that deposits, sells or otherwise conveys the trust fund assets to the trust. The depositor was incorporated in the State of Delaware on January 7, 1997. The principal executive offices of the depositor are located at 1585 Broadway, 2nd Floor, New York, New York 10036. Its telephone number is (212) 761-4000. The depositor does not have, nor is it expected in the future to have, any significant assets.

     Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                         Description of the Securities


     Each series of certificates will be issued pursuant to separate pooling and servicing agreements or trust agreements among the depositor and the entities named in the related prospectus supplement as master servicer and trustee. A form of each of the pooling and servicing agreement and trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as indenture trustee, and the related loans will be serviced by the master servicer pursuant to a master servicing agreement or a sale and servicing agreement. A form of indenture and a form of master servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each pooling and servicing agreement and indenture will be governed by New York law and each trust agreement will be governed by Delaware law. Each trust, as issuer of securities under the applicable agreement, will therefore be subject to the governing law of the agreement. The provisions of each of the above agreements will vary depending upon the nature of the securities to be issued and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in any of the above agreements. The prospectus supplement for a series of securities will describe more fully the provisions of the agreements for the related series.

General

     The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement. If the securities are certificates, they will evidence specified beneficial ownership interests in the assets of the related trust fund. If the securities are notes, they will be debt obligations secured by the assets of the related trust fund. The securities generally will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. However, if so specified in the related prospectus supplement, the securities may be entitled to payments in respect of the assets of other trust funds established by the depositor. In general, the securities will not represent obligations of the depositor or any affiliate of the depositor. A trust fund may include loans that are guaranteed or insured as set forth in the related prospectus supplement. Each trust fund will consist of, to the extent provided in the related agreement:

     o the trust fund assets that are included from time to time in the related trust fund, exclusive of any retained interest described in the related prospectus supplement, including all payments of interest and principal received after the cut-off date with respect to the loans included in the trust fund assets to the extent not applied in computing the principal balance of the loans as of the cut-off date;

     o the assets that from time to time have been deposited in the related security account, as described in this prospectus under "The Agreements--Payments on Loans; Deposits to Security Account";

     o property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

     o any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the trust fund assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

     Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest and principal payments on the related trust fund assets. A class of certificates may represent different specified percentages or portions of interest and principal payments on the related trust fund assets. In each case, that percentage or portion may be zero or may represent any other specified interest to and including 100%, as specified in the related prospectus supplement. Each class of notes of a series will be secured by the related trust fund assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal or interest. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust fund assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of principal and interest or of principal only or interest only, as applicable, on the related securities will be made by the trustee on each distribution date, which may be monthly, quarterly, semi-annually or at other intervals and on the dates as are specified in the related prospectus supplement. Distributions of principal and interest or of principal only or interest only, as applicable, will be made in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the related record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to distributions at the address appearing in the security register; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of that final distribution.

     The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding of a class of securities by or on behalf of any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which those plans, accounts or arrangements are invested, subject to provisions of ERISA or the Internal Revenue Code, could result in prohibited transactions, within the meaning of ERISA and the Internal Revenue Code. See "ERISA Considerations." Each prospectus supplement may identify one or more classes of securities that are restricted from purchases by plans. The transfer of securities of a restricted class will not be registered unless the transferee either represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of that plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the agreements. If the restricted class of securities is held in book-entry form, the conditions in the preceding sentence may be deemed satisfied by the transferee's acceptance of the security.

     As to each series, an election may be made to treat the related trust fund or designated portions of the trust fund as a REMIC as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if specified conditions are satisfied. As to any of those series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Internal Revenue Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Internal Revenue Code. As to each series with respect to which a REMIC election is to be made, the trustee, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee or the master servicer may be entitled to reimbursement for any payment in respect of prohibited transaction taxes from the assets of the trust fund or from any holder of the related residual certificate if so specified in the related prospectus supplement.

Distributions on Securities

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

     Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal, and, if applicable, between distributions of principal prepayments and scheduled payments of principal, and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating the distributions among securities of a particular class.

     Available Funds. All distributions on the securities of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related prospectus supplement and specified in the agreement. Available funds for each distribution date will generally equal the amount on deposit in the related security account allocable to the securities of that series on that distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in that security account for distribution on future distribution dates.

     Distributions of Interest. Interest will accrue on each class of securities entitled to interest at the pass-through rate or interest rate, as applicable, specified in the related prospectus supplement. In any case, the rate will be a fixed rate per annum or a variable rate calculated in the method and for the periods described in the related prospectus supplement. To the extent funds are available, interest accrued during the specified period on each class of securities entitled to interest, other than a class of securities that provides for interest that accrues, but is not currently payable will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate class security balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original class security balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield at par to securityholders will be less than the indicated coupon rate.

     Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will be the aggregate original class security balance of that class of securities specified in the related prospectus supplement, reduced by all distributions reported to the holders of that securities as allocable to principal and, (1) in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities and (2) in the case of adjustable rate securities, reduced by the effect of negative amortization, if applicable.

     If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including principal prepayments, which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of those payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of those principal payments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the some classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement--Subordination."

     Unscheduled Distributions. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described in this prospectus and in that prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the related distribution date. Typically, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date; however, if so specified in the related prospectus supplement, it may. The unscheduled distributions may or may not include interest at the applicable pass-through rate, if any, or interest rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in that prospectus supplement.

Advances

     If so specified in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date from its own funds, funds advanced by sub-servicers or funds held in the security account for future distributions to the holders of securities of the related series, an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the date specified in the related prospectus supplement and were not advanced by any sub-servicer, net of the servicing fee. The master servicer will make advances if the master servicer determines that those advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement. In addition, to the extent provided in the related prospectus supplement, a cash account may be established to provide for advances to be made in the event of payment defaults or collection shortfalls on trust fund assets.

     In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on that distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made, e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related agreement. Advances by the master servicer, and any advances by a sub-servicer, also will be reimbursable to the master servicer, or sub-servicer, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

     If so specified in the related prospectus supplement, in the event the master servicer or a sub-servicer fails to make a required advance, the trustee will be obligated to make an advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "--Distributions on Securities" above.

Reports to Securityholders

     Prior to or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

     o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in that distribution;

     o    the amount of the distribution allocable to interest;

     o    the amount of any advance;

     o the aggregate amount otherwise allocable to the subordinated securityholders on that distribution date, or withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

     o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that distribution date;

     o the percentage of principal payments on the loans, excluding prepayments, if any, which each class will be entitled to receive on the following distribution date;

     o the percentage of principal prepayments on the loans, if any, which each class will be entitled to receive on the following distribution date;

     o the related amount of the servicing compensation retained or withdrawn from the security account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

     o the number and aggregate principal balances of loans that are delinquent but not in foreclosure as of the close of business on the last day of the calendar month preceding the distribution date, grouped by those loans that are 31 to 60 days, 61 to 90 days or 91 or more days delinquent;

     o the number and aggregate principal balances of loans that are in foreclosure as of the close of business on the last day of the calendar month preceding the distribution date, grouped by those loans that have been in foreclosure for 1 to 30 days, 31 to 60 days, 61 to 90 days or 91 or more days;

     o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     o the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

     o if applicable, the amount remaining in any reserve account at the close of business on the distribution date;

     o the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

     o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report as to the aggregate of amounts reported under the first and second bullets above for that calendar year or, in the event that person was a securityholder of record during a portion of that calendar year, for the applicable portion of that year and any other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

     The securities of any series may be comprised of one or more classes. Classes of securities, in general, fall into different categories. The following chart identifies and generally describes the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

Categories of Classes
---------------------

Principal Types
---------------

Accretion Directed......................................     A class that receives principal payments from the
                                                             accreted interest from specified accrual classes. An
                                                             accretion directed class also may receive principal
                                                             payments from principal paid on the underlying trust
                                                             fund assets for the related series.

Component Securities....................................     A class consisting of components. The

                                      38

                                                             components of a class of component securities may have
                                                             different principal and/or interest payment
                                                             characteristics but together constitute a single class.
                                                             Each component of a class of component securities may be
                                                             identified as falling into one or more of the categories
                                                             in this chart.

Notional Amount Securities..............................     A class having no principal balance and bearing
                                                             interest on a notional amount. The notional amount is
                                                             used for purposes of the determination of interest
                                                             distributions.

Planned Principal Class or PACs.........................     A class that is designed to receive principal payments
                                                             using a predetermined principal balance schedule
                                                             derived by assuming two constant prepayment rates for
                                                             the underlying trust fund assets. These two rates are
                                                             the endpoints for the "structuring range" for the
                                                             planned principal class. The planned principal classes
                                                             in any series of securities may be subdivided into
                                                             different categories--e.g., primary planned principal
                                                             classes, secondary planned principal classes and so
                                                             forth--having different effective structuring ranges and
                                                             different principal payment priorities. The structuring
                                                             range for the secondary planned principal class of a
                                                             series of securities will be narrower than that for the
                                                             primary planned principal class of that series.

Scheduled Principal Class...............................     A class that is designed to receive principal payments
                                                             using a predetermined principal balance schedule but is
                                                             not designated as a planned principal class or targeted
                                                             principal class. In many cases, the schedule is derived
                                                             33  by assuming two constant prepayment rates for the
                                                             underlying trust fund assets. These two rates are the
                                                             endpoints for the "structuring range" for the scheduled
                                                             principal class.

Sequential Pay Class....................................     Classes that receive principal payments in a prescribed
                                                             sequence, that do not have predetermined principal
                                                             balance schedules and that under all circumstances
                                                             receive payments of principal continuously from the
                                                             first distribution date on which they receive

                                      39

                                                             principal until they are retired. A single class that
                                                             receives principal payments before or after all other
                                                             classes in the same series of securities may be identified as a sequential pay class.

Strip...................................................     A class that receives a constant proportion, or
                                                             "strip," of the principal payments on the underlying
                                                             trust fund assets.

Support Class or  Companion Class.......................     A class that receives principal payments on any
                                                             distribution date only if scheduled payments have been
                                                             made on specified planned principal classes, targeted
                                                             principal classes and/or scheduled principal classes on
                                                             that distribution date.

Targeted Principal Class or TACs........................     A class that is designed to receive principal payments
                                                             using a predetermined principal balance schedule
                                                             derived by assuming a single constant prepayment rate
                                                             for the underlying trust fund assets.
Interest Types
--------------

Fixed Rate..............................................     A class with an interest rate that is fixed throughout
                                                             the life of that class.

Floating Rate...........................................     A class with an interest rate that resets periodically
                                                             based upon a designated index and that varies directly
                                                             with changes in that index as specified in the related
                                                             prospectus supplement. Interest payable to a floating
                                                             rate class on a distribution date may be subject to a
                                                             cap based on the amount of funds available to pay
                                                             interest on that distribution date.

Inverse Floating Rate...................................     A class with an interest rate that resets periodically
                                                             based upon a designated index as specified in the
                                                             related prospectus supplement and that varies inversely
                                                             with changes in that index.

Variable Rate...........................................     A class with an interest rate that resets periodically
                                                             and is calculated by reference to the rate or rates of
                                                             interest applicable to specified assets or
                                                             instruments--e.g., the loan

                                      40

                                                             rates borne by the underlying loans.

Auction Rate............................................     A class with an interest rate that resets periodically
                                                             to an auction rate that is calculated on the basis of
                                                             auction procedures described in the related prospectus
                                                             supplement.

Interest Only...........................................     A class that receives some or all of the interest
                                                             payments made on the underlying trust fund assets or
                                                             other assets of the trust fund and little or no
                                                             principal. Interest only classes have either a nominal
                                                             principal balance or a notional amount. A nominal
                                                             principal balance represents actual principal that will
                                                             be paid on the class. It is referred to as nominal
                                                             since it is extremely small compared to other classes.
                                                             A notional amount is the amount used as a reference to
                                                             calculate the amount of interest due on an interest
                                                             only class that is not entitled to any distributions in
                                                             respect of principal.

Principal Only..........................................     A class that does not bear interest and is entitled to
                                                             receive distributions in respect of principal only.

Partial Accrual.........................................     A class that accretes a portion of the amount of
                                                             accrued interest with respect to that class. The
                                                             accreted interest will not be distributed but will
                                                             instead be added to the principal balance of that class
                                                             on each applicable distribution date, with the
                                                             remainder of the accrued interest to be distributed
                                                             currently as interest on that class. This partial
                                                             accrual without distribution may continue until a
                                                             specified event has occurred or until the partial
                                                             accrual class is retired.

Accrual.................................................     A class that accretes the full amount of accrued
                                                             interest with respect to that class.

                                                             The accreted interest will not be distributed but will
                                                             instead be added as principal to the principal balance
                                                             of that class on each applicable distribution date.
                                                             This accrual without distribution may continue until
                                                             some specified event has occurred or until the accrual
                                                             class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

     The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, in each case calculated as described in this prospectus or any other index described in the related prospectus supplement.

LIBOR

     On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period. On that determination date, the calculation agent will determine the quotations, as of 11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month United States dollar deposits in the London Interbank market. The calculation agent will determine those quotations by reference to the Reuters Screen LIBO Page, as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition, or to the Telerate Screen Page 3750. In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBO Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

         LIBOR will be established as follows:

     (1) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

     (2) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

     o    LIBOR as determined on the previous LIBOR determination date or

     o    the reserve interest rate.

     The reserve rate is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

     (3) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (2) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

     Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

     The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

     On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District. The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are:

     o    savings deposits,

     o    time deposits,

     o    FHLBSF advances,

     o    repurchase agreements, and

     o    all other borrowings.

     Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities with similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI securities for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of Funds Index, unless the most recently published index relates to a month prior to the third preceding month. If the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS. Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If COFI is based on the National Cost of Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month. In that case, the index applicable to each class of COFI securities, for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

     The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

Treasury Index

     On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement. As described in the related prospectus supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a per annum percentage rate, on

     (1) U.S. Treasury securities adjusted to the "constant maturity" specified in that prospectus supplement or

     (2) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551, (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

Prime Rate

     On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period. As described in the related prospectus supplement, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal, or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

Book-Entry Registration of Securities

     As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities--the security owners--will hold their securities through The Depository Trust Company in the United States, or Clearstream Banking (formerly Cedelbank) or Euroclear in Europe if they are participants of the systems, or indirectly through organizations that are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Banking and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream Banking and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described in this prospectus, no person acquiring a book-entry security will be entitled to receive a physical certificate representing that security. Unless and until definitive securities are issued, it is anticipated that the only securityholders of the securities will be Cede & Co., as nominee of DTC. Security owners are only permitted to exercise their rights indirectly through participants and DTC.

     The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream Banking or Euroclear, as appropriate.

     Security owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and DTC participants. While the securities are outstanding, except under the circumstances described in this prospectus, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom security owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective security owners. Accordingly, although security owners will not possess certificates, the DTC rules provide a mechanism by which security owners will receive distributions and will be able to transfer their interest.

     Security owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described in this prospectus. Unless and until definitive securities are issued, security owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing the participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of those securities, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing security owners.

     Because of time zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during the processing will be reported to the relevant Euroclear or Clearstream Banking participants on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with the DTC rules. Transfers between Clearstream Banking participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Banking participants and Euroclear participants may not deliver instructions directly to the European depositaries.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform

Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     Clearstream Banking is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream Banking holds securities for its participants, or participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream Banking participants through electronic book-entry changes in accounts of Clearstream Banking participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking in any of 37 currencies, including United States dollars. Clearstream Banking provides to As Clearstream Banking participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in several countries. As a licensed bank, Clearstream Banking is regulated by the Luxembourg Monetary Institute. Clearstream Banking participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream Banking is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels.

     Belgium office of Euroclear Bank, as Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and

Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding." Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry securities.

     Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

     DTC has advised the depositor that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry securities. Clearstream Banking or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream Banking participant or Euroclear participant only in accordance with its and DTC's relevant rules and procedures. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive securities. Upon surrender by DTC of be global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities and then will recognize the holders of the definitive securities as securityholders under the applicable agreement.

     Although DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

     None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                              Credit Enhancement

General

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related trust fund assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of that series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, interest rate swap agreement, interest rate cap agreement or another method of credit enhancement contemplated in this prospectus and described in the related prospectus supplement, or any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

     If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of that series to distributions of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more classes of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of senior securities of a series by:

     o reducing the ownership interest, if applicable, of the related subordinated securities;

     o    a combination of the immediately preceding sentence and the above;
          or

     o    another method described in the related prospectus supplement.

     If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans held in a trust fund and losses on defaulted loans may be borne first by the various classes of subordinated securities and subsequently by the various classes of senior securities, in each case under the circumstances and in accordance with the limitations specified in that prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payment on the loans or aggregate losses in respect of those loans were to exceed an amount specified in the related prospectus supplement, holders of senior securities would experience losses on the securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. Deposits may be made on each distribution date, for specified periods, or until the balance in the reserve account has reached a specified amount, in each case as specified in the related prospectus supplement. Deposits may also be made following payments from the reserve account to holders of securities or otherwise to the extent necessary to restore the balance in the reserve account to required levels, in each case as also specified in the related prospectus supplement. Amounts on deposit in the reserve account may be released to the holders of classes of securities at the times and under the circumstances specified in that prospectus supplement.

     If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive specified distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

     As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among those classes:

     o    in the order of their scheduled final distribution dates;

     o    in accordance with a schedule or formula;

     o    in relation to the occurrence of events; or

     o    by another method as specified in the related prospectus supplement.

As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

Letter of Credit

     The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. Under the letter of credit, the entity providing the L/ C will be obligated to honor drawings under the L/C in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of applicable provisions of the federal bankruptcy code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the entity providing the L/C under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements--Termination; Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

     o maintaining timely payments or providing additional protection against losses on the trust fund assets;

     o    paying administrative expenses; or

     o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

     Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

Over-Collateralization

     If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

Spread Account

     If so specified in the related prospectus supplement, support for a series or one or more classes of a series of securities may be provided by the periodic deposit of a portion of available excess cash flow from the trust fund assets into a spread account intended to assure the subsequent distribution of interest and principal on the securities of that series or class or classes of a series of securities in the manner specified in the related prospectus supplement.

Reserve Accounts

     If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for that series of securities, in trust, of one or more reserve accounts for that series. The prospectus supplement relating to a series will specify whether or not any reserve accounts will be included in the trust fund for that series.

     The reserve account for a series will be funded:

     o by the deposit in the reserve account of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments on those amounts or instruments, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement;

     o by the deposit in the reserve account from time to time of amounts, as specified in the related prospectus supplement to which the subordinate securityholders, if any, would otherwise be entitled; or

     o in any other manner as may be specified in the related prospectus supplement.

     Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments which may include:

          (1) obligations of the United States or any of its agencies, provided those obligations are backed by the full faith and credit of the United States;

          (2) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency rating the related series of securities, or a lower rating as will not result in he downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

          (3) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating those securities, or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

          (4) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state and regulated by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of that depository institution or trust company, or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a rating agency, are then rated in one of the two highest long term and the highest short-term ratings of each rating agency for those securities, or any lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to those securities by any rating agency;

          (5) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

          (6) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of those agreements, the terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any rating agency rating those securities;

          (7) repurchase obligations with respect to any security described in clauses (1) and (2) above, in either case entered into with a depository institution or trust company acting as principal described in clause (4) above;

          (8) securities, other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of face amount, bearing interest or sold at a discount and issued by any corporation incorporated under the laws of the United States or any state which, at the time of the investment, have one of the two highest ratings of each rating agency, except that if the rating agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for any securities, or a lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any rating agency rating those securities;

          (9) interests in any money market fund which at the date of acquisition of the interests in that fund and throughout the time those interests are held in the fund has the highest applicable rating by each rating agency rating those securities or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency rating those securities; and

          (10) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state which on the date of acquisition has been rated by each rating agency rating those securities in their respective highest applicable rating category or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

provided, that no instrument shall be a permitted investment if that instrument evidences the right to receive interest only payments with respect to the obligations underlying that instrument. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. In general, any instrument deposited in the spread account will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. If approved by each rating agency rating a series of securities, the instruments deposited in the spread account may be in the name of another entity. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the related prospectus supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

     If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the loans included in the trust fund. The insurer issuing the pool insurance policy will be named in that prospectus supplement.

     Each pool insurance policy will provide limited coverage of losses caused by payment defaults on loans in the related pool. Coverage will be in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in this prospectus, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the holders of the securities of the related series. The pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent contained in each policy. Typically, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy; however, if so specified in the related prospectus supplement, the pool insurance policies may cover those claims.

     The pool insurance policy may provide that no claims may be validly presented unless:

     o any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

     o hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

     o if there has been physical loss or damage to the property, it has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

     o the insured has acquired good and merchantable title to the property free and clear of liens except limited, permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its principal balance plus accrued and unpaid interest at the loan interest rate to the date of the purchase and a portion of expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan interest rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, in either case net of a portion of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

     If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

     The pool insurance policy generally will not insure, and many primary mortgage insurance policies do not insure, against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or failure to construct a property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's or originator's representations described above, and, might give rise to an obligation on the part of the applicable seller or originator to repurchase the defaulted loan if the breach cannot be cured by that seller or originator. No pool insurance policy will cover, and many primary mortgage insurance policies do not cover, a claim in respect of a defaulted loan occurring when the servicer of that loan was not approved by the applicable insurer.

     The original amount of coverage under each pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include a portion of expenses incurred by the master servicer as well as, in most cases, accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

Cross-Collateralization

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund or the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund. Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

Other Insurance, Surety Bonds, Guaranties, and Letters of Credit

     If specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, guaranties, or similar arrangements for the purpose of:

     o maintaining timely payments or providing additional protection against losses on the assets included in that trust fund;

     o    paying administrative expenses; or

     o establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

Those arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

Derivative Products

     If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products. For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the prospectus supplement.

     The derivative products may include interest rate swaps and interest rate caps, floors and collars, in each case the purpose of which will be to minimize the risk to securityholders of adverse changes in interest rates. An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as

LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

     Other types or arrangements may be entered into to protect against interest rate moves, to otherwise supplement the interest rates on one or more classes of securities or to provide for payments to the trust fund based on the occurrence of other specified events. These arrangements will be described in the related prospectus supplement

                      Yield and Prepayment Considerations

     The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in that pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will have prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

     The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of those loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related loan. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different from the rate anticipated by that investor at the time those securities were purchased.

     Collections on revolving credit line loans may vary because, among other things, borrowers may

     (1) make payments during any month as low as the minimum monthly payment for the month or, during the interest-only period for a portion of revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for the month or

     (2) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the revolving credit line loans. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

     If specified in the related prospectus supplement, conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or transfers by the borrower of the related property. On the other hand, if specified in the related prospectus supplement, conventional loans will not contain due-on-sale provisions. FHA Loans and VA Loans are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. As described in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements-- Collection Procedures" and "Material Legal Aspects of the Loans" for a description of the applicable provisions of each agreement and legal developments that may affect the prepayment experience on the loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the loan rates borne by the loans, those loans are more likely to experience higher prepayment rates than if prevailing interest rates remain at or above those loan rates. Conversely, if prevailing interest rates rise appreciably above the loan rates borne by the loans, those loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below those loan rates. However, there can be no assurance that the preceding sentence will be the case.

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. In most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid generally will be paid only to the date of prepayment. If so specified in the related prospectus supplement there may be a provision for the servicer or some other specific entity to cover the shortfall resulting from prepayment in full. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not

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

reduce the amount of interest passed through or paid in that month. In most cases, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a property securing a loan is regulated by state statutes and rules and, like many lawsuits, can be characterized by significant delays and expenses if defenses or counterclaims are interposed. Foreclosure actions may require several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require disclosures, and require licensing of some originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or may entitle the borrower to a refund of amounts previously paid and, in addition, could interest on the loans, subject the master servicer to damages and administrative sanctions.

     If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month, the distribution of that interest will not be made earlier than the month following the month of accrual.

     Under some circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to

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

purchase the assets of a trust fund, and, in so doing, cause earlier retirement of the related series of securities. See "The
Agreements--Termination; Optional Termination."

     If a funding period is established for the related series of securities as described under "The Agreements - Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire sufficient loans during the pre-funding period, the amounts remaining in the pre-funding account at the end of the funding period will be applied as a prepayment of principal in the manner and priority specified in the related prospectus supplement.

     The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the trust fund assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments, including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of those securities.

                                The Agreements

     Set forth below is a description of the material provisions of the indentures, pooling and servicing agreements and trust agreements which, as applicable, will govern the terms of each series of securities and which are not described elsewhere in this prospectus. The description of these agreements is subject to, and qualified in its entirety by reference to, the provisions of each agreement. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

Assignment of the Trust Fund Assets

     Assignment of the Loans. At the time of issuance of the securities of a series, and except as otherwise specified in the related prospectus supplement, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan interest rate, the maturity of the loan, the loan-to-value ratios or combined loan-to-value ratios, as applicable, at origination and other information.

     If specified in the related prospectus supplement, within the time period specified in that prospectus supplement, the depositor, or the seller of the related loans to the depositor, will be required to deliver or cause to be delivered to the trustee or to the trustee's custodian as to each mortgage loan or home equity loan, among other things:

          (1) the mortgage note or contract endorsed without recourse in blank or to the order of the trustee;

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

          (2) the mortgage, deed of trust or similar instrument with evidence of recording indicated on the mortgage, deed of trust or similar instrument, except for any mortgage not returned from the public recording office, in which case the depositor or seller will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the applicable recording office;

          (3) an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

          (4) the other security documents, including those relating to any senior interests in the property, as may be specified in the related prospectus supplement or the related agreement.

Notwithstanding the foregoing, if specified in the prospectus supplement, the depositor or the seller may maintain possession of the documents in clauses
(1) through (4) above for the life of the transaction or until the occurrence of events described in that prospectus supplement.

     If specified in the related prospectus supplement, the depositor or the seller will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originators of the loans. Alternatively, if specified in the related prospectus supplement, the depositor or the seller will not cause the assignments of the loans to be recorded or will cause the recordation only upon the occurrence of events specified in that prospective supplement.

     If so specified, in lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of the Mortgage Electronic Registration Systems, Inc., or MERS(R), or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, the master servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     With respect to any loans that are cooperative loans, the depositor or the seller will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. If so specified in the related prospectus supplement, the depositor or the seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     If specified in the related prospectus supplement, the depositor or the seller will as to each manufactured housing contract or home improvement contract, deliver or cause to be delivered to the trustee the original contract and copies of documents and instruments related to

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

each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans--The Contracts."

     The trustee or its custodian will review the loan documents delivered to it within the time period specified in the related prospectus supplement, and the trustee will hold those documents in trust for the benefit of the related securityholders. If any document is found to be missing or defective in any material respect, the trustee or its custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller or originator.

     If the applicable seller or originator cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, that seller or originator will be obligated to either purchase the related loan from the trust fund at the purchase price or if so specified in the related prospectus supplement, remove that loan from the trust fund and substitute in its place one or more other loans that meets requirements set forth in the prospectus supplement. There can be no assurance that a seller or originator will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "The Trust Fund--Representations by Sellers or Originators; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller or originator defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

     The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer regarding its authority or its ability which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase at the purchase price or if so specified in the related prospectus supplement, replace the loan. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for that breach of representation by the master servicer.

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

     Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

No Recourse to Sellers, Originators, Depositor or Master Servicer

     As described above under "--Assignment of the Trust Fund Assets," the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse. However, each seller of the loans to the depositor or the originator of the loans will be obligated to repurchase or substitute for any loan as to which representations and warranties are breached or for failure to deliver the required documents relating to the loans as described above under "--Assignment of the Trust Fund Assets" and under "The Trust Fund--Representations by Sellers or Originators; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any representation or failure to deliver a constituent document.

Payments on Loans; Deposits to Security Account

     The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related trust fund assets in the trust fund which, unless otherwise specified in the related prospectus supplement, must be either:

     o maintained with a depository institution the debt obligations of which, or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which, are rated in one of the two highest rating categories by the rating agency or rating agencies that rated one or more classes of the related series of securities;

     o an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation);

     o an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained; or

     o    an account or accounts otherwise acceptable to each rating agency.

The collateral eligible to secure amounts in the security account is limited to permitted investments. A security account may be maintained as an interest bearing account or the funds held in the security account may be invested pending each succeeding distribution date in permitted investments. The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive any interest or other income earned on funds in

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

the security account as additional compensation and the entity that will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

     The master servicer will deposit or cause to be deposited in the security account for each trust fund, to the extent applicable and unless otherwise provided in the agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing retained interest:

     o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

     o all payments on account of interest on the loans, net of applicable servicing compensation;

     o all proceeds, net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the master servicer, if any, of the hazard insurance policies and any primary mortgage insurance policies, to the extent those proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts, net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer, if any, received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o all proceeds of any loan or property purchased by the master servicer, the depositor or any seller or originators as described under "The Trust Funds--Representations by Sellers or Originators; Repurchases" or under "--Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under "--Termination; Optional Termination" below;

     o all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

     o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the security account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

     o all other amounts required to be deposited in the security account pursuant to the agreement.

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

The master servicer or the depositor, as applicable, will from time to time direct the institution that maintains the security account to withdraw funds from the security account for specified purposes which may include the following:

     o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the security account credited to the security account;

     o to reimburse the master servicer for advances, the right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or insurance proceeds or liquidation proceeds with respect to that loan) with respect to which the advance was made;

     o to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

     o to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

     o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

     o to pay to the master servicer, with respect to each loan or property that has been purchased by the master servicer under the related agreement, all amounts received on the loan or property and not taken into account in determining the principal balance of the repurchased loan;

     o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the agreement;

     o to withdraw any amount deposited in the security account and not required to be deposited in the security account; and

     o to clear and terminate the security account upon termination of the agreement.

In addition, on or prior to the business day immediately preceding each distribution date or any other day specified in the related prospectus supplement, the master servicer shall withdraw from the security account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Pre-Funding Account

     If so provided in the related prospectus supplement, a funding period will be established for the related series of securities and the master servicer will establish and maintain a pre-

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

funding account. Any pre-funding account for a trust fund will be maintained in the name of the related trustee, and will be the account into which the depositor or the seller will deposit cash from the proceeds of the issuance of the related securities in an amount equal to the pre-funded amount on the related closing date. The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the certificates and/or notes of the related series. Any funding period for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date.

     The pre-funding account will be designed solely to hold funds to be applied by the related trustee during the funding period to pay to the depositor or the seller the purchase price for loans deposited into the trust fund subsequent to the related closing date. The purchase of these subsequent loans will be the sole use for which amounts on deposit in the pre-funding account may be used during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. Each subsequent loan that is purchased by the related trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related agreement and in the related prospectus supplement. The eligibility criteria will be determined in consultation with the applicable rating agency or rating agencies prior to the issuance of the related series of securities and are designed to ensure that if subsequent loans were included as part of the initial loans, the credit quality of the assets would be consistent with the initial rating or ratings of the securities of that series. The depositor or the seller will certify to the trustee that all conditions precedent to the transfer of the subsequent loans to the trust fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied. It is a condition precedent to the transfer of any subsequent loans to the trust fund that the applicable rating agency or rating agencies, after receiving prior notice of the proposed transfer of the subsequent loans to the trust fund, will not have advised the depositor, the seller or the related trustee that the conveyance of the subsequent loans to the trust fund will result in a qualification, modification or withdrawal of their current rating of any securities of that series. Upon the purchase by the trustee of a subsequent loan, that subsequent loan will be included in the related trust fund assets. Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related security account or any other trust account as is specified in the related prospectus supplement or released to the depositor, the seller or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account unless otherwise specified in the related prospectus supplement.

     For any series of securities for which a pre-funding account is established, the amount deposited in the pre-funding account on the closing date of the series will equal the depositor's estimate of the principal amount of loans it expects the related seller to convey for deposit into the trust fund during the funding period. However, there will be no assurance that the seller will in fact be able to convey that amount of loans for deposit into the trust fund prior to the date set for the funding period to end. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related

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

securities. Therefore, any inability of the seller to convey a sufficient principal amount of loans and the resulting prepayment of principal could cause the overall rate of prepayments on the related securities to be higher than you may have anticipated when you made your investment decision. See "Yield and Prepayment Considerations."

     The depositor will include information regarding the additional subsequent loans in a Current Report on Form 8-K, to be filed after the end of the funding period, to the extent that the information, individually or in the aggregate, is material.

     In addition, if so provided in the related prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the related securityholders, a capitalized account into which the depositor will deposit cash from the proceeds of the issuance of the related securities in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of a portion of the assets of the trust fund not being invested in loans and the utilization of the pre-funding account as described above. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans. Amounts on deposit in the capitalized interest account will be distributed to securityholders on the distribution dates occurring in the funding period to cover any shortfalls in interest on the related series of securities as described in the related prospectus supplement. Monies on deposit in the capitalized interest account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on and investment of funds in the capitalized interest account will be deposited into the related security account or any other trust account as specified in the related prospectus supplement or released to the depositor or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the capitalized interest account will be charged against the funds on deposit in the capitalized interest account unless otherwise specified in the related prospectus supplement. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller as specified in the related prospectus supplement.

Sub-Servicing by Sellers

     Each seller of a loan to the depositor in connection with a series or any other servicing entity may act as the sub-servicer for a loan in connection with that series pursuant to a sub-servicer agreement, which will not contain any terms inconsistent with the related agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the sub-servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if the master servicer alone were servicing the loans.

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

Hazard Insurance

     Except as otherwise specified in the related prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which the property is located. Coverage will be in an amount that is at least equal to the lesser of

     (1) the maximum insurable value of the improvements securing the loan or

     (2) the greater of (y) the outstanding principal balance of the loan and
(z) an amount sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

     All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures will be deposited in the related security account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related security account the amounts which would have been deposited in the security account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mud flows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of a subset of the kinds of uninsured risks and is not intended to be all inclusive. If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage, generally 80% to 90%, of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

     (1) the actual cash value, generally defined as replacement cost at the time and place of loss, less physical depreciation, of the improvements damaged or destroyed or

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

     (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against a portion of the uninsured risks described above. See "Credit Enhancement."

     In general, the master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing that cooperative loan to the extent not covered by other credit support.

     If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

     (1) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and

     (2) that the related expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

     If recovery on a defaulted loan under any related insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the agreement. In the unlikely event that any of those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and

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amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If specified in the related prospectus supplement, if the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of a portion of expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the security account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and a portion of expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on the loan. See "Credit Enhancement."

     In general, the proceeds from any liquidation of a loan will be applied in the following order of priority:

     o first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to that loan;

     o second, to reimburse the master servicer for any unreimbursed advances with respect to that loan;

     o third, to accrued and unpaid interest, to the extent no advance has been made for the amount, on that loan; and

     o    fourth, as a recovery of principal of that loan.

     The related prospectus supplement may specify an alternative priority of allocation of proceeds from the liquidation of a loan.

Realization Upon Defaulted Loans

     General. The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow the practices and procedures as deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that the restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for the expenses and the

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expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance. Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the master servicer nor the depositor will be required to do so.

     The master servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the master servicer in servicing receivables for its own account and meet the other conditions described in the related prospectus supplement.

     Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each loan for which the coverage is required. Primary mortgage insurance policies reimburse specified losses sustained by reason of defaults in payments by borrowers. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted loan plus accrued and unpaid interest on that loan and approved expenses over a specified percentage of the value of the related mortgaged property. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

     FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Material Legal Aspects of the loans--The Title I Program," some loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the related loan.

     Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran or a spouse, in some instances, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits

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

the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for that loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

Servicing and Other Compensation and Payment of Expenses

     The master servicing fee is the principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement, which may vary, of the outstanding principal balance of each loan, and the compensation will be retained by it from collections of interest on the related loan in the related trust fund. In addition, the master servicer or Sub-Servicer may be entitled to retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable security account to the extent specified in the related prospectus supplement.

     The master servicer will pay or cause to be paid specified ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under limited circumstances as described in the related prospectus supplement or the applicable agreement.

Evidence as to Compliance

     Each agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or other program as specified in the related prospectus supplement, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other, including the related agreement, was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for Freddie Mac, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac rendered within one year of that statement of firms of independent public accountants with respect to the related sub-servicer.

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     Each agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Matters Regarding the Master Servicer and the Depositor

     The master servicer under each pooling and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement. Each servicing agreement will provide that the master servicer may not resign from its obligations and duties under that agreement except upon a determination that the performance by it of its duties is no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

     Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. In addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those amounts out of funds otherwise distributable to securityholders.

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     Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of that series that have been rated.

Events of Default; Rights Upon Event of Default

     Events of default under each pooling and servicing agreement and master servicing agreement generally will consist of:

     o failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment, other than an advance, which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the voting interests constituting that class;

     o any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in that agreement;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for thirty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting that class; or

     o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

The prospectus supplement for a series of securities may describe additional or alternative events of default for the pooling and servicing agreement or the master servicing agreement.

     If specified in the related prospectus supplement, the agreement will permit the trustee to sell the trust fund assets and the other assets of the trust fund described under "Credit Enhancement" in this prospectus in the event that payments in respect to the trust fund assets are insufficient to make payments required in the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     So long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting a class and under the other circumstances specified in the related agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the agreement relating to that trust fund and in and to the related trust

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fund assets. Upon termination, the trustee or another entity in the related prospectus supplement will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the qualifications set forth in the related agreement to act as successor to the master servicer under the agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

     No securityholder, solely by virtue of that holder's status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the related agreement, unless that holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate voting interests constituting that class have made written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

     Indenture. Except as otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

     o a default in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

     o failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a period of thirty (30) days after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

     o events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

     o any other event of default provided with respect to notes of that series including but not limited to defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, of all the notes of the series to be due and payable immediately. That declaration may, under limited circumstances, be rescinded and annulled by the holders of more than 50% of the voting interests of the notes of that series.

     If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes

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of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series for five days or more, unless:

     o the holders of 100% of the voting interests of the notes of that series consent to the sale;

     o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale; or

     o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the voting interests of the notes of that series.

     In the event that the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

     Except as otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes declared due and payable which was issued at a discount from par may be entitled to receive no more than an amount equal to its unpaid principal amount less the amount of the discount which is unamortized.

     In case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of that series, unless those holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. So long as they are acting in accordance with the provisions for indemnification and the limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series. The holders of a majority of the then aggregate outstanding amount of the notes of that series may, in some cases, waive any default with respect to a series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of

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all the affected noteholders. Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder's consent.

Amendment

     Except as otherwise specified in the related prospectus supplement, each agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders, and any other party specified in the related prospectus supplement:

     o    to cure any ambiguity;

     o to correct or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

     o to make any other revisions with respect to matters or questions arising under the Agreement, provided that the amendment will not adversely affect in any material respect the interests of any securityholder.

An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting that amendment obtains a letter from each rating agency requested to rate the class or classes of securities of that series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities. In addition, to the extent provided in the related agreement, an agreement may be amended without the consent of any of the securityholders, to change the manner in which the security account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of that series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain that qualification.

     Except as otherwise specified in the related prospectus supplement, each agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of the related series evidencing not less than 66% of the aggregate voting interests of each affected class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment of this type may

     (1) reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or

     (2) reduce the aforesaid percentage of securities of any class the holders of which are required to consent to that amendment without the consent of the holders of all securities of the class covered by the related agreement then outstanding. If a REMIC election is made with

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respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

     Pooling and Servicing Agreement; Trust Agreement. In addition, to the circumstances specified in the related agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the security account or by the master servicer and required to be paid to them pursuant to that agreement following the later of
(1) the final payment of or other liquidation of the last of the trust fund assets or the disposition of all property acquired upon foreclosure of any trust fund assets remaining in the trust fund and (2) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC from the related trust fund of all of the remaining trust fund assets and all property acquired in respect of those trust fund assets.

     Any purchase of trust fund assets and property acquired in respect of trust fund assets evidenced by a series of securities will be made at the option of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of that option will effect early retirement of the securities of that series, but the right of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, to so purchase is conditioned on the principal balance of the related trust fund assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust fund assets at the cut-off date for the series. Upon that requirement being satisfied, the parties specified in the related prospectus supplement may purchase all trust fund assets, causing the retirement of the related series of securities. In that event, the applicable purchase price will be sufficient to pay the aggregate outstanding principal balance of that series of securities and any undistributed shortfall in interest of that series of securities as will be described in the related prospectus supplement. However, if a REMIC election has been made with respect to a trust fund, the purchase will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of
Section 860F(g)(4) of the Internal Revenue Code.

     Indenture. The indenture will be discharged with respect to a series of notes, other than continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of that series or, with specified limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

     In addition to that discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for specified obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which

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through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on those notes in accordance with the terms of the Indenture and the notes of that series. In the event of that defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

     The trustee under each applicable agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                      Material Legal Aspects of the Loans

     The following discussion contains summaries, which are general in nature, of the material legal matters relating to the loans. Because legal aspects are governed primarily by applicable state law, which laws may differ substantially, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the loans is situated.

General

     The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property securing the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor, similar to a mortgagor, a lender, similar to a mortgagee, called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time at which the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. A portion of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all

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common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under "--Foreclosure/ Repossession" below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure/Repossession

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, that foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, like California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any

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notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to other specified persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the related mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. If it does purchase the property, except as limited by the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents.

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     Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable, or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to transfer restrictions under the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate that lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on that loan.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

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     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is limited by the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to some tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

     Real property pledged as security to a lender may subject the lender to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien to assure the payment of the costs of clean-up has priority over the lien of an existing mortgage against that property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, there are circumstances under which a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest--the "secured creditor exclusion"--but without "participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the

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facility or property as an investment, including leasing the facility or property to a third party, or fails to dispose of the property in a commercially reasonable time frame.

     The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended CERCLA to clarify when actions taken by a lender constitute participation in the management of a mortgaged property or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender. It provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that costs arising from the circumstances set forth above could result in a loss to securityholders.

     A secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, except with respect to underground petroleum storage tanks regulated under the federal Resource Conservation and Recovery Act, or RCRA. The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended RCRA so that the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground petroleum storage tanks. It also endorsed EPA's lender liability rule for underground petroleum storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground petroleum storage tank or real property containing an underground petroleum storage tank is not considered an operator of the underground petroleum storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     It is anticipated that, at the time the loans to be included in the trust fund are originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties will be conducted.

Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the prior borrower pays only a portion of the sums due.

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The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-deficiency Legislation and Other Limitations on Lenders

     Some states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in specific instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the prior borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its

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security. For example, in a proceeding under the federal bankruptcy code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under that mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any of those proceedings under the federal bankruptcy code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of those payments.

     The federal tax laws provide priority of some tax liens over the lien of a mortgage or secured party.

Due-on-Sale Clauses

     The loans to be included in a trust fund may or may not contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce those clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Act, subject to exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were

     (1) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and

     (2) originated by lenders other than national banks, federal savings institutions and federal credit unions.

     Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states - Arizona, Michigan, Minnesota, New Mexico and Utah - have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to particular categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged

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property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

     Further, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under limited circumstances, be eliminated in any modified mortgage resulting from that bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since, for each series, many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan interest rates, may increase the likelihood of refinancing or other early retirement of those loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

     Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by particular lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The Contracts

     General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor or the seller will transfer

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physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

     Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

     Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan.

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However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

     In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must

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surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

     Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

     Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

     The loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the

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borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

Soldiers' and Sailors' Civil Relief Act

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or the Relief Act, a borrower who enters military service after the origination of that borrower's loan including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty, may not be charged interest above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan of this type goes into default, there may be delays and losses occasioned by the inability to realize upon the property in a timely fashion.

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Junior Mortgages; Rights of Senior Mortgagees

     To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund, and therefore the securityholders, as mortgagee under any junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor. This action would in turn cause the junior mortgagee's lien to be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in that order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have priority to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair and not commit or permit any waste upon the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform these obligations, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is

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entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Commercial Loans

     The market value of any commercial property, including traditional commercial, multifamily and mixed use properties that are predominantly used for commercial purposes, obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the units. Because a default on a commercial loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage loan.

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under these assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment of such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates

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absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Commercial mortgage loans may present additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that: hotels, motels, golf courses, restaurants, movie theaters, car washes, and auto dealerships are typically operated in accordance with franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the variability of local law requirements. Mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties. Finally, mortgaged properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

     The ability of borrowers under commercial loans to make timely payment on their loans may be dependent upon such factors as location, market demographics, the presence of certain other retail outlets in the same shopping center, competition from catalog and internet retailers and insolvency of tenants. Furthermore, such factors as the management skill, experience and financial resources of the operator, who may or may not be the borrower, national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

The Title I Program

     General. If so specified in the related prospectus supplement, all or a specified percentage of the loans contained in a trust fund may be loans insured under the Title I Program, which is formally known as the FHA Title I Credit Insurance Program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. For any series of securities backed by loans that are insured under the Title I Program, the related trust fund will be assigned the

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benefits of the credit enhancement provided to the holders of the loans under the Title I Program. The following describes the material terms of the Title I Programs with respect to the benefits securityholders will receive and the limitations to which they will be subject should the trust fund hold loans insured under the Title I Program.

     Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     The types of loans which are eligible for FHA insurance under the Title I Program include property improvement loans. A property improvement loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

     There are two basic methods of lending or originating loans, which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

     Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments or both may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

     Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the

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borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses. This determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

     Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution, as is typically the case with other federal loan programs. If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by, or was knowingly sanctioned by, the lender or its employees.

     Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000, or the then current applicable amount, for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan having the highest permissible loan amount.

     Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease on the property for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

     The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time, the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

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     FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to those loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The
FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during that year, FHA will not refund or abate the insurance premium.

     Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by the amount of the FHA insurance claims approved for payment relating to the insured loans and the amount of insurance coverage attributable to insured loans sold by the lender. The insurance coverage may also be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in that reserve account may be earmarked with respect to each or any eligible insured loans if a determination is made by the Secretary of HUD that it is in its interest to do so. Origination and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

     The lender may transfer, except as collateral in a bona fide transaction, insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of that loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of that loan--whichever is less. However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

     Claims Procedures Under Title I. Under the Title I Program, the lender may accelerate an insured loan following a default on that loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or

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repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

     Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument, or if it accepts a voluntary conveyance or surrender of the property, the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed to provide recourse, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note, or a judgment in lieu of the note, in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment, although that time limit does not apply in the event it is contesting on the grounds of fraud or misrepresentation on the part of the lender.

     Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The claimable amount is equal to 90% of the sum of:

     o the unpaid loan obligation, net unpaid principal and the uncollected interest earned to the date of default, with adjustments to the unpaid loan obligation if the lender has proceeded against property securing that loan;

     o the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, but not to exceed 9 months from the date of default, calculated at the rate of 7% per annum;

     o    the uncollected court costs;

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     o    the attorney's fees not to exceed $500; and

     o the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of the loans that will be included in a trust fund. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Particular provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of those laws may limit the ability of the originators to collect all or part of the principal of or interest on the loans and could subject the originators and in some case their assignees to damages and administrative enforcement.

                   Material Federal Income Tax Consequences

General


     The following is a discussion of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft and Dewey Ballentine LLP, each special counsel to the depositor. The discussion is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and that type of a change could apply retroactively.


     The discussion does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who are the subject of special treatment under the federal income tax laws. This discussion focuses primarily upon investors who will hold securities as "capital assets", generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

     The federal income tax consequences to holders of securities will vary depending on whether:

     (1) the securities of a series are classified as indebtedness;

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     (2) an election is made to treat the trust fund relating to a particular series of securities as one or more REMICs under the Internal Revenue
     Code;

     (3) the securities represent a beneficial ownership interest in some or all of the assets included in the trust fund for a series; or

     (4) the trust fund relating to a particular series of certificates is treated as a partnership.


     Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft and Dewey Ballentine LLP, each special counsel to the depositor, are of the opinion that, for federal income tax purposes:


     o    securities issued as notes will be treated as indebtedness;

     o securities issued as certificates will be treated as one of the following:

          --   indebtedness;

          -- beneficial ownership interests in the related trust fund or in its assets; or

          --   "REMIC regular interests" or "REMIC residual interests".


     The latter treatment would occur in the event that a REMIC election is made with respect to the trust fund, as described under "--Taxation of the REMIC and Its Holders". Each prospectus supplement will specify if this treatment applies to the securities being issued. Subject to the discussion under " --Taxation of the REMIC and Its Holders", Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft and Dewey Ballentine LLP are of the opinion that securities representing REMIC "regular interests" are taxable to the holders of those securities in substantially the same manner as indebtedness issued by the REMIC.

     In all cases, each trust fund will be structured to not be subject to an entity level tax, and Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft and Dewey Ballentine LLP are of the opinion that each trust fund will not be characterized as an association, or publicly traded partnership or taxable mortgage pool, taxable as a corporation.


     The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to that series.

Taxation of Debt Securities


     General. If securities of a series being issued as certificates or notes are structured as indebtedness secured by the assets of the trust fund, assuming compliance with all provisions of the related documents and applicable law, Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft and Dewey Ballentine LLP, each special counsel to the depositor, are of the opinion that the securities will be treated as debt for United States federal income tax purposes and the trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable


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as a corporation. At the time those securities are issued will deliver an opinion generally to that effect.

     Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, special counsel to the depositor identified in the prospectus supplement will have advised the depositor that:

     (1) Securities held by a domestic building and loan association will constitute "loans...secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v);

     (2) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A) and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B); and

     (3) Securities representing interests in obligations secured by manufactured housing treated as single family residences under Code
     Section 25(e)(10) will be considered interests in "qualified mortgages" as defined in Code Section 860G(a)(3).

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than Regular Interest Securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting.

     Debt Securities that are Compound Interest Securities--generally, securities all or a portion of the interest on which is not paid currently--will, and some of the other Debt Securities may, be issued with original issue discount. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury (the "OID regulations") regulations issued thereunder on February 2, 1994. A holder of Debt Securities should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for that class will be treated as the fair market value of that class on that closing date. The issue price of a Debt Security also includes

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the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

     Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described in this prospectus, provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt Securities includes all distributions of interest as well as principal on those Debt Securities. Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described in this prospectus. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years--i.e., rounding down partial years--from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally:

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     (1) the interest is unconditionally payable at least annually at a
     "current value" of the index;

     (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments;

     (3) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on that Debt Security; and

     (4) the principal payments are not contingent.

     In the case of Compound Interest Securities, some Interest Weighted Securities, and other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     In addition, the IRS has issued regulations the ("Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments covered by Code
Section 1272(a)(6), such as the Debt Securities. Additionally, the OID regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the "daily portions" of that OID. The daily portion of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the trust fund assets, the amount of OID for an accrual period, which is generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security on the first day of that accrual period, reduced by any payments of qualified stated interest allocable to that accrual period. The adjusted issue price of a Debt Security on the first day of an accrual period is the sum of the issue price of the Debt Security plus prior accruals of OID, reduced by the total payments made with respect to that Debt Security on or before the first day of that accrual period, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a Pay-Through Security, like some classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing those instruments, is computed by taking into account the rate of prepayments assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess, if any, of the sum of

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     (a) the present value of all payments remaining to be made on the
Pay-Through Security as of the close of the accrual period and

     (b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

     (1) the original yield to maturity of the Pay-Through Security determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

     (2) events which have occurred before the end of the accrual period and

     (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

     The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease, but not below zero for any period, the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders of Pay-Through Securities that loans will be prepaid at that rate or at any other rate.

     The depositor may adjust the accrual of OID on a class of Regular Interest Securities, or other regular interests in a REMIC, in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without those adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

     Some classes of Regular Interest Securities may represent more than one class of REMIC regular interests. The trustee intends, based on the OID regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument unless the related prospectus supplement specifies that the trustee will treat the separate regular interests separately.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but a subsequent holder who purchases that Debt Security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a Debt Security's issue price, to offset the OID by comparable economic accruals of portions of that excess.

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     Effects of Defaults and Delinquencies. Holders of securities will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the trust fund assets, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to that holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is deducted as a result of a trust fund asset default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities. The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of that OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for that security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by that holder, as described in this prospectus. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described in this prospectus. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that

          (1)  the yield to maturity of those Debt Securities and

          (2) in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of those securities.

     Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

     Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder of a Debt Security that acquires a Debt Security with more than a prescribed de minimis amount of "market discount"--generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price--will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. The market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, the market discount would in general accrue either

     (1) on the basis of a constant yield, in the case of a Pay-Through Security, taking into account a prepayment assumption, or

     (2) in the ratio of (a) in the case of securities, or in the case of a Pass-Through Security, as set forth below, the loans underlying that security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities, or, in the case of a Pass-Through Security, as described in this prospectus, the loans underlying that security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass-Through Security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a Pass-Through Security, as described in this prospectus, the underlying loans, with market discount over interest received on that security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a Pass-Through Security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during and after the taxable year the election is made, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986, or the 1986 Act, indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing that class. If a holder of a Debt Security makes an election to amortize premium on a Debt Security, that election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

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     The IRS has issued Amortizable Bond Premium Regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) like the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Election to Treat All Interest as Original Issue Discount. The OID regulations permit a holder of a Debt Security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If that election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquires during or after the year of the election. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

Taxation of the REMIC and Its Holders


     General. If a REMIC election is made with respect to a series of securities, then upon the issuance of those securities, assuming the election is properly made, the provisions of the applicable agreements are compiled with, and the statutory and regulatory requirements are satisfied, Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft and Dewey Ballentine LLP, each special counsel to the depositor, are of the opinion that the arrangement by which the securities of that series are issued will be treated as a REMIC. At the time the securities are issued Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft or Dewey Ballentine LLP will deliver an opinion to the effect that the securities designated as "regular interests" in the REMIC will be regular interests in a REMIC, and that the securities designated as the sole class of "residual interests" in the REMIC will be treated as the "residual interest" in the REMIC for United States federal income tax purposes for as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. As a REMIC, the trust fund is not generally subject to an entity-level tax and will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. Subject to the discussion below, REMIC regular interests are treated for holders of those interests in substantially the same manner as debt issued by the REMIC for U.S. federal income tax purpose. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.


     Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities,

     (1) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC's assets consist of cash,

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government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C); and

     (2) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets, and

     (3) effective September 1, 1997, Regular Interest Securities held by a FASIT will qualify for treatment as "permitted assets" within the meaning of
Section 860L(c)(1)(G) of the Code.

     If less than 95% of the REMIC's assets consist of assets described in (1) or (2) above, then a security will qualify for the tax treatment described in
(1) or (2) in the proportion that those REMIC assets are qualifying assets.

     Status of Manufactured Housing Contracts. The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as "single family residences" within the meaning of Code Section 25(e)(10) can be treated as "qualified mortgages" of the REMIC.

     Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is a kind customarily used at a fixed location.

REMIC Expenses; Single Class REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Interest Security or Regular Interest Security on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder", including some pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the holder of a Regular Interest Security, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990 scheduled to be phased out between 2006 and 2009, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder. In general terms, a single class REMIC is one that either

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     (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

     (2) is similar to a grantor trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

     In general the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities. The prospectus supplement, however, may specify another entity to whom the expenses of the REMIC may be allocated.

Taxation of the REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests in the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder", including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that those expenses, when aggregated with that holder's other miscellaneous itemized deductions for that year, do not exceed two percent of that holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally, the day that the interests are issued. That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on those loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount--i.e., under the constant yield method taking into account the Prepayment Assumption. The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See "Material Federal Income Tax Consequences--Taxation of Debt Securities" above. However, a REMIC that acquires loans

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at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

     (1) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

     (2) subject to a limited exception, the sale or other disposition of a cash flow investment;

     (3) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

     (4) the receipt of any fees or other compensation for services rendered by the REMIC.

     It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of Residual Interest Securities will generally be responsible for the payment of any taxes for prohibited transactions imposed on the REMIC. To the extent not paid by those holders or otherwise, however, taxes that will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of that REMIC.

Taxation of Holders of Residual Interest Securities

     The holder of a Residual Interest Security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which that holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders, on that day, of the Residual Interest Securities in proportion to their respective holdings on that day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC

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attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount--if this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, while interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which that loss arises. A holder's basis in a Residual Interest Security will initially equal that holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which those holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of a payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and that holder's adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on that holder's federal income tax return. Further, if

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the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, that holder's excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or some cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to additional limitations. See "--Tax Treatment of Foreign Investors."

     Alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. In addition, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Moreover, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for a quarterly period of 120% of the long term applicable Federal Rate on the startup day multiplied by the adjusted issue price of the Residual Interest Security at the beginning of that quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest Security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term Federal Rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in some circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by "Disqualified Organization. Disqualified Organizations include the United States, any State or other political subdivision, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if that entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

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     If a Residual Interest Security is transferred to a Disqualified
Organization after March 31, 1988, in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described in this prospectus, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and at the time of the transfer the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

     On December 8, 2000, the IRS issued Revenue Procedure 2001-12, effective February 4, 2000 pending finalization of proposed regulations, which expands the safe harbor for transfers of noneconomic residual interests to include transfers to certain taxable domestic corporations with significant gross and net assets, provided that those corporations agree to transfer the residual interest only to other taxable domestic corporations in transactions qualifying for one of the safe harbor provisions. Eligibility for the expanded safe harbor requires, among other things, that the transferor not know of any facts or circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. The Revenue Procedure provides that if the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

     Mark to Market Rules. Under IRS regulations, a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any

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adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust


     General. If the related prospectus supplement does not specify that an election will be made to treat the assets of the trust fund as one or more REMICs or to treat the trust fund as a partnership, then the depositor will have structured the trust fund, or the portion of its assets for which a REMIC election will not be made, to be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code, in which case, Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft and Dewey Ballentine LLP, each special counsel to the depositor, are of the opinion that, assuming compliance with the agreements and with applicable law, that arrangement will not be treated as an association taxable as a corporation for United States federal income tax purposes, and the securities will be treated as representing ownership interests in the related trust fund assets and at the time those Pass-Through Securities are issued, special counsel to the depositor will deliver an opinion generally to that effect. In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder of a Pass-Through Security will be considered to have purchased a pro rata undivided interest in each of the loans. With Stripped Securities, the sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.


     Each holder of a Pass-Through Security must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct fees under Section 162 or Section 212 of the Code to the extent that those fees represent "reasonable" compensation for the services rendered by the trustee and the servicer, or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, fees payable to the trustee and the servicer to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing the holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing that holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990 and is scheduled to be phased out between 2006 and 2009, will be reduced by the lesser of

     (1) 3% of the excess of adjusted gross income over the applicable amount or

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     (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest on that Pass-Through Security and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A holder of a security that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

     In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of that discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal. Ratio Strip Securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the

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principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments.
Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to that stripped interest.

     Servicing fees in excess of reasonable servicing fees, excess servicing, will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points--i.e., 1% interest on the loan principal balance, or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the cash flow bond method described above for Pay-Through Securities, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during that period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

     Under some circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the cash flow bond method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to holders of securities as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

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     (1) in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

     (2) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

     (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

     Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its security is the price a holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. The capital gain or loss will generally be long-term capital gain if a holder held the security for more than one year prior to the disposition of the security. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of

     (1) the amount that would have been includible in the holder's income if the yield on a Regular Interest Security had equaled 110% of the applicable Federal Rate as of the beginning of the holder's holding period, over

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     (2) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

Miscellaneous Tax Aspects

     Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder of a security, other than a holder of a REMIC Residual Security, may, under some circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

     (1) fails to furnish the trustee with its taxpayer identification number;

     (2) furnishes the trustee an incorrect taxpayer identification number;

     (3) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

     (4) under some circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

     Backup withholding will not apply, however, with respect to some payments made to holders of securities, including payments to particular exempt recipients, like exempt organizations, and to some nonresident, alien individual, foreign partnership or foreign corporation. Holders of securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The trustee will report to the holders of securities and to the master servicer for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

     Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security other than a Residual Interest Security, is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, the interest will normally qualify as portfolio interest, except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or

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determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

     Interest and OID of holders of securities who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Holders of Residual Interest Securities should assume that that income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require those amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that those amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Taxation of Holders of Residual Interest Securities--Excess Inclusions."

Tax Characterization of the Trust Fund as a Partnership

     If the related prospectus supplement specifies that an election will be made to treat the trust fund as a partnership, pursuant to agreements upon which counsel shall conclude that

     (1) the trust fund will not have the characteristics necessary for a business trust to be classified as an association taxable as a corporation and

     (2) the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation,

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then assuming compliance with the related agreement and related documents and applicable law, Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft and Dewey Ballentine LLP, each special counsel to the depositor, are of the opinion that the trust fund will not be treated as an association, or as a publicly traded partnership, taxable as a corporation for United States federal income tax purposes, and upon the issuance of those securities, will deliver an opinion to that effect. If the securities are structured as indebtedness issued by the partnership, special counsel to the depositor also will opine that the securities should be treated as debt for United States federal income tax purposes, and, if the securities are structured as equity interests in the partnership, will opine that the securities should be treated as equity interest in the partnership for United States federal income tax purposes, in each case assuming compliance with the related agreements and applicable law.


     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. In the case of a trust fund that issues notes intended to be debt for federal income tax purposes, the trust fund will agree, and the holders of notes will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, to the extent provided in the related prospectus supplement, opine that the notes will be classified as debt for federal income tax purposes.

     OID, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Stripped Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes--i.e.--any excess of the principal amount of the notes over their issue price--does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on a note will be taxable to a holder of a note as ordinary interest income when received or accrued in accordance with that holder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

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     A holder of a short-term note--with a fixed maturity date of not more than one year from the issue date of that note--may be subject to special rules. An accrual basis holder of a short-term note, and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a holder of a note sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular holder of a note will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by that holder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by that holder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made, or accrued, to a holder of a note who is a nonresident alien, foreign corporation or other non-United States person, or a foreign person, generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a "10 percent shareholder" of the trust fund or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and (2) provides the depositor or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8 BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. A holder of a note that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements and should consult its tax advisor. If a note is held through a securities clearing organization or other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States

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federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a note fail to provide the required certification, the trust fund will be required to on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet applicable qualifying income tests. Nonetheless, treatment of the notes as equity interests in that type of publicly traded partnership could have adverse tax consequences to some holders. For example, income to some tax-exempt entities, including pension funds, would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.

Tax Consequences to Holders of the Certificates

     Treatment of the Trust Fund as a Partnership. In the case of a trust fund that will elect to be treated as a partnership, the trust fund and the master servicer will agree, and the holders of certificates will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the holders of certificates, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

     A variety of alternative characterizations are possible. For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of

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the trust fund. This characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described in this prospectus. The following discussion assumes that the certificates represent equity interests in a partnership.

     The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Stripped Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each holder of a certificate will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement--here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

     (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

     (2) any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

     (3) prepayment premium payable to the holders of certificates for that month; and

     (4) any other amounts of income payable to the holders of certificates for that month.

     The allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of certificates. Moreover, even under the foregoing method of allocation, holders of certificates may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and holders of certificates may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because

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tax allocations and tax reporting will be done on a uniform basis for all holders of certificates but holders of certificates may be purchasing certificates at different times and at different prices, holders of certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

     An individual taxpayer's share of expenses of the trust fund, including fees to the master servicer but not interest expense, would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to holders of certificates on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of certificates.

     Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

     If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to holders of certificates.

     Section 708 Termination. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to contribute all of its assets and liabilities to a new partnership and, then to liquidate immediately by distributing interests in the new partnership to the certificateholders, with the trust fund, as the new partnership continuing the business of the partnership deemed liquidated. The trust fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A holder's tax basis in a certificate will generally equal the holder's

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

cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a holder of a certificate is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, that excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

     The use of that monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the holders of certificates. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a holder of a certificate sells its certificates at a profit, loss, the purchasing holder of a certificate will have a higher, lower, basis in the certificates than the selling holder of a certificate had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher, or lower, basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election. As a result, holders of certificates might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The trustee under a trust agreement is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the

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

calendar year. The trustee under a trust agreement will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each holder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described in this prospectus and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. That information includes the name, address and taxpayer identification number of the nominee and as to each beneficial owner the name, address and identification number of that person, whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and some information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish the information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

     The depositor will be designated as the tax matters partner in the related agreement and, in that capacity will be responsible for representing the holders of certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of certificates, and, under some circumstances, a holder of a certificate may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax Consequences to Foreign Holders of Certificates. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign holders of certificates pursuant to Section 1446 of the Code, as if that income were effectively connected to

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

a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8 BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     The term U.S. Person means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes created in the United States or organized under the laws of the United States or any state or the District of Columbia, except, in the case of a partnership as otherwise provided by regulations, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and has one or more United States persons who have authority to control all substantial decisions of the trust.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8 BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made, or accrued, to a holder of a certificate who is a foreign person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, holders of certificates will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with the identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                           State Tax Considerations

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

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                             ERISA Considerations

General

     ERISA and Section 4975 of the Code impose requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and separate and general accounts in which the plans or arrangements are invested. Generally, ERISA applies to investments made by these Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans. ERISA also imposes duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan, subject to exceptions not here relevant.

     Any Plan fiduciary or other person which proposes to cause a Plan to acquire any of the securities should determine whether that investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. More generally, any Plan fiduciary which proposes to cause a Plan to acquire any of the securities or any other person proposing to use the assets of a Plan to acquire any of the securities should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code, including under the prohibited transaction rules described in this prospectus, of the acquisition and ownership of those securities.

     Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of those plans may be invested in the securities without regard to the ERISA considerations described in this prospectus, within other applicable federal and state law. However, any governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Prohibited Transactions

     Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit some transactions involving the assets of a Plan and "disqualified persons", within the meaning of the Code, and "parties in interest", within the meaning of ERISA, who have specified relationships to the Plan, unless an exemption applies. Therefore, a Plan fiduciary or any other person using the assets of a Plan and considering an investment in the securities should also consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, or whether there is an applicable exemption.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the Notes--for example,

          o Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

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          o    PTCE 95-60, which exempts certain transactions by insurance company general accounts;

          o PTCE 91-38, which exempts certain transactions by bank collective investment funds;

          o PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or

          o PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of a trust if, as described below, the assets of the trust were considered to include plan assets of investing Plans.

Plan Asset Regulation

     The DOL has issued Plan Asset Regulations, which are final regulations defining the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code. (29 C.F.R. ss.2510.3-101.) The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" so that any person who exercises control over those assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of that investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security"--defined as a security which is widely held, freely transferable and registered under the Securities Exchange Act of 1934--nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan unless an exception applies. If the securities were deemed to be equity interests and no statutory, regulatory or administrative exception applies, the trust fund could be considered to hold plan assets by reason of a Plan's investment in the securities. Those plan assets would include an undivided interest in any assets held by the trust fund. In that event, the trustee and other persons, in providing services with respect to the trust fund's assets, may be Parties in Interest with respect to those Plans, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions with respect to transactions involving the trust fund's assets.

     Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Asset Regulation, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which

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those features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. The prospectus supplement issued in connection with a particular series of securities will indicate the anticipated treatment of these securities under the Plan Asset Regulation.

Exemption 83-1

     In Prohibited Transaction Class Exemption 83-1, the DOL exempted from ERISA's prohibited transaction rules specified transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of those certificates. PTE 83-1 permits, subject to particular conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions of PTE 83-1 are satisfied, investments by a Plan in Single Family Securities will be exempt from the prohibitions of ERISA Sections 406(a) and 407, relating generally to transactions with Parties in Interest who are not fiduciaries, if the Plan purchases the Single Family Securities at no more than fair market value, and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2), relating generally to transactions with fiduciaries, if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving subordinate securities. Accordingly, it is not anticipated that a transfer of a subordinate security or a security which is not a Single Family Security may be made to a Plan pursuant to this exemption.

     The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The depositor believes that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include securities issued in a series consisting of only a single class of securities provided that the securities evidence the beneficial ownership of both a specified percentage of future interest payments, greater than 0%, and a specified percentage of future principal payments, greater than 0%, on the loans. It is not clear whether a class of securities that evidences the beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

     (1) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing those loans, and for indemnifying securityholders

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     against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

     (2) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

     (3) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

     The depositor believes that the first general condition referred to above will be satisfied with respect to the Single Family Securities in a series if any reserve account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement" in this prospectus with respect to those Single Family Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See "Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of Single Family Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the depositor.

     Each Plan fiduciary or other person who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

The Underwriter's Exemption

     The DOL has granted to Morgan Stanley & Co. Incorporated an administrative underwriter's exemption (Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20548 (1990)) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including securities, issued by entities, including trusts holding investment pools that consist of receivables, loans, and other obligations that meet the conditions and requirements of the Morgan Stanley Exemption.

     Among the conditions that must be satisfied for the underwriter's exemption to apply are the following:

     (1) the acquisition of the securities by a Plan is on terms, including the price for those securities, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) unless the investment pool contains only certain types of collateral, such as fully-secured mortgages on real property (a "Designated Transaction") the rights and interests

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     evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust fund;

     (3) the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from at least one Rating Agency;

     (4) the trustee must not be an affiliate of any other member of the Restricted Group;

     (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the securities represents not more than reasonable compensation for underwriting those securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets investment pool represents not more than the fair market value of those assets; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for that person's services under the related agreement and reimbursements of that person's reasonable expenses in connection with providing those services; and

     (6) the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

     The trust fund must also meet the following requirements:

     (a) the investment pool must consist solely of assets of the type that have been included in other investment pools;

     (b) securities evidencing interests in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of a Rating Agency for at least one year prior to the Plan's acquisition of the securities; and

     (c) securities evidencing interests in other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

     The Exemption extends exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the trust within a 90-day or three-month period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

     (1) the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered does not exceed twenty-five percent (25%);

     (2) all obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the issuer, which terms and conditions have been approved by a Rating Agency;

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     (3) the transfer of those additional obligations to the issuer during the pre-funding period must not result in the securities to be covered by the Morgan Stanley Exemption receiving a lower credit rating from a Rating Agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities;

     (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the investment pool at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the investment pool on the closing date;

     (5) in order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the investment pool;

          (a) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

          (b) an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to each Rating Agency rating the certificates, the related underwriter and the related trustee, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the investment pool as of the closing date;

     (6) the pre-funding period must end no later than three months or 90 days after the closing date or earlier in some circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs;

     (7) amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in permitted investments;

     (8) the related prospectus or prospectus supplement must describe:

          (a) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

          (b) the duration of the pre-funding period;

          (c) the percentage and/or dollar amount of the pre-funding limit for the trust; and

          (d) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal; and

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

     (9) the related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

     Moreover, the Exemption provides relief from some self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire mortgage-backed or asset-backed securities in a trust, provided that, among other requirements:

     (1) neither that person nor its affiliate is an obligor with respect to more than five percent of the fair market value of the obligations or receivables contained in the investment pool;

     (2) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

     (3) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

     (4) a Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

     (5) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which that person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

     This relief under the Morgan Stanley Exemption does not apply to Plans sponsored by any member of the Restricted Group with respect to the related series.

     The Morgan Stanley Exemption may apply to the acquisition, holding and transfer of the securities by Plans if all of the conditions of the Morgan Stanley Exemption are met, including those within the control of the investor.

Insurance Company Purchasers

     Purchasers that are insurance companies should consult with their legal advisors with respect to the applicability of Prohibited Transaction Class Exemption 95-60, regarding transactions by insurance company general accounts. In addition to any exemption that may be available under PTE 95-60 for the purchase and holding of securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published final regulations on January 5, 2000. The 401(c)

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Regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets. Section 401(c) of ERISA and the 401(c) Regulations generally provides that, until July 5, 2001, the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute plan assets, unless (1) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (2) an action is brought by the Secretary of Labor for breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the securities after July 5, 2001,the date which is 18 months after the date the 401(c) Regulations became final.

Consultation with Counsel

     There can be no assurance that the Morgan Stanley Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all of the conditions specified in the exemption were satisfied, that the exemption would apply to all transactions involving a trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

     Any fiduciary or other investor of plan assets that proposes to acquire or hold securities on behalf of a Plan or with plan assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the Morgan Stanley Exemption and the availability of exemptive relief under any class exemption.

                               Legal Investment

     The prospectus supplement for each series of securities will specify which, if any, of the classes of offered securities constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, life insurance companies and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or those

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entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," securities will constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. Approximately twenty-one states adopted that legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or those securities were acquired prior to the enactment of that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitations as to the percentage of their assets represented by their investment, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth restrictions on investment by federal credit unions in mortgage related securities--in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security".

     All depository institutions considering an investment in the securities, whether or not the class of securities under consideration for purchase constitutes a "mortgage related security", should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities to the extent adopted by their respective regulators setting forth, in relevant part, some securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for, and restrictions on, investing in mortgage derivative products, including "mortgage related securities," which are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the policy statement, it is the responsibility of each depository institution to determine, prior and at stated intervals after purchase, whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase, or retention, of that product would be consistent with the policy statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of some investors, including depository institutions, either to purchase securities or to purchase securities representing more than a

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specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors.

                            Method of Distribution

     The securities offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, under the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated, an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of securities, underwriters may receive compensation from the depositor or from purchasers of securities in the form of discounts, concessions or commissions. The prospectus supplement will describe the nature and amount of the compensation paid to the underwriters for each class of securities offered and in total.

     Alternatively, the prospectus supplement may specify that securities will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of securities, Morgan Stanley will receive a selling commission with respect to those securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of those securities as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley elects to purchase securities as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

     If an underwriter for a series of securities is or may be viewed as an affiliate of the trust issuing the securities, that underwriter will be so identified in the related prospectus supplement. In that event, that underwriter may use the related prospectus supplement, as attached to this prospectus, in connection with offers and sales related to market making transactions in the related securities. That underwriter may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale.

     The depositor will indemnify Morgan Stanley and any other underwriters against civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any other underwriters may be required to make in respect of those civil liabilities.

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

     The securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to the reoffer or sale.

     As to each series of securities, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus and the related prospectus supplement. Any non-investment grade class may be initially retained by the depositor, and may be sold by the depositor at any time in private transactions.

                                 Legal Matters


     Certain legal matters with respect to each series of securities and the material federal income tax consequences with respect to that series will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft or Dewey Ballantine LLP. For each series of notes, either Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft or Dewey Ballantine LLP will opine to the effect that the notes are binding obligations of the related trust and Richards Layton & Finger, P.A. will opine to the effect that the notes are duly authorized and validly issued by the trust.
For each series of certificates, either Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft or Dewey Ballantine LLP or, if the certificates are issued by a Delaware trust, Richards Layton & Finger, P.A. will opine to the effect that certificates are validly issued, fully-paid and non-assessable.


                             Financial Information

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, except in the case where the trust fund is formed as a statutory business trust, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. In the case where the trust fund is formed as a statutory business trust, the trust's financial statements will be included in the related prospectus supplement in reliance upon the report of the independent certified public accountants named in the prospectus supplement.

                                    Rating

     It is a condition to the issuance of the securities of each series offered by this prospectus that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     Any rating would be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to that class and will reflect that rating agency's assessment solely of the likelihood that holders of a class of securities of that class will receive payments to which those securityholders are entitled under the related agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause that investor to experience a lower than anticipated yield or that an investor

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

purchasing a security at a significant premium might fail to recoup its initial investment under particular prepayment scenarios.

     There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust fund assets or any credit enhancement with respect to a series, that rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of that series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class. There can be no assurance that the historical data supporting any actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. This could be particularly the case if loss levels were severe enough for the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related properties to become equal to or greater than the value of the properties. In additional, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, those losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                      Where You Can Find More Information


     The depositor, as originator of each trust, has filed with the SEC a registration statement, registration No. 333-65702, under the Securities Act of 1933, with respect to the securities offered by this prospectus. You may read and copy any reports or other information filed by or on behalf of the depositor or any of the trusts and obtain copies, at prescribed rates, of the registration statement at the SEC's public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400,Chicago, Illinois 60661. In addition, the SEC maintains a public access site on the internet through the world wide web at which reports and other information, including all electronic filings, may be viewed. The internet address of this site is http://www.sec.gov. You may obtain more information on the operation of the SEC's public reference facility by calling the SEC at 1-800-SEC-0330.

     Each offering of securities by a trust under this prospectus will create an obligation to file with the SEC periodic reports for that trust under the Securities Exchange Act of 1934. Those reports will be filed under the name of the trust that issued the related series of securities. The depositor intends that those reports will be filed only for the duration of the required reporting period prescribed by the SEC. The depositor expects that for each offering the required reporting period will last only to the end of calendar year in which the related series of securities were issued. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities, through its web site, or by contacting the depositor at the address and telephone number set forth under "The Depositor" in this prospectus.

                Incorporation Of Certain Documents By Reference

     The SEC allows information filed with it regarding the depositor or each trust to be incorporated by reference into this prospectus. This means that the depositor and each trust can disclose important information to you by referring to those reports. Information filed with the SEC that is incorporated by reference into this prospectus is considered part of this prospectus and automatically updates and supercedes the information in this prospectus and the related prospectus supplement. All documents filed with the SEC by or an behalf of each trust prior to the termination of the offering of the securities issued by that trust will be incorporated by reference into this prospectus. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities or through its web site. See "Where You Can Find More Information" for information on where you can obtain these reports.

                                   Glossary

     Whenever used in this prospectus, the following terms have the following meanings:

     "401(c) Regulations" means the published proposed regulations published by DOL on December 22, 1997 pursuant to Section 401(c) of ERISA.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Compound Interest Securities" means securities all or a portion of the interest on which is not paid currently, and includes any accrual classes or partial accrual classes as described in this prospectus under "Description of the Securities--Categories of Classes of Securities".

     "Contingent Regulations" means the regulations issued by the IRS governing the calculation of OID on instruments having contingent interest payments.

     "Debt Securities" means, collectively, those securities of a series that are characterized as debt for federal income tax purposes and those that are Regular Interest Securities.

     "Eligible Corporation" means a domestic C corporation that is fully subject to corporate income tax.

     "FASIT" means a "financial asset securitization investment trust" under the Code.

     "FHA Loan" means a mortgage loan insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949.

     "Interest Weighted Security" means, for federal income tax purposes and any REMIC, securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying the Pass-Through Securities.

     "Morgan Stanley Exemption" or "Exemption" means the prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20548 (1990), as amended by prohibited transaction Exemption 97-34, 62 Fed. Reg. 39021 (1997) and 2000-58, 65 Fed. Reg. 67765 (2000) the administrative exemption that has granted to Morgan Stanley & Co. Incorporated.

     "OID" means with respect to any security, "original issue discount" under the Code with respect to the issuance of that security.

     "Parties in Interest" means, collectively, "disqualified persons" within the meaning of the Code and "parties in interest" under ERISA who have specified relationships with a Plan without an applicable exemption under ERISA or the Code.

     "Pass-Through Security" means securities of a series that are treated for federal income tax purposes as representing ownership interests in the related trust fund.

     "Pay-Through Security" means, for federal income tax purposes, a debt instrument, such as some classes of Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing that instrument.

     "Plan" means employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as collective investment funds and separate general accounts in which the plans or arrangements are invested, which have requirements imposed upon them under ERISA and the Code.

     "Plan Asset Regulations" means the final regulations issued by DOL that define the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (under 29 C.F.R. Sections 2510.3-101).

     "Prepayment Assumption" means, for federal income tax purposes and any security, the rate of prepayments assumed in pricing the security.

     "Property Improvement Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

     "Ratio Stripped Securities" means a Stripped Security that represents a right to receive differing percentages of both the interest and principal on each underlying loan.

     "Regular Interests" or "Regular Interest Securities" means securities that are designated as "regular interests" in a REMIC in accordance with the Code.

     "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940.

     "REMIC" means a "real estate mortgage investment conduit" under the Code.

     "Residual Interests" or "Residual Interest Securities" means securities that are designated as "residual interests" in a REMIC in accordance with the Code.

     "Restricted Group" means, for any series, the seller, the depositor, Morgan Stanley & Co. Incorporated and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any sub-servicer, any pool insurer, any obligor with respect to the trust fund asset included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of any of those parties.

     "Single Family Securities" are certificates that represent interests in a pool consisting of loans of the type that may back the securities to be offered under this prospectus.

     "Stripped Security" means a security that represents a right to receive only a portion of the interest payments on the underlying loans, a right to receive only principal payments on the underlying loans, or a right to receive payments of both interest and principal on the underlying loans.

     "Title I Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

     "Title I Programs" means the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934.

     "VA Loan" means a mortgage loan partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

     The following table sets forth the estimated expenses to be incurred in connection with the offering of the Securities, other than underwriting discounts and commissions:



           SEC Registration Fee............................................................         $1,000,000.00
           Trustee's Fees and Expenses.....................................................             40,000.00
           Printing and Engraving..........................................................             30,000.00
           Legal Fees and Expenses.........................................................            150,000.00
           Blue Sky Fees...................................................................              2,500.00
           Accounting Fees and Expenses....................................................             40,000.00
           Rating Agency Fees..............................................................             80,000.00
           Miscellaneous...................................................................             10,000.00
                                                                                                    --------------
           Total...........................................................................         $1,352,500.00
                                                                                                    ==============


----------------------

* All amounts, except the SEC Registration Fee, are estimates of aggregate expenses incurred or to be incurred in connection with the issuance and distribution of Securities in an aggregate principal amount assumed for these purposes to be equal to $250,000,000 of the Securities registered hereby.

Item 15. Indemnification of Directors and Officers.

     Under the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

Item 16. Exhibits.

         (a)      Financial Statements:

                  None.

         (b)      Exhibits:

         1.1      Form of Underwriting Agreement.**
         3.1      Certificate of Incorporation of the Registrant.**
         3.2      By-laws of the Registrant.**

         3.3      Trust Agreement for ABFS Mortgage Loan Trust 2001-3*

         4.1 Form of Pooling and Servicing Agreement relating to Home Equity Loan Asset-Backed Certificates.**
         4.2 Form of Pooling and Servicing Agreement relating to Mortgage Loan Asset-Backed Pass Through certificates.**
         4.3 Form of Pooling and Servicing Agreement relating to Mortgage Loan Asset-Backed Pass-Through Certificates.**
         4.4      Form of Trust Agreement. *
         4.5      Form of Indenture.**
         4.6      Form of Master Servicing Agreement.**
         5.1 Opinion of Sidley Austin Brown & Wood LLP as to legality of the Securities.*
                  Opinion of Cadwalader, Wickersham as to legality of the Securities.
                  Opinion of Richards, Layton & Finger, P.A. as to legality of the Securities.
                  Opinion of Dewey Ballantine LLP, as to legality of the Securities.
         8.1 Opinion of Sidley Austin Brown & Wood LLP as to certain tax matters.*
                  Opinion of Cadwalader, Wickersham & Taft as to certain tax matters (included in Exhibit 5.1 hereto).

                  Opinion of Dewey Ballantine LLP, as to certain tax matters.*

         10.1     Form of Loan Purchase Agreement.**
         23.1 Consent of Sidley Austin Brown & Wood LLP (included in Exhibits 5.1 and 8.1 hereto).*
                  Consent of Cadwalader, Wickersham & Taft (included in
                  Exhibit 5.1 hereto).
                  Consent of Richards, Layton & Finger, P.A. (included in
                  Exhibit 5.1 hereto).
                  Consent of Dewey Ballantine LLP (included in Exhibits 5.1 and 8.1 hereto).

         23.1.1   Consent of Independent Accountants.*
         23.1.2   Consent of Independent Accountants.*

         24.1     Powers of Attorney.*

--------------------
*        Previously filed.
**       Incorporated by reference from Registration Statement No. 333-19779.


Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that (1) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (2) it reasonably believes that the security rating requirement of Transaction Requirement B.5 of Form S-3 will be met by the time of sale of each series of securities to which this registration statement relates and has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 6th day of November, 2001.


                                      MORGAN STANLEY ABS CAPITAL I INC.


                                      By:  /s/ Gail P. McDonnel
                                           -----------------------------------
                                           Name:  Gail P. McDonnel
                                           Title:  Attorney-in-fact




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




             Signature                                      Title                                    Date
             ---------                                      -----                                    ----
                 *                    President and Director (Principal Executive              November 6, 2001
        ---------------------         Officer)
         Craig S. Phillips

                 *                    Treasurer (Principal Financial Officer and               November 6, 2001
         ---------------------        Principal Accounting Officer)
         Alexander C. Frank

         /s/ Gail P. McDonnel         Director                                                 November 6, 2001
         ----------------------
          Gail P. McDonnel

                 *                    Director                                                 November 6, 2001
         ----------------------
          David R. Warren




*By: /s/ Gail P. McDonnel
    -------------------------
        Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, ABFS Mortgage Loan Trust 2001-3, as registrant only with respect to the securities issued by ABFS Mortgage Loan Trust 2001-3, hereby certifies that
(1) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (2) it reasonably believes that the security rating requirement of Transaction Requirement B.5 of Form S-3 has been met with respect to the securities issued by ABFS Mortgage Loan Trust 2001-3, and has duly caused this Amendment No.3 to the registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in Wilmington, Delaware on the 31st day of October, 2001.


                                 ABFS MORTGAGE LOAN TRUST 2001-3


                                 By:  FIRST UNION TRUST COMPANY,
                                      NATIONAL ASSOCIATION, not in its
                                      individual capacity, but solely, as Owner
                                      Trustee under the Trust Agreement

                                      /s/ Edward L. Truittt, Jr.
                                      ----------------------------------------
                                      Name:  Edward L. Truitt, Jr.
                                      Title:  Vice President



Dated:  October 31st, 2001


                                                     EXHIBIT INDEX

Exhibits.                           Description

1.1       Form of Underwriting Agreement.**
3.1       Certificate of Incorporation of the Registrant.**
3.2       By-laws of the Registrant.**

3.3       Trust Agreement for ABFS Mortgage Loan Trust 2001-3*

4.1       Form of Pooling and Servicing Agreement relating to Home Equity Loan Asset-Backed Certificates.**
4.2       Form of Pooling and Servicing Agreement relating to Mortgage Loan Asset-Backed Pass Through certificates.**
4.3       Form of Pooling and Servicing Agreement relating to Mortgage Loan Asset-Backed Pass-Through Certificates.**
4.4       Form of Trust Agreement.*
4.5       Form of Indenture.**
4.6       Form of Master Servicing Agreement.**
5.1       Opinion of Sidley Austin Brown & Wood LLP as to legality of the Securities.*
          Opinion of Cadwalader, Wickersham as to legality of the Securities.
          Opinion of Richards, Layton & Finger, P.A. as to legality of the Securities.
          Opinion of Dewey Ballantine LLP, as to legality of the Securities.*
8.1       Opinion of Sidley Austin Brown & Wood LLP as to certain tax matters.*
          Opinion of Cadwalader, Wickersham & Taft as to
          certain tax matters (included in Exhibit 5.1
          hereto).

          Opinion of Dewey Ballantine LLP, as to certain tax matters.

10.1      Form of Loan Purchase Agreement.**
23.1      Consent of Sidley Austin Brown & Wood LLP (included in Exhibits 5.1 and 8.1 hereto).*
          Consent of Cadwalader, Wickersham & Taft (included in Exhibit 5.1 hereto).
          Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1 hereto).
          Consent of Dewey Ballantine LLP (included in Exhibits 5.1 and 8.1 hereto).

23.1.1    Consent of Independent Accountants.*
23.1.2    Consent of Independent Accountants.*

24.1      Powers of Attorney.*
--------------------
*        Previously filed.
**       Incorporated by reference from Registration Statement No. 333-19779.
